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As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEAN HARBORS, INC.
(Exact name of Registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	4953 (Primary Standard Industrial Classification Code Number)	04-2997780 (I.R.S. Employer Identification Number)

1501 Washington Street
Braintree, Massachusetts 02184-7535
(781) 849-1800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
See inside front cover for information regarding Registrant Guarantors.

C. Michael Malm, Esq.
Davis, Malm & D'Agostine, P.C.
One Boston Place
Boston, Massachusetts 02108
Telephone: (617) 367-2500
Telecopy: (617) 523-6215
(Address, including zip code, and telephone number,
including area code, of agent for service of process)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

11 1/4% Senior Secured Notes due 2012	$150,000,000	100%	$150,000,000	$17,655.00

Guarantees(3)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)
Calculated based upon the book value of the securities to be received by the Registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(3)
No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Registrant Guarantors

Exact name of Registrant Guarantor as specified in its charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Altair Disposal Services, LLC	Delaware	4953	56-2295310
Baton Rouge Disposal, LLC	Delaware	4953	56-2295315
Bridgeport Disposal, LLC	Delaware	4953	56-2295319
CH International Holdings, Inc.	Delaware	4953	47-0942135
Clean Harbors Andover, LLC	Delaware	4953	56-2295323
Clean Harbors Antioch, LLC	Delaware	4953	02-0646441
Clean Harbors Aragonite, LLC	Delaware	4953	02-0646449
Clean Harbors Arizona, LLC	Delaware	4953	56-2295308
Clean Harbors Baton Rouge,LLC	Delaware	4953	56-2295309
Clean Harbors BDT, LLC	Delaware	4953	56-2295313
Clean Harbors Buttonwillow, LLC	Delaware	4953	56-2295316
Clean Harbors Chattanooga, LLC	Delaware	4953	56-2295318
Clean Harbors Coffeyville, LLC	Delaware	4953	56-2295320
Clean Harbors Colfax, LLC	Delaware	4953	56-2295321
Clean Harbors Deer Park, L.P.	Delaware	4953	48-1263743
Clean Harbors Deer Trail, LLC	Delaware	4953	56-2295327
Clean Harbors Disposal Services, Inc.	Delaware	4953	04-3667165
Clean Harbors Environmental Services, Inc.	Massachusetts	4953	04-2698999
Clean Harbors Financial Services Company	Massachusetts	4953	56-2287928
Clean Harbors Florida, LLC	Delaware	4953	56-2295283
Clean Harbors Grassy Mountain, LLC	Delaware	4953	56-2295286
Clean Harbors Kansas, LLC	Delaware	4953	56-2295290
Clean Harbors Kingston Facility Corporation	Massachusetts	4953	04-3074299
Clean Harbors LaPorte, L.P.	Delaware	4953	48-1263744
Clean Harbors Laurel, LLC	Delaware	4953	56-2295292
Clean Harbors Lone Mountain, LLC	Delaware	4953	56-2295299
Clean Harbors Lone Star Corp.	Delaware	4953	06-1655334
Clean Harbors Los Angeles, LLC	Delaware	4953	56-2295303
Clean Harbors (Mexico), Inc.	Delaware	4953	56-2294684
Clean Harbors of Baltimore, Inc.	Pennsylvania	4953	23-2091580
Clean Harbors of Braintree, Inc.	Massachusetts	4953	04-2507498
Clean Harbors of Connecticut, Inc.	Connecticut	4953	06-1025746
Clean Harbors of Natick, Inc.	Massachusetts	4953	04-2481234
Clean Harbors of Texas, LLC	Delaware	4953	56-2295311
Clean Harbors Pecatonica, LLC	Delaware	4953	56-2295314
Clean Harbors Plaquemine, LLC	Delaware	4953	56-2295280
Clean Harbors PPM, LLC	Delaware	4953	56-2295269
Clean Harbors Reidsville, LLC	Delaware	4953	56-2295199
Clean Harbors San Jose, LLC	Delaware	4953	56-2295202
Clean Harbors Services, Inc.	Massachusetts	4953	06-1287127
Clean Harbors Tennessee, LLC	Delaware	4953	56-2295205
Clean Harbors Westmorland, LLC	Delaware	4953	56-2295208
Clean Harbors White Castle, LLC	Delaware	4953	56-2295210
Crowley Disposal, LLC	Delaware	4953	06-1655356
Disposal Properties, LLC	Delaware	4953	56-2295213
GSX Disposal, LLC	Delaware	4953	56-2295215
Harbor Industrial Services Texas, L.P.	Delaware	4953	48-1263745
Harbor Management Consultants, Inc.	Massachusetts	4953	04-3460746
Hilliard Disposal, LLC	Delaware	4953	56-2295217

Murphy's Waste Oil Service, Inc.	Massachusetts	4953	04-2490849
Northeast Casualty Real Property, LLC	Delaware	4953	56-2295229
Roebuck Disposal, LLC	Delaware	4953	56-2295219
Sawyer Disposa l Services, LLC	Delaware	4953	56-2295224
Service Chemical, LLC	Delaware	4953	56-2295322
Spring Grove Resource Recovery, Inc.	Delaware	4953	76-0313183
Tulsa Disposal, LLC	Delaware	4953	56-2295227

        The address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above is the same as those of the Registrant, Clean Harbors, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 28, 2005

PROSPECTUS

$150,000,000

Clean Harbors, Inc.

11 1/4% Senior Secured Notes due 2012

        We are offering to exchange 11 1/4% senior secured notes due 2012 that we have registered under the Securities Act of 1933 for all of our outstanding 11 1/4% senior secured notes due 2012. We refer to these registered notes as the "new notes" and all outstanding 11 1/4% senior secured notes due 2012 as the "old notes."

  The Exchange Offer

  •
  We will exchange an equal principal amount of new notes that are freely tradeable for all old notes that are validly tendered and not validly withdrawn.

  •
  You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is subject to the satisfaction of limited, customary conditions.

  •
  The exchange offer expires at 5:00 p.m., New York City time,                        , 2005, unless extended.

  •
  The exchange of old notes for new notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

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  We will not receive any proceeds from the exchange offer.

  The New Notes

  •
  We are offering the new notes in order to satisfy our registration covenants under the registration rights agreement entered into in connection with the private placement of the old notes.

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  The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes are registered under the Securities Act and do not contain provisions for certain additional interest which would become payable on the old notes in the event of a failure to comply with the registration covenants.

        See "Risk Factors" beginning on page 18 to read about factors you should consider in connection with the exchange offer.

        If you are a broker-dealer that receives new notes for your own account as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of new notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period beginning when new notes are first issued in the exchange offer and ending on the earlier of the expiration of the 180th day after the completion of the exchange offer or such time as such broker-dealers no longer own any notes that are registrable under the registration rights agreement entered into in connection with the private placement of the old notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005.

i

AVAILABLE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility.

        We are "incorporating by reference" in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in specified documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of filing of the initial registration statement relating to the exchange offer and prior to the termination of any offering of securities offered by this prospectus:

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  our definitive Proxy Statement dated April 15, 2005 for our Annual Meeting of Shareholders held on May 12, 2005; and

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  our Reports on Form 8-K dated April 4, 2005 and May 18, 2005.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested), at no cost, to you if you submit a request to us by writing to or telephoning us at the following address or telephone number:

Clean Harbors, Inc.
1501 Washington Street
Braintree, Massachusetts 02184-7535
Telephone: (781) 849-1800, Ext. 4454
Attention: Executive Offices

        If you would like to request any documents, please do so by no later than                        , 2005 in order to receive them before the expiration of the exchange offer.

        We have filed this prospectus with the SEC as part of a registration statement on Form S-4 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making an offer to sell the new notes in any jurisdiction where the offer or sale is not permitted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements," as defined by federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could" and similar expressions or phrases identify forward-looking statements.

        All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in the environmental services industry. Others are more specific to our operations. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

        Factors that may cause actual results to differ from expected results include, among others:

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  our significant indebtednesses and ability to incur substantially more debt;

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  our future cash flow and earnings;

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  our ability to meet our debt obligations;

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  our ability to increase our market share;

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  our ability to retain our significant customers;

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  our ability to manage the significant environmental liabilities which we assumed in connection with the CSD acquisition which became effective in September 2002;

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  our ability to manage business growth and diversification and the effectiveness of our information systems;

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  our ability to compete with competitors in our industry;

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  the outcome of current and potential legal proceedings;

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  the availability and costs of liability insurance and financial assurances required by governmental entities relating to our facilities;

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  our ability to attract and retain qualified management personnel;

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  the effects of general industry and economic conditions;

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  our ability to identify suitable acquisition candidates or joint venture relationships for expansion, to consummate these transactions on favorable terms and to achieve satisfactory operating results from the acquired businesses; and

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  our ability to avoid unforeseen material liabilities as a result of acquiring new companies.

        All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

        See the section of this prospectus entitled "Risk Factors" for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

INDUSTRY AND MARKET DATA

        We obtained the market and certain other data used in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications, such as EI Digest, and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representations as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus, is not complete and does not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and related notes. In this prospectus, unless the context requires otherwise, "we," "our," "us," "Clean Harbors" or "the Company" refers to Clean Harbors, Inc. and its subsidiaries, and "notes" refers to the old notes and new notes, collectively.

The Company

        We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2003 industry reports. We service approximately 55% of North America's commercial hazardous incineration volume, 17% of North America's hazardous landfill volume, and are the industry leader in total hazardous waste disposal facilities. We provide our services and solutions to a diversified industry base with over 45,000 customers, including more than 175 Fortune 500 companies, in the United States, Canada, Mexico and Puerto Rico. We perform environmental services through a network of more than 100 service locations, and we operate five incineration facilities, nine commercial landfills, seven wastewater treatment operations, and 20 transportation, storage and disposal facilities, or TSDFs, as well as five PCB management facilities and two oil and used oil products recycling facilities. We can provide low-cost solutions to our customers due to our large scale, industry knowledge, recent cost-cutting and productivity-enhancing initiatives, and ability to internalize our waste streams. As a result, we have been able to increase our EBITDA margins since the first half of fiscal year 2003. For the 12-month period ended March 31, 2005, we generated revenue and EBITDA, which we define on page 15, of $665.4 million and $82.9 million, respectively.

        The wastes that we handle include materials that are classified as "hazardous" because of their unique properties, as well as other materials subject to federal and state environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes, which cannot be economically recycled or reused. We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities.

        Clean Harbors, Inc. was incorporated in Massachusetts in 1980 and has grown through a combination of strategic acquisitions and internal growth. The most significant of such acquisitions was our acquisition in September 2002 of substantially all of the assets of the Chemical Services Division, or CSD, of Safety-Kleen Corp., or Safety-Kleen. Our revenues increased from $350.1 million in 2002 to $611.0 million in 2003 primarily as a result of that acquisition.

Our Services

        We provide a wide range of environmental services and manage our business as two major segments: Technical Services and Site Services.

        Technical Services—(69% of 2004 revenue). These services involve the transport, treatment and disposal of hazardous wastes, and include physical treatment, resource recovery, fuels blending, incineration, landfill disposal, wastewater treatment, lab chemical disposal, explosives management, and CleanPack® and Apollo Onsite Services. Our CleanPack® services include the collection, logistics management, specialized packaging, transportation and disposal of laboratory chemicals and household hazardous wastes. Our Apollo Onsite Services provide outsourced environmental programs management at customer sites. Our technical services are provided through a network of service centers from which a fleet of trucks or railcars is dispatched to pick up customers' wastes either on a pre-determined schedule or on-demand and to deliver such wastes to permitted facilities, which are usually owned by us. Our service centers can also dispatch chemists to a customer location for the collection of chemical waste for disposal.

        Site Services—(31% of 2004 revenue). These services provide customers with highly skilled experts who utilize specialty equipment and resources to perform services at any chosen location. Under the Site Services umbrella, our Field Service crews and equipment are dispatched on a planned or emergency basis, and perform services such as confined space entry for tank cleaning, site decontamination, large remediation projects, selective demolition, spill cleanup, railcar cleaning, product recovery and transfer, scarifying and media-blasting and vacuum services. Additional services include used oil and oil products recycling, as well as PCB management and disposal.

        Also, as part of Site Services, Industrial Services crews focus on industrial cleaning and maintenance projects. Our Industrial Services manage hazardous, non-hazardous, wet and dry materials and specialize in chemical cleaning, hydro blasting, liquid/dry vacuuming, sodium bicarbonate blasting, line cleaning, boiler cleanouts, and steam cleaning of our customers' process equipment and systems, as well as video inspection. Additionally, specialized project work such as dewatering, and on-site material processing utilizing thermal treatment units are also performed on customers' sites. We market these services through our internal sales organizations and, in many instances, delivery of services in one area supports or leads to business in our other service lines or segments.

Our Industry

        According to industry reports, the hazardous waste disposal market in North America is in excess of $2.0 billion. We also service the much larger industrial maintenance market. The $2.0 billion estimate does not include the industrial maintenance market, except to the extent that the costs of disposal of hazardous wastes generated as a result of industrial maintenance are included.

        There are substantial barriers to entry into the hazardous waste management industry including high regulatory compliance costs and expertise, availability and cost of financial assurance, the arduous federal, state, provincial and local permitting processes for new disposal facilities, and the requirement for an extensive asset network, operating knowledge and major capital expenditures to purchase or construct new disposal facilities. As a result, no new hazardous waste incinerators or hazardous waste landfills have commenced commercial operations in North America in the last decade. We believe that industry fundamentals are improving. Capacity has been reduced in recent years causing stabilization of pricing, and new regulatory requirements have increased in-house disposal costs and outsourcing. Furthermore, customers are using fewer providers for their hazardous waste treatment and disposal needs as they seek to limit their outside vendors and the number of facilities in which their hazardous waste materials are disposed.

        The hazardous waste management industry was "created" in 1976 with the passage of the Resource Conservation and Recovery Act, or RCRA. RCRA requires waste generators to distinguish between "hazardous" and "non-hazardous" wastes, and to treat, store and dispose of hazardous waste in accordance with specific regulations. This new regulatory environment, combined with strong economic growth, increased corporate concern surrounding environmental liabilities, and early-stage industry dynamics contributed to growth in the industry. The largest generators of hazardous waste materials are companies in the chemical, petrochemical, primary metals, paper, furniture, aerospace and pharmaceutical industries. Hazardous waste types processed or transported include flammables, combustibles and other organics, acids and caustics, cyanides and sulfides, solids and sludges, industrial wastewaters, items containing PCBs (such as utility transformers), and medical waste.

        In the mid to late 1990s, the hazardous waste management industry was characterized by overcapacity, minimal regulatory advances and pricing pressure. However, since 2001, over one-third of all North American commercial incineration capacity has been eliminated, and we believe that competition has been reduced through consolidation and that new regulations have increased the overall barriers to entry. Underscoring these trends, we believe that the number of major industry participants in the North American hazardous waste sector has declined from over 20 in the early 1990s to only five major participants today. Since the mid 1990s, approximately 500,000 tons of incineration capacity has been eliminated as eight major incinerators were deactivated, substantially increasing average capacity utilization. Additionally, new Maximum Achievable Control Technologies, or MACT, standards have been implemented, which we believe have increased and will continue to increase compliance costs and drive increased outsourcing of incineration as customers with captive (i.e., in-house and non-commercial) incinerators increasingly choose to outsource rather than make the substantial investment in their facilities which would be required to achieve compliance.

        The environmental services industry today includes a broad range of services including the following:

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  Collection, Transportation and Logistics Management—specialized handling, packaging, transportation and disposal of industrial waste, laboratory quantities of hazardous chemicals, household hazardous wastes, and pesticides;

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  Incineration—the preferred method for treatment of organic hazardous waste because it effectively destroys the contaminants;

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  Landfill Disposal—used primarily for the disposal of inorganic wastes;

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  Physical Waste Treatment—used to reduce the volume or toxicity of waste or make it suitable for further treatment, reuse, or disposal;

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  Resource Recovery and Fuels Blending—removes contaminants to restore fitness for an intended purpose and to reduce the volume of waste;

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  Wastewater Treatment—separates wastes including industrial liquid wastes containing heavy metals, organics and suspended solids through physical and chemical treatment so that the treated water can be discharged into local sewer systems under permits; and

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  Site Services—includes the maintenance of industrial facilities and equipment such as recurring cleaning in order to continue operations, maintain and improve operating efficiencies, and satisfy safety requirements; the planned cleanup of hazardous waste sites and the cleanup of accidental spills and discharges, such as those resulting from transportation accidents; and the cleanup and restoration of buildings, equipment, and other sites and facilities that have been contaminated.

        The collection and disposal of solid and hazardous wastes are subject to local, state, provincial and federal requirements and regulations, which regulate health, safety, the environment, zoning and land-use. Included in these regulations is the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, of the United States. CERCLA holds generators and transporters of hazardous substances, as well as past and present owners and operators of sites where there has been a hazardous release, strictly, jointly and severally liable for environmental cleanup costs resulting from the release or threatened release. Canadian companies are regulated under similar regulations, but the responsibility and liability associated with the waste passes from the generator to the transporter or receiver of the waste, in contrast to provisions of CERCLA.

Our Competitive Strengths

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  Leading Provider of Hazardous Waste Services and Disposal—We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2003 industry reports. We operate, in the aggregate, the largest number of incinerators, hazardous waste landfills, wastewater treatment facilities and TSDFs in North America, and provide multi-faceted and low cost services to a broad mix of customers. We attract and better serve our customers because of our capabilities and the size, scale and geographic location of our assets, which allow us to serve multiple locations. Finally, as our collections of waste increase, our size allows us to increase our cash flow and earnings as we can internalize a greater volume of waste in our incinerators and landfills.

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  Large and Diversified Customer Base—We service over 175 of the Fortune 500 companies and more than 45,000 customers overall, including commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities. This diversification limits our exposure to any one customer or industry and reduces credit exposure to higher risk customers.

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  Stable and Recurring Revenue Base—We have long-standing relationships with our customers, averaging 15 years with our top ten customers. Our diversified customer base also provides stable and recurring revenues as a majority of our revenues are derived from previously served customers with recurring needs for our services. In addition, the costs to our customers of switching providers are high. This is due to the customers' need to audit disposal facilities prior to their qualification as approved sites and to limit the number of facilities to which their wastes are shipped in order to reduce their potential liability under U.S. environmental regulations. We have been selected as an approved vendor by large generators of waste because we possess comprehensive collection, recycling, treatment, transportation, disposal, and waste tracking capabilities and have the expertise necessary to comply with applicable environmental laws and regulations. Those customers which have selected us as an approved vendor often continue to use our services.

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  Comprehensive Service Capabilities—Our comprehensive service offerings allow us to act as a full-service provider to our customers. Our full service orientation creates incremental revenue growth as customers seek to minimize the number of outside vendors and demand "one-stop" service providers. Our expanded geographic coverage maximizes the number of customer facilities that we can service.

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  Integrated Network of Assets—We have the most extensive collection of incinerators, landfills, treatment facilities and TSDFs in North America. Our broad network enables us to effectively handle a waste stream from origin through disposal and to efficiently direct and internalize our waste streams to reduce costs.

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  Regulatory Compliance—We have recently made substantial capital investments in our facilities to ensure that they are in substantial compliance with current federal, state, provincial and local regulations. Companies that rely on in-house disposal may find the current regulatory requirements to be too capital-intensive or complicated, and may choose to outsource many of their hazardous waste disposal needs.

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  Effective Cost Management—Our significant scale allows us to maintain low costs through standardized compliance procedures, significant purchasing power, extensive research and development capabilities and our ability to efficiently utilize logistics and transportation to economically direct waste streams. We also have the ability to internalize the substantial majority of all hazardous waste that we process in our own disposal assets. Finally, we are committed to reducing costs and have significantly reduced headcount and other operating costs since our acquisition of the CSD assets.

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  Proven and Experienced Management Team—Our 14 executive officers collectively have over 224 years of experience in the environmental services industry. Our Chief Executive Officer founded our company in 1980, and the average tenure with our company of the 13 other members of our executive management team exceeds 14 years.

Our Business Strategy

        Our strategy is to develop and maintain ongoing relationships with a diversified group of customers who have recurring needs for environmental services. We strive to be recognized as the premier supplier of a broad range of value-added environmental services based upon quality, responsiveness, customer service, information technologies, breadth of product offerings and cost effectiveness.

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  Improve Utilization of Existing Waste Facilities—We currently operate an extensive network of hazardous waste management properties and have made substantial investments in these facilities to date, which will provide us with significant operating leverage as volumes increase. In addition, there are opportunities to expand waste handling capacity at these facilities by modifying the terms of the existing permits and by adding capital equipment and new technology. Through selected permit modifications, we can expand the range of treatment services we offer to our customers without the large capital investment necessary to acquire or build new waste management facilities.

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  Focus on Cost Reductions—We continually seek to increase our efficiency and to reduce costs in our business. Since our acquisition of the CSD assets, we have significantly reduced headcount and other operating costs through enhanced technology, process re-engineering, and more stringent expense management.

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  Capitalize on Outsourcing and Demand for Service-Provider Consolidation —We believe that our large industrial customers increasingly require a comprehensive range of environmental services to be provided by a smaller number of service providers. This trend should place smaller operators at a competitive disadvantage due to their size and limited financial resources. Furthermore, many of our customers are seeking to focus on their core competencies and are outsourcing their hazardous waste disposal needs. New environmental regulations, such as the MACT standards, have significantly increased regulatory compliance costs, leading to a decrease in captive incinerator capacity and additional outsourcing as these customers choose to shut down their incinerators rather than invest substantial capital like we have invested in our facilities. We seek to work with our customers to handle a greater amount of their hazardous waste disposal needs arising from these outsourcing trends and to capitalize on the demand for the expanded portfolio of environmental services that we offer.

  •
  Expand Network of Service Centers—We believe that our Site Services Division has a competitive advantage, particularly in areas where service centers are located at or near a TSDF. We currently operate 20 TSDFs and more than 100 service locations. By opening additional service centers in close proximity to the TSDFs we now operate, we believe that we can, with minimal capital expenditures, increase our market share within the site services segment of the waste disposal market. We believe much of this additional waste can be sent to our existing facilities at competitive transportation costs thereby increasing utilization and enhancing overall profitability.

  •
  Develop New Services and Penetrate the Industrial Maintenance Services Market —Industrial waste customers continue to demand alternatives to traditional waste disposal in order to increase recycling and reclamation activities and to minimize the end disposal of hazardous waste. We plan to utilize our technological expertise and track record of innovation to further improve and expand the range of services that we offer, and to develop less expensive methods of disposal. In 1999, we added industrial cleaning and maintenance to our service offerings. We believe that this multi-billion dollar market offers significant opportunities for growth because of our minimal current penetration and our ability to leverage our existing assets as hazardous wastes are often removed in the cleaning process.

  •
  Selective Acquisition Strategy—We intend to actively pursue small accretive "bolt-on" acquisitions in certain services or locations where we believe we can enhance and expand our business with minimal capital outlay. We believe that we can expand existing services, especially in our nondisposal services, through strategic acquisitions in order to generate incremental revenues from existing customers and to obtain greater market share.

Corporate Information

        We are a publicly traded company listed on The Nasdaq National Market under the symbol "CLHB." Our corporate offices are located at 1501 Washington Street, Braintree, MA 02184-7535, Attention: Executive Offices (telephone (781) 849-1800 ext. 4454). Our website address is www.cleanharbors.com. The information contained or incorporated in our website is not part of this prospectus.

The Exchange Offer

Background
On June 30, 2004, we completed a private placement of the old notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed to deliver this prospectus to you and to make an exchange offer.
The Exchange Offer
We are offering to exchange up to $150.0 million aggregate principal amount of our new notes which have been registered under the Securities Act for up to $150.0 million aggregate principal amount of our old notes. You may tender old notes only in integral multiples of $1,000 principal amount.
Resale of New Notes
Based on interpretive letters of the SEC staff to third parties, we believe that you may resell and transfer the new notes issued pursuant to the exchange offer in exchange for old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
• you are acquiring the new notes in the ordinary course of your business for investment purposes,
• you have no arrangement or understanding with any person to participate in the distribution of the new notes, and
• you are not our affiliate as defined under Rule 405 of the Securities Act.
If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the new notes and provide us with a signed acknowledgement of this obligation.
Transfer Restrictions	The new notes have been registered under the Securities Act and generally will be freely transferable. We do not intend to list the notes on any securities exchange.
No Prior Market; PortalSM Market Listing
The new notes will be new securities for which there is currently no market. Although the initial purchasers of the old notes have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the new notes will exist, develop or be maintained. We have agreed to seek to have the new notes made eligible for trading on the PORTALSM Market.
Consequences If You Do Not Exchange Your Old Notes
Old notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the old notes unless:
• an exemption from the requirements of the Securities Act is available to you,
• we register the resale of old notes under the Securities Act, or
• the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.
After the completion of the exchange offer, we will no longer have an obligation to register the old notes, except in limited circumstances.
Expiration Date	5:00 p.m., New; York City time, on , 2005 unless we extend the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to limited, customary conditions, which we may waive.

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent:
•
either a completed and signed letter of transmittal or, for old notes tendered electronically, an agent's message from The Depository Trust Company, which we refer to as DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,
	•	your old notes, either by tendering them in physical form or by timely confirmation of book-entry transfer through DTC, and
	•	all other documents required by the letter of transmittal.
These actions must be completed before the expiration of the exchange offer.
If you hold old notes through DTC, you must comply with its standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.
By signing, or by agreeing to be bound by the letter of transmittal, you will be representing to us that:
	•	you will be acquiring the new notes in the ordinary course of your business,
	•	you have no arrangement or understanding with any person to participate in the distribution of the new notes, and
	•	you are not our affiliate as defined under Rule 405 of the Securities Act.
See "The Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures for Tendering Old Notes
If you cannot meet the expiration deadline or you cannot deliver your old notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under "The Exchange Offer —Guaranteed Delivery Procedures."

Special Procedures for Beneficial Holders
If you beneficially own old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Withdrawal Rights	You may withdraw your tender of old notes at any time before the exchange offer expires.
Tax Consequences	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Summary of U.S. Federal Income Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offer.
Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under "The Exchange Offer—Exchange Agent."

Summary Description of the New Notes

        The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that:

  •
  we have registered the new notes under the Securities Act and the new notes will therefore not bear legends restricting their transfer;

  •
  the new notes will have a different CUSIP number than the old notes; and

  •
  specified rights under registration rights agreement, including the provisions providing for registration rights and the payment of additional interest on the old notes in specified circumstances, will be limited or eliminated.

        The new notes will evidence the same debt as the old notes and will rank equally with the old notes. The same indenture will govern both the old notes and the new notes. We refer to the old notes and the new notes together as the "notes."

Issuer	Clean Harbors, Inc.
New Notes Offered	$150,000,000 aggregate principal amount of 11 1/4% Senior Secured Notes due 2012.
Maturity Date	July 15, 2012.
Interest Payments	Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2006.
Guarantees
The new notes will be jointly and severally guaranteed on a senior secured second-lien basis by substantially all of our existing and future domestic restricted subsidiaries. The notes will not, however, be guaranteed by our foreign subsidiaries.
Ranking
The new notes will be our senior obligations, secured on a second-priority lien basis, and will rank equally with our existing and future senior obligations and rank senior to all of our future subordinated indebtedness. The notes and guarantees will be effectively junior to the obligations under our revolving credit and letter of credit facilities to the extent of the value of the assets securing that debt.

As of March 31, 2005, we and our guarantor subsidiaries had $152.9 million of outstanding indebtedness (exclusive of $90.4 million of outstanding letters of credit), and the new notes and the guarantees would have ranked effectively junior in right of payment to $5.6 million of our obligations (inclusive of capital lease obligations but exclusive of our reimbursement obligations under such outstanding letters of credit). As of March 31, 2005, our non-guarantor subsidiaries had approximately $52.0 million of total liabilities (excluding intercompany liabilities). The new notes and the guarantees would have ranked effectively junior in right of payment to those obligations of our non-guarantor subsidiaries.

Security
The new notes and the guarantees will be secured by a second-priority lien on all of the assets that secure our new letter of credit facility on a first-priority basis; provided that such assets do not include assets located or held outside the United States, assets of our foreign subsidiaries, any capital stock, notes, instruments, other equity interests and other securities of any of our subsidiaries, accounts receivable, and certain other excluded collateral as provided in the indenture that will govern the notes.

The proceeds of any collateral shall be used first to repay all outstanding obligations under our new letter of credit facility and other permitted first-lien obligations until such facility and obligations are paid in full. Any remaining proceeds shall be used to repay outstanding notes.
Optional Redemption
We may redeem any of the notes at any time on or after July 15, 2008, in whole or in part, in cash, at the redemption prices described in this offering circular, plus accrued and unpaid interest to the date of redemption.

At any time prior to July 15, 2007, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net proceeds of certain equity offerings at a redemption price equal to 111.250% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding.
Change of Control
If we experience a Change of Control (as defined under "Description of the Notes—Repurchase at the Option of Holders"), we will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.
Excess Cash Flow
Within 120 days of June 30th of each year (beginning June 30, 2005), we must use a portion of our excess cash flow, to the extent such portion is not either used to prepay, repay, redeem or purchase any of our "First-Lien Obligations," (as defined in "Description of the Notes"), to offer holders of the notes the opportunity to sell us a pro rata portion of their notes at a purchase price in cash equal to 104% of their principal amount, plus accrued and unpaid interest to the date of purchase. See "Description of the Notes—Excess Cash Flow."

Certain Covenants	The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:
	•	incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue preferred stock;
	•	pay dividends or make other distributions to our stockholders;
	•	purchase or redeem capital stock or subordinated indebtedness;
	•	make investments;
	•	create liens;
	•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;
	•	sell assets, including capital stock of our subsidiaries;
	•	consolidate or merge with or into other companies or transfer all or substantially all of our assets; and
	•	engage in transactions with affiliates.
These covenants will be subject to a number of important qualifications and exceptions. See "Description of the Notes—Certain Covenants."

Risk Factors

        Before you tender your old notes, you should be aware that there are various risks involved in an investment in the notes, including those we describe below under "Risk Factors." You should consider carefully these risk factors together with all of the other information included or referred to in this prospectus before you decide to tender your old notes in this exchange offer.

Summary Historical Consolidated Financial Data

        The following summary consolidated financial information should be reviewed in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Consolidated Financial Data" and our financial statements and the notes thereto included elsewhere in this prospectus.

        The summary historical income statement data set forth below for the years ended December 31, 2002, 2003 and 2004 and the summary historical balance sheet data at December 31, 2003 and 2004 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical balance sheet data set forth below as of December 31, 2002 have been derived from the audited consolidated financial statements not included in this prospectus. The summary historical income statement data set forth below for the quarters ended March 31, 2004 and 2005 and the summary historical balance sheet data as of March 31, 2005 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary historical balance sheet data as of March 31, 2004 have been derived from unaudited consolidated financial statements not included in this prospectus.

	For the Three Months Ended March 31,		For the Year Ended December 31,
				(Restated)(1) 2003	(Restated)(1) 2002(2)
	2005	2004	2004
	(in thousands)
Income Statement Data:
Revenues	$164,966	$142,757	$643,219	$610,969	$350,133
Cost of revenues	120,547	107,460	464,838	453,461	252,469
Selling, general and administrative expenses	24,361	23,204	104,509	108,430	61,518
Accretion of environmental liabilities(3)	2,634	2,588	10,394	11,114	1,199
Depreciation and amortization	7,209	5,405	24,094	26,482	15,508
Restructuring	—	—	—	(124)	750
Other acquisition costs	—	—	—	—	5,406

Income from operations	10,215	4,100	39,384	11,606	13,283
Other income (expense)(4)	619	5,287	(1,345)	(94)	129
(Loss) on refinancings(5)	—	—	(7,099)	—	(24,658)
Interest (expense), net	(5,961)	(5,358)	(22,297)	(23,724)	(13,414)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	4,873	4,029	8,643	(12,212)	(24,660)
Provision for income taxes(6)	32	1,212	6,043	5,322	3,787

Income (loss) before cumulative effect of change in accounting principle	4,841	2,817	2,600	(17,534)	(28,447)
Cumulative effect of change in accounting principle	—	—	—	66	—

Net income (loss)	$4,841	$2,817	$2,600	$(17,600)	$(28,447)

Other Financial Data:
Ratio of earnings to fixed charges(7)	1.7x	1.4x	1.2x	—	—
EBITDA(8)	$20,058	$11,865	$74,744	$50,744	$36,170
Ratio of EBITDA to interest expense	3.4x	2.2x	3.4x	2.1x	2.7x
Capital expenditures(9)	$3,954	$6,088	$26,570	$34,832	$12,460
			At December 31,
	At March 31,
				(Restated)(1) 2003	(Restated)(1) 2002
	2005	2004	2004
	(in thousands)
Balance Sheet Data:
Working capital	$55,020	$(22,283)	$50,696	$(19,575)	$23,537
Goodwill	19,032	19,032	19,032	19,032	19,032
Total assets	502,196	534,737	504,702	540,159	559,690
Long-term obligations (including current portion)(10)	153,758	152,122	153,129	187,119	174,350
Redeemable preferred stock	—	16,375	—	15,631	13,543
Stockholders' equity	16,910	11,208	11,038	7,696	20,420

No cash dividends have been declared on our common stock.

(1)
We restated our financial statements for the years ended December 31, 2003 and 2002, in order to correct errors related to estimated self-insured workers' compensation and motor vehicle liability claims. We concluded that our previous methodology for estimating our self-insured workers' compensation and motor vehicle insurance claims resulted in an understatement of our self-insured liabilities because negative trends inherent in these types of liabilities were not considered in calculating the self-insured liability. The new methodology involves using an actuarial-based method versus the specific reserve method previously used. For the years ended December 31, 2003 and 2002, the impact of the restatements resulting from correcting our self-insured liabilities on net loss was as follows (in thousands):

	2003	2002
Net income (loss) as previously reported	$(17,345)	$(28,191)
Restatement adjustment to cost of revenues	(255)	(256)

Net income (loss) as restated	$(17,600)	$(28,447)

        The adjustments for the years ended December 31, 2003 and 2002 did not change the amount of income tax expense previously recorded for those periods. For the years ended December 31, 2003 and 2002, the impact on other accrued expenses resulting from the correction of our self-insured liabilities was as follows (in thousands):

	2003	2002
Other accrued expenses as previously reported	$32,240	$33,863
Restatement adjustment	1,617	1,362

Other accrued expenses as restated	$33,857	$35,225

        At December 31, 2003 and 2002, the impact of this restatement on accumulated deficit was as follows (in thousands):

	2003	2002
Accumulated deficit as previously reported	$(60,921)	$(43,576)
Restatement adjustment	(1,617)	(1,362)

Accumulated deficit as restated	$(62,538)	$(44,938)

        The adjustments had no effect on net cash provided by operating activities.

(2)
Effective as of September 7, 2002, we acquired the assets of the Chemical Services Division of Safety-Kleen Corp. Amounts recorded for the year ended December 31, 2002, for revenues, cost of revenues, selling general and administrative expenses, accretion of environmental liabilities, depreciation and amortization, restructuring, other acquisition costs, other income, loss on refinancings, interest expense, provision for income taxes, working capital, total assets, long-term obligations, redeemable preferred stock and stockholders' equity were either significantly impacted by or resulted from the acquisition. See "Acquisition" and "Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3)
Effective January 1, 2003, we adopted Statement of Financial Accounting Standards ("SFAS") No. 143. Accretion of environmental liabilities for the three months ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2003, were due primarily to the implementation as of January 1, 2003 of SFAS No. 143 and accretion of the discount for the remedial liabilities assumed as part of the CSD assets acquired. Accretion of environmental liabilities for the year ended December 31, 2002, related to the accretion of the discount for the remedial liabilities assumed in the acquisition of the CSD assets. See "Environmental Liabilities" in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4)
As further discussed in "Redemption of Series C Preferred Stock" in "Management's Discussion and Analysis of Financial Condition and Results of Operations," we had outstanding prior to June 30, 2004, 25,000 shares of Series C Convertible Preferred Stock which consisted of two components, namely, the Host Contract and an Embedded Derivative which reflected the right of the holders of the Series C Preferred Stock to convert into our common stock on the terms set forth in the Series C Preferred Stock. The value of the Embedded Derivative was periodically marked to market which resulted in the inclusion of gains (losses) as a component of other income (expense) of $5.3 million for the three months ended March 31, 2004, and $(1.6) million, $(0.4) million and $0.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

(5)
As further discussed in "The 2004 Refinancing" and "Redemption of Series C Preferred Stock" in "Management's Discussion and Analysis of Financial Condition and Results of Operations," we repaid on June 30, 2004 our then outstanding debt, redeemed our then outstanding Series C Preferred Stock and settled the Embedded Derivative liability associated with our Series C Preferred Stock. For the year ended December 31, 2004, we recorded refinancing expenses, net of $7.1 million relating to these activities.

(6)
The fiscal year 2002 provision for income taxes included a $1.1 million charge to provide a valuation allowance for all net deferred tax assets.

(7)
For purposes of calculating the earnings to fixed charges, earnings consist of income (loss) from operations before income taxes less capitalized interest plus amortization of such capitalized interest plus fixed charges. Fixed charges consist of interest expense, including capitalized interest, preferred stock dividends, amortization of debt issuance costs and a portion of the operating lease rental expense deemed to be representative of the interest factor. During the years ended December 31, 2003 and 2002, earnings were not sufficient to cover fixed charges and the deficiency for such periods was $12.212 million and $24.660 million, respectively.

(8)
For all periods presented, we utilized the definition of EBITDA under our Loan and Security Agreement dated June 30, 2004. This definition is net income (loss) plus accretion of environmental liabilities, depreciation and amortization, net interest expense, provision for (benefit from) income taxes, non-recurring severance charges, other non-recurring refinancing-related expenses, change in value of embedded derivative associated with our previously outstanding Series C Preferred Stock (which we redeemed June 30, 2004), and gain (loss) on sale of fixed assets. Previous definitions of EBITDA were based on financing arrangements then in place and varied somewhat from the current definition of EBITDA. See below for a reconciliation of EBITDA to both net income (loss) and net cash provided by operating activities for the specified periods. Our management considers EBITDA to be a measurement of performance which provides useful information to both management and investors. EBITDA should not be considered an alternative to net income or loss or other measurements under GAAP. Because EBITDA is not calculated identically by all companies, our measurements of EBITDA may not be comparable to similarly titled measures reported by other companies.

(9)
Capital expenditures include costs in connection with bringing our incinerators into compliance with the new MACT standards as follows, $4.3 million, and $18.9 million during the years ended December 31, 2004 and 2003, and $2.3 million during the year ended 2002.

(10)
Long-term obligations (including current portion) include borrowings under our current and former revolving credit facilities.

        The following is a reconciliation of net income (loss) to EBITDA for the following periods (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
				(Restated) 2003	(Restated) 2002
	2005	2004	2004
Net income (loss)	$4,841	$2,817	$2,600	$(17,600)	$(28,447)
Accretion of environmental liabilities	2,634	2,588	10,394	11,114	1,199
Depreciation and amortization	7,209	5,405	24,094	26,482	15,508
Restructuring costs	—	—	—	(124)	750
Other acquisition costs	—	—	—	—	5,406
Loss on refinancings	—	—	7,099	—	24,658
Interest expense, net	5,961	5,358	22,297	23,724	13,414
Provision for income taxes	32	1,212	6,043	5,322	3,787
Non-recurring severance charges	—	16	25	1,089	—
Other non-recurring refinancing-related expenses	—	—	1,326	—	—
Change in value of embedded derivative	—	(5,287)	1,590	379	(129)
Other income	(588)	—	—	—	—
(Gain) on sale of fixed assets	(31)	(244)	(724)	292	24
Cumulative effect of change in accounting principle	—	—	—	66	—

EBITDA	$20,058	$11,865	$74,744	$50,744	$36,170

        The following reconciles EBITDA to net cash provided by operating activities for the following years ended December 31 (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
				(Restated) 2003	(Restated) 2002
	2005	2004	2004
EBITDA	$20,058	$11,865	$74,744	$50,744	$36,170
Interest expense	(5,961)	(5,358)	(22,297)	(23,724)	(13,414)
Provision for income taxes	(32)	(1,212)	(6,043)	(5,322)	(3,787)
Allowance for doubtful accounts	(273)	145	1,232	2,439	842
Amortization of deferred financing costs	368	753	2,294	2,467	899
Amortization of debt discount	41	—	77	—	388
Deferred income taxes	—	—	381	(620)	1,676
(Gain) loss on sale of fixed assets	—	(244)	(724)	292	24
Other income	588	—	—	—	—
Other non-recurring refinancing-related expenses and other	—	(16)	(1,351)	—	—
Stock options expensed	—	—	35	29	166
Foreign currency loss (gain) on intercompany transactions	(213)	(54)	(88)	996	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	1,493	4,531	(6,058)	20,265	(9,679)
Unbilled accounts receivable	(2,461)	3,376	4,429	4,539	(9,695)
Deferred costs	556	(95)	538	(838)	(4,433)
Prepaid expenses	(721)	(2,794)	(4,781)	14	(5,277)
Accounts payable	245	(5,050)	9,249	2,923	12,201
Closure, post-closure and remedial liabilities	(5,789)	(3,037)	(13,030)	(8,268)	(817)
Deferred revenue	(2,497)	785	(1,086)	(2,121)	8,693
Accrued disposal costs	64	345	910	(72)	(5,060)
Income taxes payable	(1,749)	1,768	(734)	685	1,214
Other, net	(1,774)	381	14,763	(5,571)	(4,462)

Net cash provided by operating activities	$1,943	$6,089	$52,460	$38,857	$5,649

RISK FACTORS

        Before you tender your old notes, you should be aware that there are various risks involved in an investment in the notes, including those we describe below. You should consider carefully these risk factors together with all of the information included or referred to in this prospectus before you decide to tender your old notes in this exchange offer.

Risks Related to the Exchange Offer and the Notes

  If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

        Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal.

        Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes, you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any old notes could be adversely affected.

  There is no public market for the notes, and we cannot be sure that a market for the notes will develop.

        There has been no public market for any of the notes. Despite our registration of the issuance of the new notes that we are offering in the exchange offer, we cannot assure you as to:

  •
  the liquidity of any such market that may develop;

  •
  your ability to sell your notes; or

  •
  the price at which you may be able to sell your notes.

        The notes are eligible for trading in The PORTAL Market of the National Association of Securities Dealers, Inc. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for high-yield securities.

        The initial purchasers of the old notes are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. As a result, you cannot be sure that an active trading market will develop for the notes.

  Our substantial level of indebtedness and outstanding letters of credit could adversely affect our financial condition and impact our ability to fulfill our obligations under the notes.

        As of March 31, 2005, we had $153.8 million of outstanding indebtedness and $90.4 million of outstanding letters of credit. Our substantial level of indebtedness and outstanding letters of credit may have important effects on our future operations, including:

  •
  impacting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes or to repurchase the notes from you upon a change of control;

  •
  requiring us to dedicate a substantial portion of our cash flow to the payment of interest on our indebtedness and fees on our letters of credit, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  subjecting us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our borrowings (if any) under our revolving credit facilities;

  •
  increasing the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

  •
  limiting our ability to adjust to rapidly changing market conditions, reducing our ability to withstand competitive pressures and making us more vulnerable to a downturn in general economic conditions of our business than our competitors with less debt.

        If we are unable to generate sufficient cash flow from operations in the future to service our debt and fee obligations, we may be required to refinance all or a portion of our existing debt, including the notes, and letter of credit facilities, or to obtain additional financing and facilities. We cannot assure you that any such refinancing would be possible or that any additional financing or facilities could be obtained. Our inability to obtain such refinancing or financing or facilities may have a material adverse effect on us.

  Despite our and our subsidiaries' current levels of indebtedness and outstanding letters of credit, we may incur substantially more debt, which could further exacerbate the risks associated with our substantial indebtedness.

        Although the agreements governing our revolving credit and letter of credit facilities and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit), these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In particular, as of March 31, 2005, we had available under our revolving credit facilities up to an additional $28.8 million for purposes of future borrowings and letters of credit and under our letter of credit facility an ability to have issued up to approximately $0.8 million of additional letters of credit. In addition to such amounts, the indenture governing the notes also allows us to borrow significant amounts of money from other sources. Also, these restrictions do not prevent us from incurring obligations that do not constitute "indebtedness" as defined in the relevant agreement. If new debt is added to the current debt levels, the related risks that we now face could increase.

  To service our indebtedness, including the notes, and letter of credit fee obligations, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

        Our ability to make scheduled payments of principal or interest with respect to our indebtedness, including the notes, and fee obligations with respect to our letters of credit, will depend on our ability to generate cash and on our future financial results. Our ability to generate cash depends on, among other things, the demand for our services, which is subject to market conditions in the environmental services industry, the occurrence of events requiring major remedial projects, changes in government environmental regulation, general economic conditions, and financial, competitive, regulatory and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our operations will generate sufficient cash flow or that future borrowings will be available to us under our new revolving credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, pay the fee obligations respecting letters of credit, or fund our other liquidity needs.

  Although the notes are referred to as "senior secured notes," there may not be sufficient collateral to pay the obligations outstanding under the notes.

        The collateral that secures the notes also secures our reimbursement obligations under our letter of credit facility. The commitment amounts under our senior credit facilities could be increased in the future and additional notes could be issued under the indenture governing the new notes offered hereby. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral.

        Furthermore, reimbursement obligations under our letter of credit facility and certain other indebtedness is secured by a first lien on substantially all of our personal assets and most of our domestic real property assets. The notes are secured by a second lien on substantially all of our domestic personal assets (other than accounts receivable) and most of our domestic real property assets. As a result of this structure, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any of our domestic subsidiary guarantors, the assets that are pledged for the benefit of the other indebtedness and reimbursement obligations on a first-lien basis must be used to pay such obligations in full before making any payments on the notes. In addition, to the extent that any other indebtedness has a second lien in the collateral, the value of the assets comprising the collateral will have to be shared on a pari passu basis with such other indebtedness in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any of our domestic subsidiary guarantors. In addition, we have not prepared an appraisal of the collateral in connection with the issuance of the notes. By its nature, some of this collateral is illiquid and may have no readily ascertainable value. Accordingly, we cannot assure you that all the collateral will be able to be sold or that there will be sufficient funds available to repay the obligations that are secured by the collateral in full.

  The ability of the trustee to foreclose on the collateral may be limited.

        Bankruptcy law could prevent the trustee from repossessing and disposing of the collateral upon the occurrence of an event of default if a bankruptcy proceeding is commenced by or against us before the trustee repossesses and disposes of the collateral. Under the bankruptcy law, secured creditors such as the holders of the notes are prohibited from repossessing their collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral (and the proceeds, products, rents or profits of such collateral) so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. The court may find "adequate protection" if the debtor pays cash or grants additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        In addition, the trustee may need to evaluate the impact of the potential liabilities before determining to foreclose on the secured property because lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened release of hazardous substances at the secured property. In this regard, the trustee may decline to foreclose on the collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the holders of the notes. Finally, the trustee's ability to foreclose on the collateral on your behalf may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the trustee's security interest in the collateral.

  The notes are structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes and may be effectively subordinated to certain of our and the guarantors' environmental liabilities.

        Substantially all of our domestic subsidiaries are guarantors of the notes, but our foreign subsidiaries are not guarantors. You will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes. Accordingly, all obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. As of March 31, 2005, our non-guarantor subsidiaries had approximately $52.0 million of total liabilities (excluding intercompany liabilities). Our non-guarantor subsidiaries generated approximately 17.9% of our consolidated revenues and approximately 25.8% of our EBITDA for the 12 months ended March 31, 2005, and held approximately 16.6% of our consolidated assets as of March 31, 2005. Furthermore, in the event of a bankruptcy or similar proceeding relating to us or the guarantors, our and their existing and future environmental liabilities may effectively rank senior in right of payment to the notes and the guarantees under certain federal and state bankruptcy and environmental laws.

  Restrictive covenants in our financing agreements may restrict the manner in which we can operate our business.

        The agreements governing our revolving credit and letter of credit facilities and the indenture relating to the notes limit, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue preferred stock;

  •
  pay dividends or make other distributions to our stockholders;

  •
  purchase or redeem capital stock or subordinated indebtedness;

  •
  make investments;

  •
  create liens;

  •
  incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

  •
  sell assets, including capital stock of our subsidiaries;

  •
  consolidate or merge with or into other companies or transfer all or substantially all of our assets; and

  •
  engage in transactions with affiliates.

        If we fail to comply with these covenants, we would be in default under the agreements governing our senior credit facilities, other debt and the indenture, and the principal and accrued interest on the notes and our other outstanding indebtedness may become due and payable. See "Description of Revolving Credit and Synthetic Letter of Credit Facilities" and "Description of the Notes—Certain Covenants." In addition, our revolving credit and letter of credit facilities contain, and our future indebtedness agreements may contain, additional affirmative and negative covenants which are generally more restrictive than those contained in the indenture.

        As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be considered beneficial to us. Our revolving credit facility requires, and our future credit facilities may require, us to maintain specified financial ratios and satisfy certain financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. The breach of any of these covenants could result in a default under our revolving credit facility. Upon the occurrence of an event of default under our revolving credit facility or future credit facilities, the lenders could elect to declare all amounts outstanding under such credit facilities, including accrued interest or other obligations, to be immediately due and payable. If amounts outstanding under such credit facilities were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes.

        The instruments governing certain of our indebtedness, including the indenture and our revolving credit and letter of credit facilities, contain cross-default provisions. Under these provisions, a default under one instrument governing our indebtedness may constitute a default under our other instruments of indebtedness that contain cross default provisions, which could result in the related indebtedness and the indebtedness issued under other instruments becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell our assets and otherwise curtail operations to pay our creditors.

  A court could subordinate or void the obligations under our subsidiaries' guarantees.

        Under the U.S. federal bankruptcy laws and comparable provisions of state fraudulent conveyance laws, a court could void obligations under the guarantees by our subsidiaries, subordinate those obligations to other obligations of the guarantors or require you to repay any payments made pursuant to the guarantees, if:

  (1)
  fair consideration or reasonably equivalent value was not received in exchange for the obligation; and

  (2)
  at the time the obligation was incurred, the obligor:

  •
  was insolvent or rendered insolvent by reason of the obligation;

  •
  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay them as the debts matured.

The measure of insolvency for these purposes will depend upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

  •
  it could not pay its debts as they become due.

Moreover, regardless of solvency, a court might void the guarantees, or subordinate the guarantees, if it determined that the transaction was made with intent to hinder, delay or defraud creditors.

        Each guarantee by our subsidiaries contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision, however, may not be effective to protect the guarantees by our subsidiaries from attack under fraudulent transfer law. If one or more of the guarantees is voided or subordinated, we cannot assure you that, after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the notes.

        The indenture requires that certain subsidiaries must guarantee the notes in the future. These considerations will also apply to these guarantees.

  We may not have the ability to repurchase the notes upon a change of control as required by the indenture.

        Upon the occurrence of a change of control (as defined in the indenture), we will be required to offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. Upon such a change of control, we may not have sufficient funds available to repurchase all of the notes tendered pursuant to this requirement. In addition, we are prohibited by our revolving credit facilities from repurchasing any of the notes unless the lenders thereunder consent. Our failure to repurchase the notes would be a default under the indenture, which would, in turn, be a default under our revolving credit facilities and, potentially, other debt. If any debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of the notes. See "Description of the Notes—Repurchase at the Option of Holders."

Risks Related to Our Business

  We have experienced certain difficulties and delays in integrating the operations of the CSD into our operations.

        Since the acquisition of the CSD assets effective September 7, 2002, we have focused upon integrating the operations acquired into our previous disclosure controls and procedures and internal controls over financial reporting. Prior to our acquisition of the CSD assets in 2002, Safety-Kleen had publicly disclosed that it historically had material deficiencies in many of its financial systems, processes and related internal controls. Due to the deficiencies in these systems and our belief that we would be able to utilize our own systems in order to improve the operations of the former CSD, we decided to integrate the United States operations of the former CSD into our business and financial reporting systems effective as of the acquisition date. As anticipated, we have experienced certain systems and efficiency issues in connection with the integration. We have made significant progress in integrating the CSD into our business and financial reporting systems and believe that all major systems for operations are substantially integrated and efficiently operating as of December 31, 2004. During the integration process, we identified the need for various enhancements to address needs that are unique to the CSD business and to improve system efficiencies. However, the significant increase in transaction volume, as well as the significant increase in the number of new users for our systems has increased the risk of human error or mistake during the integration period. Likewise, the acquisition and integration of a business much larger in size and scope of operations has increased the risk that conditions may have been introduced that the design of our systems of control has not anticipated. Our decision to integrate the operations of the former CSD into our business and financial reporting systems, combined with the replacement of the business model of the former CSD with our business model, has prevented us from being able to calculate meaningful changes in revenue due to volume, price or mix until after the first anniversary of the acquisition. Furthermore, Safety-Kleen's preexisting deficiencies in financial systems, processes and related internal controls increased the risk that the historical unaudited financial statements of the CSD's operations and cash flows which Safety-Kleen provided to us were not accurate. Prior to the acquisition, we conducted extensive due diligence investigations with respect to the operations and cash flows of the CSD; however, there is a risk due to the material deficiencies in Safety-Kleen's internal controls that undetected errors may exist in the financial statements provided by Safety-Kleen.

  We assumed significant environmental liabilities as part of the CSD acquisition.

        As part of our acquisition of the assets of the CSD effective September 7, 2002, we assumed certain environmental liabilities of the CSD which were valued as of December 31, 2004, at approximately $184.5 million. We calculate certain of these liabilities on a present value basis in accordance with generally accepted accounting principles (which takes into consideration both the amount of such liabilities and the timing when it is projected that we will be required to pay such liabilities). We anticipate such liabilities will be payable over many years and that cash flows generated from our operations will generally be sufficient to fund the payment of such liabilities when required. However, events not now anticipated (such as future changes in environmental laws and regulations or their enforcement) could require that such payments be made earlier or in greater amounts than now anticipated, which could adversely affect our cash flow and financial condition.

  As of December 31, 2004, we had a material weakness in our internal control over financial reporting, and we can not assure you that there will not be any other material weaknesses in our internal control over financial reporting in the future.

        As of December 31, 2004, we did not maintain effective controls over the completeness and accuracy of our self-insured workers' compensation and motor vehicle liability reserves. Specifically, we did not have effective controls over estimating and monitoring self-insured workers' compensation and motor vehicle reserves. This control deficiency resulted in the restatement of our consolidated financial statements for the years ending December 31, 2003 and 2002, the restatement of the quarterly data for the fourth quarter ended December 31, 2003, as well as a fourth quarter audit adjustment in our 2004 financial statements. Additionally, this control deficiency could have resulted in a misstatement of workers' compensation and motor vehicle liability reserves that would have resulted in a material misstatement to annual or interim financial statements that would not be prevented or detected. Our management therefore determined that this control deficiency constituted a "material weakness" in our internal control over financial reporting as of December 31, 2004. Accordingly, the reports in Amendment No. 1 to our annual report on Form 10-K for the year ended December 31, 2004 by both our management and by PricewaterhouseCoopers, LLP, the independent registered public accounting firm which has audited our financial statements, concluded that our internal control over financial reporting was not "effective" as of December 31, 2004.

        In order to remediate the control weakness in our internal control over financial reporting described above, we are now using an actuarial-based method for estimating our reserves for self-insured workers' compensation and motor vehicle liability reserves. We have retained the services of Tillinghast Towers Perrin (a national actuarial firm) to assist with this process. Although we believe that utilization of this actuarial-based method satisfactorily remediates our internal controls over estimating and monitoring self-insured workers' compensation and motor vehicle reserves, we can not assure you that there will not be any other material weaknesses in our internal control over financial reporting in future periods. To the extent that any significant or material weaknesses exist in our internal control over financial reporting, such weaknesses may adversely affect our ability to provide timely and reliable financial information necessary for the conduct of our business and satisfaction of our reporting obligations under federal securities laws.

  We are required to carry or provide significant amounts of insurance and financial assurances.

        We are required to carry significant amounts of insurance, to occasionally post bid and performance bonds, and to provide substantial amounts of financial assurances to governmental agencies for potential closure and post-closure care of our licensed hazardous waste treatment facilities should those facilities cease operation. Our total estimated closure and post-closure costs requiring financial assurance by regulators as of March 31, 2005 was $278.9 million. We have placed most of the required financial assurance for closure through a qualified insurance company, Steadfast Insurance Company (a unit of Zurich Insurance N.A.). We were required to and have posted letters of credit of approximately $73.5 million with Steadfast Insurance Company in order to obtain the insurance policies. The term of our current insurance policy from Steadfast Insurance Company will expire in September 2006, and our ability to continue conducting our operations could be adversely affected if we should become unable to obtain sufficient insurance, surety bonds and financial assurances at reasonable cost to meet our business and regulatory requirements in the future. The availability of insurance may be influenced by developments within the insurance industry itself, as well as the insurers' or sureties' assessment of their risk of loss with us.

  Our business is subject to risks related to the economy and market conditions in the environmental services industry.

        Our future operating results may be affected by such factors as our ability to: utilize our facilities and workforce profitably in the face of intense price competition; maintain or increase market share in an industry which could be downsizing and consolidating; realize benefits from cost reduction programs; generate incremental volumes of waste to be handled through our facilities from existing and acquired sales offices and service centers; obtain sufficient volumes of waste at prices which produce revenue sufficient to offset the operating costs of the facilities; minimize downtime and disruptions of operations; and develop the site services business. In particular, economic downturns or recessionary conditions in North America, and increased outsourcing by North American manufacturers to plants located in countries with lower wage costs and less stringent environmental regulations, can adversely affect the demand for our services. The hazardous and industrial waste management business is also cyclical to the extent that it is dependent upon a stream of waste from cyclical industries such as the chemical and petrochemical, primary metals, paper, furniture and aerospace industries. If those cyclical industries slow significantly, the business that we receive from those industries is likely to slow.

  A significant portion of our business depends upon major remedial projects and regulatory developments.

        Our operations may be affected by the commencement and completion of major site remedial projects; cleanup of major spills or other events; seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities; the timing of regulatory decisions relating to hazardous waste management projects; changes in regulations governing the management of hazardous waste; secular changes in the waste processing industry towards waste minimization and the propensity for delays in the remedial market; suspension of governmental permits; and fines and penalties for noncompliance with the myriad of regulations governing our diverse operations. As a result of these factors, our revenue and income could vary significantly from quarter to quarter, and past financial performance should not be considered a reliable indicator of future performance.

  Our business is seasonal to some extent.

        Our operations may be affected by seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities. Typically during the first quarter of each calendar year there is less demand for environmental remediation due to weather related reasons, particularly in the northern and midwestern U.S. and Canada, and increased possibility of unplanned weather related plant shutdowns.

  We are subject to extensive environmental requirements.

        Our operations and those of others in the environmental industry are subject to extensive federal, state, provincial and local environmental requirements in both the United States and Canada. While increasing environmental regulation often presents new business opportunities for us, it likewise often results in increased operating and compliance costs. Efforts to conduct our operations in compliance with all applicable laws and regulations, including environmental rules and regulations, require programs to promote compliance, such as training employees and customers, purchasing health and safety equipment, and in some cases hiring outside consultants and lawyers. Even with these programs, we and other companies in the environmental services industry are routinely faced with governmental enforcement proceedings which can result in fines or other sanctions and require expenditures for remedial work on waste management facilities and contaminated sites. Certain of these laws impose strict and, under certain circumstances, joint and several, liability for cleanup of releases of regulated materials, and also liability for related natural resource damages.

        From time to time, we have paid fines or penalties in governmental environmental enforcement proceedings, usually involving our waste treatment, storage and disposal facilities. Although none of these fines or penalties that we have paid in the past has had a material adverse effect upon us, we cannot guarantee that substantial expenditures will not result in the future from governmental proceedings, which would have a negative impact on earnings. Furthermore, regulators have the power to suspend or revoke permits or licenses needed for operation of our plants, equipment, and vehicles based on, among other factors, our compliance record, and customers may decide not to use a particular disposal facility or do business with us because of concerns about our compliance record. Suspension or revocation of permits or licenses would impact our operations and could have a material adverse impact on financial results. Although we have never had any of our facilities' operating permits revoked, suspended or non-renewed involuntarily, we cannot provide assurance that such an event will never happen.

        In the past, practices have resulted in releases at and from certain of our facilities, which may require investigation and, in some cases, remediation. We are currently conducting remedial activities at certain of our sites. While, based on available information, we do not believe these matters will result in a material adverse effect upon our operations or financial condition, there can be no guarantee that these items or the discovery of previously unknown conditions will not result in material costs.

  Environmental regulations may require us to make significant capital expenditures.

        In 2002, the United States Environmental Protection Agency, or EPA, promulgated Interim Standards of the Hazardous Waste Combustor Maximum Achievable Control Technology under the Federal Clean Air Act Amendments. These standards established new emissions limits and operational controls on all new and existing incinerators, cement kilns and light-weight aggregate kilns that burn hazardous waste-derived fuels. We have spent approximately $25.5 million since September 7, 2002 in order to bring our Kimball, Nebraska, Deer Park, Texas and Aragonite, Utah incineration facilities into compliance with the HWC MACT regulations. We can not predict the extent to which future environmental regulations could cause us to make significant additional capital expenditures.

  Certain of our assumptions relating to expansion of our landfills may prove inaccurate.

        When we include the expansion airspace in our calculations of available airspace, we adjust our landfill liabilities to the present value of projected costs for cell closure, and landfill closure and post-closure. It is possible that any of our estimates or assumptions could ultimately turn out to be significantly different from actual results. In some cases we may be unsuccessful in obtaining an expansion permit or we may determine that an expansion permit that we previously thought was probable has become unlikely. To the extent that such estimates, or the assumptions used to make those estimates, prove to be significantly different than actual results, or our belief that we will receive an expansion permit changes adversely in a significant manner, the landfill assets, including the assets incurred in the pursuit of the expansion, may be subject to impairment testing, and lower prospective profitability may result due to increased interest accretion and depreciation or asset impairments related to the removal of previously included expansion airspace. In addition, if our assumptions concerning the expansion airspace should prove inaccurate, certain of our cash expenditures for closure of landfills could be accelerated.

  We may be required in the future to make significant write-downs of assets.

        We participate in a highly volatile industry with multiple competitors, several of which have taken large write-offs and asset write-downs, operated under Chapter 11 bankruptcy protection and undergone major restructuring during the past several years. Periodically, we review long-lived assets for impairment. At the end of each of 2004, 2003 and 2002, we determined based on this review that no asset write-downs were required; however, if conditions in the industry were to deteriorate significantly, we could determine that certain of our assets were impaired and we would then be required to write-off all or a portion of our costs for such assets.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

CAPITALIZATION

        Our consolidated cash and cash equivalents, long-term debt (including current portion), and capitalization data as of March 31, 2005 are derived from our consolidated balance sheet as of that date included in our historical financial statements and the notes thereto contained elsewhere in this prospectus. This data should be read in conjunction with "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the notes thereto contained elsewhere in this prospectus.

As of March 31, 2005
(dollars in thousands)
Cash and cash equivalents	$46,034

Long-term debt, including current portion:
Revolving credit facility(1)	$0
Capital lease obligations	5,595
Notes, net of discount	148,163

Total long-term debt, including current portion(2)	153,758
Stockholders' equity:
Series B convertible preferred stock, $.01 par value: 156,416 shares authorized; 70,000 shares issued and outstanding (liquidation preference of $3.5 million)	1
Common stock, $0.01 par value: 20,000,000 shares authorized; 14,993,345 shares issued and outstanding	150
Additional paid-in capital	63,606
Accumulated other comprehensive income	8,250
Accumulated deficit	(55,097)

Total stockholders' equity	16,910

Total capitalization	$170,668

(1)
Our revolving credit facilities allow us to borrow or obtain letters of credit for an aggregate of up to $30.0 million. See "Description of Revolving Credit and Synthetic Letter of Credit Facilities." As of March 31, 2005, we had no borrowings and $1.2 million of letters of credit outstanding under our revolving credit facilities, and approximately $28.8 million available to borrow.

(2)
Long-term debt excludes $90.4 million of letters of credit outstanding on March 31, 2005.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data should be reviewed in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the notes thereto included elsewhere in this prospectus.

        The selected historical income statement data set forth below for the years ended December 31, 2004, 2003 and 2002 and the selected historical balance sheet data as of December 31, 2004 and 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected historical income statement data set forth below for the years ended December 31, 2001 and 2000 and the selected historical balance sheet data set forth below as of December 31, 2000, 2001 and 2002 have been derived from our audited consolidated financial statements not included in this prospectus. The selected historical income statement data set forth below for the quarters ended March 31, 2005 and 2004 and the selected historical balance sheet data as of March 31, 2005 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The selected historical balance sheet data as of March 31, 2004 has been derived from our unaudited consolidated financial statements not included in this prospectus.

	For the Three Months Ended March 31,				For the Year Ended December 31,
	2005		2004		2004		(Restated)(1) 2003	(Restated)(1) 2002(2)	(Restated)(1) 2001		(Restated)(1) 2000
	(in thousands)
Income Statement Data:
Revenues	164,966		$142,757		$643,219		$610,969	$350,133	$251,601		$233,466
Cost of revenues	120,547		107,460		464,838		453,461	252,469	178,348		165,804
Selling, general and administrative expenses	24,361		23,204		104,509		108,430	61,518	43,727		41,610
Accretion of environmental liabilities(3)	2,634		2,588		10,394		11,114	1,199	—		—
Depreciation and amortization	7,209		5,405		24,094		26,482	15,508	11,113		10,656
Restructuring	—		—		—		(124)	750	—		—
Other acquisition costs	—		—		—		—	5,406	—		—

Income from operations	10,215		4,100		39,384		11,606	13,283	18,413		15,396
Other income (expense)(4)	619		5,287		(1,345)		(94)	129	—		—
(Loss) on refinancings(5)	—		—		(7,099)		—	(24,658)	—		—
Interest (expense), net	(5,961)		(5,358)		(22,297)		(23,724)	(13,414)	(10,724)		(9,795)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	4,873		4,029		8,643		(12,212)	(24,660)	7,689		5,601
Provision for (benefit from) income taxes(6)	32		1,212		6,043		5,322	3,787	2,412		(2,016)

Income (loss) before cumulative effect of change in accounting principle	4,841		2,817		2,600		(17,534)	(28,447)	5,277		7,617
Cumulative effect of change in accounting principle	—		—		—		66	—	—		—

Net income (loss)	$4,841		$2,817		$2,600		$(17,600)	$(28,447)	$5,277		$7,617

Other Financial Data:
Ratio of earnings to fixed charges(7).	1.7.	x	1.4	x	1.2	x	—	—	1.6	x	1.5	x
EBITDA(8)	$20,058		$11,865		$74,744		$50,744	$36,170	$29,466		$25,982
	At March 31,		At December 31,
	2005	2004	2004	(Restated)(1) 2003	(Restated)(1) 2002	(Restated)(1) 2001	(Restated)(1) 2000
	(in thousands)
Balance Sheet Data:
Working capital	$55,020	$(22,283)	$50,696	$(19,575)	$23,537	$9,423	$15,578
Goodwill	19,032	19,032	19,032	19,032	19,032	19,032	19,799
Total assets	502,196	534,737	504,702	540,159	559,690	156,958	149,568
Long-term obligations (including current portion)(9)	153,758	152,122	153,129	187,119	174,350	53,224	67,727
Redeemable preferred stock	—	16,375	—	15,631	13,543	—	—
Stockholders' equity	16,910	11,208	11,038	7,696	20,420	48,463	40,792

No cash dividends have been declared on our common stock.

(1)
We restated our financial statements for the years ended December 31, 2003 and 2002, and financial information for the years ended December 31, 2001, 2000 and 1999, in order to correct errors related to estimated self-insured workers' compensation and motor vehicle liability claims. We concluded that our previous methodology for estimating our self-insured workers' compensation and motor vehicle insurance claims resulted in an understatement of our self-insured liabilities because negative trends inherent in these types of liabilities were not considered in calculating the self-insured liability. The new methodology involves using an actuarial-based method versus the specific reserve method previously used. For the years ended December 31, 2003, 2002, 2001 and 2000, the impact of the restatements resulting from correcting our self-insured liabilities on net income (loss) was as follows (in thousands):

	2003	2002	2001	2000
Net income (loss) as previously reported	$(17,345)	$(28,191)	$5,540	$7,118
Restatement adjustment to cost of revenues	(255)	(256)	(263)	499

Net income (loss) as restated	$(17,600)	$(28,447)	$5,277	$7,617

        The adjustments for the years ended December 31, 2003, 2002, 2001 and 2000 did not change the amount of income tax expense previously recorded for those periods. For the years ended December 31, 2003 and 2002, the impact on other accrued expenses resulting from the correction of our self-insured liabilities was as follows (in thousands):

	2003	2002
Other accrued expenses as previously reported	$32,240	$33,863
Restatement adjustment	1,617	1,362

Other accrued expenses as restated	$33,857	$35,225

        At December 31, 2003, 2002, 2001, 2000 and 1999, the impact of this restatement on accumulated deficit was as follows (in thousands):

	2003	2002	2001	2000	1999
Accumulated deficit as previously reported	$(60,921)	$(43,576)	$(15,385)	$(20,477)	$(27,147)
Restatement adjustment	(1,617)	(1,362)	(1,106)	(843)	(1,342)

Accumulated deficit as restated	$(62,538)	$(44,938)	$(16,491)	$(21,320)	$(28,489)

The adjustments had no effect on net cash provided by operating activities.

(2)
Effective as of September 7, 2002, we acquired the assets of the Chemical Services Division of Safety-Kleen Corp. Amounts recorded for the year ended December 31, 2002, for revenues, cost of revenues, selling general and administrative expenses, accretion of environmental liabilities, depreciation and amortization, restructuring, other acquisition costs, other income, loss on refinancings, interest expense, provision for income taxes, working capital, total assets, long-term obligations, redeemable preferred stock and stockholders' equity were either significantly impacted by or resulted from the acquisition. See "Acquisition" and "Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3)
Effective January 1, 2003, we adopted Statement of Financial Accounting Standards ("SFAS") No. 143. Accretion of environmental liabilities for the three months ended March 31, 2005 and 2004, and the years ended December 31, 2004 and 2003, were due primarily to the implementation as of January 1, 2003 of SFAS No. 143 and accretion of the discount for the remedial liabilities assumed as part of the CSD assets acquired. Accretion of environmental liabilities for the year ended December 31, 2002, related to the accretion of the discount for the remedial liabilities assumed in the acquisition of the CSD assets. See "Environmental Liabilities" in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4)
As further discussed in "Redemption of Series C Preferred Stock" in "Management's Discussion and Analysis of Financial Condition and Results of Operations," we had outstanding prior to June 30, 2004, 25,000 shares of Series C Convertible Preferred Stock which consisted of two components, namely, the Host Contract and an Embedded Derivative which reflected the right of the holders of the Series C Preferred Stock to convert into our common stock on the terms set forth in the Series C Preferred Stock. The value of the Embedded Derivative was periodically marked to market which resulted in the inclusion of gains (losses) as a component of other income (expense) of $5.3 million for the three months ended March 31, 2004, and $(1.6) million, $(0.4) million and $0.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

(5)
As further discussed in "The 2004 Refinancing" and "Redemption of Series C Preferred Stock" in "Management's Discussion and Analysis of Financial Condition and Results of Operations," we repaid on June 30, 2004 our then outstanding debt, redeemed our then outstanding Series C Preferred Stock and settled the Embedded Derivative liability associated with our Series C Preferred Stock. For the year ended December 31, 2004, we recorded refinancing expenses, net of $7.1 million relating to these activities.

(6)
The fiscal year 2002 provision for income taxes included a $1.1 million charge to provide a valuation allowance for all net deferred tax assets. The fiscal years 2001 and 2000 provision for (benefit from) income taxes include benefits of $1.3 million and $2.4 million, respectively, relating to the partial reversal of a valuation allowance for deferred taxes previously recorded.

(7)
For purposes of calculating the earnings to fixed charges, earnings consist of income (loss) from operations before income taxes less capitalized interest plus amortization of such capitalized interest plus fixed charges. Fixed charges consist of interest expense, including capitalized interest, preferred stock dividends, amortization of debt issuance costs and a portion of the operating lease rental expense deemed to be representative of the interest factor. During the years ended December 31, 2003 and 2002, earnings were not sufficient to cover fixed charges and the deficiency for such periods was $12.212 million and $24.660 million, respectively.

(8)
For all periods presented, we utilized the definition of EBITDA under our Loan and Security Agreement dated June 30, 2004. This definition is net income (loss) plus accretion of environmental liabilities, depreciation and amortization, net interest expense, provision for (benefit from) income taxes, non-recurring severance charges, other non-recurring refinancing-related expenses, change in value of embedded derivative associated with our previously outstanding Series C Preferred Stock (which we redeemed June 30, 2004), and gain (loss) on sale of fixed assets. Previous definitions of EBITDA were based on financing arrangements then in place and varied somewhat from the current definition of EBITDA. See below for a reconciliation of EBITDA to both net income (loss) and net cash provided by operating activities for the specified periods. Our management considers EBITDA to be a measurement of performance which provides useful information to both management and investors. EBITDA should not be considered an alternative to net income or loss or other measurements under GAAP. Because EBITDA is not calculated identically by all companies, our measurements of EBITDA may not be comparable to similarly titled measures reported by other companies.

(9)
Long-term obligations (including current portion) include borrowings under our current and former revolving credit facilities.

        The following is a reconciliation of net income (loss) to EBITDA for the following periods (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	(Restated) 2003	(Restated) 2002	(Restated) 2001	(Restated) 2000
Net income (loss)	$4,841	$2,817	$2,600	$(17,600)	$(28,447)	$5,277	$7,617
Accretion of environmental liabilities	2,634	2,588	10,394	11,114	1,199	—	—
Depreciation and amortization	7,209	5,405	24,094	26,482	15,508	11,113	10,656
Restructuring costs	—	—	—	(124)	750	—	—
Other acquisition costs	—	—	—	—	5,406	—	—
Loss on refinancings	—	—	7,099	—	24,658	—	—
Interest expense, net	5,961	5,358	22,297	23,724	13,414	10,724	9,795
Provision for (benefit from) income taxes	32	1,212	6,043	5,322	3,787	2,412	(2,016)
Non-recurring severance charges	—	16	25	1,089	—	—	—
Other non-recurring refinancing-related expenses	—	—	1,326	—	—	—	—
Change in value of embedded derivative	—	(5,287)	1,590	379	(129)	—	—
Other income	(588)	—	—	—	—	—	—
(Gain) on sale of fixed assets	(31)	(244)	(724)	292	24	(60)	(70)
Cumulative effect of change in accounting principle	—	—	—	66	—	—	—

EBITDA	$20,058	$11,865	$74,744	$50,744	$36,170	$29,466	$25,982

        The following reconciles EBITDA to net cash provided by operating activities for the following periods ended (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	(Restated) 2003	(Restated) 2002	(Restated) 2001	(Restated) 2000
EBITDA	$20,058	$11,865	$74,744	$50,744	$36,170	$29,466	$25,982
Interest expense	(5,961)	(5,358)	(22,297)	(23,724)	(13,414)	(10,724)	(9,795)
(Provision for) benefit from income taxes	(32)	(1,212)	(6,043)	(5,322)	(3,787)	(2,412)	2,016
Allowance for doubtful accounts	(273)	145	1,232	2,439	842	587	684
Amortization of deferred financing costs	368	753	2,294	2,467	899	636	345
Amortization of debt discount	41	—	77	—	388	238	—
Deferred income taxes	—	—	381	(620)	1,676	1,347	(2,400)
(Gain) loss on sale of fixed assets	—	(244)	(724)	292	24	(60)	(70)
Other income	588	—	—	—	—	—	—
Other non-recurring refinancing-related expenses and other	—	(16)	(1,351)	—	—	—	—
Stock options expensed	—	—	35	29	166	—	—
Foreign currency loss (gain) on intercompany transactions	(213)	(54)	(88)	996	—	—	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	1,493	4,531	(6,058)	20,265	(9,679)	451	(5,774)
Unbilled accounts receivable	(2,461)	3,376	4,429	4,539	(9,695)	(382)	1,669
Deferred costs	556	(95)	538	(838)	(4,433)	(130)	(14)
Prepaid expenses	(721)	(2,794)	(4,781)	14	(5,277)	(399)	(469)
Accounts payable	245	(5,050)	9,249	2,923	12,201	120	374
Closure, post-closure and remedial liabilities	(5,789)	(3,037)	(13,030)	(8,268)	(817)	(115)	(38)
Deferred revenue	(2,497)	785	(1,086)	(2,121)	8,693	1,496	154
Accrued disposal costs	64	345	910	(72)	(5,060)	1,285	748
Income taxes payable	(1,749)	1,768	(734)	685	1,214	288	80
Other, net	(1,774)	381	14,763	(5,571)	(4,462)	2,940	77

Net cash provided by operating activities	$1,943	$6,089	$52,460	$38,857	$5,649	$24,632	$13,569

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion of our financial condition and results of operations with "Selected Historical Consolidated Financial Data" and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements. See the section entitled "Disclosure Regarding Forward-Looking Statements" in this prospectus.

Overview

        We provide a wide range of environmental services and solutions to a diversified customer base in the United States, Puerto Rico, Mexico and Canada. We seek to be recognized by customers as the premier supplier of a broad range of value-added environmental services based upon quality, responsiveness, customer service, information technologies, breadth of product offerings and cost effectiveness.

        Effective September 7, 2002, we purchased from Safety-Kleen Services, Inc. and certain of its domestic subsidiaries substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. That acquisition broadened our disposal capabilities, geographic reach and significantly expanded our network of hazardous waste disposal facilities. Following the acquisition, we became one of the largest providers of environmental services and the largest operator of hazardous waste treatment and disposal facilities in North America. We believe that the acquisition of hazardous waste facilities in new geographic areas has allowed and will continue to allow us to expand our service area and has resulted and will continue to result in significant cost savings by allowing us to treat and dispose of hazardous waste internally for which we previously paid third parties and to eliminate redundant selling, general and administrative expenses and inefficient transportation costs.

        We believe that significant synergies can be achieved by further integrating the former CSD operations into our business. Since the effective date of the acquisition, we have reduced and plan to continue to reduce expenses by use of common information management systems to minimize disposal costs outside the integrated network of facilities by sending waste to the disposal facilities that we now own. We also have eliminated and plan to continue to eliminate duplicate costs relating to overlapping operations on a geographic basis. Although much of the integration of operations and reduction of the combined entities' overlapping costs has been completed, this process is still ongoing.

        In addition, as part of the acquisition, we assumed certain environmental liabilities valued in accordance with generally accepted accounting principles in the United States and a plan to settle obligations that was established at the time of the acquisition (and adjusted to reflect information gathered under the plan through the first anniversary of the acquisition relating to the nature and extent of environmental liabilities that existed as of the acquisition date) of approximately $184.5 million. We now anticipate such liabilities will be payable over many years and that cash flows generated from operations will be sufficient to fund the payment of such liabilities when required. However, events not now anticipated (such as future changes in environmental laws and regulations) could require that such payments be made earlier or in greater amounts than now anticipated.

Acquisition

        Effective September 7, 2002, we purchased from Safety-Kleen Services, Inc. (the "Seller") and certain of the Seller's domestic subsidiaries substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"). The CSD acquisition is included in our results of operations since the acquisition date. The sale included the operating assets of certain of the Seller's subsidiaries in the United States and the stock of five of the Seller's subsidiaries in Canada.

        The assets of the CSD (including the assets of the CSD Canadian Subsidiaries) which we acquired consist primarily of 44 hazardous waste treatment and disposal facilities including, among others, 22 transportation, storage or disposal facilities (six of which have since been closed by us), six wastewater treatment facilities (one of which has since been closed by us), nine commercial landfills and four incineration facilities. Such facilities are located in 30 states, Puerto Rico, six Canadian provinces and Mexico. The most significant of such facilities include landfills in Buttonwillow, California with approximately 10.0 million cubic yards of remaining capacity, in Lambton, Ontario with approximately 8.9 million cubic yards of remaining capacity, which is the largest of the total of three hazardous waste landfills in Canada, and in Waynoka, Oklahoma with approximately 1.5 million cubic yards of remaining capacity; and incinerators in Deer Park, Texas which is the largest hazardous waste incineration facility in the United States, and in Aragonite, Utah. Additional significant facilities are the incinerators in Mercier, Quebec and Lambton, Ontario.

        The primary reasons for the acquisition of the CSD assets were to broaden our disposal capabilities and geographic reach, particularly in the West Coast and Southwest regions of the United States, in Canada and in Mexico, and to significantly expand our network of hazardous waste disposal facilities. In addition, we believed that the acquisition of the CSD's hazardous waste facilities in new geographic areas would allow us to expand our site and industrial services which in turn could increase the utilization and profitability of the facilities. Finally, we believed that the acquisition would result in significant cost savings by allowing us to treat hazardous waste internally, for which we previously paid third parties to dispose of hazardous waste because we lacked the facilities required to dispose of the waste internally.

        In accordance with the Acquisition Agreement between the Seller and us dated February 22, 2002, as amended through September 6, 2002, we purchased the assets of the CSD for $26.6 million in net cash, and incurred direct costs related to the transaction of $9.7 million for a total purchase price of $36.3 million. In addition, we assumed with the transaction certain environmental liabilities valued at $184.5 million.

        We have allocated the total purchase price for the CSD assets based upon the estimated fair value of each asset acquired and each liability assumed. The following table shows the final allocation of the purchase price and direct costs incurred among the assets acquired, liabilities assumed, and liabilities accrued relating to the CSD assets acquired (in thousands):

Acquired Assets and Liabilities as Revised December 31, 2003
Current assets	$101,604
Property, plant and equipment	100,804
Intangible assets	72,659
Deferred taxes	5,670
Other assets	1,888
Current closure, post-closure and remedial liabilities	(9,076)
Other current liabilities	(54,749)
Closure, post-closure and remedial liabilities, long-term	(175,473)
Other long-term liabilities	(7,000)

Cost of CSD assets acquired	$36,327

Cash purchase price	$26,580
Estimated transaction costs	9,747

Cost of CSD assets acquired	$36,327

        We engaged an independent appraisal firm to assist in determining the fair values of the property, plant, equipment and intangible assets, which were acquired as part of the assets of the CSD. Intangible assets recorded at $72.6 million consist of $68.2 million of permits and $4.4 million of customer profile databases. The valuation for intangible assets was based on discounted cash flows from operations of the acquired facilities to which those permits and customer profile databases relate. We concluded that the intangible assets acquired have finite lives and will amortize these assets over their estimated useful lives. As the fair value of the assets acquired from the CSD is higher than the purchase price paid, we reduced the recorded value of the fixed assets and intangible assets as of the acquisition date by $302.5 million in order to record the assets at cost as required by generally accepted accounting principles in the United States after adjusting for changes in estimates. We allocated $12.7 million of the purchase price to properties held for sale as discussed in Note 6 to our audited consolidated financial statements for the three years ended December 31, 2004 included elsewhere in this prospectus.

        In connection with the acquisition of the CSD assets, we recorded integration liabilities of $11.9 million (after giving effect to subsequent net changes in estimates) which consisted primarily of lease costs, severance, environmental closure and other exit costs to close duplicative facilities and functions. Groups of employees severed and to be severed consist primarily of duplicative selling, general and administrative personnel and personnel at offices which were closed. The following table summarizes the purchase accounting liabilities recorded in connection with the acquisition of the CSD assets (dollars in thousands):

	Severance		Facilities
	Number of Employees	Liability	Number of Facilities	Liability	Other Liability	Total Liability
Original reserve established	461	$9,076	12	$3,604	$528	$13,208
Net change in estimate	—	—	—	(59)	(206)	(265)
Utilized through December 31, 2002	(238)	(4,300)	(2)	(15)	(92)	(4,407)

Balance December 31, 2002	223	4,776	10	3,530	230	8,536
Net change in estimate	93	(228)	(1)	(205)	77	(356)
Interest accretion	—	—	—	416	—	416
Utilized year ended December 31, 2003	(264)	(3,872)	—	(810)	(307)	(4,989)

Balance December 31, 2003	52	676	9	2,931	—	3,607
Net change in estimate	(41)	(246)	—	(423)	—	(669)
Interest accretion	—	—	—	221	—	221
Utilized year ended December 31, 2004	(6)	(402)	(1)	(1,021)	—	(1,423)

Balance December 31, 2004	5	$28	8	$1,708	$—	$1,736

        The balance of purchase accounting liabilities at December 31, 2004 of $1.7 million consists almost entirely of long-term closure, post-closure and remedial liabilities.

Critical Accounting Policies and Estimates

        The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. The following are the areas that we believe require the greatest amount of judgments or estimates in the preparation of the financial statements: revenue allowance, deferred revenue, allowance for doubtful accounts, accounting for landfills, testing assets for impairment, environmental liabilities, insurance expense, legal matters, and provision for income taxes.

        Revenue Allowance.    We respond to emergencies that pose an immediate threat to public health or the environment and must take action in the field as events unfold. Historically, once the emergency is contained, customers may withhold payment and attempt to renegotiate amounts invoiced. Credits issued in subsequent periods can differ materially from the revenue allowance provided. We establish a revenue allowance to cover the estimated amounts of revenue that may need to be credited to customers' accounts in future periods. The allowance is established based on experience and, when available, based on specific information relating to jobs performed.

        Deferred Revenue.    In accordance with customary practice in the environmental services industry, we normally submit a bill for services shortly after waste is collected from a customer location and prior to completion of the waste disposal process. We recognize revenue for waste disposal services only when the waste is placed into a landfill, incinerated, treated in a wastewater treatment facility or shipped to a third party for disposal. The amount of deferred revenue stated on our balance sheet as of March 31, 2005 was $19.5 million. Because a large quantity of waste is on hand and in transit at the end of any month, waste from various sources is mixed subsequent to receipt, waste is received in various size containers, and the amount of waste per container can vary significantly, the calculation of deferred revenue requires the use of significant estimates such as of the average revenue charged for a type of waste and of the average waste volume contained within various size containers.

        Allowance for Doubtful Accounts.    We establish an allowance for doubtful accounts to cover accounts receivable that may not be collectible. In establishing the allowance for doubtful accounts, we analyze the collectibility of accounts that are large or past due. In addition, we consider historical bad debts and current economic trends in evaluating the allowance for doubtful accounts. Accounts receivable written off in subsequent periods can differ materially from the allowance for doubtful accounts provided.

        Accounting for Landfills.    We utilize the life cycle method of accounting for landfill costs and the units of consumption method to amortize landfill construction and asset retirement costs and record closure and post-closure obligations over the estimated remaining useful life of a landfill. Under this method, we include future estimated construction and asset retirement costs, as well as costs incurred to date, in the amortization base. Additionally, we include probable expansion airspace that has yet to be permitted costs in the calculation of the total remaining useful life of the landfill. This accounting method requires us to make estimates and assumptions, as described below. Any changes in our estimates will impact our income from operations prospectively from the date the changes are made.

        Landfill Assets—We assess the total cost to develop each landfill site to its capacity based on highly probable airspace. This includes certain projected landfill costs that are uncertain because they are dependent on future events. The total cost to develop a site to its final capacity includes amounts previously expended and capitalized, net of accumulated airspace amortization, and projections of future purchase and development costs and construction costs.

        Closure and Post-Closure Costs—The costs for closure and post-closure obligations at landfills we own or operate are estimated based on our interpretations of current requirements and proposed or anticipated regulatory changes. The estimates for landfill cell closure, final closure and post-closure costs also consider when the costs would actually be paid and factor in inflation and discount rates. The possibility of changing legal and regulatory requirements and the forward-looking nature of these types of costs make any estimation or assumption uncertain.

        Available Airspace—Our engineers and accountants determine the useful life of our landfills by estimating the available airspace. This is done by using surveys and other methods to calculate, based on height restrictions and other factors, how much airspace is left to fill and how much waste can be disposed of at a landfill before it has reached its final capacity.

        Expansion Airspace—We apply a comprehensive set of criteria for evaluating the probability of obtaining a permit for future expansion airspace at existing sites, which provides management a sufficient basis to evaluate the likelihood of success of unpermitted expansions. These criteria are as follows:

  •
  Personnel are actively working to obtain the permit or permit modifications (land use, state and federal) necessary for expansion of an existing landfill, and progress is being made on the project.

  •
  We expect to submit the application within the next year and expect to receive all necessary approvals to accept waste within the next five years.

  •
  At the time the expansion is included in our estimate of the landfill's useful economic life, it is probable that the required approvals will be received within the normal application and processing time periods for approvals in the jurisdiction in which the landfill is located.

  •
  The owner of the landfill or we have a legal right to use or obtain land associated with the expansion plan.

  •
  There are no significant known political, technical, legal, or business restrictions or issues that could impair the success of such expansion.

  •
  A financial feasibility analysis has been completed and the results demonstrate that the expansion has a positive financial and operational impact such that management is committed to pursuing the expansion.

  •
  Additional airspace and related additional costs, including permitting, final closure and post-closure costs, have been estimated based on the conceptual design of the proposed expansion.

        These criteria are initially evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. However, our policy provides that, based on the facts and circumstances of a specific landfill, inclusion of unpermitted airspace may still be allowed even if these criteria are not met. In these circumstances, inclusion must be approved through a landfill-specific process that includes approval of our Chief Financial Officer and a review by the Audit Committee of our Board of Directors. When we include the expansion airspace in our calculations of available airspace, we also include the projected costs for final capping, and closure and post-closure of the expansion in the amortization basis of the landfill.

        It is possible that any of our estimates or assumptions could ultimately turn out to be significantly different from actual results. In some cases we may be unsuccessful in obtaining an expansion permit or we may determine that an expansion permit that we previously thought was probable has become unlikely. To the extent that such estimates, or the assumptions used to make those estimates, prove to be significantly different than actual results or our belief that we will receive an expansion permit changes adversely in a significant manner, the costs of the landfill, including the costs incurred in the pursuit of the expansion, may be subject to impairment testing, as described below, and lower prospective profitability may be experienced due to increased interest accretion and depreciation or asset impairments related to the removal of previously included expansion airspace.

        Testing Assets for Impairment.    Testing assets for impairment requires projecting current earnings and cash flows into future periods based on expected trends. In addition, testing assets for impairment requires that judgments be made regarding reporting units and asset groupings. Starting in 2002, goodwill was tested for impairment based on estimated future discounted cash flows. Other assets are tested for impairment based on estimated undiscounted cash flows. Estimating future cash flows requires making projections that can differ materially from actual results.

        Environmental Liabilities.    As more fully discussed under "Business- Environmental Regulation" elsewhere in this prospectus, our waste management facilities are continuously regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment or otherwise protect the environment. In addition, in connection with our acquisition of the assets of the CSD in September 2002, we agreed to assume certain environmental liabilities of the CSD as part of the purchase price for the CSD assets.

        Remedial liabilities are inherently difficult to estimate. Estimating remedial liabilities requires that the existing environmental contamination be understood. There is a risk that the actual quantities of contaminates differ from the results of the site investigation, and there is a risk that contaminants exist that have not been identified by the site investigation. In addition, the amount of remedial liabilities recorded is dependent on the remedial method selected. There is a risk that funds will be expended on a remedial solution that is not successful, which could result in the additional incremental costs of an alternative solution. Such estimates, which are subject to change, are subsequently revised if and when additional information becomes available.

        In addition, we must estimate the timing of payments for environmental liabilities years into the future. Because most of our environmental liabilities are discounted to reflect the respective dates on which we expect to make environmental expenditures, significant acceleration in the timing of payments could result in material charges to earnings.

        Insurance Expense.    It is our policy to retain a significant portion of certain expected losses related primarily to workers' compensation, health insurance, comprehensive general and vehicle liability. Accruals are established for incurred losses based on information that is known at the time. Recording health insurance expense requires that estimates be made of the cost of health benefits to be provided in future periods. Actual expenditures required in future periods can differ materially from accruals established based on estimates. As described under "Selected Historical Consolidated Financial Data," we restated our financial statements for the years ended December 31, 2003 and 2002, and financial information for the years ended December 31, 2001, 2000 and 1999, in order to correct errors relating to the methodology we had established for estimating our workers' compensation and motor vehicle liability claims.

        Legal Matters.    As described in "Legal Proceedings" elsewhere in this prospectus, we are subject to legal proceedings which relate to the acquisition of the CSD assets or which have arisen in the ordinary course of business. Accruals are established for legal matters when, in our opinion, it is probable that a liability exists and the liability can be reasonably estimated. As of March 31, 2005, we had reserves of $33.7 million (substantially all of which we had established as part of the purchase price for the CSD assets) relating to our potential liabilities in connection with such legal proceedings which were then pending or anticipated. Estimates of the cost to settle disputes are adjusted as facts emerge. Actual expenses incurred in future periods can differ materially from accruals established.

        Provision for Income Taxes.    We are required to estimate the provision for income taxes, including the current tax expense together with assessing temporary differences resulting from differing treatments of assets and liabilities for tax and financial accounting purposes. These differences together with net operating loss carryforwards and tax credits are recorded as deferred tax assets or liabilities on the balance sheet. An assessment must then be made of the likelihood that the deferred tax assets will be recovered from future taxable income. To the extent that we determine that it is more likely than not that the deferred asset will not be utilized, a valuation allowance is established. Taxable income in future periods significantly above or below that now projected will cause adjustments to the valuation allowance that could materially decrease or increase future income tax expense.

        We attempt to make realistic estimates in providing allowances for assets and recording liabilities. Because estimates are made in good faith, our experience has been that overestimates in one area are often offset by underestimates in other areas. We believe that in the future it is probable that an unexpected event (such as the sudden bankruptcy of a significant customer or supplier that was previously believed to be a large and stable company) could materially affect our results of operations of a future period; however, due to our risk management programs, we believe that such an event would not be material to our financial condition.

Results of Operations

        Our operations are managed as two segments: Technical Services and Site Services.

        Technical Services include treatment and disposal of industrial wastes via incineration, landfill or wastewater treatment; collection and transporting of all containerized and bulk waste; categorization, specialized repackaging, treatment and disposal of laboratory chemicals and household hazardous wastes, which are referred to as CleanPack® services; and the Apollo Onsite Services, which customize environmental programs at customer sites. This is accomplished through a network of service centers where a fleet of trucks, rail or other transport is dispatched to pick up customers' waste either on a pre-determined schedule or on demand, and then to deliver waste to a permitted facility. From the service centers, chemists can also be dispatched to a customer location for the collection of chemical waste for disposal.

        Site Services provide highly skilled experts utilizing specialty equipment and resources to perform services, such as industrial maintenance, surface remediation, groundwater restoration, site and facility decontamination, emergency response, site remediation, PCB disposal and oil disposal at the customer's site or another location. These services are dispatched on a scheduled or emergency basis. We also offer outsourcing services for customer environmental management programs and provide analytical testing services, information management and personnel training services.

        The following table sets forth for the periods indicated certain operating data associated with our results of operations. This table and subsequent discussions should be read in conjunction with "Selected Historical Consolidated Financial Data" and our financial statements included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
				(Restated) 2003	(Restated) 2002	(Restated) 2001	(Restated) 2000
	2005	2004	2004
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of revenues:
Disposal costs to third parties	4.2	4.5	4.0	4.8	7.0	9.2	10.9
Other cost of revenues	68.9	70.7	68.3	69.4	65.1	61.7	60.1

Total cost of revenues	73.1	75.2	72.3	74.2	72.1	70.9	71.0
Selling, general and administrative expenses	14.7	16.3	16.2	17.8	17.7	17.4	17.8
Accretion of environmental liabilities	1.6	1.8	1.6	1.8	0.3	—	—
Depreciation and amortization	4.4	3.8	3.8	4.3	4.4	4.4	4.6
Restructuring	—	—	—	—	0.2	—	—
Other acquisition costs	—	—	—	—	1.5	—	—

Income from operations	6.2	2.9	6.1	1.9	3.8	7.3	6.6
Other income (expense)	0.3	3.7	(0.2)	—	—	—	—
(Loss) on refinancings	—	—	(1.1)	—	(7.0)	—	—
Interest expense, net	(3.6)	(3.8)	(3.5)	(3.9)	(3.8)	(4.2)	(4.2)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	2.9	2.8	1.3	(2.0)	(7.0)	3.1	2.4
Provision for (benefit from) income taxes	—	0.8	0.9	0.9	1.1	1.0	(0.9)

Income (loss) before cumulative effect of change in accounting principle	2.9	2.0	0.4	(2.9)	(8.1)	2.1	3.3

Cumulative effect of change in accounting principle	—	—	—	—	—	—	—
Net income (loss)	2.9%	2.0%	0.4%	(2.9)%	(8.1)%	2.1%	3.3%

  Segment data

        Performance of our segments is evaluated on several factors of which the primary financial measure is EBITDA. The following table sets forth certain operating data associated with our results of operations and summarizes EBITDA contribution by operating segment for the three months ended March 31, 2005 and 2004 and each of the three years ended December 31, 2004. See "Selected Historical Consolidated Financial Data" for a description of the calculation of EBITDA and a reconciliation of EBITDA to net income (loss) and net cash provided by operating activities. We consider the EBITDA contribution from each operating segment to include revenue attributable to each segment less operating expenses, which include cost of revenues and selling, general and administrative expenses. Revenue attributable to each segment is generally external or direct revenue from third party customers. Certain income or expenses of a non-recurring or unusual nature are not included in the operating segment EBITDA contribution. This table and subsequent discussions should be read in conjunction with "Selected Historical Consolidated Financial Data" and the financial statements included elsewhere in this prospectus, in particular Note 23, "Segment Reporting" to our audited financial statements for the three years ended December 31, 2004 and Note 14, "Segment Reporting" to our unaudited financial statements for the three months ended March 31, 2005.

	Three Months Ended March 31,		Years ended December 31,
				(Restated) 2003(1)	(Restated) 2002(1)
	2005	2004	2004
	(in thousands)
Revenue:
Technical Services	$106,496	$101,104	$444,617	$422,777	$220,085
Site Services	58,292	41,759	198,609	187,742	128,873
Corporate Items	178	(106)	(7)	450	1,175

Total	164,966	142,757	643,219	610,969	350,133

Cost of Revenues:
Technical Services	75,831	72,324	297,926	290,882	144,730
Site Services	45,223	34,762	159,042	148,196	101,773
Corporate Items	(507)	374	7,870	14,383	5,966

Total	120,547	107,460	464,838	453,461	252,469

Selling, General & Administrative Expenses:
Technical Services	12,074	11,337	48,748	48,585	26,627
Site Services	5,422	4,182	18,449	16,999	11,734
Corporate Items	6,865	7,913	36,440	41,472	23,157

Total	24,361	23,432	103,637	107,056	61,518

EBITDA:
Technical Services	18,591	17,443	97,943	83,310	48,728
Site Services	7,647	2,815	21,118	22,547	15,366
Corporate Items	(6,180)	(8,393)	(44,317)	(55,113)	(27,924)

Total(2)	$20,058	$11,865	$74,744	$50,744	$36,170

(1)
Certain reclassifications have been made to conform to the current period presentation.

(2)
See "Selected Historical Consolidated Financial Data" for a discussion of EBITDA.

Three months ended March 31, 2005 versus the three months ended March 31, 2004

  Revenues

        Total revenues for the three months ended March 31, 2005 increased $22.2 million to $165.0 million from $142.8 million for the comparable period in 2004. Technical Services revenues for the three months ended March 31, 2005 increased $5.4 million to $106.5 million from $101.1 million for the comparable period in 2004. The increase in revenues for Technical Services consisted of strong ongoing and new base business and the positive impact from the strengthening Canadian dollar. Pricing for waste disposal services was flat. Site Services revenues for the three months ended March 31, 2005 increased $16.5 million to $58.3 million from $41.8 million for the comparable period in 2004. Site Services revenues increased due to the opening of additional locations, and due to two emergency response jobs in 2005 for which no similar jobs were performed in 2004. These emergency response jobs in 2005 represented 20.0% of Site Services revenues. Corporate Items revenues for the three months ended March 31, 2005 increased $0.3 million to $0.2 million from $(0.1) million for the comparable period in 2004.

        There are many factors which have impacted, and continue to impact, our revenues. These factors include: economic conditions; integration of operations of the former CSD; competitive industry pricing; continued efforts by generators of hazardous waste to reduce the amount of hazardous waste they produce; significant consolidation among treatment and disposal companies; industry-wide overcapacity; and direct shipment by generators of waste to the ultimate treatment or disposal location.

  Cost of Revenues

        Total cost of revenues for the three months ended March 31, 2005 increased $13.0 million to $120.5 million compared to $107.5 million for the comparable period in 2004. Technical Services cost of revenue increased $3.5 million to $75.8 million from $72.3 million for the comparable period in 2004. The increase in Technical Services cost of revenue was due to overall increases in energy-related costs, higher internal equipment costs, and increased materials and supplies costs. Site Services cost of revenue increased $10.4 million to $45.2 million from $34.8 million for the comparable period in 2004. The increase in Site Services cost of revenues is attributed to the performance of emergency response jobs in 2005. Corporate Items cost of revenue for the three months ended March 31, 2005 decreased to $(0.5) million from $0.4 million for the comparable period in 2004. The decrease in Corporate Items cost of revenue was primarily due to environmental changes in estimate. As a percentage of revenues, combined cost of revenues in 2005 decreased by 2.2% to 73.1% from 75.3% for the comparable period in 2004. One of the largest components of cost of revenues is the cost of disposal paid to third parties. Disposal costs paid to third parties in the first quarter of 2005 as a percentage of revenues decreased 0.3% to 4.2% from 4.5% for comparable period in 2004. This decrease in disposal expense paid to third parties was due to a change in business mix from 2004 to 2005.

        We believe that our ability to manage operating costs is an important factor in our ability to remain price competitive. We continue to upgrade the quality and efficiency of our waste treatment services through the development of new technology and continued modifications and upgrades at our facilities, and implementation of strategic initiatives. We plan to continue to focus on achieving cost savings relating to purchased goods and services through the strategic sourcing initiative. However, we cannot assure that our efforts to manage future operating expenses will be successful.

  Selling, General and Administrative Expenses

        Total selling, general and administrative expenses for the three months ended March 31, 2005 increased $1.0 million to $24.4 million from $23.4 million for the comparable period in 2004. Technical Services selling, general and administrative expenses for the three months ended March 31, 2005 increased $0.8 million to $12.1 million from $11.3 million for the comparable period in 2004 due to increased headcount as well as increased performance incentive compensation. Site Services selling, general and administrative expenses increased $1.2 million to $5.4 million for the three-month period ended March 31, 2005 from $4.2 million for the corresponding period of the preceding year. The increase was related to increased headcount and incentive compensation from emergency responses. Corporate Items selling, general and administrative expenses for the three months ended March 31, 2005 decreased $1.0 million to $6.9 million from $7.9 million for the comparable period in 2004. The decreases were primarily related to changes in estimates of environmental liabilities.

  Accretion of Environmental Liabilities

        Accretion of environmental liabilities for the three-month periods ended March 31, 2005 and 2004 was similar at $2.6 million and $2.6 million, respectively.

  Depreciation and Amortization

        Depreciation and amortization expense for the three months ended March 31, 2005 increased $1.8 million to $7.2 million from $5.4 million for the comparable period in 2004. The increase was primarily due to additions to fixed assets related to purchase accounting adjustments, additions incurred in 2004 at our Deer Park incineration facility in order to comply with the Interim Standards of the Hazardous Waste Combustor Maximum Achievable Control Technology (the "HWC MACT") rule and an increase in volumes at our landfill sites.

  Other Income (Expense)

        For the quarter ended March 31, 2005, other income of $0.6 million consisted almost entirely of a $0.6 million gain relating to the settlement of an insurance claim.

        As further described below under "Redemption of Series C Preferred Stock," we issued Series C Preferred Stock for $25.0 million in September 2002. The Series C Preferred Stock was recorded on our financial statements as though it consisted of two components, namely (i) non-convertible redeemable preferred stock with a 6.0% annual dividend, and (ii) an embedded derivative (the "Embedded Derivative") which reflected the right of the holders of the Series C Preferred Stock to convert it into our common stock. For the quarter ended March 31, 2004, we valued the Embedded Derivative using the Black-Scholes option pricing model. The Black-Scholes model determines the value of an option primarily by considering the strike price of the option, the market value of the stock and the volatility of the stock price. The strike price of the Embedded Derivative was $8.00 at March 31, 2004. For the quarter ended March 31, 2004, we recorded other income of $5.3 million primarily because of the market price decline of our common stock that occurred during that quarter. On June 30, 2004, we redeemed the Series C Preferred Stock and settled the Embedded Derivative liability. Accordingly, we had no other income (expense) during the three months ended March 31, 2005 relating to the Series C Preferred Stock.

  Interest Expense, Net

        Interest expense, net of interest income for the three months ended March 31, 2005, increased $0.6 million to $6.0 million from $5.4 million for the comparable period in 2004. The increase in interest expense was primarily due to $0.6 million of interest capitalized in the first quarter of 2004 relating to a capital project to comply with air emission standards at our Deer Park incineration facility.

  Income Taxes

        Income tax expense for the three months ended March 31, 2005 decreased $1.2 million to $32 thousand from $1.2 million for the comparable period in 2004. Income tax expense for the first quarter of 2005 consists primarily of a current tax benefit relating to the Canadian operations of $0.1 million net of withholding taxes and a state income tax expense of $0.1 million relating to profitable operations in certain legal entities. Income tax expense for the first quarter of 2004 consists primarily of current tax expense relating to the Canadian operations of $1.2 million and state income tax expense of $0.1 million relating to profitable operations in certain legal entities, partially offset by a federal tax benefit of $0.1 million relating to a 2000 alternative minimum tax carryback refund.

        SFAS 109, "Accounting for Income Taxes," requires that a valuation allowance be established when, based on an evaluation of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, at March 31, 2005 and December 31, 2004, we continued to maintain a full valuation allowance against our net U.S. deferred tax assets. The actual realization of the net operating loss carryforwards and other tax assets depend on having future taxable income of the appropriate character prior to their expiration. We will continue to re-evaluate the need for this valuation allowance in light of all available evidence including projections of future operating results.

  EBITDA Contribution

        The combined EBITDA contribution by segments for the three months ended March 31, 2005 increased $8.2 million to $20.1 million from $11.9 million for the comparable period in 2004. EBITDA contribution improved for each of the three segments in 2005. The contribution of Technical Services increased $1.2 million. Site Services contribution improved $4.8 million and Corporate Items cost decreased $2.2 million. The combined EBITDA contribution is comprised of revenues of $165.0 million and $142.8 million, net of cost of revenues of $120.5 million and $107.5 million and selling, general and administrative expenses of $24.4 million and $23.4 million for the three-month periods ended March 31, 2005 and 2004, respectively.

Year ended December 31, 2004 versus Year ended December 31, 2003

  Revenues

        Total revenues for 2004 increased $32.2 million or 5.3% to $643.2 million for 2004 from $611.0 for 2003. Technical Services revenues for 2004 increased $21.8 million or 5.2% to $444.6 million for 2004 from $422.8 million for 2003. The increases in Technical Services revenues resulted from an improving economy and volume increases realized in our landfill and incineration assets. Site Services revenues for 2004 increased $10.9 million or 5.8% to $198.6 million for 2004 from $187.7 million for 2003. We performed a large emergency response job in the year ended December 31, 2003, which accounted for 11.1% of Site Services revenues for that period. In the year ended December 31, 2004, several large emergency response jobs accounted for 5.5% of revenue. Excluding these large jobs, revenue increased $20.6 million, or 12.3%, for the year ended December 31, 2004 compared to the year ended December 31, 2003 as a result of growth initiatives in Gulf and Western United States, increased volumes of large industrial services projects, significant improvements in oil and PCB recycling related to commodity sales and an improving economy. Changes in foreign exchange rates also positively impacted consolidated sales by approximately $5.9 million.

  Cost of Revenues

        Total cost of revenues for 2004 increased $11.3 million or 2.5% to $464.8 million compared to $453.5 million for 2003. Technical Services costs of revenues increased $7.0 million or 2.4% to $297.9 million from $290.9 million in 2003. Site Services cost of revenue increased $10.8 million or 7.3% to $159.0 million from $148.2 million in 2003. Corporate cost of revenues decreased $6.5 million to $7.9 million from $14.4 million in 2003. Technical Services cost of revenue as a percent of revenue decreased 1.8% from 68.8% in 2003 to 67.0% in 2004. This reduction was primarily due to continued internalization of waste and reductions in labor costs at our processing facilities. Site Services cost of revenue as a percent of revenue increased 1.2% to 80.1% in 2004 from 78.9% in 2003. This increase was attributable to startup costs of new Site Services locations and margin erosion due to increased competitive factors. The decrease in cost of revenue for Corporate Items was due to reduced costs at our discontinued waste handling facilities. As a percentage of revenues, combined cost of revenues in 2004 decreased 1.9% to 72.3% from 74.2% in 2003.

  Selling, General and Administrative Expenses

        Selling, general and administrative expenses in 2004 decreased $3.9 million to $104.5 million from $108.4 million for 2003. Technical Services selling, general and administrative expenses increased $0.1 million to $48.7 million from $48.6 million for 2003. Site Services selling, general and administrative expenses increased by $1.4 million to $18.4 million from $17.0 million in 2003. Increases for Site Services were related to allocations from sales and administrative support. Corporate Items selling, general and administrative expenses for 2004 decreased $5.1 million to $36.4 million from $41.5 million in 2003. The decrease was due to reduced currency exchange expense, decreases in headcount, decreased professional fees, and improved controls over expenses. These expense reductions were offset by higher bonus accruals and expenses associated with the refinancing of our capital structure in June 2004 as well as expenses related to Sarbanes-Oxley Section 404 compliance.

  Accretion of Environmental Liabilities

        Accretion of environmental liabilities for 2004 and 2003 was similar at $10.4 million and $11.1 million, respectively.

  Depreciation and Amortization

        Depreciation and amortization expense of $24.1 million for 2004 decreased from $26.5 million for 2003 due to changes in estimates in landfill lives and changes in estimates in useful lives of certain assets.

  Other Income (Expense)

        As more fully described below under "Redemption of Series C Preferred Stock," we issued 25,000 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") for $25.0 million in September 2002. The Series C Preferred Stock was recorded on our financial statements as though it consisted of two components, namely (i) non-convertible redeemable preferred stock with a 6.0% annual dividend (the "Host Contract"), and (ii) an embedded derivative (the "Embedded Derivative") which reflected the right of the holders of the Series C Preferred Stock to convert the Series C Preferred Stock into our common stock. On June 30, 2004, we redeemed the Series C Preferred Stock and settled the Embedded Derivative liability. Just prior to the settlement, we valued the Embedded Derivative using the Black-Scholes option pricing model. The Black-Scholes model determines the value of an option primarily by considering the strike price of the option, the market value of the stock and the volatility of the stock price. The strike price of the Embedded Derivative was $8.00. The settlement of the Embedded Derivative liability on June 30, 2004 will result in no additional other income (expense) being recorded in future periods related to the Embedded Derivative. For the year ended December 31, 2004, we recorded other expense related to the Embedded Derivative of $1.6 million primarily because of the market price increase of our common stock that occurred during the first half of 2004. For the year ended December 31, 2003, we recorded other expense of $0.4 million for the change in the fair value of the Embedded Derivative because the market price decline of our common stock that occurred during 2003, partially offset by the decrease of the strike price on the embedded derivative from $10.50 to $8.00 that occurred because both (i) the Consolidated EBITDA for the year ended December 31, 2003 was less than $115 million and (ii) the average trading price for our common stock for the month of December 2003 was less than $27.50. Partially offsetting the expense on the Embedded Derivative during the years ended December 31, 2004 and 2003 were, respectively, a net gain and net loss on the disposal of fixed assets of $0.3 million and $0.3 million.

  Loss on Refinancings

        As further discussed below in "The 2004 Refinancing," we previously had outstanding a $100.0 million three-year revolving credit facility (the "Revolving Credit Facility"), $115.0 million of three-year non-amortizing term loans (the "Senior Loans"), $40.0 million of five-year non-amortizing subordinated loans (the "Subordinated Loans"), the Series C Preferred Stock, and the related Embedded Derivative which reflected the right of the holders of the Series C Preferred Stock to convert into our common stock on the terms set forth in the Series C Preferred Stock. On June 30, 2004, we repaid the Revolving Credit Facility, the Senior Loans and the Subordinated Loans, redeemed the Series C Preferred Stock, and settled the related Embedded Derivative liability. We recorded losses associated with our debt refinancing of $7.1 million during the period ended June 30, 2004. Such expenses consisted of write-off of deferred financing costs of $5.3 million, prepayment penalties of

$3.1 million and other expenses of $0.3 million. These expenses were partially offset by the gain on the settlement of the Embedded Derivative of $1.6 million.

  Interest Expense, Net

        Interest expense, net of interest income for 2004, decreased $1.4 million to $22.3 million from $23.7 million for 2003. The decrease in interest expense was primarily due to $1.9 million of capitalized interest relating to a capital project to comply with air emission standards at our Deer Park incineration facility, which was partially offset by reduced interest income on our restricted cash balances and a slight increase in interest expense on capital leases for 2004 as compared to 2003.

        Based on current interest rates and the balance of loans outstanding at December 31, 2004, we estimate that interest expense for 2005 will be between $23.0 million and $24.0 million.

  Income Taxes

        Income tax expense in 2004 increased $0.7 million to $6.0 million from $5.3 million for 2003. Income tax expense for 2004 consists primarily of Canadian taxes of $6.1 million including withholding taxes of $1.1 million and a net Federal and state income tax benefits of $74 thousand. Income tax expense for 2003 consisted primarily of current tax expense relating to the Canadian operations of $5.7 million and $0.2 million of current state income tax expense due primarily to the profitable operations of certain of our subsidiaries. The 2003 current tax expense was partially offset by foreign deferred tax benefit of $0.6 million.

        The provision for income taxes in relation to income before provision for income taxes and cumulative effect of change in accounting principle was driven primarily by the profitability of our Canadian operations and the losses experienced in our U.S. operations.

        On June 30, 2004, we refinanced our then outstanding debt. As a part of the refinancing, one of our Canadian subsidiaries made a $91.7 million (U.S.) investment in the preferred stock of one of our domestic subsidiaries and issued, in partial payment for such investment, a promissory note for $89.4 million (U.S) payable to one of our domestic subsidiaries. The interest rate on such promissory note is 11.0% per annum. The effect of this transaction was to increase interest income of a U.S. subsidiary and to increase interest expense of a foreign subsidiary. For the year ended December 31, 2005, the full year effect of this transaction will be reflected in our statement of operations.

        SFAS No. 109, "Accounting for Income Taxes," requires that a valuation allowance be established when, based on an evaluation of verifiable evidence, there is a likelihood that some portion or all of the deferred tax assets will not be realized. We continually review the adequacy of the valuation allowance for deferred taxes. As discussed previously under the heading "Acquisition," Safety-Kleen was unable to provide historical audited statements of operations and cash flows for the CSD, and we have reported net losses from our U.S. operations since the acquisition. Accordingly, as part of the review of the valuation allowance for deferred taxes for the years ended December 31, 2004 and 2003, we determined that we lack sufficient verified historical taxable income to demonstrate that we will be able to utilize the net operating loss ("NOL") carryforwards and other deferred tax assets for the U.S. entities. Accordingly, no tax benefit has been recorded relating to the loss before provision for income taxes and cumulative effect of change in accounting principle for the U.S. entities for the years ended December 31, 2004 and 2003. The actual realization of the net operating loss carryforwards and other deferred tax assets will depend on our having future taxable income of the appropriate character prior to their expiration. Should we demonstrate the ability to generate future taxable income to utilize the NOL carryforwards and other deferred tax assets, a portion, or all of the valuation allowance would be reduced. Up to $35.3 million of this valuation allowance reduction could be recorded as a tax benefit on the statement of operations and up to $4.4 million could reduce the basis of assets acquired from the Sellers. At December 31, 2004, we had regular net operating loss carryforwards of approximately $45.2 million that begin to expire starting in 2012.

  EBITDA Contribution

        The combined EBITDA contribution by segments for 2004 increased $24.0 million or47.3% to $74.7 million from $50.7 million in 2003. The increase from Technical Services was $14.6 million. For Site Services, EBITDA decreased $1.4 million and was offset by an increase in Corporate Items of $10.8 million. The combined EBITDA contribution was based on total revenues of $643.2 million and $611.0 million, net of cost of revenues of $464.8 million and $453.5 million and selling, general and administrative expenses of $103.6 million and $107.1 million for the years ended December 31, 2004 and 2003, respectively.

Year ended December 31, 2003 versus Year ended December 31, 2002

  Revenues

        Total revenues for 2003 increased $260.9 million or 74.5% to $611.0 million for 2003 from $350.1 for 2002. Technical Services revenues for 2003 increased $202.7 million or 92.1% to $422.8 million for 2003 from $220.1 million for 2002. The increases in Technical Services revenues were due to the acquisition of the CSD assets from Safety-Kleen effective on September 7, 2002. Site Services revenues for 2003 increased $58.8 million or 45.6% to $187.7 million for 2003 from $128.9 million for 2002. We performed one large Site Services job in the year ended December 31, 2003, which accounted for 11.1% of Site Services revenues for that period. We performed one emergency services job in the year ended December 31, 2002. The job performed in 2002 related to the events of September 11, 2001 and was much lower in revenue compared to the job performed in 2003. Other than the events discussed, the increases in total revenues, Technical Services revenues, and Site Services revenues were due to the acquisition of the CSD assets from Safety-Kleen in 2002.

        Our decision to integrate the operations of the former CSD into our business and financial reporting systems, combined with the replacement of the business model of the former CSD with our business model, prevented us from being able to calculate meaningful changes in revenue due to volume, price or mix.

  Cost of Revenues

        Total cost of revenues for 2003 increased $201.0 million or 79.6% to $453.5 million compared to $252.5 million for 2002. Technical Services costs of revenues increased $146.2 million or 101.0% to $290.9 million from $144.7 million in 2002. Site Services cost of revenue increased $46.4 million or 45.6% to $148.2 million from $101.8 million in 2002. The change in cost of revenues in total and for Technical Services was primarily a result of the CSD acquisition. The cost of Site Service revenue increased because of the CSD acquisition and a large emergency response project in 2003 compared to 2002. As a percentage of revenues, combined cost of revenues in 2003 increased 2.1% to 74.2% from 72.1% for 2002. One of the largest components of cost of revenues is the cost of disposal paid to third parties. Disposal costs paid to third parties in 2003 as a percentage of revenues decreased 2.2% to 4.8% from 7.0% for comparable period in 2002. This decrease in disposal expense was due to our internalizing waste disposal subsequent to the acquisition that we sent to third parties prior to the acquisition. Other cost of revenues as a percentage of revenues increased 4.3% to 69.4% from 65.1% for comparable period in 2002, primarily as a result of reduced facility utilization reflecting the level of waste processed which was due to the general economic environment and the fixed cost nature of the facilities.

  Selling, General and Administrative Expenses

        Selling, general and administrative expenses in 2003 increased $46.9 million or 76.3% to $108.4 million from $61.5 million for 2002. The increase was primarily due to increased costs associated with our expanded business resulting from the acquisition of the CSD assets in September 2002. The overall increase reflects a full year of combined operations in 2003, instead of only approximately 16 weeks of activity in 2002 which occurred after the acquisition plus costs incurred in 2002 prior to the acquisition in order to have the required infrastructure in place as of the acquisition date. The change in selling, general and administrative expenses by segment was primarily a result of the CSD acquisition.

  Accretion of Environmental Liabilities

        Accretion of environmental liabilities for 2003 was $11.1 million which is due primarily to the implementation as of January 1, 2003 of SFAS No. 143 and accretion of the discount for the remedial liabilities assumed as part of the CSD assets acquired. Accretion of environmental liabilities for 2002 was $1.2 million and relates to the accretion of the discount for the remedial liabilities assumed in the acquisition of the CSD assets.

  Depreciation and Amortization

        Depreciation and amortization expense for 2003 increased $11.0 million to $26.5 million from $15.5 million for 2002. The increase was primarily due to depreciation and amortization relating to assets acquired as part of the CSD acquisition.

  Restructuring

        For the year ended December 31, 2002, we recorded a restructuring charge of $0.8 million related to the acquisition. The restructuring charge consists of $0.3 million for severance for individuals who were our employees prior to the acquisition, and $0.5 million of costs associated with our decision to close sales offices and parts of facilities that we operated prior to the acquisition and that became duplicative.

  Other Acquisition Costs

        Other acquisition costs were $5.4 million for the year ended December 31, 2002. The primary components of these costs were outside consultant services and expenses related to integration planning and execution following the acquisition.

  Other Income (Expense)

        As more fully discussed below under "Redemption of Series C Preferred Stock," we issued 25,000 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") for $25.0 million in September 2002. The Series C Preferred Stock was recorded on our financial statements as though it consisted of two components, namely (i) a non-convertible redeemable preferred stock (the "Host Contract") which matured in September 2009, and (ii) an "Embedded Derivative" which reflected the right of the holders of the Series C Preferred Stock to convert into our common stock. Generally accepted accounting principles in the United States require that the value of a derivative be marked to market. For the year ended December 31, 2003, we valued the Embedded Derivative using the Black-Scholes option pricing model. The Black-Scholes model determines the value of an option primarily by considering the strike price of the option, the market value of the stock and volatility of the stock. The strike price of the Embedded Derivative was $8.00 at December 31, 2003. For the year ended December 31, 2003, we recorded other expense of $0.4 million for the change in the fair value of the Embedded Derivative because of the market price decline of our common stock which occurred during the year, partially offset by the decrease of the strike price on the Embedded Derivative from $10.50 to $8.00 that occurred because both (i) the Consolidated EBITDA for the year ended December 31, 2003 was less than $115 million and (ii) the average trading price for our common stock for the month of December 2003 was less than $27.50. We recorded other (expense) income due to the change in the value of the Embedded Derivative of $(0.4) million and $0.1 million for the years ended December 31, 2003 and 2002, respectively. As more fully discussed above under "Other Income (Expense)" for the Year ended December 31, 2004 versus Year ended December 31, 2003, we redeemed all of the Series C Preferred Stock and settled the related Embedded Derivative liability on June 30, 2004.

  Loss on Refinancings

        Prior to the refinancing of our debt in September 2002, we had outstanding $35.0 million of 16% Senior Subordinated Notes (the "Subordinated Notes") and $9.6 million of 10.75% economic development revenue bonds (the "Bonds"). Under the terms of the Subordinated Notes and the Bonds, we were obligated to refinance all of the debt in order to complete the purchase of the CSD assets. The total cost of the extinguishment of that debt in 2002 was $24.7 million and consisted of (1) a "Make Whole Amount" for the Subordinated Notes of $17.0 million, (2) the defeasance costs on the Bonds of $3.1 million, and (3) the write-off of deferred financing costs on both the Subordinated Notes and the Bonds of approximately $4.6 million, of which $2.4 million represented a write-off of the then unamortized debt issue discount based on the fair market value of warrants issued in connection with the Subordinated Notes on April 30, 2001. As described under "Litigation Involving Former Holders of Subordinated Notes" in "Legal Proceedings" elsewhere in this prospectus, we have initiated litigation against the former holders of the Subordinated Notes seeking to recover the "Make Whole Amount" as an unenforceable penalty under Massachusetts case law.

  Interest Expense, Net

        Interest expense, net of interest income for 2003, increased $10.3 million or 76.9% to $23.7 million from $13.4 million for 2002. The increase in interest expense was primarily due to higher average balances owed during 2003 as compared to 2002, which resulted from our acquisition of the CSD assets.

  Income Taxes

        Income tax expense in 2003 increased $1.5 million to $5.3 million from $3.8 million for 2002. Income tax expense for 2003 consisted primarily of current tax expense relating to the Canadian operations of $5.7 million and $0.2 million of current state income tax expense due primarily to the profitable operations of certain of our subsidiaries. The 2003 current tax expense was partially offset by foreign deferred tax benefit of $0.6 million. Income tax expense for 2002 consisted of current tax expense relating to the Canadian operations of $2.1 million and $0.6 million of current state income tax expense due primarily to the profitable operations of certain of our subsidiaries and $1.6 million of deferred tax expense. The 2002 current tax expense was partially offset by a $0.6 million federal tax benefit that was primarily due to favorable resolution of a federal alternative minimum tax net operating loss carryback claim.

        SFAS No. 109, "Accounting for Income Taxes," requires that a valuation allowance be established when, based on an evaluation of verifiable evidence, there is a likelihood that some portion or all of the deferred tax assets will not be realized. We continually review the adequacy of the valuation allowance for deferred taxes. As discussed previously under the heading "Acquisition," Safety-Kleen was unable to provide historical audited statements of operations and cash flows for the CSD, and we have reported net losses from our U.S. operations since the acquisition. Accordingly, as part of our review of the valuation allowance for deferred taxes for the years ended December 31, 2002 and 2003, we determined we lacked sufficient verified historical taxable income to demonstrate that we will be able to utilize the net operating loss ("NOL") carryforwards and other deferred tax assets for the U.S. entities. Accordingly, no tax benefit has been recorded relating to the loss before provision for income taxes and cumulative effect of change in accounting principle for the U.S. entities for the years ended December 31, 2003 and 2002. The actual realization of the net operating loss carryforwards and other deferred tax assets will depend on our having future taxable income of the appropriate character prior to their expiration. Should we demonstrate the ability to generate future taxable income to utilize the NOL carryforwards and other deferred tax assets, a portion, or all of the valuation allowance would be reduced. Up to $28.4 million of this valuation allowance reduction could be recorded as a tax benefit on the Statement of Operations and up to $4.4 million could reduce the basis of assets acquired from the Sellers. At December 31, 2003, we had regular net operating loss carryforwards of approximately $60.4 million that begin to expire starting in 2012.

  EBITDA Contribution

        The combined EBITDA contribution by segments for 2003 increased $14.6 million or 40.3% to $50.7 million from $36.2 million in 2002. The increase from Technical Services was $34.6 million, which was complemented by an increase in Site Service EBITDA of $7.1 million and offset by a decrease in Corporate Items cost of $27.5 million. The combined EBITDA contribution was based on total revenues of $611.0 million and $350.1 million, net of cost of revenues of $453.5 million and $252.5 million and selling, general and administrative expenses of $107.1 million and $61.5 million for the years ended December 31, 2003 and 2002, respectively. In 2003 selling, general and administrative expenses included $1.1 million of non-recurring severance charges that a majority of our lenders agreed to include as restructuring charges under the definition of "Consolidated Net Income" in our then financing agreements, as amended, and such $1.1 million thus is included in EBITDA contribution for 2003.

Environmental Liabilities

        Our environmental liabilities consist of closure and post-closure liabilities at both our landfill and non-landfill sites, and remedial liabilities to investigate, alleviate or eliminate the effects of a release (or threat of a release) of hazardous substances into the environment and may also include corrective action under RCRA. A discussion of our closure, post-closure and remedial liabilities follows.

  Closure and Post-closure Liabilities

        Effective January 1, 2003, we adopted SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires companies to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When a liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period using the entity's credit-adjusted risk-free interest rate, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 requires upon initial application that companies reflect in their balance sheet: (1) liabilities for any existing asset retirement obligations adjusted for cumulative accretion to the date of adoption of the Statement, (2) asset retirement costs capitalized as an increase to the carrying amount of the associated long-lived asset, and (3) accumulated depreciation on that capitalized cost adjusted for accumulated depreciation to the date of adoption of the Statement. The cumulative effect of initially applying SFAS No. 143 in the year ended December 31, 2003 was recorded as a change in accounting principle which requires that a cumulative effect adjustment be recorded in the statement of operations.

        The principal changes from our implementation of SFAS No. 143 were: (1) a reduction in accrued landfill closure and post-closure obligations due to discounting the accruals at our then credit-adjusted risk-free interest rate of 14.0% as required under SFAS No. 143, instead of discounting the accruals at the risk-free interest rate of 4.9% used under purchase accounting at December 31, 2002, (2) a reduction in accrued financial assurance for closure and post-closure care of the facilities which is now expensed in the period incurred under SFAS No. 143, and (3) reductions in the closure and post-closure obligations due to discounting at the credit-adjusted risk-free rate previously undiscounted accrued cell closure costs. These reductions were partly offset by new closure and post-closure obligations recorded for operating non-landfill facilities determined under various probability scenarios as to when operating permits might be surrendered in the future and using the credit-adjusted risk-free rate. The reduction in the value of liabilities assumed in the CSD acquisition from the implementation of SFAS No. 143 of $46.7 million resulted in a corresponding reduction in the value allocated to the assets acquired (see "Acquisition" above). The implementation also resulted in a net of tax cumulative-effect adjustment of $66 thousand recorded in the statement of operations for the year ended December 31, 2003. This adjustment was comprised of an increase to asset retirement obligations of $1.8 million and an increase to net asset retirement costs of $1.7 million.

        Closure and post-closure costs incurred are increased for inflation (2.16%, 1.15% and 2.0% for the years ended or ending December 31, 2005, 2004 and 2003, respectively) and discounted at our credit-adjusted risk-free interest rate (10.25% 12.5% and 14.0% for the years ended or ending December 31, 2005, 2004 and 2003, respectively). Under SFAS No. 143, the cost of financial assurance for the closure and post-closure care periods cannot be accrued but rather is a period cost. Under SFAS No. 143, the cost of financial assurance is considered in the determination of the credit-adjusted risk-free interest rate used to discount the closure and post-closure obligations.

        Landfill Accounting—We utilize the life cycle method of accounting for landfill costs and the units-of-consumption method to amortize landfill construction and asset retirement costs and record closure and post-closure obligations over the estimated useful life of a landfill. Under this method, we include future estimated construction and asset retirement costs, as well as costs incurred to date, in the amortization base. In addition, we include probable expansion airspace that has yet to be permitted in the calculation of the total remaining useful life of the landfill.

        Landfill assets—Landfill assets include the costs of landfill site acquisition, permitting, preparation and improvement. These amounts are recorded at cost, which includes capitalized interest as applicable. Landfill assets, net of amortization, are combined with management's estimate of the costs required to complete construction of the landfill to determine the amount to be amortized over the remaining estimated useful economic life of a site. Amortization of landfill assets is recorded on a units-of-consumption basis, such that the landfill assets should be completely amortized at the date the landfill ceases accepting waste. Changes in estimated costs to complete construction are applied prospectively to the amortization rate.

        Amortization of cell construction costs and accrual of cell closure obligations—Landfills are typically comprised of a number of cells, which are constructed within a defined acreage (or footprint). The cells are typically discrete units, which require both separate construction and separate capping and closure procedures. Cell construction costs are the costs required to excavate and construct the landfill cell. These costs are typically amortized on a units-of-consumption basis, such that they are completely amortized when the specific cell ceases accepting waste. In some instances, we have landfills that are engineered and constructed as "progressive trenches." In progressive trench landfills, a number of contiguous cells form a progressive trench. In those instances, we amortize cell construction costs over the airspace within the entire trench, such that the cell construction costs will be fully amortized at the end of the trench's useful life.

        The design and construction of a landfill does not create a landfill asset retirement obligation. Rather, the asset retirement obligation for cell closure (the cost associated with capping each cell) is incurred in relatively small increments as waste is placed in the landfill. Therefore, the cost required to construct the cell cap is capitalized as an asset retirement cost and a liability of an equal amount is established, based on the discounted cash flow associated with each capping event, as airspace is consumed. Spending for cell capping is reflected as a change in liabilities within operating activities in the statement of cash flows.

        Landfill final closure and post-closure liabilities—We have material financial commitments for the costs associated with requirements of the United States Environmental Protection Agency (the "EPA") and the comparable regulatory agency in Canada for landfill final closure and post-closure activities. In the United States, the landfill final closure and post-closure requirements are established under the standards of the EPA, and are implemented and applied on a state by state basis. Estimates for the cost of these activities are developed by our engineers, accountants and external consultants, based on an evaluation of site-specific facts and circumstances, including our interpretation of current regulatory requirements and proposed regulatory changes. Such estimates may change in the future due to various circumstances including, but not limited to, permit modifications, changes in legislation or regulations, technological changes and results of environmental studies.

        Final closure costs include the costs required to cap the final cell of the landfill (if not included in cell closure) and the costs required to dismantle certain structures for landfills and other landfill improvements. In addition, final closure costs include regulation-mandated groundwater monitoring, leachate management and other costs incurred in the closure process. Post-closure costs include substantially all costs that are required to be incurred subsequent to the closure of the landfill, including, among others, groundwater monitoring and leachate management. Regulatory post-closure periods are generally 30 years after landfill closure. Final closure and post-closure obligations are discounted. Final closure and post-closure obligations are accrued on a units-of-consumption basis, such that the present value of the final closure and post-closure obligations are fully accrued at the date the landfill discontinues accepting waste.

        For landfills purchased, we assessed and recorded the present value of the estimated closure and post-closure liability based upon the estimated final closure and post-closure costs and the percentage of airspace consumed as of the purchase date. Thereafter, the difference between the liability recorded at the time of acquisition and the present value of total estimated final closure and post-closure costs to be incurred is accrued prospectively on a units-of-consumption basis over the estimated useful economic life of the landfill.

        Landfill capacity—Landfill capacity, which is the basis for the amortization of landfill assets and for the accrual of final closure and post-closure obligations, represents total permitted airspace plus unpermitted airspace that we believe is probable of ultimately being permitted based on established criteria. We apply a comprehensive set of criteria for evaluating the probability of obtaining a permit for future expansion airspace at existing sites, which provides management a sufficient basis to evaluate the likelihood of success of unpermitted expansions. Those criteria are as follows:

  •
  Personnel are actively working to obtain the permit or permit modifications (land use, state and federal) necessary for expansion of an existing landfill, and progress is being made on the project.

  •
  We expect to submit the application within the next year and expect to receive all necessary approvals to accept waste within the next five years.

  •
  At the time the expansion is included in our estimate of the landfill's useful economic life, it is probable that the required approvals will be received within the normal application and processing time periods for approvals in the jurisdiction in which the landfill is located.

  •
  The owner of the landfill or we have a legal right to use or obtain land associated with the expansion plan.

  •
  There are no significant known political, technical, legal, or business restrictions or issues that could impair the success of such expansion.

  •
  A financial feasibility analysis has been completed and the results demonstrate that the expansion has a positive financial and operational impact such that management is committed to pursuing the expansion.

  •
  Additional airspace and related additional costs, including permitting, final closure and post-closure costs, have been estimated based on the conceptual design of the proposed expansion.

        Exceptions to the criteria set forth above may be approved through a landfill-specific approval process that includes approval from our Chief Financial Officer and review by the Audit Committee of the Board of Directors. As of December 31, 2004, there were three unpermitted expansions included in our landfill accounting model, which represents 32.4% of our remaining airspace at that date. Of these expansions, two do not represent exceptions to our established criteria. In March 2004, the Chief Financial Officer approved and the Audit Committee of the Board of Directors reviewed the inclusion of 7.8 million cubic yards of unpermitted airspace in highly probable airspace because it was determined that the airspace was highly probable even though the permit application will not be submitted within the next year. All of the other criteria were met for the inclusion of this airspace in highly probable airspace.

        As of March 31, 2005, we had 11 active landfill sites (including our two non-commercial landfills), which had estimated remaining lives at December 31, 2004 (based on anticipated waste volumes and remaining highly probable airspace) as follows:

			Remaining Highly Probable Airspace (cubic yards) (in thousands)
Facility Name		Remaining Lives (Years)
	Location		Permitted	Unpermitted	Total
Altair	Texas	2	63	—	63
Buttonwillow	California	44	10,018	—	10,018
Deer Park	Texas	23	587	—	587
Deer Trail	Colorado	51	513	—	513
Grassy Mountain	Utah	24	761	1,366	2,127
Kimball	Nebraska	23	483	—	483
Lambton	Ontario	51	1,061	7,847	8,908
Lone Mountain	Oklahoma	18	1,463	—	1,463
Ryley	Alberta	29	1,111	—	1,111
Sawyer	North Dakota	40	449	—	449
Westmorland	California	68	2,732	—	2,732

			19,241	9,213	28,454

        We had 2.9 million cubic yards of permitted, but not highly probable, airspace as of December 31, 2004. Permitted, but not highly probable, airspace is permitted airspace we currently do not expect to utilize; therefore, this airspace has not been included in the above table. There were no significant changes in estimated remaining lives permitted, unpermitted or remaining highly probable airspace for the 11 active landfill sites at March 31, 2005 as compared to December 31, 2004.

        The following table presents the remaining highly probable airspace from December 31, 2002 through March 31, 2005 (in thousands):

Highly Probable Airspace (cubic yards)
Remaining capacity at December 31, 2002	25,288
Addition of highly probable airspace	4,280
Consumed during 2003	(687)
Change in estimate	150

Remaining capacity at December 31, 2003	29,031
Addition of highly probable airspace	141
Consumed during 2004	(780)
Change in estimate	62

Remaining capacity at December 31, 2004	28,454
Consumed during three months ended March 31, 2005	(145)

Remaining capacity at March 31, 2005	28,309

  Non-Landfill Closure and Post-Closure

        Non-landfill closure costs include costs required to dismantle and decontaminate certain structures and other costs incurred during the closure process. Post-closure costs, if required, include associated maintenance and monitoring costs and financial assurance costs as required by the closure permit. Post-closure periods are performance-based and are not generally specified in terms of years in the closure permit, but may generally range from 10 to 30 years or more.

        We record environmental-related accruals for closure and post-closure obligations at both our landfill and non-landfill operations. See above for further discussion of our methodology for estimating and recording these accruals.

        Reserves for closure and post-closure obligations are as follows (in thousands):

	Mar. 31, 2005	Dec. 31, 2004	Dec. 31, 2003
Landfill facilities:
Cell closure	$15,693	$14,959	$13,744
Facility closure	1,802	1,726	1,713
Post-closure	2,305	2,203	2,246

	19,800	18,888	17,703
Non-landfill retirement liability:
Facility closure	6,691	6,763	7,992

	26,491	25,651	25,695
Less obligation classified as current	3,216	2,930	6,480

Long-term closure and post-closure liability	$23,275	$22,721	$19,215

        All of the landfill facilities included in the table above were active as of March 31, 2005.

        Anticipated payments at March 31, 2005 (based on current estimated costs) and anticipated timing of necessary regulatory approvals to commence work on closure and post-closure activities for each of the next five years and thereafter are as follows (in thousands):

Periods ending December 31,
Nine months ending 2005	$2,890
2006	3,247
2007	5,183
2008	7,208
2009	3,411
Thereafter	205,400

Undiscounted closure and post-closure liabilities	227,339
Less: Reserves to be provided (including discount of $119.4 million) over remaining site lives	(200,848)

Present value of closure and post-closure liabilities	$26,491

        The changes to closure and post-closure liabilities for the quarter ended March 31, 2005 were as follows (in thousands):

	December 31, 2004	New Asset Retirement Obligations	Accretion	Changes in Estimate Charged to Statement of Operations	Currency Translation, Reclassifications and Other	Payments	March 31, 2005
Landfill retirement liability	$18,888	$249	$671	$—	$(3)	$(5)	$19,800
Non-landfill retirement liability	6,763	—	210	48	—	(330)	6,691

Total	$25,651	$249	$881	$48	$(3)	$(335)	$26,491

        The changes to closure and post-closure liabilities for the year ended December 31, 2004 were as follows (in thousands):

	December 31, 2003	New Asset Retirement Obligations	Accretion	Changes in Estimate Charged to Statement of Operations	Other Changes in Estimates	Currency Translation, Reclassifications and Other	Payments	December 31, 2004
Landfill retirement liability	$17,703	$958	$2,460	$(1,069)	$(1,157)	$43	$(50)	$18,888
Non-landfill retirement liability	7,992	—	902	(928)	(8)	6	(1,201)	6,763

Total	$25,695	$958	$3,362	$(1,997)	$(1,165)	$49	$(1,251)	$25,651

        The changes to closure and post-closure liabilities for the year ended December 31, 2003 were as follows (in thousands):

	December 31, 2002	Cumulative Effect of Changes in Accounting for Asset Retirement Obligations	Purchase Accounting Adjustment Due to Change in Accounting for Asset Retirement Obligations	Other Purchase Accounting Adjustments	New Asset Retirement Obligations	Accretion and Other Charges to Expense	Decrease Due to Increase in Highly Probable Airspace and other Changes in Estimates	Currency Translation, Reclassifications and Other	Payments	December 31, 2003
Landfill retirement liability	$60,765	$(79)	$(38,794)	$2,851	$1,004	$3,476	$(11,596)	$127	$(51)	$17,703
Non-landfill retirement liability	—	1,381	8,489	761	—	1,042	49	(1,045)	(2,685)	7,992

Total	$60,765	$1,302	$(30,305)	$3,612	$1,004	$4,518	$(11,547)	$(918)	$(2,736)	$25,695

        We adopted SFAS No. 143 as of January 1, 2003. The following table presents the liability for asset retirement obligations calculated on a pro forma basis as of December 31, 2002 as if the Statement had been previously adopted. The pro forma amounts of the liabilities were calculated using the same assumptions as were used upon the adoption of the Standard (amounts in thousands):

Pro Forma December 31, 2002
Landfill facilities	$24,748
Non-landfill facilities	8,871

Total	$33,619

        The following table shows the adjustment to restated net loss and basic and diluted loss per share as if SFAS No. 143 was adopted as of January 1, 2002 (in thousands, except per share amounts):

(Restated) 2002
Restated net loss	$(28,447)
Accretion of closure and post-closure, net of tax	155

Adjusted net loss	$(28,292)

Basic loss per share:
Restated loss attributable to common shareholders	$(2.44)
Accretion of closure and post-closure liabilities, net of tax	0.01

Adjusted restated loss attributable to common shareholders	$(2.43)

Diluted loss per share:
Restated loss attributable to common shareholders	$(2.44)
Accretion of closure and post-closure, net of tax	0.01

Adjusted restated loss attributable to common shareholders	$(2.43)

  Remedial Liabilities

        Remedial liabilities, including Superfund liabilities, include the costs of removal or containment of contaminated material, the treatment of potentially contaminated groundwater and maintenance and monitoring costs necessary to comply with regulatory requirements. SFAS No. 143 applies to asset retirement obligations that arise from normal operations. Almost all of our remedial liabilities were assumed as part of the acquisition of the CSD from Safety-Kleen Corp, and we believe that the remedial obligations did not arise from normal operations.

  Discounting of Remedial Liabilities

        Remedial liabilities are discounted only when the timing of the payments is fixed and the amounts are determinable. Our experience has been that the timing of the payments is not usually fixed so, generally, remedial liabilities are not discounted. However, under purchase accounting, acquired liabilities are recorded at fair value, which requires taking into consideration inflation and discount factors. Accordingly, as of the acquisition date, we recorded the remedial liabilities assumed as part of the acquisition of the CSD at their fair value, which was calculated by inflating costs in current dollars using an estimate of future inflation rates as of the acquisition date until the expected time of payment, then discounted to its present value using a risk-free discount rate as of the acquisition date. Subsequent to the acquisition, discounts were and will be applied to the environmental liabilities as follows:

  •
  Remedial liabilities assumed relating to the acquisition of the CSD from Safety-Kleen are and will continue to be inflated using the inflation rate at the time of acquisition (2.4%) until the expected time of payment, then discounted at the risk-free interest rate at the time of acquisition (4.9%).

  •
  Remedial liabilities incurred subsequent to the acquisition and remedial liabilities of ours that existed prior to the acquisition have been and will continue to be recorded at the estimated current value of the liability which is usually neither increased for inflation nor reduced for discounting.

  Claims for Recovery

        We record claims for recovery from third parties relating to remedial liabilities only when realization of the claim is probable. The gross remedial liability is recorded separately from the claim for recovery on the balance sheet. At March 31, 2005, and December 31, 2004 and 2003, we had recorded no such claims.

        Remedial liabilities are obligations to investigate, alleviate or eliminate the effects of a release (or threat of a release) of hazardous substances into the environment and may also include corrective action under RCRA. Our operating subsidiaries' remediation obligations can be further characterized as Legal, Superfund, Long-term Maintenance and One-Time Projects. Legal liabilities are typically comprised of litigation matters that can involve certain aspects of environmental cleanup and can include third party claims for property damage or bodily injury allegedly arising from or caused by exposure to hazardous substances originating from our activities or operations, or in certain cases, from the actions or inactions of other persons or companies. Superfund liabilities are typically claims alleging that we are a potentially responsible party and/or are potentially liable for environmental response, removal, remediation and cleanup costs at/or from either an owned or third party site. As described in "Legal Proceedings" elsewhere in this prospectus, Superfund liabilities also include certain Superfund liabilities to governmental entities for which we are potentially liable to reimburse the Sellers in connection with our 2002 acquisition of the CSD assets from Safety-Kleen Corp. Long-term Maintenance includes the costs of groundwater monitoring, treatment system operations, permit fees and facility maintenance for discontinued operations. One-Time Projects include the costs necessary to comply with regulatory requirements for the removal or treatment of contaminated materials.

        We record environmental-related accruals for remedial obligations at both our landfill and non-landfill operations. See above for further discussion of our methodology for estimating and recording these accruals.

        Reserves for remedial obligations are as follows (in thousands):

	March 31, 2005	December 31, 2004	December 31, 2003
Remedial liabilities for landfill sites	$4,926	$4,985	$5,525
Remedial liabilities for discontinued facilities not now used in the active conduct of our business	94,341	95,116	97,535
Remedial liabilities (including Superfund) for non-landfill open sites	52,511	55,516	54,376

	151,778	155,617	157,436
Less obligation classified as current	12,124	11,328	14,802

Long-term remedial liability	$139,654	$144,289	$142,634

        Anticipated payments at March 31, 2005 (based on current estimated costs) and anticipated timing of necessary regulatory approvals to commence work on remedial activities for each of the next five years and thereafter are as follows (in thousands):

Periods ending December 31,
Nine months ending 2005	$9,808
2006	11,150
2007	15,532
2008	14,099
2009	13,837
Thereafter	131,106

Undiscounted remedial liabilities	195,532
Less: Discount	(43,754)

Present value of remedial liabilities	$151,778

        The anticipated payments for Long-term Maintenance range from $3.7 million to $6.8 million per year over the next five years. Spending on One-Time Projects for the next five years ranges from $3.0 million to $6.7 million per year with an average expected payment of $5.2 million per year. Legal and Superfund liabilities payments are expected to be between $1.3 million and $2.3 million per year for the next five years with the exception of 2009 where spending is anticipated to be $6.4 million primarily because of one case. These estimates are managed on a daily basis, reviewed at least quarterly, and adjusted as additional information becomes available.

        The changes to remedial liabilities for the quarter ended March 31, 2005 were as follows (in thousands):

	December 31, 2004	Accretion	Beneficial Changes in Estimate Recorded to Statement of Operations	Currency Translation, Reclassifications and Other	Payments	March 31, 2005
Remedial liabilities for landfill sites	$4,985	$54	$(22)	$(10)	$(81)	$4,926
Remedial liabilities for discontinued sites not now used in the active conduct of our business	95,116	1,083	(1,018)	(23)	(817)	94,341
Remedial liabilities (including Superfund) for non-landfill operations	55,516	616	(3,052)	(15)	(554)	52,511

Total	$155,617	$1,753	$(4,092)	$(48)	$(1,452)	$151,778

        The changes to remedial liabilities for the year ended December 31, 2004 were as follows (in thousands):

	December 31, 2003	Accretion	Changes in Estimate Charged to Statement of Operations	Other Changes in Estimate	Currency Translation, Reclassifications and Other	Payments	December 31, 2004
Remedial liabilities for landfill sites	$5,525	$225	$(420)	$—	$140	$(485)	$4,985
Remedial liabilities for discontinued facilities not now used in the active conduct of our business	97,535	4,390	(841)	392	196	(6,556)	95,116
Remedial liabilities (including Superfund) for non-landfill open sites	54,376	2,417	(29)	—	765	(2,013)	55,516

Total	$157,436	$7,032	$(1,290)	$392	$1,101	$(9,054)	$155,617

        The changes to remedial liabilities for the year ended December 31, 2003 were as follows (in thousands):

	December 31, 2002	Cumulative Effect of Changes in Accounting for Asset Retirement Obligations	Purchase Accounting Adjustment Due to Change in Accounting for Asset Retirement Obligations	Other Purchase Accounting Adjustments	Accretion and Other Charges to Expense	Currency Translation, Reclassifications and Other	Payments	December 31, 2003
Remedial liabilities for landfill sites	$4,519	$—	$—	$662	$230	$358	$(244)	$5,525
Remedial liabilities for discontinued facilities not now used in the active conduct of our business	104,899	537	(16,363)	6,003	3,804	2,228	(3,573)	97,535
Remedial liabilities (including Superfund) for non-landfill open sites	34,428	—	(16)	18,059	2,347	978	(1,420)	54,376

Total	$143,846	$537	$(16,379)	$24,724	$6,381	$3,564	$(5,237)	$157,436

  Estimation of Certain Pre-acquisition Contingencies SFAS No. 5

        SFAS No. 5, "Accounting for Contingencies," requires that an estimated loss from a loss contingency be accrued and recorded as a liability if it is both probable and estimable, but the Statement does not permit a company acquiring assets to record as part of the purchase price those assumed liabilities which are not both probable and estimable. As described under the headings "Ville Mercier Legal Proceedings" and "Marine Shale Processors" in "Legal Proceedings" elsewhere in this prospectus, we were unable as of December 31, 2002 to estimate the amount of potential remedial liabilities in connection with the facility and sites which are the subject of these proceedings, but, as part of the integration plan of the CSD acquisition, we committed to obtaining the data required so that we could record such potential liabilities as adjustments to the purchase price. We obtained sufficient additional information on these proceedings prior to the first anniversary of the acquisition to allow us to record these potential liabilities as adjustments to the purchase price for the CSD assets in accordance with generally accepted accounting principles in the United States. Accordingly, additional discounted environmental liabilities were recorded as part of the purchase price in the quarter ended September 30, 2003. At March 31, 2005, we had recorded reserves of $13.7 million and $10.6 million relating to Marine Shale Processors and the Ville Mercier Legal Proceedings, respectively.

  Remedial liabilities, including Superfund liabilities

        As described in the tables above under "Reserves for remedial obligations," we had as of March 31, 2005 a total of $151.8 million of estimated liabilities for remediation of environmental contamination, of which $5.0 million related to our landfills and $146.8 million related to non-landfill facilities (including Superfund sites owned by third parties). We periodically evaluate potential remedial liabilities at sites that we own or operate or to which we or the Sellers of the CSD assets (or the respective predecessors of us or the Sellers) transported or disposed of waste, including 56 Superfund sites as of March 31, 2005. We periodically review and evaluate sites requiring remediation, including Superfund sites, giving consideration to the nature (i.e., owner, operator, arranger, transporter or generator) and the extent (i.e., amount and nature of waste hauled to the location, number of years of site operations or other relevant factors) of our (or the Sellers') alleged connection with the site, the extent (if any) to which we believe we may have an obligation to the Sellers to indemnify cleanup costs in connection with the site, the regulatory context surrounding the site, the accuracy and strength of evidence connecting us (or the Sellers) to the location, the number, connection and financial ability of other named and unnamed PRPs and the nature and estimated cost of the likely remedy. Where we conclude that it is probable that a liability has been incurred, we reserve, based upon management's judgment and prior experience, for our best estimate of the liability.

        Remediation liabilities are inherently difficult to estimate. Estimating remedial liabilities requires that the existing environmental contamination be understood. There is a risk that the actual quantities of contaminants differ from the results of the site investigation, and there is a risk that contaminants exist that have not been identified by the site investigation. In addition, the amount of remedial liabilities recorded is dependent on the remedial method selected. There is a risk that funds will be expended on a remedial solution that is not successful, which could result in the additional incremental costs of an alternative solution. Such estimates, which are subject to change, are subsequently revised if and when additional information becomes available.

        In connection with our acquisition of the CSD assets, we performed extensive due diligence, including hiring third-party engineers and attorneys to estimate accurately the aggregate liability for remedial liabilities to which we became potentially liable as a result of the acquisition. Those remedial liabilities relate to the active and discontinued hazardous waste treatment and disposal facilities which we acquired as part of the CSD assets and 35 Superfund sites owned by third parties for which we agreed to indemnify certain remedial liabilities owed or potentially owed by the Sellers and payable to governmental entities. In the case of each such facility and site, our estimate of remediation liabilities involved an analysis of such factors as: (i) the nature and extent of environmental contamination (if any), (ii) the terms of applicable permits and agreements with regulatory authorities as to cleanup procedures and whether modifications to such permits and agreements will likely need to be negotiated, (iii) the cost of performing anticipated cleanup activities based upon current technology, and (iv) in the case of Superfund and other sites where other parties will also be responsible for a portion of the cleanup costs, the likely allocation of such costs and the ability of such other parties to pay their share. Based upon our analysis of each of the above factors in light of currently available facts and legal interpretations, existing technology, and presently enacted laws and regulations, we estimate that our aggregate liabilities as of December 31, 2004 (as calculated in accordance with generally accepted accounting principles in the United States) for future remediation relating to all of our owned or leased facilities and the Superfund sites for which we have current or potential liability is approximately $155.6 million. We also estimate that it is "reasonably possible" as that term is defined in SFAS No. 5 ("more than remote but less than likely"), that the amount of such total liabilities could be up to $22.3 million greater than such $155.6 million. Future changes in either available technology or applicable laws or regulations could affect such estimates of environmental liabilities. Since our satisfaction of the liabilities will occur over many years and in some cases over periods of 30 years or more, we cannot now reasonably predict the nature or extent of future changes in either available technology or applicable laws or regulations and the impact that those changes, if any, might have on the current estimates of environmental liabilities.

        The following tables show, respectively, as of December 31, 2004, (i) the amounts of such estimated liabilities associated with the types of facilities and sites involved and (ii) the amounts of such estimated liabilities associated with each facility or site which represents at least 5% of the total and with all other facilities and sites as a group.

        Estimates Based on Type of Facility or Site (dollars in thousands):

Type of Facility or Site	Discounted Remedial Liability	% of Total	Discounted Reasonably Possible Additional Losses
Facilities now used in active conduct of our business (14 facilities)	$38,490	24.7%	$7,534
Discontinued CSD facilities not now used in active conduct of our business but acquired because assumption of remedial liabilities for such facilities was part of the purchase price for CSD assets (18 facilities)	94,939	61.0	11,471
Superfund sites owned by third parties on which wastes generated or shipped by the Sellers (or their predecessors) are present (19 sites)	20,180	13.0	1,863
Sites for which we had liabilities prior to the acquisition of CSD assets (3 Superfund sites and 6 other sites)	2,008	1.3	1,475

Total	$155,617	100.0%	$22,343

        Estimates Based on Amount of Potential Liability (dollars in thousands):

Location	Type of Facility or Site	Discounted Remedial Liability	% of Total	Discounted Reasonably Possible Additional Losses
Baton Rouge, LA	Closed incinerator and landfill	$38,552	24.8%	$5,391
Bridgeport, NJ	Closed incinerator	27,657	17.8	3,345
Marine Shale Processors	Potential third party Superfund site	13,739	8.8	1,379
Mercier, Quebec	Open incineration facility and legal proceedings	11,325	7.3	1,163
Roebuck, SC	Closed incinerator	10,438	6.7	832
Various	All other incinerators, landfills, wastewater treatment facilities and service centers (35 facilities)	47,271	30.4	9,556
Various	All other Superfund sites (each representing less than 5% of total liabilities) owned by third parties on which wastes generated or shipped by either us or the Sellers (or their predecessors) are present (21 sites)	6,635	4.2	677

Total		$155,617	100.0%	$22,343

        There has been no significant change to discounted reasonably possible additional losses at March 31, 2005 as compared to December 31, 2004.

        Revisions to remedial reserve requirements may result in upward or downward adjustments to income from operations in any given period. We believe that our extensive experience in the environmental services business, as well as our involvement with a large number of sites, provides a reasonable basis for estimating our aggregate liability. It is reasonably possible that legal, technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities and/or the revision of currently recorded liabilities that could be material. The impact of such future events cannot be estimated at the current time.

Liquidity and Capital Resources

  Cash and Cash Equivalents

        We believe that our primary sources of liquidity are cash flows from operations, existing cash, marketable securities owned, funds available to borrow under the Revolving Facility and anticipated proceeds from assets held for sale. For the years ended December 31, 2004 and 2003, and the three-month period ended March 31, 2005, we generated cash from operations of $52.5 million, $38.9 million and $1.9 million, respectively. As of March 31, 2005, cash and cash equivalents were approximately $46.0 million, funds available to borrow under the Revolving Facility were $28.8 million, and properties held for sale were $8.6 million.

        We intend to use our existing cash and cash flow from operations to provide for our working capital needs, to fund recurring capital expenditures, to fund small acquisitions, and, over the longer term, to reduce our outstanding debt. We anticipate that our cash flow provided by operating activities will provide the necessary funds on a short and long-term basis to meet operating cash requirements. In addition, we project that we will continue to meet our debt covenant requirements for the foreseeable future. As part of the CSD acquisition, we assumed environmental liabilities of the CSD valued at $184.5 million. We performed extensive due diligence investigations with respect to both the amount and timing of such liabilities. We anticipate such liabilities will be payable over many years and that cash flow from operations will generally be sufficient to fund the payment of such liabilities when required. However, events not now anticipated (such as future changes in environmental laws and regulations) could require that such payments be made earlier or in greater amounts than now anticipated, which could adversely affect our cash flow and financial condition.

  Cash Flows for the Three Months ended March 31, 2005

        For the three months ended March 31, 2005, we generated approximately $1.9 million of cash from operating activities. We reported net income for the period of $4.8 million. In addition, we recorded non-cash expenses during this period which provided sources of funds totaling $10.3 million. These non-cash expenses consisted primarily of $7.2 million for depreciation and amortization and $2.6 million for the accretion of environmental liabilities. Uses of cash for working capital purposes totaled $15.0 million, reduced cash flow from operations by the same amount, and consisted primarily of $5.8 million used for closure, post-closure and remedial liabilities, $2.5 million used for deferred revenue, $2.5 million used for unbilled receivables, $1.7 million used for income taxes, and $2.5 million of other uses. These uses of cash were partially offset by sources of cash from working capital that totaled $2.4 million.

        For the three months ended March 31, 2005, we generated $13.2 million of cash from investing activities. Sources of cash totaled $17.1 million and consisted of the sales of marketable securities of $16.8 million and proceeds from the sale of fixed assets of $0.3 million. Cash used in investing activities totaled $3.9 million and consisted of purchases of property, plant and equipment of $3.1 million and increases in permits of $0.8 million.

        For the three months ended March 31, 2005, our financing activities resulted in a net use of cash of $53 thousand.

  Cash Flows for the Year ended December 31, 2004

        For the year ended December 31, 2004, we generated approximately $52.5 million of cash from operating activities. Non-cash expenses, net recorded for the year totaled $46.4 million. These non-cash expenses consisted primarily of $24.1 million for depreciation and amortization, $10.4 million for the accretion of environmental liabilities, refinancing expenses of $7.1 million, $2.3 million for amortization of deferred financing costs and a loss on the embedded derivative of $1.6 million. Other sources of cash totaled $30.4 million which primarily consisted of an increase in other accrued expenses of $11.6 million, an increase in accounts payable of $9.2 million due to the timing of payments made and higher levels of expenses in the fourth quarter of 2004 as compared to the fourth quarter of 2003, a $4.4 million decrease in unbilled accounts receivable due to improvements in the timeliness of billing our customers in 2004 as compared to 2003, and $3.7 million decrease in other assets that was almost entirely due to reclassifying to current prepaid expenses the cash value of a closure and post-closure policy for our Kimball facility. These sources of cash were partially offset by other uses of cash that totaled $27.0 million consisting primarily of a decrease in closure, post-closure and remedial liabilities of $13.0 million relating primarily to expenditures made for such liabilities, an increase in accounts receivable of $6.1 million due to a higher level of revenues in the quarter ended December 2004 compared with the quarter ended December 2003, an increase in prepaid expenses of $4.8 million primarily due to the transfer of the cash value of the closure and post-closure policy for our Kimball facility, a $1.3 million decrease in supplies inventories due primarily to a program initiated in the fourth quarter of 2004 to outsource to a third party the responsibility of stocking supplies at our Site and Technical Services locations, and a $1.1 million decrease in the amount of deferred waste on hand as of December 31, 2004 as compared to December 31, 2003.

        For year ended December 31, 2004, we generated $47.6 million of cash from investing activities. Sources of cash from investing activities totaled $169.3 million and consisted of proceeds from the net sale of restricted investments of $93.2 million that resulted primarily from our no longer being required to post cash collateral for financial assurance for closure and post closure care of our facilities, proceeds from the sale of marketable securities of $73.9 million and proceeds from the sale of fixed assets of $2.2 million. Partially offsetting these sources of cash were uses of cash to acquire property, plant and equipment and permits of $26.6 million, the purchases of marketable securities of $90.7 million and the cost of restricted investment purchased of $4.4 million.

        For the year ended December 31, 2004, we used $75.8 million of cash in our financing activities. Sources of cash from financing activities totaled $149.3 million and consisted almost entirely of the issuance of Senior Secured Notes (net of issue discount) of $148.0 million. This was offset by uses of cash from financing activities that totaled $225.1 million and consisted primarily of repayments of Senior Loans and Subordinated Loans of $107.2 million and $40.0 million, respectively, repayment of the former Revolving Credit Facility of $35.2 million, redemption of the Series C Preferred Stock of $25.0 million, financing costs incurred of $10.3 million, debt extinguishment payments of $3.4 million and dividend payments on the Series B and Series C Preferred Stocks totaling $2.2 million.

        We used the cash generated from investing activities of $47.6 million together with the $52.5 million of cash generated from operations and $0.5 million generated from the favorable foreign exchange impact on cash to fund the financing activities of $75.8 million previously discussed, and to increase the amount of cash on hand by $24.8 million.

  Cash Flows for the year ended December 31, 2003

        For the year ended December 31, 2003, we generated $38.9 million of cash from operating activities. Non-cash expenses recorded for the year ended December 31, 2003 totaled $43.6 million and consisted primarily of $26.5 million in depreciation and amortization, and $11.1 million in accretion of environmental liabilities. Other sources of cash totaled $29.1 million and consisted primarily of reductions in our accounts receivable of $20.3 million and reductions in our unbilled accounts receivable of $4.5 million. These reductions in accounts receivable and unbilled accounts receivable resulted primarily from resolving certain issues relating to the integration of the former CSD into our operations. Largely offsetting sources of cash were uses of cash that totaled $33.9 million and consisted primarily of the net loss for the year of $17.6 million and $8.3 million in environmental spending for remedial and landfill liabilities.

        For the year ended December 31, 2003, we used approximately $53.0 million of cash in investing activities. This consisted of approximately $34.8 million in capital investment, $20.0 million of which was related to becoming compliant with the new MACT standards, and restricted investments purchased of $34.9 million to support letters of credit for our financial assurance and insurance programs. These uses were partially offset from proceeds of $2.3 million realized from the sale of real estate and equipment that we determined to be surplus, proceeds of $6.6 million generated from the sale of restricted investments, and proceeds of $7.9 million associated with the acquisition of certain CSD assets (of which $7.8 million was a global payment received from Safety-Kleen Corp. in settlement of various issues arising from our acquisition of the CSD assets).

        For the year ended December 31, 2003, we obtained net funds from financing of $5.9 million. Cash from financing activities was $18.5 million, which consisted almost entirely of $17.5 million in net borrowings on our then revolving credit facility. We used cash from financing activities of $18.5 million, together with cash generated from operations of $38.9 million, reductions in cash balances of $7.3 million and the positive effect of exchange rate change on cash of $0.9 million to fund net investing activities of $53.0 million, repay $7.8 million in senior term loans and fund other financing activities of $4.8 million.

The 2004 Refinancing

        Prior to June 30, 2004, we had outstanding a $100.0 million three-year revolving credit facility (the "Revolving Credit Facility"), $115.0 million of three-year non-amortizing term loans (the "Senior Loans") and $40.0 million of five-year non-amortizing subordinated loans (the "Subordinated Loans"). In addition to such financings, we had established a letter of credit facility (the "L/C Facility") under which we could obtain up to $100.0 million of letters of credit by providing cash collateral equal to 103% of the amount of such outstanding letters of credit. On June 30, 2004, we refinanced our debt under the Revolving Credit Facility, the Senior Loans and the Subordinated Loans by issuing $150.0 million of eight-year Senior Secured Notes (the "Senior Secured Notes") and entering into a $30.0 million revolving credit facility (the "Revolving Facility") as described below. Additionally, we replaced the L/C Facility with a synthetic letter of credit facility (the "Synthetic LC Facility") whereby we may obtain up to $90.0 million of letters of credit as described below. The principal terms of the Senior Secured Notes, the Revolving Facility, and the Synthetic LC Facility are as follows:

        Senior Secured Notes.    The Senior Secured Notes were issued under an Indenture dated June 30, 2004 (the "Indenture"). The Senior Secured Notes bear interest at 11.25% and mature on July 15, 2012. The Senior Secured Notes were issued at a $2.0 million discount that resulted in an effective yield of 11.5%. Interest is payable semiannually in cash on each January 15 and July 15.

        The Indenture provides for certain covenants, the most restrictive of which requires us, within 120 days after the close of each twelve-month period ending on June 30 of each year (beginning June 30, 2005) to apply an amount equal to 50% of the period's Excess Cash Flow (as defined below) to either prepay, repay, redeem or purchase first-lien obligations under the Revolving Facility and Synthetic LC Facility or to make offers ("Excess Cash Flow Offers") to repurchase of all or part of the then outstanding Senior Secured Notes at an offering price equal to 104% of their principal amount plus accrued interest. "Excess Cash Flow" is defined in the Indenture as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") less interest expense, all taxes paid or accrued in the period, capital expenditures made in cash during the period, and all cash spent on environmental monitoring, remediation or relating to environmental liabilities of ours.

        Excess Cash Flow for the nine months ended March 31, 2005 was $18.1 million, and we anticipate Excess Cash Flow will be generated from operations during the three-month period ending June 30, 2005. Accordingly, we anticipate being required, within 120 days following June 30, 2005, to offer to repurchase Senior Secured Notes in the amount of 50% of the Excess Cash Flow generated during the twelve-month period ending June 30, 2005. However, at March 31, 2005, we had no outstanding first-lien obligations under the Revolving Facility or Synthetic LC Facility and, during the quarter ended March 31, 2005, the market price of the Senior Secured Notes was consistently in excess of the 104% of principal amount at which we are required and permitted by the Indenture and the Credit Agreement to make Excess Cash Flow Offers for outstanding Senior Secured Notes. It therefore now appears unlikely that any holders of Senior Secured Notes would accept an Excess Cash Flow Offer made in accordance with the Indenture and the Credit Agreement unless the trading price of the Senior Secured Notes declines prior to the time in 2005 at which we will be required to make such an offer. To the extent the Note holders do not accept an Excess Cash Flow Offer based on the Excess Cash Flow earned through June 30, 2005, such Excess Cash Flow will not be included in the amount of Excess Cash Flow earned in subsequent periods. However, the Indenture's requirement to make Excess Cash Flow Offers in respect of Excess Cash Flow earned in subsequent twelve-month periods will remain in effect.

        Revolving Facility.    Both the Revolving Facility and the Synthetic LC Facility were established under a Loan and Security Agreement dated June 30, 2004 (the "Credit Agreement") among us, Fleet Capital Corporation as agent for the Revolving Lenders thereunder, Credit Suisse First Boston as agent for the letter of credit facility lenders (the "LC Facility Lenders") thereunder, and certain other parties. The Revolving Facility allows us to borrow up to $30.0 million in cash, based upon a formula of eligible accounts receivable. This total is separated into two lines of credit, namely a line for us and our U.S. subsidiaries equal to $24.7 million and a line for our Canadian subsidiaries of $5.3 million. The Revolving Facility also allows us to have issued up to $10.0 million of letters of credit, with the outstanding amount of such letters of credit reducing the maximum amount of borrowings permitted under the Revolving Facility. At March 31, 2005, we had no borrowings and $1.2 million of letters of credit outstanding under the Revolving Facility, and we had approximately $28.8 million available to borrow. Amounts outstanding under the Revolving Facility bear interest at an annual rate of either the U.S. or Canadian prime rate or the Eurodollar rate (depending on the currency of the underlying loan) plus 1.50%. The Credit Agreement requires us to pay an unused line fee of 0.125% per annum on the unused portion of the Revolving Facility. The Revolving Facility matures on June 30, 2009.

        Under the Credit Agreement, we are required to maintain a maximum Leverage Ratio (as defined below) of no more than 2.55 to 1.0 for the four-quarter period ended March 31, 2005. The maximum Leverage Ratio is then reduced to no more than 2.50 to 1.0 for the four-quarter periods ending June 30, 2005 through March 31, 2006, and then, in approximately equal increments, to no more than 2.30 to 1.0 for the four-quarter period ending December 31, 2008, and to no more than 2.25 to 1.0 for each succeeding quarter. The Leverage Ratio is defined as the ratio of our consolidated indebtedness to our consolidated EBITDA achieved for the latest four-quarter period. For the four-quarter period ended March 31, 2005, the Leverage Ratio was 1.64 to 1.0, which was within covenant.

        We are also required under the Credit Agreement to maintain a minimum Interest Coverage Ratio (as defined below) of not less than 2.65 to 1.0 for the four-quarter period ended March 31, 2005. The minimum Interest Coverage Ratio is then increased to not less than 2.70 to 1.0 for the four-quarter periods ending June 30, 2005 through December 31, 2005, and then, in approximately equal increments, to not less than 2.85 to 1.0 for the four-quarter period ending December 31, 2007, and not less than 3.00 to 1.0 for each succeeding four-quarter period. The Interest Coverage Ratio is defined as the ratio of our consolidated EBITDA to our consolidated interest expense. For the four-quarter period ended March 31, 2005, the Interest Coverage Ratio was 3.60 to 1.0, which was within covenant.

        We are also under the Credit Agreement required to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 for each four-quarter period. For the period ended March 31, 2005, our fixed charge coverage ratio was 1.95 to 1.0, which was within covenant.

        Synthetic LC Facility.    The Synthetic LC Facility provides that Credit Suisse First Boston (the "LC Facility Issuing Bank") will issue up to $90.0 million of letters of credit at our request. The LC Facility requires that the LC Facility Lenders maintain a cash account (the "Credit-Linked Account") to collateralize our outstanding letters of credit. Should any such letter of credit be drawn in the future and we fail to satisfy its reimbursement obligation, the LC Facility Issuing Bank would be entitled to draw upon the appropriate portion of the $90.0 million in cash which the LC Facility Lenders under the Credit Agreement have deposited into the Credit-Linked Account. Acting through the LC Facility Agent, the LC Facility Lenders would then have the right to exercise their rights as first-priority lien holders (second-priority as to receivables) on substantially all of our assets and of our domestic subsidiaries. We have no right, title or interest in the Credit-Linked Account established under the Credit Agreement for purposes of the Synthetic LC Facility. We are required to pay (i) a quarterly participation fee at the annual rate of 5.35% on the average daily balance in the Credit-Linked Account and (ii) a quarterly fronting fee at the annual rate of 0.30% of the average daily aggregate amount of letters of credit outstanding under the Synthetic LC Facility. At March 31, 2005, there were $89.2 million of letters of credit outstanding under the Synthetic LC facility. The term of the Synthetic LC Facility will expire on June 30, 2009.

Redemption of Series C Preferred Stock

        Prior to June 30, 2004, we had outstanding 25,000 shares of Series C Convertible Preferred Stock, $0.01 par value ("Series C Preferred Stock"). The Series C Preferred Stock was entitled to receive dividends at an annual rate of 6.0% (such dividends were paid in cash through March 2003 and thereafter accrued and compounded through the redemption date). We issued the Series C Preferred Stock for $25.0 million on September 10, 2002, and incurred $2.9 million of issuance costs. We determined that the Series C Preferred Stock should be recorded on our financial statements as though the Series C Preferred Stock consisted of two components, namely: (i) non-convertible redeemable preferred stock (the "Host Contract") with a 6.0% annual dividend and (ii) an embedded derivative (the "Embedded Derivative") which reflected the right of the holders of the Series C Preferred Stock to convert into our common stock on the terms set forth in the Series C Preferred Stock. The Series C Preferred Stock reported on our consolidated balance sheet consisted only of the value of the Host Contract (less the issuance costs) plus the amount of accretion in the value of the Host Contract which had been recorded through the balance sheet date with regard to the discount which was originally recorded for the Host Contract, plus the amount of accretion for issuance costs and accrued dividends. Such discount and issuance costs were being accreted over the life of the Series C Preferred Stock, with such accretion being recorded as a reduction in additional paid-in-capital. During the period from January 1 through June 30, 2004, we recorded accretion on the discount and issuance costs of the Series C Preferred Stock of $0.7 million. For the six-month period ended December 31, 2004, no accretion was recorded because of the redemption of the Series C Preferred Stock on June 30, 2004. For the year ended December 31, 2003, the amount of accretion recorded as a reduction to additional paid-in capital was $1.3 million. For the year ended December 31, 2002, we recorded in Other Long-term Liabilities the fair value of the Embedded Derivative and periodically marked that value to market. As of December 31, 2003, the market value of the Embedded Derivative was determined to be $9.6 million, and we recorded $0.4 million of Other Expense during 2003 to adjust the carrying value of the Embedded Derivative to fair value. As noted below, on June 30, 2004 we redeemed the Series C Preferred Stock. At that time, the market value of the Embedded Derivative was determined to be $11.2 million and we recorded other expense of $1.6 million through June 30, 2004 to reflect such adjustment.

        On June 30, 2004, we redeemed the Series C Preferred Stock for $25.0 million in cash and paid accrued dividends of $2.0 million. The difference between the $25.0 million paid and the carrying amount of the Series C Preferred Stock of $17.2 million on June 30, 2004 was charged to additional paid-in capital. In addition, we issued warrants to purchase 2.8 million shares of our common stock, and we paid $0.4 million of cash in lieu of warrants for certain other conversion rights of the holders of the Series C Preferred Stock. The warrants issued are exercisable at $8.00 per common share and expire on September 10, 2009. We settled the $11.2 million Embedded Derivative liability through the issuance of the 2.8 million warrants (which we valued using the Black-Scholes option pricing model at $9.2 million) together with the $0.4 million of cash that was paid in lieu of warrants, which resulted in a gain on the settlement of the Embedded Derivative of $1.6 million. The gain on the settlement of the Embedded Derivative was recorded as a reduction to refinancing-related expenses. The value of the warrants issued of $9.2 million was credited to additional paid-in capital. Because of the redemption of the Series C Preferred Stock on June 30, 2004, we will not be required to make mark-to-market adjustments to our reported income (loss) associated with the Embedded Derivative for any period subsequent to June 30, 2004.

Contractual Obligations

        The following table has been included to assist the reader in analyzing our debt and similar obligations as of March 31, 2005 and our ability to meet such obligations (in thousands):

		Payments Due by Period
Contractual Obligations	Total	Remaining 9 months	2006 + 2007	2008+2009	2010 and beyond
Closure, post-closure and remedial liabilities	$178,269	$12,698	$35,112	$38,554	$91,905
Long-term debt	150,000	—	—	—	150,000
Interest on long-term obligations	124,195	12,784	34,151	34,254	43,006
Capital leases	6,481	1,532	3,282	1,332	335
Operating leases	24,906	6,975	10,730	5,806	1,395

Total contractual obligations	$483,851	$33,989	$83,275	$79,946	$286,641

        The current fair value of the closure, post-closure and remedial liabilities of $178.3 million is net of discounting of $163.2 million and $81.4 million of closure and post-closure liabilities to be provided over the remaining site lives.

        The following table has been included to assist the reader in understanding other contractual obligations we had as of March 31, 2005 and our ability to meet these obligations (in thousands):

		Payments Due by Period
Other Commercial Commitments	Total	Remaining 9 months	2006 + 2007	2008+2009	2010 and beyond
Standby letters of credit	$90,343	$90,343	$—	$—	$—

Total commercial commitments	$90,343	$90,343	$—	$—	$—

        We obtained substantially all of the standby letters of credit described in the above table as security for financial assurance obligations which we were required to provide to regulatory bodies for the hazardous waste facilities and which would be called only in the event that we failed to satisfy closure, post-closure and other obligations under the permits issued by those regulatory bodies for such licensed facilities. As further discussed above under "The 2004 Refinancing," we obtained substantially all of the standby letters of credit described in the above table under our synthetic letter of credit facility (the "Synthetic LC Facility"). The Synthetic LC Facility provides that Credit Suisse First Boston (the "LC Facility Issuing Bank") will issue up to $90.0 million of letters of credit at our request. The LC Facility requires that the LC Facility Lenders maintain a cash account (the "Credit-Linked Account") to collateralize our outstanding letters of credit. Should any such letter of credit be drawn in the future and we fail to satisfy our reimbursement obligation, the LC Facility Issuing Bank would be entitled to draw upon the appropriate portion of the $90.0 million in cash which the LC Facility

Lenders under the Credit Agreement have deposited into the Credit-Linked Account. Acting through the LC Facility Agent, the LC Facility Lenders would then have the right to exercise their rights as first-priority lien holders (second-priority as to receivables) on substantially all of the assets of Clean Harbors, Inc. and our domestic subsidiaries.

  Off-Balance Sheet Arrangements

        Except for our obligations under operating leases and letters of credit described above and performance obligations incurred in the ordinary course of business, we are not now party to any off-balance sheet arrangements involving guarantee, contingency or similar obligations to entities whose financial statements are not consolidated with our results and that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to investors in our securities.

  Capital Expenditures

        We anticipate that 2005 capital spending will be between $25.0 million and $30.0 million of which $1.0 million relates to complying with environmental regulations.

Stockholder Matters

        Stockholders' equity was $16.9 million at March 31, 2005, or $0.94 per weighted average share outstanding, compared to $11.0 million at December 31, 2004, or $0.78 per weighted average share outstanding. Stockholders' equity increased due the profit for the quarter ended March 31, 2005 of $4.8 million, and increases related to the exercise of stock options and stock purchases under the employee stock purchase plan that totaled $1.5 million. Partially offsetting these increases to stockholders' equity were decreases due the unfavorable effects of foreign currency translation of $0.4 million and dividends declared on the Series B Preferred Stock of $0.1 million.

        Our stockholders' equity was $11.0 million at December 31, 2004, or $0.78 per weighted average share outstanding, compared to $7.7 million at December 31, 2003, or $0.57 per weighted average share outstanding. Stockholders' equity increased due to the issuance of warrants valued at $9.2 million, earnings for the year ended December 31, 2004 of $2.6 million, the favorable effect of foreign currency translation of $2.2 million and increases primarily related to the exercise of stock options and stock purchases under the employee stock purchase plan that totaled $0.9 million. These increases to stockholders' equity were partially offset by the loss on redemption of the Series C Preferred Stock of $9.9 million, the dividends declared on the Series B and C Preferred Stock of $1.0 million, and the accretion of the Series C Preferred Stock discount and issuance costs of $0.7 million.

        Our stockholders' equity was $7.7 million at December 31, 2003, or $0.57 per weighted average share outstanding, compared to $20.4 million at December 31, 2002, or $1.67 per weighted average share outstanding. Stockholders' equity decreased due the loss for the year ended December 31, 2003 of $17.6 million, the dividends declared on the Series B and Series C Preferred Stock of $1.7 million, and the accretion of the discount and issuance costs of the Series C Preferred Stock of $1.3 million. These decreases to stockholders' equity were partially offset by the favorable effects of foreign currency translation of $6.8 million, and increases primarily related to the exercise of stock options and stock purchases under the employee stock purchase plan that totaled $1.1 million.

        In connection with the issuance on April 30, 2001 of Subordinated Notes (that were repaid in September 2002), we issued warrants to purchase 1,519,020 shares of common stock exercisable at $0.01 per share and expiring on April 30, 2008. The proceeds from the issuance of the Subordinated Notes and warrants were allocated based on the relative fair value of the warrants and Subordinated Notes. During the year ended December 31, 2002, warrants for 281,212 shares were exercised, 892 warrants were cancelled upon net exercise, and 1,236,916 warrants remained outstanding at December 31, 2002. During the year ended December 31, 2003, warrants for 1,236,010 shares were exercised, 906 warrants were cancelled upon net exercise, and no warrants remained outstanding at December 31, 2003.

        As described above under "Redemption of Series C Preferred Stock", on June 30, 2004, we issued warrants to purchase 2.8 million shares of our common stock and paid $0.4 million of cash in lieu of warrants for certain other conversion rights of the holders of our previously outstanding Series C Preferred Stock. The warrants issued are exercisable at $8.00 per common share and expire on September 10, 2009. As of December 31, 2004, there were 2,775,000 warrants outstanding. On February 11, 2005, warrants for 717,060 shares were exercised in a cashless exercise that resulted in the issuance of 420,571 shares of common stock. In connection with the cashless exercise, warrants for 296,489 shares were cancelled. As of February 11, 2005, warrants for 2,057,940 shares remained outstanding.

        On February 16, 1993, we issued 112,000 shares of Series B Convertible Preferred Stock, $0.01 par value ("Series B Preferred Stock"), for the acquisition of our Spring Grove facility. The liquidation value of each share of Series B Preferred Stock is the liquidation preference of $50.00 plus unpaid dividends. Series B Preferred Stock may be converted by the holder into common stock at a conversion rate which, as of December 31, 2004, was equal to $16.45 per share and is subject to customary antidilution adjustments. There is no expiration date associated with the conversion option. We have the option to redeem the Series B Preferred Stock at the liquidation preference plus any accrued dividends with no redemption premium. Each share of Series B Preferred Stock entitles its holder to receive a cumulative annual cash dividend of $4.00 per share, or at our election, a common stock dividend of equivalent value. On October 19, 2004, 42,000 shares of Series B Preferred Stock were converted into 127,680 shares of common stock. As of December 31, 2004, we had 70,000 shares of Series B Preferred Stock outstanding.

        Dividends on the Series B Preferred Stock are payable on the 15th day of January, April, July and October, at the rate of $1.00 per share, per quarter. Due to loan covenant restrictions, we paid the third and fourth quarter 2003 and the first and second quarter 2004 dividends in equivalent value of common stock. Dividends for other quarters included in the years ended December 31, 2004, 2003 and 2002 and the quarter ended March 31, 2005 were paid in cash.

Recent Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," which was revised in December 2003 as FIN 46R. FIN 46R further explains how to identify a Variable Interest Entity ("VIE") and how to determine when a business enterprise should include the assets, liabilities, noncontrolling interest and results of that VIE in its financial statements. FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special purpose entities. FIN 46R had no material impact on our results of operations since we have no special purpose entities.

        In December 2003, the FASB issued a revision to Statement of Financial Accounting Standards ("SFAS") No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," to improve financial statement disclosure for defined benefit plans. This statement requires additional disclosures about the assets (including plan assets by category), obligations and cash flows of defined pension plans and other defined benefit postretirement plans. It also requires reporting of various elements of pension and other postretirement benefit costs on a quarterly basis. Generally, the disclosure requirements are effective for interim periods beginning after December 15, 2003; however, information about foreign plans is effective for fiscal years ending after June 15, 2004. We adopted the revised SFAS No. 132 effective December 31, 2004. See Note 22 to our audited financial statements for the three years ended December 31, 2004, for further discussion of employee benefit plans.

        In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of Emerging Issues Task Force ("EITF") 00-21, "Revenue Arrangements with Multiple Deliverables." The issuance of SAB 104 reflects the concepts contained in EITF 00-21. The other revenue recognition concepts contained in SAB 101 remain largely unchanged. The issuance of SAB 104 did not have a material impact on our results of operations, financial position or cash flows.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 amends Accounting Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We expect that the adoption of SFAS No. 151 will not have a material impact on our results of operations, financial position or cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 amends Accounting Principles Board ("APB") Opinion No. 29, by eliminating the exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. This Statement eliminates the exception and replaces it with a general exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our results of operations, financial position or cash flows.

        In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) requires companies to report compensation cost relating to share-based payment transactions to be recognized in financial statements. That cost will be measured based upon the fair value of the equity or liability instruments issued. On March 29, 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 107, "Share-Based Payment," that expresses the views of the SEC staff regarding the application of SFAS No. 123(R). We are studying the Statement and the Bulletin. The Statement will increase our compensation expense starting January 1, 2006.

        In March 2005, the FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, "Accounting for Assets Retirements Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and or method of settlement are conditional on a future event that may or may not be within the control of the entity. Furthermore, the uncertainty about the timing and or method of settlement of a conditional asset retirement obligations should be factored into the measurement of the liability when sufficient information exists. FIN 47 clarifies that an entity is required to recognize the liability for the fair value of a conditional asset when incurred if the liability's fair value can be reasonably estimated. We are studying FIN 47 and have not determined what effect, if any, FIN 47 will have on our results of operations, financial condition or cash flows. We will implement FIN 47 effective January 1, 2006.

        In June 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of APB Opinion No. 20 and FASB Statement No. 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. Statement 154 improves financial reporting because its requirements enhance the consistency of financial information between periods. Because the Statement relates to corrections of errors and changes in accounting that could occur in future periods, we cannot now predict what effect, if any, the statement will have on future results of operations.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

        Under the supervision and with the participation of the Company's management, including the Chief Executive Officer and its Chief Financial Officer, management evaluated the effectiveness of the Company's disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based on that evaluation, the Company's Chief Executive Officer and its Chief Financial Officer concluded that the Company's disclosure controls and procedures were not effective at the reasonable assurance level as of December 31, 2004 because of the material weakness discussed below. In light of the material weakness described below, the Company performed additional analysis and other post-closing procedures to ensure its consolidated financial statements are prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this prospectus fairly present in all material respects the Company's financial position, results of operations and cash flows for the periods presented.

Management's Annual Report on Internal Control Over Financial Reporting

        The Company's management is responsible for establishing and maintaining adequate internal control over financial reporting, as that term is defined in Exchange Act Rule 13a-15(f). Under the supervision and with the participation of the Company's management, including the principal executive officer and principal financial officer, the Company conducted an evaluation of its internal control over financial reporting based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of December 31, 2004, the Company did not maintain effective controls over the completeness and accuracy of its self-insured workers' compensation and motor vehicle liability reserves and the associated provisions. Specifically, the Company did not have effective controls over estimating and monitoring self-insured workers' compensation and motor vehicle reserves. This control deficiency resulted in the restatement of the Company's consolidated financial statements for the years ended December 31, 2003 and 2002, the restatement of the quarterly data for the fourth quarter ended December 31, 2003, as well as an audit adjustment in the 2004 financial statements. Additionally, this control deficiency could result in a misstatement of workers' compensation and motor vehicle liability reserves and the associated provisions that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constituted a material weakness as of December 31, 2004. Because of this material weakness, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 based on the criteria in the Internal Control-Integrated Framework.

        Management's assessment of the Company's internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Changes in Internal Control over Financial Reporting

        Except as otherwise discussed elsewhere in this prospectus, there have not been any changes in the Company's internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act, since December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Remediation of Material Control Weaknesses

        In order to remediate the control weakness in the Company's internal control over financial reporting described above, the Company is now using an actuarial-based method for estimating its reserves for self-insured workers' compensation and motor vehicle liability reserves. The Company has retained the services of Tillinghast Towers Perrin (a national actuarial firm) to assist with this process.

Limitations on the Effectiveness of Controls

        The Company's management, including the Chief Executive Officer and Chief Financial Officer, does not expect that the Company's disclosure controls and procedures or the Company's internal control over financial reporting will prevent all errors and all fraud.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Further, the design of disclosure controls and procedures and internal control over financial reporting must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations of controls and procedures and internal control over financial reporting, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

BUSINESS

        Clean Harbors, Inc. through its subsidiaries (hereinafter collectively referred to as "Clean Harbors" or "we" or "our") is one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2003 industry reports. We service approximately 55% of North America's commercial hazardous incineration volume, 17% of North America's hazardous landfill volume, and are the industry leader in total hazardous waste disposal facilities. We provide services and solutions to a diversified industry base with over 45,000 customers, including more than 175 Fortune 500 companies, in the United States, Canada, Mexico and Puerto Rico. We perform environmental services through a network of more than 100 service locations, and operate five incineration facilities, nine commercial landfills, seven wastewater treatment operations, and 20 treatment, storage and disposal facilities, or TSDFs, as well as five PCB management facilities and two oil and used oil products recycling facilities. We can provide low cost solutions to our customers due to our large scale, industry knowledge, recent cost cutting and productivity-enhancing initiatives, and ability to internalize our waste streams. As a result, we have been able to increase EBITDA margins since the first half of fiscal year 2003. For the twelve-month period ended March 31, 2005, we generated revenue and EBITDA (a measure not defined by generally accepted accounting principles which is described on page 15 of this prospectus) of $665.4 million and $82.9 million, respectively.

        The wastes that we handle include materials that are classified as "hazardous" because of their unique properties, as well as other materials subject to federal and state environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes, which cannot be economically recycled or reused. We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities.

        Clean Harbors, Inc. was incorporated in Massachusetts in 1980 and its principal offices are located in Braintree, Massachusetts. The Company's shares of common stock trade on The Nasdaq National Market under the symbol "CLHB." We maintain a website at the following Internet address: http://www.cleanharbors.com. Through a link on this website to the SEC website, http://www.sec.gov, we provide free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after electronic filing with the SEC. Our guidelines on corporate governance, the charters for our Board Committees, and our code of ethics for members of the Board of Directors, senior officers and the chief executive officer are also available on our website, and we will post on our website any waivers of, or amendments to, such code of ethics. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

Acquisition

        Effective September 7, 2002, we purchased from Safety-Kleen Services, Inc., or the Seller, and certain of the Seller's domestic subsidiaries (collectively, the "Sellers"), substantially all of the assets of the Chemical Services Division, or CSD, of Safety-Kleen Corp., or Safety-Kleen. The sale included the operating assets of certain of the Seller's subsidiaries in the United States and the stock of five of the Seller's subsidiaries in Canada, or the CSD Canadian Subsidiaries. The sale was made pursuant to a Sale Order issued on June 18, 2002 by the Bankruptcy Court for the District of Delaware as part of the proceedings under Chapter 11 of the Bankruptcy Code in which Safety-Kleen and its domestic subsidiaries (including the Sellers) had been operating since June 2000 as debtors in possession. The Sale Order authorized the sale of the assets of the CSD to Clean Harbors free and clear of all liens, claims, encumbrances and interests except for certain liabilities and obligations we assumed as part of the purchase price.

        The assets of the CSD (including the assets of the CSD Canadian Subsidiaries) which we acquired consist primarily of 44 hazardous waste treatment and disposal facilities including, among others, 22 TSDFs (six of which we have since closed), six wastewater treatment facilities (one of which we have since closed), nine commercial landfills, and four incineration facilities. Such facilities are located in 30 states, Puerto Rico, six Canadian provinces and Mexico. The most significant of such facilities include landfills in Buttonwillow, California with approximately 10.0 million cubic yards of remaining capacity, in Lambton, Ontario with approximately 8.9 million cubic yards of remaining capacity which is the largest of the total of three hazardous waste landfills in Canada, and in Waynoka, Oklahoma with approximately 1.5 million cubic yards of remaining capacity; and incinerators in Deer Park, Texas, which is the largest hazardous waste incineration facility in the United States, and in Aragonite, Utah. Additional significant facilities are the incinerators in Mercier, Quebec and in Lambton, Ontario.

        The primary reasons for the acquisition of the CSD assets were to broaden our disposal capabilities and geographic reach, particularly in the West Coast and Southwest regions of the United States, in Canada and in Mexico, and to significantly expand our network of hazardous waste disposal facilities. In addition, we believed that the acquisition of the CSD's hazardous waste facilities in new geographic areas would allow us to expand our site and industrial services. The performance of site and industrial services often involves hazardous waste disposal components that potentially increase the utilization and profitability of our facilities. Finally, we believed that the acquisition would result in significant cost savings by allowing us to internally treat and dispose of hazardous waste for which we previously paid third parties because we lacked the facilities required to dispose of the waste internally.

Industry

        According to industry reports, the hazardous waste disposal market in North America is in excess of $2.0 billion. We also service the much larger industrial maintenance market. The $2.0 billion estimate does not include the industrial maintenance market, except to the extent that the costs of disposal of hazardous wastes generated as a result of industrial maintenance are included.

        There are substantial barriers to entry into the hazardous waste management industry including high regulatory compliance costs and expertise, the arduous federal, state, provincial and local permitting processes for new disposal facilities, and the requirement for an extensive asset network, operating knowledge and major capital expenditures to purchase or construct new disposal facilities. As a result, no new hazardous waste incinerators or hazardous waste landfills have commenced commercial operations in North America in the last decade. We believe that industry fundamentals are improving. Capacity has been reduced in recent years causing stabilization in pricing, and new regulatory requirements have increased in-house disposal costs and outsourcing. Furthermore, customers are using fewer providers for their hazardous waste treatment and disposal needs as they seek to limit their outside vendors and the number of facilities in which their hazardous waste materials are disposed.

        The hazardous waste management industry was "created" in 1976 with the passage of the Resource Conservation and Recovery Act, or RCRA. RCRA requires waste generators to distinguish between "hazardous" and "non-hazardous" wastes, and to treat, store and dispose of hazardous waste in accordance with specific regulations. This new regulatory environment, combined with strong economic growth, increased corporate concern surrounding environmental liabilities, and early-stage industry dynamics contributed to growth in the industry. The largest generators of hazardous waste materials are companies in the chemical, petrochemical, primary metals, paper, furniture, aerospace and pharmaceutical industries. Hazardous waste types processed or transported include flammables, combustibles and other organics, acids and caustics, cyanides and sulfides, solids and sludge, industrial wastewaters, items containing PCBs (such as utility transformers), and medical waste.

        In the mid to late 1990s, the hazardous waste management industry was characterized by overcapacity, minimal regulatory advances and pricing pressure. However, since 2001, over one-third of all North American commercial incineration capacity has been eliminated, and we believe that competition has been reduced through consolidation and that new regulations have increased the overall barriers to entry. Underscoring these trends, we believe that the number of major industry participants in the North American hazardous waste sector has declined from over 20 in the early 1990s to only five major participants today. Since the mid 1990s, approximately 500,000 tons of incineration capacity has been eliminated as eight major incinerators were deactivated, substantially increasing average capacity utilization. Additionally, new Maximum Achievable Control Technologies, or MACT, standards have been implemented, which we believe will increase compliance costs and drive increased outsourcing of incineration as customers with captive (i.e., in-house and non-commercial) incinerators choose to outsource rather than make the substantial investment in their facilities which would be required to achieve compliance.

        The environmental services industry today includes a broad range of services including the following:

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  Collection, Transportation and Logistics Management—specialized handling, packaging, transportation and disposal of industrial waste, laboratory quantities of hazardous chemicals, household hazardous wastes, and pesticides;

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  Incineration—the preferred method for treatment of organic hazardous waste because it effectively destroys the contaminants;

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  Landfill Disposal—used primarily for the disposal of inorganic wastes;

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  Physical Waste Treatment—used to reduce the volume or toxicity of waste or make it suitable for further treatment, reuse, or disposal;

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  Resource Recovery and Fuels Blending—removes contaminants to restore fitness for an intended purpose and to reduce the volume of waste;

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  Wastewater Treatment—separates wastes including industrial liquid wastes containing heavy metals, organics and suspended solids through physical and chemical treatment so that the treated water can be discharged into local sewer systems under permits; and

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  Site Services—includes the maintenance of industrial facilities and equipment such as recurring cleaning in order to continue operations, maintain and improve operating efficiencies, and satisfy safety requirements; the planned cleanup of hazardous waste sites and the cleanup of accidental spills and discharges, such as those resulting from transportation accidents; and the cleanup and restoration of buildings, equipment, and other sites and facilities that have been contaminated.

        The collection and disposal of solid and hazardous wastes are subject to local, state, provincial and federal requirements and regulations, which regulate health, safety, the environment, zoning and land-use. Included in these regulations is the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, of the United States. CERCLA holds generators and transporters of hazardous substances, as well as past and present owners and operators of sites where there has been a hazardous release, strictly, jointly and severally liable for environmental cleanup costs resulting from the release or threatened release. Canadian companies are regulated under similar regulations, but the responsibility and liability associated with the waste passes from the generator to the transporter or receiver of the waste, in contrast to provisions of CERCLA.

Competitive Strengths

  •
  Leading Provider of Hazardous Waste Services and Disposal—We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2003 industry reports. We operate, in the aggregate, the largest number of incinerators, hazardous waste landfills, wastewater treatment facilities and TSDFs in North America, and provide multi-faceted and low cost services to a broad mix of customers. We attract and better serve our customers because of our capabilities and the size, scale and geographic location of our assets, which allow us to serve multiple locations. Finally, as our collections of waste increase, our size allows us to increase our cash flow and earnings as we can internalize a greater volume of waste in our incinerators and landfills.

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  Large and Diversified Customer Base—We service over 175 of the Fortune 500 companies and more than 45,000 customers overall, including commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities. This diversification limits our exposure to any one customer or industry and reduces credit exposure to higher risk customers.

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  Stable and Recurring Revenue Base—We have long-standing relationships with our customers, averaging 15 years with our top ten customers. Our diversified customer base also provides stable and recurring revenues as a majority of our revenues are derived from previously served customers with recurring needs for our services. In addition, the costs to our customers of switching providers are high. This is due to many customers' desire to audit disposal facilities prior to their qualification as approved sites and to limit the number of facilities to which their wastes are shipped in order to reduce their potential liability under U.S. environmental regulations. We have been selected as an approved vendor by large generators of waste because we possess comprehensive collection, recycling, treatment, transportation, disposal, and waste tracking capabilities and have the expertise necessary to comply with applicable environmental laws and regulations. Those customers who have selected us as an approved vendor often continue to use our services.

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  Comprehensive Service Capabilities—Our comprehensive service offerings allow us to act as a full service provider to our customers. Our full service orientation creates incremental revenue growth as customers seek to minimize the number of outside vendors and demand "one-stop" service providers. Our expanded geographic coverage maximizes the number of customer facilities that we can service.

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  Integrated Network of Assets—We have the most extensive collection of incinerators, landfills, treatment facilities and TSDFs in North America. Our broad network enables us to effectively handle a waste stream from origin through disposal and to efficiently direct and internalize our waste streams to reduce costs.

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  Regulatory Compliance—We have recently made substantial capital investments in our facilities to ensure that they are in substantial compliance with current federal, state, provincial and local regulations. Companies that rely on in-house disposal may find the current regulatory requirements to be too capital-intensive or complicated, and may choose to outsource many of their hazardous waste disposal needs.

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  Effective Cost Management—Our significant scale allows us to maintain low costs through standardized compliance procedures, significant purchasing power, extensive research and development capabilities and our ability to efficiently utilize logistics and transportation to economically direct waste streams. We also have the ability to internalize the substantial majority of all hazardous waste that we process in our own disposal assets. Finally, we are committed to reducing costs and have significantly reduced headcount and other operating costs since our acquisition of the CSD assets.

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  Proven and Experienced Management Team—Our 14 executive officers collectively have over 224 years of experience in the environmental services industry. Our Chief Executive Officer founded the company in 1980, and the average tenure of the 13 other members of the executive management team exceeds 14 years.

Business Strategy

        Our strategy is to develop and maintain ongoing relationships with a diversified group of customers who have recurring needs for environmental services. We strive to be recognized as the premier supplier of a broad range of value-added environmental services based upon quality, responsiveness, customer service, information technologies, breadth of product offerings and cost effectiveness.

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  Improve Utilization of Existing Waste Facilities—We currently operate an extensive network of hazardous waste management properties and have made substantial investments in these facilities to date, which will provide us with significant operating leverage as volumes increase. In addition, there are opportunities to expand waste handling capacity at these facilities by modifying the terms of the existing permits and by adding capital equipment and new technology. Through selected permit modifications, we can expand the range of treatment services offered to our customers without the large capital investment necessary to acquire or build new waste management facilities.

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  Focus on Cost Reductions—We continually seek to increase efficiency and to reduce costs in our business. Since the acquisition of the CSD assets, we have significantly reduced headcount and other operating costs through enhanced technology, process reengineering and more stringent expense management.

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  Capitalize on Outsourcing and Demand for Service Provider Consolidation —We believe that our large industrial customers increasingly require a comprehensive range of environmental services to be provided by a smaller number of service providers. This trend should place smaller operators at a competitive disadvantage due to their size and limited financial resources. Furthermore, many of our customers are seeking to focus on their core competencies and are outsourcing their hazardous waste disposal needs. New environmental regulations, such as the MACT standards, have significantly increased regulatory compliance costs, leading to a decrease in captive incinerator capacity and additional outsourcing as these customers choose to shut down their incinerators rather than invest substantial capital like we have invested in our facilities. We seek to work with our customers to handle a greater amount of their hazardous waste disposal needs arising from these outsourcing trends and to capitalize on the demand for the expanded portfolio of environmental services that we offer.

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  Expand Network of Service Centers—We believe that the Site Services Division has a competitive advantage, particularly in areas where service centers are located at or near a TSDF. We currently operate 20 TSDFs and more than 100 service locations. By opening additional service centers in close proximity to the TSDFs we now operate, we believe that we can, with minimal capital expenditures, increase our market share within the site services segment of the waste disposal market. We believe much of this additional waste can be sent to our existing facilities at competitive transportation costs thereby increasing utilization and enhancing overall profitability.

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  Develop New Services and Penetrate the Industrial Maintenance Services Market —Industrial waste customers continue to demand alternatives to traditional waste disposal in order to increase recycling and reclamation activities and to minimize the end disposal of hazardous waste. We plan to utilize our technological expertise and track record of innovation to further improve and expand the range of services that we offer, and to develop less expensive methods of disposal. In 1999, we added industrial cleaning and maintenance to our service offerings. We believe that this multi-billion dollar market offers significant opportunities for growth because of our minimal current penetration and our ability to leverage our existing assets as hazardous wastes are often removed in the cleaning process.

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  Selective Acquisition Strategy—We also intend to actively pursue small accretive "bolt-on" acquisitions in certain services or market sectors where we believe such acquisitions can enhance and expand our business with minimal capital outlay. We believe that we can expand existing services, especially in our non-disposal services, through strategic acquisitions in order to generate incremental revenues from existing and new customers and to obtain greater market share.

Services

        We provide a wide range of environmental services and manage our business as two major segments: Technical Services and Site Services.

        Technical Services    (69% of 2004 revenue). These services involve the collection, transport, treatment and disposal of hazardous and non-hazardous wastes, and include physical treatment, resource recovery, fuels blending, incineration, landfill disposal, wastewater treatment, lab chemical disposal, explosives management, and CleanPack® services. Our CleanPack® services include the collection, identification and categorization, specialized packaging, transportation and disposal of laboratory chemicals and household hazardous wastes. Our technical services are provided through a network of service centers from which a fleet of trucks or railcars is dispatched to pick up customers' wastes either on a predetermined schedule or on-demand and to deliver such wastes to permitted facilities, which are usually owned by us. Our service centers can also dispatch chemists to a customer location for the collection of chemical and laboratory waste for disposal.

        Site Services    (31% of 2004 revenue). These services provide customers with highly skilled experts who utilize specialty equipment and resources to perform services at any chosen location. Under the Site Services umbrella, our Field Service crews and equipment are dispatched on a planned or emergency basis, and perform services such as confined space entry for tank cleaning, site decontamination, large remediation projects, selective demolition, spill cleanup, railcar cleaning, product recovery and transfer, scarifying and media-blasting and vacuum services. Additional services include used oil and oil products recycling, as well as PCB management and disposal.

        Also, as part of Site Services, Industrial Services crews focus on industrial cleaning and maintenance projects. Our Industrial Services manage hazardous, non-hazardous, wet and dry materials and specialize in chemical cleaning, hydro blasting, liquid/dry vacuuming, sodium bicarbonate blasting, line cleaning, boiler cleanouts, and steam cleaning of our customers' process equipment and systems, as well as video inspection. Additionally, specialized project work such as dewatering, and on-site material processing utilizing thermal treatment units are also performed on customers' sites. We market these services through our internal sales organizations and, in many instances, delivery of services in one area supports or leads to business in our other service lines or segments.

        The table below shows for each of the three month periods ended March 31, 2004 and 2005, and the three years ended December 31, 2004, the total revenues contributed by our principal lines of business (in thousands):

	Three Months Ended March 31,		Years Ended December 31,
	2004	2005	2004	2003	2002
Technical Services	$101,104	$106,496	$444,617	$422,777	$220,085
Site Services	41,759	58,292	198,609	187,742	128,873
Other	(106)	178	(7)	450	1,175

Total	$142,757	$164,966	$643,219	$610,969	$350,133

        Additional segment information can be found in the financial statements and the notes thereto appearing elsewhere in this prospectus, especially Note 23, "Segment Reporting," to our audited financial statements for the three years ended December 31, 2004, and Note 14, "Segment Reporting," to our unaudited financial statements for the fiscal quarters ended March 31, 2005 and 2004.

Technical Services

        Technical Services provides the collection, transportation and logistics management of containerized and bulk waste, as well as the categorizing, packaging and removal of laboratory chemicals for disposal (CleanPack®). Through a highly coordinated transportation fleet, we provide reliable, cost effective transportation and disposal to customers across North America. From the Technical Service Centers, trucks are dispatched to pick up customers' waste on a predetermined schedule as well as on demand, and then deliver it to one of our nearby transfer, storage and disposal ("TSD") facilities. From these same Technical Service Centers, specially trained chemists are dispatched to customer locations to safely collect, label and package all quantities of laboratory chemicals for disposal.

  Collection, Transportation and Logistics Management

        As an integral part of our services, industrial wastes are collected from customers and transported by us to and between our facilities for treatment or bulking for shipment to final disposal locations. Customers typically accumulate waste in containers, such as 55 gallon drums, bulk storage tanks or 20 cubic yard roll-off boxes. In providing this service, we utilize a variety of specially designed and constructed tank trucks and semi-trailers as well as third party transporters, including railroads. Liquid waste is frequently transported in bulk, but may also be transported in drums. Heavier sludge or bulk solids are transported in sealed, roll-off boxes or bulk dump trailers. Our fleet is equipped with a mobile satellite monitoring system and communications network, which allows real time communication with the transportation fleet.

  Treatment and Disposal

        We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities. The wastes handled include substances, which are classified as "hazardous" because of their corrosive, ignitable, infectious, reactive or toxic properties, and other substances subject to federal, state and provincial environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes, which cannot be otherwise economically recycled or reused.

        We operate a network of TSDFs that primarily focuses on the collection of waste from smaller to mid-size generators. These TSDFs collect, temporarily store and/or consolidate compatible waste streams for more efficient transportation to final recycling, treatment or disposal destinations. TSDFs in the United States have Part B permits under RCRA that, among other things, allow us to store waste for up to one year for bulking, treatment or transfer purposes. Larger customers typically ship directly to the end disposal sites with full truckloads of material. Depending upon the content, the material collected at the TSDFs is either disposed of at our incineration, landfill or wastewater treatment facilities, disposed of at end disposal facilities not owned by us, or recycled. Waste types processed or transferred in drums or bulk quantities include:

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  Flammables, combustibles and other organics;

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  Acids and caustics;

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  Cyanides and sulfides;

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  Solids and sludge;

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  Industrial wastewaters;

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  Items containing PCBs, such as utility transformers and electrical light ballasts;

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  Medical waste;

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  Other regulated wastes; and

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  Non-hazardous industrial waste.

        We receive detailed waste profiles prepared by our customers to document the nature of the waste. A sample of the delivered waste is tested to ensure that it conforms to the customer-generated waste profile record and to select an appropriate method of treatment and disposal. Once the wastes are characterized, compatible wastes are consolidated to achieve economies in storage, handling, transportation and ultimate treatment and disposal. At the time of acceptance of a customer's waste at our facility, a unique computer "bar code" identification label is assigned to each container of waste, enabling the use of sophisticated computer systems to track and document the status, location and disposition of the waste.

        Physical Treatment.    Physical treatment methods include distillation, separation and stabilization. These methods are used to reduce the volume or toxicity of waste material or to make it suitable for further treatment, reuse, or disposal. Distillation uses either heat or vacuum to purify liquids for resale. Separation utilizes techniques such as sedimentation, filtration, flocculation and centrifugation to remove solid materials from liquids. Stabilization refers to a category of waste treatment processes designed to reduce contaminant mobility or solubility and convert waste to a more chemically stable form. Stabilization technology includes many classes of immobilization systems and applications. Stabilization is a frequent treatment method for metal-bearing wastes received at several of our facilities, which treat the waste to meet specific federal land disposal restrictions. After treatment, the waste is tested to confirm that it has been rendered non-hazardous. It can then be sent to a non-hazardous waste landfill, at significantly lower cost than disposal at a hazardous waste landfill.

        Resource Recovery and Fuels Blending.    Resource recovery involves the treatment of wastes using various methods, which effectively remove contaminants from the original material to restore its fitness for its intended purpose and to reduce the volume of waste requiring disposal. We operate treatment systems for the reclamation and reuse of certain wastes, particularly solvent-based wastes generated by industrial cleaning operations, metal finishing and other manufacturing processes.

        Spent solvents that can be recycled are processed through thin film evaporators and other processing equipment and are distilled into usable products. Upon recovery of these products, we either return the recovered solvents to the original generator or sell them to third parties. Organic liquids and solids with sufficient heat value are blended to meet strict specifications for use as supplemental fuels for incinerators, cement kilns, industrial furnaces and other high efficiency boilers. We have installed fuels blending equipment at some TSDFs to prepare these supplemental fuels. When possible, we burn fuel blended material at our incinerators. Otherwise, we send the fuel blended material to supplemental fuel users that are licensed to accept the blended fuel material. Although we pay a fee to the users who accept this product, this disposal method is substantially less costly than other disposal methods.

        Incineration.    Incineration is the preferred method for the treatment of organic hazardous waste, because it effectively destroys the contaminants at temperatures in excess of 2,000 degrees Fahrenheit. High temperature incineration effectively eliminates organic wastes such as herbicides, halogenated solvents, pesticides, and pharmaceutical and refinery wastes, regardless of whether they are gases, liquids, sludge or solids. Federal and state incineration regulations require a destruction and removal efficiency of 99.99% for most organic wastes and 99.9999% for PCBs and dioxin.

        We have five active incineration facilities that offer a wide range of technological capabilities to customers through this network. In the United States, we operate a fluidized bed thermal oxidation unit for maximum destruction efficiency of hazardous waste with an annual capacity of 55,000 tons, and two solids and liquids-capable incineration facilities with a combined estimated annual capacity of 185,000 tons. We also operate two hazardous waste liquid injection incinerators in Canada with total annual capacity of approximately 178,000 tons.

        Our incineration facilities in Kimball, Nebraska, Deer Park, Texas and Aragonite, Utah are designed to process liquid organic wastes, sludge, solids, soil and debris. The Deer Park facility has two kilns and a rotary reactor. Our incineration facilities in Kimball, Nebraska and Deer Park, Texas have on-site landfills for the disposal of ash and other waste material produced as a result of the incineration process.

        Our incineration facilities in Mercier, Quebec and Lambton, Ontario are liquid injection incinerators, designed primarily for the destruction of liquid organic waste. Typical waste streams include wastewater with low levels of organics and other higher concentration organic liquid wastes not amenable to conventional physical or chemical waste treatment.

        The North American hazardous waste incineration market is now served by a total of 12 major incineration facilities operated by a total of seven companies. We own five of these active incineration facilities and offer a wide range of technological capabilities to our customers through this network. The primary competitors in the incineration market are Onyx (a subsidiary of Veolia Environnement (NYSE: VE)), Teris, LLC (a subsidiary of Suez Lyonnaise des Eaux), Von Roll America/WTI (a joint venture), and Ross Incineration Services, Inc. (a private company).

        Landfills.    Landfills are used primarily for the disposal of inorganic wastes. In the United States and Canada, we operate nine commercial landfills. Seven commercial landfills are designed and permitted for the disposal of hazardous wastes and two landfills are operated for non-hazardous industrial waste disposal and, to a lesser extent, municipal solid waste.

        Of the seven commercial landfills used for disposal of hazardous waste, five are located in the United States, and two are located in Canada. As of December 31, 2004, the useful economic lives (for accounting purposes) of these landfills include approximately 27.4 million cubic yards of remaining capacity. This estimate of the useful economic lives of these landfills includes permitted airspace and unpermitted airspace that management believes to be probable of being permitted based on our analysis of various factors. In addition to the capacity included in the useful economic lives of these landfills, there are approximately 35.2 million cubic yards of additional unpermitted airspace capacity included in the footprints of these landfills that may ultimately be permitted. There can be no assurance that this unpermitted additional capacity will be permitted.

        In addition to hazardous waste landfill sites, we operate two non-hazardous industrial landfills with 0.5 million cubic yards of remaining permitted capacity. These two facilities are located in the United States and have been issued operating permits under the authority of Subtitle D of RCRA. Prior to issuance of a permit, we must demonstrate to the permitting agency that our non-hazardous industrial landfills have, and must subsequently employ, operational programs protective of the integrity of the landfill, human health and the surrounding environment. Our non-hazardous landfill facilities are permitted to accept commercial industrial waste, including wastes from foundries, demolition and construction, machine shops, automobile manufacturing, printing, metal fabrications and recycling.

        The commercial hazardous landfill sector is one of the most consolidated in the hazardous treatment and disposal industry. The North American hazardous waste landfill disposal market is serviced by 22 facilities owned by a total of 10 companies. While most of these companies operate two or fewer facilities, we and Waste Management, Inc. have a significant share of the North American market. Other competitors include Envirosource, Inc., American Ecology Corp., EQ and Stablex Canada.

        Wastewater Treatment.    We operate wastewater treatment facilities that offer a range of wastewater treatment technologies. These wastewater treatment operations involve processing hazardous and non-hazardous wastes through the use of physical and chemical treatment methods. The solid waste materials produced by these wastewater processing operations are then disposed of at facilities which are owned by us, or at off-site facilities owned and operated by unrelated businesses, while the treated effluent is discharged to the local sewer system under permit.

        Our wastewater treatment facilities treat a broad range of industrial liquid and semi-liquid wastes containing heavy metals, organics and suspended solids, including:

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  Acids and caustics;

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  Ammonias, sulfides and cyanides;

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  Heavy metals, ink wastes and plating solutions;

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  Landfill leachate and scrubber waters; and

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  Oily wastes and water-soluble coolants.

        Wastewater treatment can be economical as well as environmentally sound, by combining different wastewaters in a "batching" process that reduces costs for multiple waste stream disposal. For instance, acidic waste from one source can be neutralized with alkaline from a second source to produce a neutral solution.

        We compete against a number of competitors with multiple facilities (e.g., Rhodia a division of Teris LLC, which is a subsidiary of Suez Lyonaise des Eaux, Philip Services Corp. (Other OTC:PSCD.PK), US Filter, a subsidiary of Veolia Environnement (NYSE: VE), Heritage Environment Services LLC, a private company, and Envirite, Inc., a private company). There are also a number of operators with single facilities that process high volumes of waste in niche markets (e.g., Dupont Environmental Treatment, a subsidiary of E. I. DuPont de Nemours and Company (NYSE: DD), and Empak, a private company).

  Explosives Management.

        We dispose of munitions and other explosives at our facility in Colfax, Louisiana.

  CleanPack® Services

        CleanPack® provides specialized handling, packaging, transportation and disposal of laboratory quantities of outdated hazardous chemicals, household hazardous wastes, and waste pesticides and herbicides. CleanPack® chemists utilize our CHOICE® waste management software system to support our lab pack services and complete the regulatory information required for every pick-up. The CleanPack® operation services a wide variety of customers including:

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  Pharmaceutical companies;

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  Engineering, and research and development departments of industrial companies;

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  College, university and high school laboratories;

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  Commercial laboratories;

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  Hospital and medical care laboratories;

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  State and local municipalities; and

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  Thousands of agribusinesses and residents through household hazardous waste and pesticide/herbicide collection programs.

        CleanPack® chemists collect, identify, label, and package waste into Department of Transportation approved containers. Lab packed wastes are then transported to one of our facilities where the waste is consolidated for recycling, reclamation, fuels blending, aqueous treatment, incineration or secure chemical landfill. Other services provided by our CleanPack® operations include:

        Household Hazardous Waste.    We perform one-day, multi-day or mobile household hazardous waste and pesticide collection programs throughout the U.S. and Canada. These collection programs provide communities and their residents the opportunity to properly dispose of their paints, solvents, batteries, fluorescent lamps, cleaners, pesticides and other potentially hazardous materials.

        Reactive Materials Services.    Reactive materials technicians utilize specialized equipment and training to stabilize and desensitize highly reactive and potentially explosive chemicals.

        CustomPack® Services.    We provide training, technical support, and disposal services for customers with the resources and experience to package their own waste chemicals.

        Laboratory Move Services.    CleanPack® chemists properly and safely segregate, package, transport, and unpackage hazardous chemicals being moved from older laboratories to newer laboratories.

        Laboratory Closures Services.    CleanPack® crews perform comprehensive, site-specific chemical removal and disposal, as well as decontamination for facilities and laboratories undergoing a closure or major cleanout.

Site Services

        We provide a wide range of environmental site services to maintain industrial facilities and process equipment, as well as clean up or contain actual or threatened releases of hazardous materials into the environment. These services are provided to a wide range of clients including large chemical, petroleum, transportation, utility, and governmental agencies. Our strategy is to identify, evaluate, and solve customers' environmental problems, on a planned or emergency basis, by providing a comprehensive interdisciplinary response to the specific requirements of each job or project.

        Site Services is responsible for providing trained, skilled labor and specialty equipment to perform various services on a customer's site or other location. Field Service crews and equipment are dispatched on a planned or emergency basis to manage routine cleaning in hazardous environments or emergencies such as a chemical or oil spill clean up. Industrial Service crews focus on industrial cleaning and maintenance projects that typically require fast turnaround, or complex onsite material processing.

        Field Services.    Crews and equipment are dispatched on a scheduled or emergency basis to perform everything from site decontamination and remediation projects to selective demolition, emergency response, spill cleanup and vacuum services. Whether the action is planned, corrective or the result of an emergency response, Clean Harbors' multidisciplinary team of remedial action professionals provide solutions to a variety of industrial cleanup problems. Clean Harbors Field Services performs a wide variety of services including:

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  Emergency response

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  Site decontamination

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  Excavation and removal

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  Product recovery and transfer

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  Scarifying and media-blasting

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  Tank cleaning

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  Vacuum services

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  Utility services

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  Demolition

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  Rail car cleaning

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  Used oil and oil products recycling

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  Remediation and environmental construction

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  PCB management and disposal

        Industrial Services.    The fast turnaround of industrial cleaning and maintenance projects requires the right technologies, experience and care. Every project that Clean Harbors Industrial Services performs incorporates techniques of chemistry, operational analysis and experience to identify the right process and procedure to satisfy customer needs. Clean Harbors Industrial Services focuses on planned cleaning activities most often associated with plant maintenance, shutdowns, routine boiler cleanouts, heat exchangers, process vessels and tanks and includes the following services:

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  Chemical cleaning

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  Hydro blasting

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  Vacuum services

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  Steam cleaning

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  Sodium bicarbonate blasting

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  Dewatering and pressing

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  Material processing

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  Boiler cleaning services

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  Line cleaning

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  Video inspection

Other Services

        Apollo Onsite Services.    Our Apollo Onsite Services Program is an on-site solution that allows customers to outsource all or portions of their environmental management program. The Apollo Program serves the dual purpose of not only improving customers' waste stream management, but also can make their entire environmental program safer, more cost effective and self-sufficient. Select Clean Harbors' technicians work on a customer's site in tandem with customer to deliver proper waste transportation and disposal, lab chemical packing (CleanPack®), and can include field services and industrial services. Whether a customer requires a single field technician or a multi-person team of diversified experience, we design the right program to satisfy the customer's specific need. Apollo Onsite Services utilize a hand-in-hand, team approach that leverages our extensive resources and infrastructure, including Web-enhanced technologies and online services. Additionally, the Apollo Onsite Program leverages our transportation and disposal assets by providing incremental volumes to process at our facilities. The Apollo Onsite Services Program provides:

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  Management of drum, bulk and lab pack quantities of hazardous and non-hazardous wastes;

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  Specialized environmental labor;

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  Management of waste from source to final destination;

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  Chemical consolidation, bulking and packaging;

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  Solid waste management;

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  Transportation and logistics for offsite disposal; and

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  Inspection of satellite and 90-day storage facilities.

        Information Management Services.    Our Online Services allow customers free access to their waste information online, 24 hours per day, seven days per week. Customers can create, submit, edit and view their waste profiles; automatically receive quarterly waste tracking reports; and have the ability to view, print or download signed manifests. Additionally, they can view collection schedules and place orders over the Internet.

        Personnel Training.    We provide comprehensive personnel training programs for our own employees and for our customers on a commercial basis. Such programs are designed to promote safe work practices under potentially hazardous conditions, whether or not toxic chemicals are present, in compliance with stringent regulations promulgated under RCRA and the Federal Occupational Safety and Health Act ("OSHA"). Our Technical Training Center includes confined space entry, exit and extraction equipment, an air-system demonstration maze, respirator fit testing room, leak and spill response equipment, and a layout of a mock decontamination zone, all designed to fulfill the requirements of OSHA Hazardous Waste and Emergency Response Standards.

Seasonality and Cyclical Nature of Business

        Our operations may be affected by seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities. Typically during the first quarter of each year there is less demand for environmental services due to the cold weather, particularly in the northern and midwestern United States and Canada. The main reason for this effect is reduced volumes of waste being received at our facilities and higher operating costs associated with operating in sub-freezing weather and high levels of snowfall. In addition, factory closings for the year-end holidays reduce the volume of industrial waste generated, which results in lower volumes of waste handled by us during the first quarter of the following year.

        The hazardous and industrial waste management business is cyclical to the extent that it is dependent upon a stream of waste from cyclical industries such as the chemical and petrochemical,

primary metals, paper, furniture, aerospace and pharmaceutical industries. If the business of those cyclical industries slows significantly, the revenues that are obtained from those industries is likely to slow.

Customers

        Our principal customers are utility, chemical, petroleum, petrochemical, pharmaceutical, transportation and industrial firms, educational institutions, other environmental service companies and government agencies. Our sales efforts are directed toward establishing and maintaining relationships with businesses that have ongoing requirements for one or more of our services. Our customer list includes many of the largest industrial companies in the United States. We believe that our diverse customer base, in terms of number, industry and geographic location, as well as the large geographical area in which our facilities are located in North America, provides us with a recurring revenue base. A majority of our revenues are derived from previously served customers with recurring needs for our services. For the fiscal years ended December 31, 2004, 2003 and 2002, no single customer accounted for more than 5% of our revenues. We believe the loss of any single customer would not have a material adverse effect on our financial condition or results of operations.

        Under applicable U.S. environmental laws and regulations, generators of hazardous wastes retain legal liability for the proper handling of those wastes up to and including their ultimate disposal. In response to these potential concerns, many large generators of industrial wastes and other purchasers of waste management services (such as general contractors on major remediation projects) have decreased the number of providers they use for such services. We have been selected as an approved vendor by large generators because we possess comprehensive collection, recycling, treatment, transportation, disposal, and waste tracking capabilities and have the expertise necessary to comply with applicable environmental laws and regulations. By becoming an approved vendor for a large waste generator or other purchaser, we become eligible to provide waste management services to the multiple plants and projects of each generator or purchaser located in our service areas. However, in order to obtain such approved vendor status, it may be necessary for us to bid against other qualified competitors in terms of the services and pricing to be provided. Furthermore, large generators or other purchasers of waste management services often periodically audit our facilities and operations to ensure that our waste management services are being performed in compliance with applicable laws and regulations and other criteria established by us and such customers.

Geographical Information

        For the year ended December 31, 2004, we derived approximately $557.8 million or 86.7% of revenues from customers located in the United States and Puerto Rico, approximately $84.7 million or 13.2% of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico. For the year ended December 31, 2003, we derived approximately $540.7 million or 88.5% of revenues from customers located in the United States and Puerto Rico, approximately $70.3 million or 11.5% of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico. Prior to the acquisition of the CSD assets effective September 7, 2002, we derived substantially all of our revenues from environmental services provided to customers located in the United States and Puerto Rico. Following the acquisition of the CSD assets, we derived approximately $32.6 million or 9.3% of 2002 revenues from customers located in Canada.

        As of December 31, 2004, we had property, plant and equipment, net of depreciation and amortization of approximately $180.5 million, and permits and other intangible assets of $99.5 million. Of these totals, approximately $23.5 million or 13.0% of long-lived assets and $25.2 million or 25.3% of permits and other intangible assets were in Canada, with the balance being in the United States and Puerto Rico (except for insignificant assets in Mexico).

Competitive Conditions

        The hazardous and industrial waste management industry, in which we compete, is highly competitive. The sources of competition vary by locality and by type of service rendered, with competition coming from the other major waste services companies and hundreds of privately owned firms that offer waste services. We compete against three major companies, which are Philip Services Corp., Onyx Environmental Services (a division of Veolia Environnement), and Waste Management, Inc. We also compete against regional waste management companies and numerous small companies. Each of these competitors is able to provide one or more of the environmental services offered by us. In addition, we compete with many firms engaged in the transportation, brokerage and disposal of hazardous wastes through recycling, waste-derived fuels programs, thermal treatment or landfill. The principal methods of competition for all our services are price, quality, reliability of service rendered and technical proficiency in handling industrial and hazardous wastes properly. We believe that we offer a more comprehensive range of environmental services than our competitors in major portions of our service territory, that our ability to provide comprehensive services supported by unique information technologies capable of managing the customers' overall environmental program constitutes a significant competitive advantage, and that our stable ownership allows us to focus on building long-term relationships with our customers.

        Treatment and disposal operations are conducted by a number of national and regional environmental services firms. We believe that our ability to collect and transport waste products efficiently, quality of service, safety, and pricing are the most significant factors in the market for treatment and disposal services.

        For our site services, CleanPack® and onsite services, competitors include several major national and regional environmental services firms, as well as numerous smaller local firms. We believe that availability of skilled technical professional personnel, quality of performance, diversity of services and price are the key competitive factors in this service industry.

        In the United States, the original generators of hazardous waste remain liable under federal and state environmental laws for improper disposal of such wastes. Even if waste generators employ companies that have proper permits and licenses, knowledgeable customers are interested in the reputation and financial strength of the companies they use for management of their hazardous wastes. We believe that our technical proficiency and reputation are important considerations to our customers in selecting and continuing to utilize our services.

Compliance/Health & Safety

        We regard compliance with applicable environmental regulations and the health and safety of our workforce as critical components of our overall operations. We strive to maintain the highest professional standards in our compliance and health and safety activities. Our internal operating requirements are in many instances more stringent than those imposed by regulation. Our compliance program has been developed for each of our waste management facilities and service centers under the direction of our corporate staff. The compliance and health and safety staffs are responsible for facilities permitting and regulatory compliance, health and safety, field safety, compliance training, transportation compliance, and related record keeping. To ensure the effectiveness of our regulatory compliance program, our Compliance organization monitors daily operational activities and issues a monthly report to senior management concerning the status of environmental compliance and health and safety programs. We also have an Environmental Health and Safety (EHS) Compliance Internal Audit Program designed to identify any weaknesses or opportunities for improvement in our ongoing compliance programs. We also perform periodic audits and inspections of the disposal facilities of other firms utilized by us.

        Our facilities are frequently inspected and audited by regulatory agencies, as well as by customers. Although our facilities have been cited on occasion for regulatory violations, we believe that each facility is currently in substantial compliance with applicable requirements. Major facilities and service centers have a full-time compliance or health and safety representative to oversee the implementation of our compliance program at the facility or service center. These highly trained regulatory specialists are independent from operations and report to the Senior Vice President of Compliance and Regulatory Affairs, who ultimately reports to the General Counsel.

Employees

        As of March 31, 2005, we employed approximately 3,769 active full-time employees, of which approximately 437 employees belong to unions. The table below shows the employees and union or non-union affiliation. We believe that our relationship with our employees is satisfactory.

Number of Employees
Unions in the United States:
International Brotherhood of Teamsters	180
Utility Workers of America	22
Unions in Canada:
Communication, Energy and Paper Workers' Union	93
International Brotherhood of Teamsters	128
International Union of Operating Engineers	14
Non-union employees	3,332

3,769

        As part of our commitment to employee safety and quality customer service, we have an extensive compliance program and a trained environmental, health and safety staff. We adhere to a risk management program designed to reduce potential liabilities to us and to our customers.

Intellectual Property

        We have invested significantly in the development of proprietary technology and also to establish and maintain an extensive knowledge of the leading technologies and incorporate these technologies into the environmental services that we offer and provide to our customers. We currently hold a total of three patents and 17 trademarks in the United States, and we license software and other intellectual property from various third parties. We enter into confidentiality agreements with certain of our employees, consultants and corporate partners, and control access to software documentation and other proprietary information. We believe that we hold adequate rights to all intellectual property used in our business and that we do not infringe upon any intellectual property rights held by other parties.

Management of Risks

        We adhere to a program of risk management policies and practices designed to reduce potential liability, as well as to manage customers' ongoing environmental exposures. This program includes installation of risk management systems at our facilities, such as fire suppression, employee training, environmental, auditing and policy decisions restricting the types of wastes handled. We evaluate all revenue opportunities and decline those that we believe involve unacceptable risks.

        We dispose of waste at our incineration, wastewater treatment and landfill facilities, or at facilities owned and operated by other firms that we have audited and approved. Typically, we apply established technologies to the treatment, storage and recovery of hazardous wastes. We believe our operations are conducted in a safe and prudent manner and in substantial compliance with applicable laws and regulations.

Insurance and Financial Assurance

        Our insurance programs cover the potential risks associated with our multifaceted operations from two primary exposures: direct physical damage and third party liability. We maintain a casualty insurance program providing coverage for vehicles, employer's liability and commercial general liability in the aggregate amount of $30.0 million, $27.0 million and $28.0 million, respectively, per year, subject to a retention of $0.5 million per occurrence. We also have workers' compensation insurance whose limits are established by state statutes. Since the early 1980s, casualty insurance policies have typically excluded liability for pollution, which is covered under a separate pollution liability program.

        We have pollution liability insurance policies covering potential risk in three areas: as a contractor performing services at customer sites, as a transporter of waste and for waste processing at our facilities. We have contractor's liability insurance of $10.0 million per occurrence and $10.0 million in the aggregate, covering off-site remedial activities and associated liabilities. Steadfast Insurance Company (a unit of Zurich Insurance N.A.) provides pollution liability coverage for waste in-transit with single occurrence and aggregate liability limits of $40.0 million. This Steadfast policy covers liability in excess of $0.3 million for pollution caused by sudden and accidental occurrences during transportation of waste from the time waste is picked up from a customer until its delivery to the final disposal site.

        Federal and state regulations require liability insurance coverage for all facilities that treat, store or dispose of hazardous waste. RCRA and the Toxic Substances Control Act and comparable state hazardous waste regulations typically require hazardous waste handling facilities to maintain pollution liability insurance in the amount of $1.0 million per occurrence and $2.0 million in the aggregate for sudden occurrences, and $3.0 million per occurrence and $6.0 million in the aggregate for non-sudden occurrences. We have a policy from Steadfast Insurance Company insuring our treatment, storage and disposal activities that meets the regulatory requirements. In addition, this policy provides excess limits above the regulatory requirements up to $30.0 million.

        Under our insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract. It is our policy to retain a significant portion of certain expected losses related primarily to employee benefit, workers' compensation, commercial general and vehicle liability. Provisions for losses expected under these programs are recorded based upon our estimates of the aggregate liability for claims. We believe that policy cancellation terms are similar to those of other companies in other industries.

        Operators of hazardous waste handling facilities are also required by federal and state regulations to provide financial assurance for closure and post-closure care of those facilities should the facilities cease operation. Closure would include the cost of removing the waste stored at a facility which ceased operating and sending the material to another facility for disposal and the cost of performing certain procedures for decontamination of the facilities. Total closure and post-closure financial assurance required by regulators is approximately $277.0 million. We have placed all of the required financial assurance for closure through a qualified insurance company, Steadfast Insurance Company, which per terms of the policy required us to provide $73.5 million of letters of credit as collateral.

        Our ability to continue conducting our industrial waste management operations could be adversely affected if we should become unable to obtain sufficient insurance or surety bonds to meet our business and regulatory requirements in the future. The availability of insurance may also be influenced by developments within the insurance industry, although other businesses in the environmental services industry would likely be similarly impacted by such developments.

Environmental Regulation

        While our business has benefited substantially from increased governmental regulation of hazardous waste transportation, storage and disposal, the environmental services industry itself has become the subject of extensive and evolving regulation by federal, state, provincial and local authorities. We are required to obtain federal, state, provincial and local permits or approvals for each of our hazardous waste facilities. Such permits are difficult to obtain and, in many instances, extensive studies, tests, and public hearings are required before the approvals can be issued. We have acquired all operating permits and approvals now required for the current operation of our business, and have applied for, or are in the process of applying for, all permits and approvals needed in connection with continued operation and planned expansion or modifications of our operations.

        We make a continuing effort to anticipate regulatory, political and legal developments that might affect operations, but are not always able to do so. We cannot predict the extent to which any environmental legislation or regulation that may be enacted or enforced in the future may affect our operations.

Federal Regulation of Hazardous Waste

        The most significant federal environmental laws affecting us are the Resource Conservation and Recovery Act ("RCRA"), The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the Superfund Act, the Clean Air Act, the Clean Water Act and the Toxic Substances Control Act ("TSCA").

        RCRA.    RCRA is the principal federal statute governing hazardous waste generation, treatment, transportation, storage and disposal. Pursuant to RCRA, the Environmental Protection Agency (the "EPA") has established a comprehensive, "cradle-to-grave" system for the management of a wide range of materials identified as hazardous or solid waste. States that have adopted hazardous waste management programs with standards at least as stringent as those promulgated by the EPA, have been delegated authority by the EPA to administer their facility permitting programs in lieu of the EPA's program.

        Every facility that treats, stores or disposes of hazardous waste must obtain a RCRA permit from the EPA or an authorized state agency, unless a specific exemption exists, and must comply with certain operating requirements. Under RCRA, hazardous waste management facilities in existence on November 19, 1980 were required to submit a preliminary permit application to the EPA, the so-called Part A Application. By virtue of this filing, a facility obtained interim status, allowing it to operate until licensing proceedings are instituted pursuant to more comprehensive and exacting regulations (the Part B permitting process). Interim Status facilities may continue to operate pursuant to the Part A Application until their Part B permitting process is concluded.

        RCRA requires that Part B permits contain provisions for required on-site study and cleanup activities, known as "corrective action," including detailed compliance schedules and provisions for assurance of financial responsibility. See "Environmental Liabilities" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this prospectus for a discussion of our environmental liabilities. See "Insurance and Financial Assurance" above for a discussion of our financial assurance requirements.

        The Superfund Act.    The Superfund Act is the primary federal statute regulating the cleanup of inactive hazardous substance sites and imposing liability for cleanup on the responsible parties. It also provides for immediate response and removal actions coordinated by the EPA to releases of hazardous substances into the environment, and authorizes the government to respond to the release or threatened release of hazardous substances or to order responsible persons to perform any necessary cleanup. The statute provides for strict, and in certain cases, joint and several liability for these responses and other related costs, and for liability for the cost of damages to natural resources, to the parties involved in the generation, transportation and disposal of such hazardous substances. Under the statute, we may be deemed liable as a generator or transporter of a hazardous substance which is released into the environment, or as the owner or operator of a facility from which there is a release of a hazardous substance into the environment. See "Legal Proceeding" elsewhere in this prospectus for a description of certain such proceedings involving us.

        The Clean Air Act.    The Clean Air Act was passed by Congress to control the emissions of pollutants into the air and requires permits to be obtained for certain sources of toxic air pollutants such as vinyl chloride, or criteria pollutants, such as carbon monoxide. In 1990, Congress amended the Clean Air Act to require further reductions of air pollutants with specific targets for non-attainment areas in order to meet certain ambient air quality standards. These amendments also require the EPA to promulgate regulations, which (i) control emissions of 189 hazardous air pollutants; (ii) create uniform operating permits for major industrial facilities similar to RCRA operating permits; (iii) mandate the phase-out of ozone depleting chemicals; and (iv) provide for enhanced enforcement.

        The Clean Air Act requires the EPA, working with the states, to develop and implement regulations, which result in the reduction of volatile organic compound ("VOC") emissions and emissions of nitrogen oxides ("NOx") in order to meet certain ozone air quality standards specified by the Clean Air Act. In late 2000, the Texas Natural Resource Conservation Commission (now known as the Texas Commission on Environmental Quality, or TCEQ) enacted new Clean Air Act Regulations dealing with the monitoring and control of emissions of NOx and VOCs. These new regulations were required because of a revision in the designation of the Houston Metropolitan Area from a serious ozone non-attainment area to a severe ozone non-attainment area. This new designation will require our Deer Park, Texas incineration facility to further reduce emissions of NOx. NOx emissions contribute to the formation of ground-level ozone, which can be harmful to human health and the environment.

        The Interim Standards of the Hazardous Waste Combustor Maximum Achievable Control Technology (the "HWC MACT") rule of the Clean Air Act Amendments were promulgated on February 13, 2002. This rule established new emission limits and operational controls on all new and existing incinerators, cement kilns, industrial boilers and light-weight aggregate kilns that burn hazardous waste-derived fuel.

        Facilities subject to the HWC MACT rule were required to comply with the new emission standards by September 30, 2003, or they could apply for an extension with compliance being required by September 30, 2004. We submitted the required documentation of substantial compliance at all of our three U.S. incinerator facilities on or before the September 30, 2004 deadline. We made most of the capital expenditures required to achieve that compliance in the fiscal years ended December 31, 2002 through 2004; however, there will be some additional performance testing and documentation costs in 2005.

        Clean Water Act.    This legislation prohibits discharges into the waters of the United States without governmental authorization and regulates the discharge of pollutants into surface waters and sewers from a variety of sources, including disposal sites and treatment facilities. The EPA has promulgated "pretreatment" regulations under the Clean Water Act, which establish pretreatment standards for introduction of pollutants into publicly owned treatment works ("POTWs"). In the course of the treatment process, our wastewater treatment facilities generate wastewater, which we discharge to POTWs pursuant to permits issued by the appropriate governmental authority. We are required to obtain discharge permits and conduct sampling and monitoring programs. We believe each of our operating facilities complies in all material respects with the applicable requirements.

        In December 2000, the EPA promulgated new effluent limitations, pretreatment standards and source performance standards for centralized wastewater treatment ("CWT") facilities. CWT facilities receive and treat a wide variety of hazardous and non-hazardous wastewaters from off-site companies and discharge the treated water directly to waterways or to municipal sewer systems. The new rules set stringent limits for the discharge of metals, organic compounds and oil. All of our wastewater treatment facilities are affected by the new rules and were in substantial compliance with the discharge standards by December 2004.

        Toxic Substances Control Act.    We also operate a network of collection, treatment and field services (remediation) activities throughout North America that are regulated under provisions of the TSCA. TSCA established a national program for the management of substances classified as PCBs, which include waste PCBs as well as RCRA wastes contaminated with PCBs. The rules set minimum design and operating requirements for storage, treatment and disposal of PCB wastes. Since their initial publication, the rules have been modified to enhance the management standards for TSCA-regulated operations including the decommissioning of PCB transformers and articles; detoxification of transformer oils; incineration of PCB liquids and solids; landfill disposal of PCB solids; and remediation of PCB contamination at customer sites.

        Other Federal Laws.    In addition to regulations specifically directed at the transportation, storage, and disposal facilities, there are a number of regulations that may "pass-through" to the facilities based on the acceptance of regulated waste from affected client facilities. Each facility that accepts affected waste must comply with the regulations for that waste, facility or industry. Examples of this type of regulation are National Emission Standards for Benzene Waste Operations and National Emissions Standards for Pharmaceuticals Production. Each of our facilities addresses these regulations on a case-by-case basis determined by its ability to comply with the pass-through regulations.

        In our transportation operations, we are regulated by the U.S. Department of Transportation, the Federal Railroad Administration, the Federal Aviation Administration and the U.S. Coast Guard, as well as by the regulatory agencies of each state in which we operate or through which our vehicles pass.

        Health and safety standards under the Occupational Safety and Health Act, or OSHA, are applicable to all of our operations. This includes both the Technical Services and Site Services operations.

State and Local Regulations

        Pursuant to the EPA's authorization of their RCRA equivalent programs, a number of states have regulatory programs governing the operations and permitting of hazardous waste facilities. Accordingly, the hazardous waste treatment, storage and disposal activities of a number of our facilities are regulated by the relevant state agencies in addition to federal EPA regulation.

        Some states classify as hazardous some wastes that are not regulated under RCRA. For example, Massachusetts considers used oil as "hazardous wastes" while RCRA does not. Accordingly, we must comply with state requirements for handling state regulated wastes, and, when necessary, obtain state licenses for treating, storing, and disposing of such wastes at our facilities.

        We believe that each of our facilities is in substantial compliance with the applicable requirements of federal and state laws, the regulations thereunder, and the licenses which we have obtained pursuant thereto. Once issued, such licenses have maximum fixed terms of a given number of years, which differ from state to state, ranging from three years to ten years. The issuing state agency may review or modify a license at any time during its term. We anticipate that once a license is issued with respect to a facility, the license will be renewed at the end of its term if the facility's operations are in compliance with applicable requirements. However, there can be no assurance that regulations governing future licensing will remain static, or that we will be able to comply with such requirements.

        Our wastewater treatment facilities are also subject to state and local regulation, most significantly sewer discharge regulations adopted by the municipalities which receive treated wastewater from the treatment processes. Our continued ability to operate our liquid waste treatment process at each such facility is dependent upon our ability to continue these sewer discharges.

        Our facilities are regulated pursuant to state statutes, including those addressing clean water and clean air. Local sewer discharge and flammable storage requirements are applicable to certain of our facilities. Our facilities are also subject to local siting, zoning and land use restrictions. Although our facilities occasionally have been cited for regulatory violations, we believe we are in substantial compliance with all federal, state and local laws regulating our business.

Canadian Hazardous Waste Regulation

        In Canada, the provinces retain control over environmental issues within their boundaries and thus have the primary responsibility for regulating management of hazardous wastes. The federal government regulates issues of national scope or where activities cross provincial boundaries.

        Provincial Regulations.    To a greater or lesser extent, provinces have enacted legislation and developed regulations to fit their needs. Most of Canada's industrial development and the major part of its population can be found in four provinces: Ontario, Quebec, Alberta and British Columbia. It is in these provinces that the most detailed environmental regulations are found. We operate major waste management facilities in each of these provinces, as well as waste transfer facilities in Nova Scotia and Manitoba.

        The main provincial acts dealing with hazardous waste management are:

  •
  Ontario—Environmental Protection Act

  •
  Quebec—Environmental Quality Act

  •
  Alberta—Environmental Protection and Enhancement Act

  •
  British Columbia—Waste Management Act

        These pieces of legislation were developed by the provinces totally independently and, among other things, generally control the generation, characterization, transport, treatment and disposal of hazardous wastes. Regulations developed by the provinces under the relevant legislation are also developed independently, but are often quite similar in effect and sometimes in application. For example, there is some uniformity in manifest design and utilization.

        Provincial legislation also provides for the establishment of waste management facilities. In this case, the facilities are also controlled by provincial statutes and regulations governing emissions to air, groundwater and surface water and prescribing design criteria and operational guidelines.

        During 2004 the province of Ontario announced its intent to adopt further regulation of landfills located in the province. The proposed regulations would take the form of Land Disposal Restrictions ("LDR") similar to restrictions enacted in the United States to bring the province in closer comity with the U.S. regulatory scheme. The rule making process is in its initial stages and the province is expected to issue the draft regulations for public comment sometime in the first half of 2005. Because of the preliminary nature of the proposed regulations, we are not yet able to determine whether the regulations when proposed will pose negative impacts on our Ontario landfill.

        Waste transporters require a permit to operate under provincial waste management regulations and are subject to the requirements of the Federal Transportation of Dangerous Goods legislation. They are required to report the quantities and disposition of materials shipped.

        Within the provincial regulations, definitions of hazardous wastes are quite similar. Wastes can be defined as hazardous based on origin or characteristic and the descriptions or parameters involved are very similar to those in effect in the United States. A major difference between the United States regulatory regime and those in Canada relates to ownership and liability. Under Canadian provincial regulations, ownership changes when waste is transferred to a properly permitted third party carrier and subsequently to an approved treatment and disposal facility. This means that the generator is no longer liable for improper handling, treatment or disposal, responsibility having been transferred to the carrier or the facility. Exceptions may occur if the carrier is working under contract to the generator or if the waste is different from that which was originally contracted among the parties.

        Canadian Federal Regulations.    The federal government has authority for those matters which are national in scope and in impact and for Canada's relations with other nations. The main federal laws governing hazardous waste management are:

  •
  Canadian Environmental Protection Act (1999), ("CEPA 99")

  •
  Transportation of Dangerous Goods Act

        Environment Canada is the federal agency with responsibility for environmental matters and the main legislative instrument is the Canadian Environmental Protection Act. This act charges Environment Canada and Health Canada with protection of human health and the environment and seeks to control the production, importation and use of substances in Canada and to control their impact on the environment.

        The Export and Import of Hazardous Wastes Regulations under CEPA 99 control the export and import of hazardous wastes and hazardous recyclable materials. By reference, these regulations incorporate the Transportation of Dangerous Goods Act and Regulations, which address identification, packaging, marking and documentation of hazardous materials during transport. CEPA 99 requires that anyone proposing to export or import hazardous wastes or hazardous recyclable materials or to transport them through Canada notify the Minister of the Environment and obtain a permit to do so. Section 9 of CEPA 99 allows the federal government to enter into administrative agreements with the provinces and territories for the development and improvement of environmental standards. These agreements represent cooperation towards a common goal rather than a delegation of authority under CEPA 99. To facilitate the development of provincial and territorial agreements, the federal, provincial and territorial governments participate in the Canadian Council of Ministers of the Environment ("CCME"). The Council comprises the 14 environment ministers from the federal, provincial and territorial governments, who normally meet twice a year to discuss national environmental priorities and to determine work to be carried out under the auspices of CCME.

        Canadian Local and Municipal Regulations.    Local and municipal regulations seldom reference direct control of hazardous waste management activities. Municipal regulations and by-laws, however, control such issues as land use designation, access to municipal services and use of emergency services, all of which can have a significant impact on facility operation.

Compliance with Environmental Regulations

        We incur costs and make capital investments in order to comply with the previously discussed environmental regulations. These regulations require that we remediate contaminated sites (which almost entirely consist of facilities that were acquired or in which we became involved as part of our acquisition of the CSD assets), operate our facilities in accordance with enacted regulations, obtain required financial assurance for closure and post-closure care of our facilities should such facilities cease operations, and make capital investments in order to keep our facilities in compliance with environmental regulations.

        As further discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this prospectus, under the headings "Acquisition" and "Environmental Liabilities," we assumed in connection with the acquisition of the CSD assets environmental liabilities valued at approximately $184.5 million. For the years ended December 31, 2004 and 2003, we spent

$10.3 million and $8.0 million, respectively, to address environmental liabilities, almost all of the spending related to the environmental liabilities assumed as part of the acquisition of the CSD assets. For the year ending December 31, 2005, we anticipate spending approximately $14.4 million relating to environmental liabilities.

        As discussed more fully above under the heading "Insurance and Financial Assurance," we are required to provide financial assurance with respect to certain statutorily required closure, post-closure and corrective action obligations at our facilities. We have placed most of the required financial assurance for facility closure and post-closure monitoring with an insurance company. In addition to the direct cost of the financial assurance policy, the policy requires that we provide letters of credit of approximately $73.5 million as collateral for the policy.

        As described in "Legal Proceedings" elsewhere in this prospectus, we are involved in legal proceedings arising under environmental laws and regulations. Alleged failure to comply with laws and regulations may lead to the imposition of fines or the denial, revocation or delay of the renewal of permits and licenses by governmental entities. In addition, such governmental entities, as well as surrounding landowners, may claim that we are liable for environmental damages. Citizens groups have become increasingly active in challenging the grant or renewal of permits and licenses for hazardous waste facilities, and responding to such challenges has further increased the costs associated with establishing new facilities or expanding current facilities. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on our business and future prospects.

Properties

        Our principal executive offices are in Braintree, Massachusetts where approximately 41,000 square feet are leased under arrangements expiring in 2006. There are also U.S. based regional administrative offices in Massachusetts and South Carolina, and regional administrative offices in Ontario and Quebec. We own or lease property in 36 states, six Canadian provinces, Mexico and Puerto Rico.

        Our principal property, plant and equipment consist of land, landfill assets and buildings (primarily incinerators, wastewater treatment plants and transfer stations), vehicles and equipment (including environmental remediation equipment). We have 48 active permitted hazardous waste management properties, and 61 additional service centers and satellite or support locations, which occasionally move to other locations as operations and space requirements change. The incinerators, landfills, and TSDFs are our most significant properties and they are included in the Technical Services segment.

        Our properties are sufficient and suitable to our needs. The following tables set forth certain information as of December 31, 2004 regarding our properties. Substantially all of our operating properties are mortgaged as collateral for our loans.

  Hazardous Waste Management Properties

        Included in the 48 hazardous waste management properties are five incineration locations, nine commercial landfills, seven wastewater treatment plants, 20 TSDFs, and seven facilities which specialize in PCB management, oil and used oil products recycling. Some properties offer multiple capabilities. As described below under "Inactive Properties," we also own 17 discontinued facilities.

  Hazardous Waste Facilities

        Incinerators.    We own five operating incineration facilities containing a total of seven incinerators, as follows:

	# of Incinerators	Practical Capacity (Tons)	Utilization Rate Year Ended December 31, 2004
Nebraska	1	55,000	73%
Utah	1	65,000	80%
Texas	3	120,000	103%
Ontario, Canada	1	105,000	93%
Quebec, Canada	1	73,000	97%

	7	418,000	92%

        Our incinerators offer a wide range of technological capabilities to customers through this network. Incineration in the United States is provided by a fluidized bed thermal oxidation unit and two solids and liquids-capable incineration facilities. In Canada, we operate two hazardous waste liquid injection incinerators.

        Landfills.    In the United States and Canada, we operate nine commercial landfills as follows:

	# of Facilities	Remaining Highly Probable Airspace (cubic yards, in thousands)	Remaining Lives (Years)
California	2	12,750	44 and 68
Colorado	1	513	51
North Dakota	1	449	40
Oklahoma	1	1,463	18
Texas	1	63	2
Utah	1	2,127	24
Alberta, Canada	1	1,111	29
Ontario, Canada	1	8,908	51

	9	27,384

        Seven of our commercial landfills are designed and permitted for the disposal of hazardous wastes and two landfills are operated for non-hazardous industrial waste disposal and, to a lesser extent, municipal solid waste. In addition to our commercial landfills, we also own and operate two non-commercial landfills that only accept waste from on-site incinerators. We own all of the landfills with the exception of the landfill in Oklahoma that is leased.

        Wastewater Treatment Plants.    We operate seven facilities that offer a range of wastewater treatment technologies and customer services, as follows:

	# of Facilities	Owned	Leased
Connecticut	1	1	—
Louisiana	3	2	1
Tennessee	1	1	—
Ohio	1	1	—
Ontario, Canada	1	1	—

	7	6	1

        Wastewater treatment consists primarily of three types of services: hazardous wastewater treatment, sludge de-watering or drying, and non-hazardous wastewater treatment.

        Transportation, Storage and Disposal Facilities ("TSDFs").    We operate 20 TSDFs in the United States and Canada as follows:

	# of Facilities	Owned	Leased
Arizona	1	1	—
California	2	1	1
Florida	1	—	1
Illinois	1	—	1
Kansas	1	—	1
Louisiana	1	1	—
Maryland	1	1	—
Massachusetts	1	1	—
North Carolina	1	1	—
Ohio	1	1	—
Texas	1	1	—
British Columbia, Canada	1	1	—
Manitoba, Canada	1	1	—
Nova Scotia, Canada	1	1	—
Ontario, Canada	3	1	2
Quebec, Canada	2	2	—

	20	14	6

        Our TSDFs facilitate the movement of materials among our network of service centers and treatment and disposal facilities. Transportation may be accomplished by truck, rail, barge or a combination of modes, with our own assets or in conjunction with third-party transporters. Specially designed containment systems, vehicles and other equipment permitted for hazardous and industrial waste transport, together with drivers trained in transportation skills and waste handling procedures, provide for the movement of customer waste streams.

        PCB Management Facilities and Oil Storage or Recycling Capabilities.    We operate seven facilities specializing in PCB management or providing oil storage and recycling capabilities in six states, of which four are owned and three are leased. These facilities are the most significant properties relating to our Site Services segment.

Other Facilities and Properties

        Service Centers and Satellite Locations.    We operate 61 additional service centers and satellite or support locations in 28 states, three provinces in Canada, one in Mexico and one in Puerto Rico, of which 17 are owned and 44 are leased. These locations are aligned with one or more of our landfills, incinerators, wastewater treatment, consulting, administrative, or other treatment and disposal facilities.

        Inactive CSD Facilities.    In addition to the active facilities and properties described above, we own a total of 17 discontinued facilities that were acquired as part of the CSD assets due to our assumption of the remediation liabilities associated with such properties or our closure of such sites. See "Business—Acquisition" above. The principal such discontinued facilities are a closed incinerator and landfill in Baton Rouge, Louisiana, closed incinerators in Roebuck, South Carolina, Coffeyville, Kansas and Bridgeport, New Jersey, and two closed wastewater treatment facilities in Cleveland, Ohio. Prior to the sale of the CSD assets, Safety-Kleen gave notice to the applicable regulatory agencies of Safety-Kleen's intent to close the facilities, and Safety-Kleen stopped accepting wastes at Baton Rouge in 1997, at Roebuck in 1998, at Coffeyville in 2000, at Bridgeport in 2001 and at Cleveland in 1990. We are proceeding with the closure process.

LEGAL PROCEEDINGS

General Environmental Matters

        Our waste management services are continuously regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. This ongoing regulation results in our frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved in such proceedings generally relate to applications for permits and licenses by us and conformity with legal requirements, alleged violations of existing permits and licenses or requirements to clean up contaminated sites. We are involved in various proceedings, the principal of which are described below, relating primarily to activities at or shipments from our waste treatment, storage and disposal facilities.

Legal Proceedings Related to Acquisition of CSD Assets

        Effective September 7, 2002 (the "Closing Date"), we purchased from Safety-Kleen Services, Inc. and certain of its domestic subsidiaries (collectively, the "Sellers") substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"). We purchased the CSD assets pursuant to a sale order (the "Sale Order") issued by the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which had jurisdiction over the Chapter 11 proceedings involving the Sellers, and we therefore took title to the CSD assets without assumption of any liability (including pending or threatened litigation) of the Sellers except as expressly provided in the Sale Order. However, under the Sale Order (which incorporated by reference certain provisions of the Acquisition Agreement between us and Safety-Kleen Services, Inc.), we became subject to certain legal proceedings involving the CSD assets for three reasons as described below. As of March 31, 2005, we had reserves of $33.3 million (substantially all of which we had established as part of the purchase price for the CSD assets) relating to our estimated potential liabilities in connection with such legal proceedings which were then pending. We periodically adjust the aggregate amount of such reserves when such potential liabilities are paid or otherwise discharged or additional relevant information becomes available to us.

        The first reason for our becoming subject to certain legal proceedings in connection with the acquisition of the CSD assets is that, as part of the CSD assets, we acquired all of the outstanding capital stock of certain Canadian subsidiaries (the "CSD Canadian Subsidiaries") formerly owned by the Sellers (which subsidiaries were not part of the Sellers' bankruptcy proceedings), and we therefore became subject to the legal proceedings (which include the Ville Mercier Legal Proceedings described below) in which the CSD Canadian Subsidiaries were then involved. The second reason is that, on the Closing Date for the CSD assets, there were ongoing legal proceedings (which include the FUSRAP Legal Proceedings described below) which directly involved certain of the CSD assets of which we became the owner and operator. While we did not agree to be responsible for damages or other liabilities of the Sellers relating to such proceedings, these proceedings might nevertheless affect the future operation of those CSD assets. The third reason is that, as part of the purchase price for the CSD assets, we agreed with the Sellers that we would indemnify the Sellers against certain current and future liabilities of the Sellers under applicable federal and state environmental laws including, in particular, the Sellers' share of certain cleanup costs payable to governmental entities under the federal Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Act") or analogous state Superfund laws. As described below, we and the Sellers are not in complete agreement at this time as to the scope of our indemnity obligations under the Sale Order and the Acquisition Agreement with respect to certain Superfund liabilities of the Sellers.

        The principal legal proceedings related to our acquisition of the CSD assets are as follows. While, as described below, we have established reserves for certain of these matters, there can be no guarantee that any ultimate liability we incur for any of these matters will not exceed (or be less than) the amount of the current reserves or that we will not incur other material expenditures.

        Ville Mercier Legal Proceedings.    One of the CSD Canadian Subsidiaries (the "Mercier Subsidiary") owns and operates a hazardous waste incinerator in Ville Mercier, Quebec (the "Mercier Facility"). A property owned by the Mercier Subsidiary adjacent to the current Mercier Facility is now contaminated as a result of actions dating back to 1968, when the Quebec government issued to the unrelated company which then owned the Mercier Facility two permits to dump organic liquids into lagoons on the property. By 1972, groundwater contamination had been identified, and the Quebec government provided an alternate water supply to the municipality of Ville Mercier.

        In 1999, Ville Mercier and three neighboring municipalities filed separate legal proceedings against the Mercier Subsidiary and certain related companies together with certain former officers and directors, as well as against the Government of Quebec. The lawsuits assert that the defendants are jointly and severally responsible for the contamination of groundwater in the region, which the plaintiffs claim was caused by contamination from the former Ville Mercier lagoons and which they claim caused each municipality to incur additional costs to supply drinking water for their citizens since the 1970's and early 1980's. The four municipalities claim a total of $1.6 million (CDN) as damages for additional costs to obtain drinking water supplies and seek an injunctive order to obligate the defendants to remediate the groundwater in the region. The Quebec Government also sued the Mercier Subsidiary to recover approximately $17.4 million (CDN) of alleged past costs for constructing and operating a treatment system and providing alternative drinking water supplies. The Mercier Subsidiary continues to assert that it has no responsibility for the groundwater contamination in the region.

        Because the continuation of such proceedings by the Mercier Subsidiary, which we now own, would require us to incur legal and other costs and the risks inherent in any such litigation, we, as part of our integration plan for the CSD assets, decided to vigorously review options which will allow us to establish harmonious relations with the local communities, resolve the adversarial situation with the Provincial government and spare continued legal costs. Based upon our review of likely settlement possibilities, we now anticipate that as part of any such settlement we will likely agree to assume at least partial responsibility for remediation of certain environmental contamination and certain prior costs. At March 31, 2005, we had accrued $10.7 million for remedial liabilities and associated legal costs relating to the Ville Mercier Legal Proceedings.

        FUSRAP Legal Proceedings.    As part of the CSD assets, we acquired a hazardous waste landfill in Buttonwillow, California (the "Buttonwillow Landfill"). During 1998 and 1999, the Seller's subsidiary which then owned the Buttonwillow Landfill (the "Buttonwillow Seller") accepted and disposed in the Buttonwillow Landfill certain construction debris (the "FUSRAP Wastes") that originated at a site in New York that was part of the federal Formerly Utilized Sites Remedial Action Program ("FUSRAP"). The Federal Government created FUSRAP in the mid-1970s in an attempt to manage various sites around the country contaminated with residual radioactivity from activities conducted by the Atomic Energy Commission and the United States military during World War II. The FUSRAP Wastes are primarily construction and demolition debris exhibiting low-activity residual radioactivity that were shipped to the Buttonwillow Landfill by the U.S. Army Corps of Engineers.

        The California Department of Health Services ("DHS") claimed in a letter to the Buttonwillow Seller delivered in 1999 that the Buttonwillow Seller did not lawfully accept the FUSRAP Wastes under applicable California law and regulations. Both DHS and the California Department of Toxic Substances Control ("DTSC") filed claims in the Sellers' bankruptcy proceedings preserving the right of those agencies to claim penalties for damages against the Buttonwillow Seller and possibly seeking to compel removal of the FUSRAP Wastes from the Buttonwillow Landfill. However, aside from the letter to the Buttonwillow Seller and the filing of the proofs of claim in the Sellers' bankruptcy proceedings, the California agencies have not commenced any enforcement proceedings relating to the Buttonwillow Landfill. Both we and the Sellers believe that the FUSRAP Wastes were properly, safely and lawfully disposed of at the Buttonwillow Landfill under all applicable laws and regulations, and we would vigorously resist any efforts to require that such wastes be removed if either of the California agencies should in the future initiate any enforcement action for this purpose. We now estimate that the cost of removing the FUSRAP Wastes from the Buttonwillow Landfill would be approximately $6.9 million. However, we have not accrued any costs of removing the FUSRAP Wastes because we believe that, in the event the California agencies were in the future to initiate any enforcement action, only a remote possibility exists that a final order would be issued requiring us to remove such wastes.

        Indemnification of Certain CSD Superfund Liabilities.    Our agreement with the Sellers under the Acquisition Agreement and the Sale Order to indemnify the Sellers against certain cleanup costs payable to governmental entities under federal and state Superfund laws now relate primarily to (i) two properties included in the CSD assets which are either now subject or proposed to become subject to Superfund proceedings, (ii) certain potential liabilities which the Sellers might incur in the future in connection with an incinerator formerly operated by Marine Shale Processors, Inc. to which the Sellers shipped hazardous wastes, and (iii) 35 active Superfund sites owned by third parties where the Sellers have been designated as Potentially Responsible Parties ("PRPs"). As described below, there are also four other Superfund sites owned by third parties where the Sellers have been named as PRPs or potential PRPs and for which the Sellers have sent demands for indemnity to us since September 2004. In the case of the two properties referenced above which were included in the CSD assets, we are potentially directly liable for cleanup costs under applicable environmental laws because of our ownership and operation of such properties since the Closing Date. In the case of Marine Shale Processors and the 35 other third-party sites referenced above, we do not have direct liability for cleanup costs but may have an obligation to indemnify the Sellers, to the extent provided in the Acquisition Agreement and the Sale Order, against the Sellers' share of such cleanup costs which are payable to governmental entities.

        Federal and state Superfund laws generally impose strict, and in certain circumstances, joint and several liability for the costs of cleaning up Superfund sites not only upon the owners and operators of such sites, but also upon persons or entities which in the past have either generated or shipped hazardous wastes which are present on such sites. The Superfund laws also provide for liability for damages to natural resources caused by hazardous substances at such sites. Accordingly, the Superfund laws encourage PRPs to agree to share in specified percentages of the aggregate cleanup costs for Superfund sites by entering into consent decrees, settlement agreements or similar arrangements. Non-settling PRPs may be liable for any shortfalls in government cost recovery and may be liable to other PRPs for equitable contribution. Under the Superfund laws, a settling PRP's financial liability could increase if the other settling PRPs were to become insolvent or if additional or more severe contamination were discovered at the relevant site. In estimating the amount of those Sellers' liabilities at those Superfund sites where one or more of the Sellers has been designated as a PRP and as to which we believe that we have potential liability under the Acquisition Agreement and the Sale Order, we have therefore reviewed any existing consent decrees, settlement agreements or similar arrangements with respect to those sites, the Sellers' negotiated volumetric share of liability (where applicable), our prior knowledge of the relevant sites, and our general experience in dealing with the cleanup of Superfund sites.

        Properties Included in CSD Assets.    The CSD assets acquired by us include an active service center located at 2549 North New York Street in Wichita, Kansas (the "Wichita Property"). The Wichita Property is one of several properties located within the boundaries of a 1,400 acre state-designated Superfund site in an old industrial section of Wichita known as the North Industrial Corridor Site. Along with numerous other PRPs, the Sellers executed a consent decree relating to this site with the EPA, and we are continuing an ongoing remediation program for the Wichita Property in accordance with that consent decree. Also included within the CSD assets acquired by us are rights under an indemnification agreement between the Sellers and a prior owner of the Wichita Property, which we anticipate but cannot guarantee will be available to reimburse certain such cleanup costs.

        The CSD assets also include a former hazardous waste incinerator and landfill in Baton Rouge, Louisiana ("BR Facility") currently undergoing remediation pursuant to an order issued by the Louisiana Department of Environmental Quality. In December 2003, we received an information request from the federal EPA pursuant to the Superfund Act concerning the Devil's Swamp Lake Site ("Devil's Swamp") in East Baton Rouge Parish, Louisiana. On March 8, 2004, the EPA proposed to list Devil's Swamp on the National Priorities List for further investigations and possible remediation. Devil's Swamp includes a lake located downstream of an outfall ditch where wastewaters and stormwaters have been discharged from the BR Facility, as well as extensive swamplands adjacent to it. Contaminants of concern cited by the EPA as a basis for listing the site include substances of the kind found in wastewaters discharged from the BR Facility in past operations. While our ongoing corrective actions at the BR Facility may be sufficient to address the EPA's concerns, there can be no assurance that additional action will not be required and that we will not incur material costs. We cannot now estimate our potential liability for Devil's Swamp; accordingly, we have accrued no liability for remediation of Devil's Swamp beyond the amounts already accrued pertaining to the ongoing corrective actions and amounts sufficient to cover certain projected legal fees and related expenses. Negotiations with the EPA regarding possible cleanup are ongoing.

        Marine Shale Processors.    Beginning in the mid-1980s and continuing until July 1996, Marine Shale Processors, Inc., located in Amelia, Louisiana ("Marine Shale"), operated a kiln which incinerated waste producing a vitrified aggregate as a by-product. Marine Shale contended that its operation recycled waste into a useful product, i.e., vitrified aggregate, and therefore was exempt from regulation under the Resource Conservation Recovery Act ("RCRA") and permitting requirements as a hazardous waste incinerator under applicable federal and state environmental laws. The EPA contended that Marine Shale was a "sham-recycler" subject to the regulation and permitting requirements as a hazardous waste incinerator under RCRA, that its vitrified aggregate by-product was a hazardous waste, and that Marine Shale's continued operation without required permits was illegal. Litigation between the EPA and Marine Shale began in 1990 and continued until July 1996 when the U.S. Fifth Circuit Court of Appeals ordered Marine Shale to shutdown its operations. During the course of its operation, Marine Shale produced thousands of tons of aggregate, some of which was sold as fill material at various locations in the vicinity of Amelia, Louisiana, but most of which was stockpiled on the premises of the Marine Shale facility. Almost all of this aggregate has since been moved to a nearby site owned by an affiliate of Marine Shale, known as Recycling Park, Inc. In accordance with a court order authorizing the movement of this material to this off-site location, all of the materials located at Recycling Park, Inc. comply with the land disposal restrictions of RCRA. Approximately 7,000 tons of aggregate remain on the Marine Shale site. Moreover, as a result of past operations, soil and groundwater contamination may exist on the Marine Shale facility and the Recycling Park, Inc. site.

        Although the Sellers never held an equity interest in Marine Shale, the Sellers were among the largest customers of Marine Shale in terms of overall incineration revenue. If the EPA or the Louisiana Department of Environmental Quality ("LDEQ") were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, the Sellers could potentially be exposed to liability for cleanup costs as PRPs and, in such event, the Sellers could assert that we would be obligated to indemnify the Sellers for such costs payable to governmental entities in accordance with our agreement described above. Based on a plan to settle obligations that was established at the time of the acquisition, we obtained more complete information as to the potential status of the Marine Shale facility and the Recycling Park, Inc. site as a Superfund site or sites, the potential costs associated with possible removal and disposal of some or all of the vitrified aggregate and closure and remediation of the Marine Shale facility and the Recycling Park, Inc. site, and the respective shares of other identified potential PRPs on a volumetric basis. Accordingly, we determined in the third quarter of 2003 that the remedial liabilities and associated legal costs were then probable and estimable and recorded liabilities for our estimate of the Sellers' proportionate share of environmental cleanup costs potentially payable to governmental entities under federal and/or state Superfund laws. At March 31, 2005, we had accrued $13.9 million of reserves relating to potential cleanup costs for the Marine Shale facility and the Recycling Park, Inc. site.

        On December 24, 2003, the Sellers' plan of reorganization became effective under chapter 11 of the Bankruptcy Code. If the EPA or the LDEQ were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, the Sellers might assert that they are not responsible for potential cleanup costs associated with such site or sites, and we might assert that under the Sale Order we are not obligated to pay or reimburse cleanup and related costs associated with such site or sites. We cannot now provide assurances with respect to any such matters which, in the event the EPA or the LDEQ were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, would need to be resolved by future events, negotiations and, if required, legal proceedings.

        Third Party Superfund Sites.    Prior to the Closing Date, the Sellers had generated or shipped hazardous wastes, which are present on an aggregate of 35 sites owned by third parties, which have been designated as federal or state Superfund sites and at which the Sellers, along with other parties, had been designated as PRPs. Under the Acquisition Agreement and the Sale Order, we agreed with the Sellers that we would indemnify the Sellers against the Sellers' share of the cleanup costs payable to governmental entities in connection with those 35 sites, which were listed in Exhibit A to the Sale Order (the "Listed Third Party Sites"). At 29 of the Listed Third Party Sites, the Sellers had addressed, prior to our acquisition of the CSD assets in September 2002, the Sellers' cleanup obligations to the federal and state governments and to other PRPs by entering into consent decrees or other settlement agreements or by participating in ongoing settlement discussions or site studies and, in accordance therewith, the PRP group is generally performing or has agreed to perform the site remediation program with government oversight. With respect to one of those 29 Listed Third Party Sites, certain developments have occurred since our purchase of the CSD assets as described in the following two paragraphs. Of the six remaining Listed Third Party Sites, we, on behalf of the Sellers are contesting with the governmental entities and PRP groups involved liability at two sites, have settled the Sellers' liability at one site, confirmed that the Sellers were ultimately not named as PRPs at one site, and plan to fund participation by the Sellers as settling PRPs at three sites. With respect to the 35 Listed Third Party Sites, we had reserves of $18.4 million at March 31, 2005.

        With respect to one of those 35 sites (the "Helen Kramer Landfill Site"), the Sellers had entered (prior to the Sellers commencing their bankruptcy proceeding in June 2000) into settlement agreements with certain members of the PRP group which agreed to perform the cleanup of that site in accordance with consent decrees with governmental entities, in return for which the Sellers received a conditional release from such governmental entities. Following the Sellers' commencement of their bankruptcy proceeding, the Sellers failed to satisfy their payment obligations to those PRPs under those settlement agreements.

        In November 2003, certain of those PRPs made a demand directly on us for the Sellers' share of the cleanup costs incurred by the PRPs with respect to the Helen Kramer Landfill Site. However, at a hearing in the Bankruptcy Court on January 6, 2004 on a motion by those PRPs seeking an order that we were liable to such PRPs under the terms of the Sale Order, the Bankruptcy Court declined to hear the motion on the ground that those PRPs (which are not governmental entities) have no right to seek direct payment from us for any portion of the cleanup costs which they have incurred in connection with that site. Our legal counsel has advised that, when the Sellers' plan of reorganization became effective in December 2003, the Sellers likely were discharged from their obligations to those PRPs for that site, and the Sellers have never made an indemnity request upon the Company for any obligations relating to that site. The PRPs have indicated their intention to pursue additional recourse against us, but we filed in February 2005 a complaint with the Bankruptcy Court seeking sanctions against the PRPs for contempt of the injunction in the Sale Order against those PRPs' efforts to proceed directly against us, and that matter is still pending. On April 20, 2005, our counsel advised that our exposure to liability for the Sellers' obligations with respect to the Helen Kramer Landfill Site is no longer "probable," and we therefore reversed a $1.9 million reserve which we had established with respect to those potential liabilities in connection with our acquisition of the CSD assets. The reversal of the $1.9 million reserve was recorded to selling, general and administrative expenses.

        By letters to us dated September 22 and 28, 2004, and January 22 and 28, 2005, the Sellers identified, in addition to the 35 Listed Third Party Sites, four additional sites owned by third parties which the EPA or a state environmental agency has designated as a Superfund site or potential Superfund site and at which one or more of the Sellers have been named as a PRP or potential PRP. In those letters, the Sellers asserted that we have an obligation to indemnify the Sellers for their share of the potential cleanup costs associated with such four additional sites. We have responded to such letters from the Sellers by stating that, under the Sale Order, we have no obligation to reimburse the Sellers for any cleanup and related costs (if any) which the Sellers may incur in connection with such four additional sites. We intend to assist the Sellers in providing information now in our possession with respect to such four additional sites and to participate in negotiations with the government agencies and PRP groups involved. In addition, at one of those four additional sites, we may have some liability independently of the Sellers' involvement with that site, and we may also have certain defense and indemnity rights under contractual agreements for prior acquisitions relating to that site. Accordingly, we are now investigating that site further. However, we now believe that we have no liabilities with respect to the potential cleanup of those four additional sites that are both probable and estimable at this time, and we have therefore not established any reserves for any potential liabilities of the Sellers or us in connection therewith.

        Inactive Third Party Superfund Sites.    In addition to the Superfund sites owned by third parties described in the preceding paragraphs, the Sellers have also been identified as PRPs at several other federal or state Superfund sites owned by third parties that we believe are now inactive with respect to the Sellers. The inactive sites generally involve the shipment by the Sellers of a de minimis amount of wastes to such sites and prior consent decrees, settlement agreements or similar arrangements providing for minimal payment obligations by the Sellers. De minimis agreements generally are intended to settle all claims for small PRPs and such agreements have limited "re-opener" provisions. At certain other inactive sites, the Sellers have disclaimed any liability by advising the governmental entities involved that the Sellers had not shipped any wastes to those sites. We have not established reserves for any of the inactive sites because we believe that the Sellers' cleanup liabilities with respect to those sites have already been resolved and that, under the Sale Order, we would not be responsible for such liabilities in any event.

  Other Legal Proceedings Related to CSD Assets

        In addition to the legal proceedings related to the acquisition of the CSD assets described above, three lawsuits have been filed subsequent to the acquisition based in part upon allegations relating to our current ownership and operation of a former CSD facility. In December 2003, a lawsuit was filed in the 18th Judicial District Court in Iberville Parish, Louisiana, against Clean Harbors Plaquemine, LLC, our subsidiary which acquired and now operates a deep injection well facility near Plaquemine, Louisiana. This lawsuit was brought under the citizen suit provisions of the Louisiana Environmental Quality Act. The lawsuit alleges that the facility is in violation of state law by disposing of hazardous waste into an underground injection well that the plaintiffs allege is located within the banks or boundaries of a body of surface water within the jurisdiction of the State of Louisiana. The lawsuit also focuses on a "new area of concern" at the facility which the plaintiffs allege is a source of contamination which will require environmental remediation and/or restoration. The lawsuit also alleges that our former facility manager made false representations and failed to disclose material information to the regulators about the site after we acquired it in September 2002. The plaintiffs seek an order declaring the injection well to be located within the banks or boundaries of a body of surface water under state law, payment of civil penalties, and an additional penalty of $1.0 million for damages to the environment, plus interest. The plaintiffs also seek an order requiring the facility to remove all waste disposed of since September of 2002, and in general, to conduct an investigation into and remediate the alleged contamination at the facility, as well as damages for alleged personal injuries and property damage, natural resources damages, costs of litigation, and attorney's fees. On January 14, 2005, the state district court judge granted the plaintiffs' petition for a preliminary (or temporary) injunction restraining the subsidiary from disposing of hazardous waste in the injection well. On January 18, 2005 (the next day the court was again open for business) the subsidiary filed a motion seeking to stay the preliminary injunction, which the same judge granted. The legal effect of the stay order was to allow the facility to continue normal business operations and to continue injecting hazardous waste, pending an appeal. In accordance with the stay order that was granted in favor of the subsidiary, the subsidiary has appealed the court's initial ruling granting the preliminary (or temporary) injunction to the Louisiana First Circuit Court of Appeal in Baton Rouge, and that appeal is presently pending.

        We believe this lawsuit is without merit, and are vigorously defending against the claims made. We further believe that, since its acquisition by us, the Plaquemine facility has been and now is in full compliance with its operating permits and all applicable state laws, and that any alleged contamination in the "new area of concern" complained of by the plaintiffs was and is already being addressed under the corrective action provisions of its RCRA operating permit. In addition, we believe that many of the plaintiffs' claims relate to actions or omissions allegedly taken or caused by third parties that formerly owned and/or operated, or generated or shipped waste to, the Plaquemine facility for which we have no legal responsibility under the Sale Order. Although we have established reserves to cover our estimated legal costs to be incurred in connection with this proceeding, this lawsuit is in its preliminary stages and we are therefore unable to estimate any other potential liability relating to the lawsuit.

        In February 2005 this same group of plaintiffs sent notice to the Louisiana Department of Environmental Quality that they intended to file a second citizen suit. In April 2005, the second citizen suit petition was filed naming Clean Harbors, Inc. ("CHI"), Clean Harbors Environmental Services, Inc. ("CHESI"), and an employee of CHESI as defendants. The second citizen suit alleges that CHI, CHESI and the CHESI employee are liable for conduct based upon claims that are substantially similar in nature to those filed against Clean Harbors Plaquemine, LLC in the original citizen suit. The second suit also alleges that CHI and CHESI are liable for certain aspects of the operations of Clean Harbors Plaquemine, LLC under the lawsuit's so-called "Single Business Entity Doctrine." Both CHI and CHESI have filed motions to dismiss the suit against them.

        In June 2005, the same plaintiff's lawyers who filed the two lawsuits described immediately above filed a petition to add CHI, CHESI, Clean Harbors Plaquemine, LLC, and the two (one former, one current) employee defendants, to a lawsuit commenced in 1996 against the former owner of the site. While the allegations of that suit are slightly different from the two lawsuits described above, CHI and CHESI are again named in the petition as defendants based largely on the so-called "Single Business Entity Doctrine." This new lawsuit also names former owners and operators of the deep injection well facility, and the insurance company that currently provides environmental impairment liability insurance coverage for the facility. We continue to vigorously defend against all of these claims, and view the new lawsuit and second citizen suit described above to be as meritless as the original citizen suit.

Legal Proceedings Not Related to CSD Assets

        In addition to the legal proceedings in which we became involved as a result of our acquisition of the CSD assets, we are also involved in certain legal proceedings, which have arisen for other reasons.

The principal such legal proceedings include certain Superfund proceedings relating to sites owned by third parties where we (or a predecessor) have been named a PRP, certain regulatory proceedings, and litigation involving the former holders of our subordinated notes.

  Superfund Sites Not Related to CSD Acquisition

        We have been named as a PRP at 28 sites that are not related to the CSD acquisition. Fourteen of these sites involve two subsidiaries which we acquired from ChemWaste, a former subsidiary of Waste Management, Inc. As part of that acquisition, ChemWaste agreed to indemnify us with respect to any liability of those two subsidiaries for waste disposed of before we acquired them. Accordingly, Waste Management is paying all costs of defending those two subsidiaries in those 14 cases, including legal fees and settlement costs.

        Our subsidiary which owns the Bristol, Connecticut facility is involved in one of the 28 Superfund sites. As part of the acquisition of that facility, the seller and its now parent company, Cemex, S.A., agreed to indemnify us with respect to any liability for waste disposed of before we acquired the facility, which would include any liability arising from Superfund sites.

        Eleven of the 28 Superfund sites involve subsidiaries acquired by us which had been designated as PRPs with respect to such sites prior to acquisition of such subsidiaries by us. Some of these sites have been settled, and we believe our ultimate liability with respect to the remaining such sites will not be material to our result of operations, cash flow from operations or financial position.

        As of March 31, 2005, we had reserves of $0.2 million for cleanup of Superfund sites not related to the CSD acquisition at which either we or a predecessor has been named as a PRP. However, there can be no guarantee that our ultimate liabilities for these sites will not materially exceed this amount or that indemnities applicable to any of these sites will be available to pay all or a portion of related costs.

  EPA Enforcement Actions

        Kimball Facility.    On April 2, 2003, Region VII of the U.S. Environmental Protection Agency ("EPA Region VII") in Kansas City, Kansas, served a Complaint, Compliance Order and Notice of Opportunity for Hearing ("CCO") on our subsidiary which operates an incineration facility in Kimball, Nebraska. The CCO stems from an inspection of the Kimball facility between April 8 and 10, 2002. Thereafter, EPA Region VII issued a Notice of Violation ("NOV") for certain alleged violations of RCRA. We responded to the NOV by letter and contested the allegations. After extensive settlement negotiations, on February 23, 2004, we and EPA Region VII executed a Consent Agreement and Final Order that included a Supplemental Environmental Project ("SEP"). We will be required to perform and account for the SEP in accordance with the EPA's SEP Policy. The SEP will involve cleaning out chemicals from high school laboratories, art departments and other campus locations, with all such work to be performed by our own trained field chemists. The SEP will also include the proper packaging, labeling, manifesting, transportation, and ultimately disposal, recycling or re-use of these chemicals at the hazardous waste treatment, storage and disposal facilities owned and operated by our subsidiaries, in lieu of the payment of any further civil penalties. We will have two years to complete the performance of the SEP, and any remaining amounts then still owed and outstanding will have to be paid in cash at that time, as calculated pursuant to a sliding scale formula that reduces the amount of cash that will be owed as more of the environmental services are rendered over the two-year period. At March 31, 2005, we had accrued $132 thousand for our SEP liability.

        Chicago Facility.    By letter dated January 16, 2004, Region V of the EPA ("EPA Region V") in Chicago, Illinois notified us that EPA Region V believes our Chicago, Illinois facility may be in violation of the National Emission Standard for Benzene Waste Operations Subpart FF regulations promulgated under the Clean Air Act and that EPA Region V may seek injunctive relief and civil penalties for these alleged violations. The alleged violations pertain to total annual benzene quantity determinations and reporting, provisions of individual waste stream identification and emissions control information, and treatment and control requirements for the benzene waste streams. EPA Region V is seeking a fine of $325 thousand. We believe that our Chicago facility complies in all material respects with these regulations and have engaged in ongoing settlement discussions with EPA Region V to resolve the issues described in the letter from EPA Region V without litigation. We believe that the cost of resolving this matter will not be material to our results of operations or financial position.

  State and Provincial Enforcement Actions

        Chicago Facility.    On February 12, 2004, our subsidiary which owns our Chicago facility was notified by the Illinois Attorney General's Office that an enforcement action was being initiated against such facility. The enforcement action alleges that the Chicago facility has violated its operating permit, certain Illinois Pollution Control Board regulations, and allegedly applicable provisions of the National Emission Standards for Hazardous Air Pollutants ("NESHAPs"). The Illinois Attorney General's Office announced that it was seeking $170 thousand in penalties. Our legal and compliance representatives have held discussions with the Illinois Attorney General's Office and the Illinois Environmental Protection Agency, and anticipate that a Supplemental Environmental Project will be negotiated that will substantially reduce the cash component of the penalty in exchange for agreeing to the installation of equipment upgrades at the facility designed to address and control air emissions from operations. These negotiations are ongoing, and although significant progress has been made, there can be no assurance that a settlement can be reached or that the penalty will be reduced.

        Aragonite, Utah Facility.    In February 2005, the Utah Department of Environmental Quality ("DEQ") issued a Notice of Violation and Compliance Order ("NOVCO") No. 0405013 against the Clean Harbors Aragonite, LLC incinerator, transfer station and storage facility located near Aragonite, Utah ("CH Aragonite"). The NOVCO pertains to hazardous waste compliance inspections conducted from October 2003 through September 2004 at CH Aragonite. CH Aragonite filed a detailed and comprehensive response to the NOVCO in April 2005. The DEQ assessed a proposed penalty of $129,860, and we are continuing to negotiate for a reduction in the fine.

        London, Ontario Facility.    Clean Harbors Environmental Services Inc., and one of our Canadian subsidiaries, Clean Harbors Canada, Inc., received a summons alleging a number of regulatory offenses under the Ontario Occupational Health and Safety Act as a result of a fire in October 2003 at a Clean Harbors Canada, Inc., waste transfer facility in London, Ontario. A worker at the facility received serious injuries as a result of the fire. The initial appearance on this matter occurred on November 22, 2004. We have not yet determined whether to defend the charges or attempt to negotiate a settlement. We have not accrued any liability associated with this matter because any potential liability is not now estimable.

  Contingency

        Litigation Involving Former Holders of Subordinated Notes.    On April 30, 2001, we issued to John Hancock Life Insurance Company, Special Value Bond Fund, LLC, the Bill and Melinda Gates Foundation, and certain other institutional lenders (collectively, the "Lenders") $35.0 million of 16% Senior Subordinated Notes due 2008 (the "Subordinated Notes") as part of our refinancing of all our then outstanding indebtedness. Under the Securities Purchase Agreement dated as of April 12, 2001, between us and the Lenders (the "Purchase Agreement"), we were also required to pay a $350 thousand closing fee and issue to the Lenders warrants for an aggregate of 1,519,020 shares of our common stock (the "Warrants") exercisable at any time prior to April 30, 2008 at an exercise price of $.01 per share. The Purchase Agreement contained covenants limiting (with certain exceptions) our ability to acquire other businesses or incur additional indebtedness without the consent of a majority in interest of the Lenders. The Purchase Agreement also provided that, if we should elect to prepay the

Subordinated Notes prior to maturity, we would be obligated to pay a prepayment penalty which, in the case of a prepayment prior to April 30, 2004, would include a so-called "Make Whole Amount" computed using a discount rate 2.5% above the then current yield on United States government securities of equal maturity to the Subordinated Notes. The Purchase Agreement also provided that, if we should default on any of the terms of the Purchase Agreement including the covenants described above, the Lenders would have the right to call the Subordinated Notes for payment at an amount equal to the principal, accrued interest and the so-called "Make Whole Amount" then in effect.

        During several months prior to our acquisition of the CSD assets effective September 7, 2002, we sought the Lenders' cooperation with respect to such acquisition and to include the Lenders in a refinancing of our outstanding debt (which might involve leaving the Subordinated Notes outstanding or refinancing them). The Lenders, however, ultimately refused to provide any such cooperation. We thus notified the Lenders that we were proceeding with the acquisition of the CSD assets, which would be a violation of certain covenants in the Purchase Agreement, and the Lenders then called the Subordinated Notes for payment, including principal, interest and the "Make Whole Amount" of $16,991,129, an amount equal to 48.5% of the principal amount of the Subordinated Notes. In response to the Lenders' demand, we immediately paid in full the amount demanded, while notifying the Lenders that we were paying the "Make Whole Amount" under protest. It is our position that if the payment to the Lenders is not deemed to be voluntary and the 48.5% "Make Whole Amount" is deemed unconscionable, the "Make-Whole Amount" is likely to be held unenforceable under Massachusetts case law.

        Shortly after the closing of the acquisition of the CSD assets, we wrote to the Lenders demanding a return of the prepayment penalty, in response to which, on September 27, 2002, the Lenders filed a complaint in the Norfolk Superior Court asking the Court to determine the prepayment penalty to be valid and enforceable. On October 1, 2002, we filed a complaint in the Business Litigation Session of the Suffolk Superior Court seeking a declaratory judgment that the "Make Whole Amount" is an unenforceable penalty and seeking an order for the return of the amount paid as a penalty, less the Lenders' actual damages (if any), plus interest and costs. In the case of certain of the Lenders, we also seek a judgment that those Lenders' receipt of their share of the "Make Whole Amount," the closing payment and the fair value of the Warrants constitutes a violation of applicable Massachusetts usury laws. We filed a motion seeking to consolidate both legal proceedings in the Business Litigation Session of the Suffolk Superior Court, which motion was granted. Discovery in the proceedings was completed and all parties served and filed motions for summary judgment. On March 15, 2004, the Court granted summary judgment for the Lenders ruling that the "Make Whole Amount" was enforceable, and on May 15, 2004 the Court ordered us to pay $323 thousand to the Lenders for legal and expert cost reimbursement. We have appealed the Court's rulings, and the Lenders have cross-appealed as to the amount of legal and expert cost reimbursement. The Appeals Court heard the appeals on March 5, 2005, but a decision by the Court is not expected for several months. We have not accrued the Lenders' legal and expert costs because, based on the advice of legal counsel, we now believe that such payment is not probable.

MANAGEMENT

        The members of our Board of Directors, executive officers and other key employees and their respective ages as of June 1, 2005 are as follows:

Name	Age	Position
Alan S. McKim	50	Chairman of the Board of Directors, President and Chief Executive Officer
John D. Barr	57	Director
John P. DeVillars	56	Director
Daniel J. McCarthy	73	Lead Director
John T. Preston	55	Director
Andrea Robertson	47	Director
Thomas J. Shields	58	Director
Lorne R. Waxlax	71	Director
Guy R. Adam	54	Vice President, Canadian Operations**
Eugene A. Cookson, Jr.	47	President, Site Services*
Jerry E. Correll.	55	Senior Vice President of Sales*
George L. Curtis	46	Vice President, Transportation and Disposal Services*
William J. Geary	57	Executive Vice President and General Counsel*
Eric W. Gerstenberg	36	Senior Vice President, U.S. Disposal Operations*
Stephen H. Moynihan	49	Senior Vice President, Planning & Development
William F. O'Connor	55	Senior Vice President, Risk Management*
David M. Parry	39	Senior Vice President, Technical Services*
Carl d. Paschetag, Jr.	45	Vice President, Treasurer, Controller and Chief Financial Officer
Anthony Pucillo	48	Executive Vice President, Sales, Marketing and Central Services*
Michael J. Twohig	42	Senior Vice President and Chief Information Officer*
Brian P. Weber	37	Senior Vice President, Central Services*

*
Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

**
Officer of Clean Harbors Canada, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

        Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President and Chief Executive Officer. He serves as a director of most of the Company's subsidiaries. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 2008.

        John D. Barr is the Vice Chairman of Papa Murphy's International, Inc., a privately owned company which is the largest take-and-bake pizza chain in the United States. From 1999 to 2004, he served as President and Chief Executive Officer of Automotive Performance Industries, a privately owned company providing a variety of logistical services to the major automotive manufacturers. From 1995 to 1999, he served as President and Chief Operating Officer and a Director of Quaker State Corporation, where he was involved in a number of acquisitions and divestitures prior to the acquisition of Quaker State Corporation by Pennzoil Company in 1999. From 1970 to 1995, Mr. Barr served in various capacities with the Valvoline Company, a subsidiary of Ashland, Inc., which culminated in an eight-year tenure as President and Chief Executive Officer. Mr. Barr serves as a director of United Auto Group, Inc., James Hardie Industries, N.V. and UST, Inc. Mr. Barr has served as a director of the Company since August 2003. His current term as a Class II director expires in 2006.

        John P. DeVillars is the Managing Partner of BlueWave Strategies, LLC and BlueWave Capital, LLC, strategic advisory and merchant banking enterprises providing consulting and financial advisory services to environmental and renewable energy companies. From 2000 to 2003, Mr. DeVillars served as Executive Vice President of Brownfields Recovery Corporation, a privately owned company engaged in remediating, financing, and redeveloping environmentally impacted properties. From 1994 through 2000, Mr. DeVillars served as the New England Administrator for the U.S. Environmental Protection Agency. From 1991 to 1994, he was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991, he served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts and Chairman of the Board of the Massachusetts Water Resources Authority. Mr. DeVillars holds a Masters in Public Administration from Harvard University and a Bachelor of Arts from the University of Pennsylvania and is a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. He has served as a director of the Company since 2001. His current term as a Class III director expires in 2007.

        Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a computer services company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization, as a member of its Audit Committee and as Chairman of its Investment Committee. Mr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc. Mr. McCarthy holds AB and MBA degrees from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. He was recently elected by the Board as Lead Director, an independent director who presides in executive sessions of the Board and serves as the shareholder contact person for the Board. His current term as a Class III director expires in 2007.

        John T. Preston is President and Chief Executive Officer of Atomic Ordered Materials LLC and Senior Lecturer at the Massachusetts Institute of Technology ("MIT"). From 1992 through 1995, he served as Director of Technology Development at MIT. From 1986 to 1992 he was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston's prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of one of our subsidiaries. He has served as a director of the Company since 1995. His current term as a Class II director expires in 2006.

        Andrea Robertson is the Senior Vice President, Treasurer of Mastercard International. From 1996 to 2003, she held financial management positions with RR Donnelley & Sons Company, and from 1984 to 1996 with International Business Machines Corporation. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She has served as a director of the Company since June 2004. Her current term as a Class III director expires in 2007.

        Thomas J. Shields is Managing Director of Shields & Company, Inc., an investment-banking firm that he co-founded in 1991. He is currently a director of B.J.'s Wholesale Club, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since 1999. His current term as a Class I director expires in 2008.

        Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is currently a director of B.J.'s Wholesale Club, Inc. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires in 2006.

        Guy R. Adam is Vice President of Canadian Operations. Mr. Adam joined the Company in 2002. From 1980 to 2002, Mr. Adam held a variety of waste management operation positions with Safety-Kleen Corp. and predecessor companies including Facility Manager, Regional Director and Vice President for Eastern Canada. From 1974 to 1980, Mr. Adam held various process engineering and management positions for the ICI group of companies in Canada. Mr. Adam holds a Chemical Engineering Degree and a Management Diploma from the University of Montréal.

        Eugene A. Cookson, Jr. is President of the Site Services business unit. Mr. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

        Jerry E. Correll is Senior Vice President of Sales. Mr. Correll joined the Company in 2002. From 1986 to 2002 Mr. Correll held a variety of sales and operations management positions with Safety-Kleen Corp. including Regional Vice President—Central U.S. Operations, Vice President of Corporate Accounts and Senior Vice President of Sales. Mr. Correll holds a Bachelor of Sciences Degree in Business Administration from the University of Tennessee and a JD from the Nashville School of Law.

        George L. Curtis is Vice President, Transportation and Disposal Services. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions the most recent of which were Vice President of Marketing and Vice President of Business Development. Mr. Curtis holds an MBA from Northeastern University and a Bachelor of Arts in Biology from Columbia University.

        William J. Geary is Executive Vice President and General Counsel of the Company. He joined the Company in 1989 and he has served as Vice President of Government Relations and as Special Counsel for the Company. Prior to joining the Company, Mr. Geary served as the Commissioner of the Metropolitan Police and Chairman and Chief Executive Officer of the Metropolitan District Commission and previously served as Deputy Secretary of State and Special Assistant to The Governor of Massachusetts. Mr. Geary has been a consultant to numerous members of the U.S. Congress and The White House and holds a B.S. in Political Science & History from the University of Massachusetts/Boston, an MA in Government & Management from Northeastern University, and a JD from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University. Mr. Geary is admitted to the Bar in Massachusetts and the District of Columbia as well as the Bar of the United States Supreme Court.

        Eric W. Gerstenberg is Senior Vice President, US Disposal Operations. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services of Clean Harbors Environmental Services, Inc. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelor of Science degree in Engineering from Syracuse University.

        Stephen H. Moynihan has served as an officer of either the Company and one or more of its subsidiaries since 1987. In 1996, he was appointed Senior Vice President Planning and Development,

prior to which he served as Vice President and Treasurer. Mr. Moynihan served as Vice President of Strategic Planning of Clean Harbors Environmental Services, Inc. from 1990 until 1995. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

        William F. O'Connor has served as Senior Vice President of Risk Management, after rejoining the Company in December 2002. Previously, Mr. O'Connor was Vice President of William Gallagher and Associates, an insurance broker that he joined in April of 2000. From 1989 to 2000 Mr. O'Connor held a variety of roles at the Company, the last being as Vice President of Human Resources and Risk Management.

        David M. Parry is Senior Vice President, Technical Services. Mr. Parry joined the Company in 1988 and he has served in a variety of management positions including Senior Vice President of Eastern Operations. He has also previously held the positions of Regional Vice President, Northeast Region, District Sales Manager, Regional Manager of CleanPack® and T&D Services, Plant Manager and CleanPack Chemist. Mr. Parry holds a Bachelor of Science degree in Engineering from the Massachusetts Maritime Academy.

        Carl d. Paschetag, Jr. joined the Company as Vice President, Treasurer and Controller in 1997. He also serves as Vice President and Treasurer of most of the Company's subsidiaries. In his capacity as Treasurer, he is currently the Chief Financial Officer of the Company. From 1994 through 1997, Mr. Paschetag was the Controller of Cambridge Energy Research Associates, a privately owned international management consulting company. From 1987 through 1994, Mr. Paschetag held a variety of management positions with Draka Holdings B.V., a publicly held company traded on the Amsterdam Exchange. Prior to that, Mr. Paschetag worked for KPMG Peat Marwick, an international accounting firm. He holds a BBA in Accounting from The University of Texas.

        Anthony Pucillo is Executive Vice President, Sales, Marketing and Central Operations. Mr. Pucillo joined the Company in April 2003. From 2000 to 2002, Mr. Pucillo served as President, E-Business, for the America's Region of Siemens Corporation, a global lighting, medical products, automation, information and communication company, where Mr. Pucillo was responsible for Siemens' e-business efforts throughout North and South America. From 1995 to 2000, he was President and a member of the Board of Directors of OSRAMSYLVANIA LTD., a Siemens subsidiary headquartered in Ontario, Canada. From 1994 to 1995, he was the President of Tactician Corporation, a privately held software corporation headquartered in Andover, Massachusetts, and from 1985 to 1994, he held a variety of positions with GTE Product Corporation which is a division of GTE, Inc., a publicly-held lighting and components company which was acquired by Siemens in 1993. Mr. Pucillo holds a Bachelor of Arts degree from Harvard University and an MBA from Columbia University School of Business.

        Michael J. Twohig is Senior Vice President and Chief Information Officer. Mr. Twohig joined the Company in 1999 and has served in a variety of management positions the most recent of which was the Vice President of Strategic Initiatives. From 1996 to 1999 he served a Vice President of Business Operations for Internet Commerce Expo, an International Data Group company. Prior to that he was the Controller for Tocco Corporation, a Building Systems company. Mr. Twohig holds an MBA from Rivier College and a Bachelor of Science degree in Accounting from Boston College.

        Brian P. Weber is Senior Vice President, Strategic Initiatives. Mr. Weber joined the Company in 1990. He has served in a variety of management positions with the Company including, prior to his current position, Senior Vice President of Central Services, and Vice President, Technical Services. Mr. Weber holds a BS degree in Business Management from Westfield State College.

        Information about the security ownership of our major stockholders and management, the Committees of our Board of Directors, and the compensation of our executive officers and directors is hereby incorporated by reference to the sections entitled "Security Ownership of Certain Beneficial

Owners and Management," "Election of Directors—Board Committees and Meetings," and "Compensation of Executive Officers" in our definitive proxy statement dated April 15, 2005 for our annual meeting of stockholders on May 12, 2005 which we filed with the SEC under the Securities Exchange Act of 1934 (file No. 0-16379).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October 2003, the Company engaged BlueWave Strategies, LLC ("BlueWave"), a company in which one of its directors, John P. DeVillars, is a controlling member, to provide advisory services on environmental regulatory matters and internal environmental operating systems. The engagement, which was originally for a six-month term, involves the payment of a retainer fee of $10,000 per month. After review and approval of the Audit Committee of the Company's Board of Directors, which is responsible for the review of related party transactions, the engagement has been extended at the same monthly fee. In addition, after review and approval by the Audit Committee, the Company entered in December 2004 into a separate consulting arrangement with BlueWave under which BlueWave has agreed to advise the Company with respect to a potential form of certification by the U.S. Environmental Protection Agency which will permit a level of self regulation by the Company. For providing such consulting services, the Company has agreed to pay BlueWave $30,000 plus certain expenses to be incurred by BlueWave in providing such services.

DESCRIPTION OF REVOLVING CREDIT AND SYNTHETIC LETTER OF CREDIT FACILITIES

        Concurrently with the issuance of the old notes on June 30, 2004, we refinanced our previously outstanding revolving credit facility, term loans and letter of credit facility with new senior secured credit facilities under a Credit Agreement dated as of June 30, 2004 (the "Credit Agreement"). Our new senior secured credit facilities consist of a synthetic letter of credit facility and two revolving credit facilities, namely a facility for us and our domestic subsidiaries and a separate facility for our Canadian subsidiaries. Each such facility matures on June 30, 2009. The administrative agent, collateral agent and the issuing bank for the letter of credit facility is Credit Suisse First Boston ("CSFB"), and the syndication agent is Goldman Sachs Credit Partners, L.P. ("GSCP"). CSFB and GSCP were also the joint lead arrangers and bookrunners for the synthetic letter of credit facility. Fleet Capital Corporation is the administrative agent, collateral agent and sole arranger for the revolving credit facilities.

        The synthetic letter of credit facility provides for issuances of letters of credit by the issuing bank under that facility in an aggregate amount of $90.0 million. The lenders under the synthetic letter of credit facility deposited the full amount of their commitments in cash into a credit-linked deposit account on the closing date. Neither we nor any of our subsidiaries have any right, title or interest in the credit-linked deposit account. If the issuing bank makes any payment on a letter of credit issued under that facility that we do not reimburse them for the same day, the issuing bank shall be reimbursed with funds from the credit-linked deposit account.

        The U.S. revolving credit facility has a maximum availability in an amount of $24.7 million and the Canadian revolving credit facility has a maximum availability of $5.3 million. The availability of the revolving credit facilities is subject to borrowing bases comprised of 80% of our and our domestic subsidiaries' eligible accounts receivable or our Canadian subsidiaries' eligible accounts receivable, respectively. The U.S. revolving credit facility also allow us to have issued up to $10.0 million of letters of credit, with the outstanding amount of such letters of credit reducing the maximum asset of borrowings permitted under the U.S. revolving facility. At March 31, 2005, we had no borrowings and $1.2 million of letters of credit outstanding under the revolving credit facilities, and we had approximately $28.8 million available to borrow.

        Borrowings under the revolving credit facilities bear interest at a rate of, at our option, either (x) the higher of the U.S. or Canadian prime rate or (y) LIBOR plus an applicable margin of 1.50% per annum. We are also required to pay an unused line fee of 0.125% per annum on the unused portion of the revolving facility.

        The administrative agent for the synthetic letter of credit facility invests the funds in the credit-linked deposit account so that they earn a return equal to three-month LIBOR minus 0.10% per annum. Such return, together with participation fees which we pay equal to the product of 5.35% per annum times the $90.0 million amount of the synthetic letter of credit facility, are paid to the lenders under that facility (based on their proportionate interest in that facility) at the end of each three-month period (or whenever the amount of that facility is reduced or that facility expires). We are also required to pay a quarterly fronting fee at an annual rate of 0.30% of the average daily aggregate amount of letters of credit outstanding under the synthetic letter of credit facility. At March 31, 2005, the aggregate amount of letters of credit outstanding under the synthetic letter of credit facility was $89.2 million.

        The synthetic letter of credit facility is guaranteed by substantially all of our domestic subsidiaries and secured by first liens on substantially all of our and our domestic subsidiaries assets (including a second lien on accounts receivable) and pledges of stock of all of our subsidiaries, subject to certain exceptions. The revolving credit facilities are secured by our and our domestic subsidiaries' accounts receivable, or by our Canadian subsidiaries' accounts receivable, respectively. If any of the collateral were to be foreclosed upon, the proceeds from accounts receivable will be allocated to the lenders under the revolving credit facilities and then the lenders under the synthetic letter of credit facility.

        We will be required to cash collateralize the commitments under the letter of credit facility with (x) 100% of the net proceeds of certain asset sales, casualty events and the incurrence of debt and certain unqualified stock, and (y) 50% of the net proceeds of the issuance of common equity (which percentage shall decrease if our leverage ratio decreases).

        We are not permitted to reduce the commitments under the revolving credit facilities, except in connection with the repayment in full and termination of those facilities. If we terminate the credit revolving facilities in the first three years, prepayment premiums will apply in certain circumstances.

        The Credit Agreement requires us to maintain a maximum Leverage Ratio (as defined below) of no more than 2.55 to 1.0, 2.50 to 1.0, and 2.50 to 1.0 for the four-quarter periods ending March 31, 2005, June 30, 2005, and September 30, 2005, respectively, and then reducing, in approximately equal increments, to no more than 2.30 to 1.0 for the four-quarter period ending December 31, 2008 and to no more than 2.25 to 1.0 for each succeeding quarter. The Leverage Ratio is defined as the ratio of our consolidated indebtedness to our consolidated EBITDA achieved for the latest four-quarter period. For the four-quarter period ended March 31, 2005, the Leverage Ratio was 1.64 to 1.0, which was within covenant. The Credit Agreement also requires us to maintain a minimum Interest Coverage Ratio (as defined below) of not less than 2.65 to 1.0, 2.70 to 1.0, and 2.70 to 1.0 for the four-quarter periods ending March 31, 2005, June 30, 2005, and September 30, 2005, respectively, and then increasing, in approximately equal increments, to not less than 2.85 to 1.0 for the four-quarter period ending December 31, 2006 through December 31, 2008, and not less than 3.00 to 1.0 for each succeeding four-quarter period. The Interest Coverage Ratio is defined as the ratio of our consolidated EBITDA to our consolidated interest expense. For the four-quarter period ended March 31, 2005, the Interest Coverage Ratio was 3.60 to 1.0, which was within covenant. The Credit Agreement also requires us to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 for each four-quarter period. For the four-quarter period ended March 31, 2005, the fixed charge coverage ratio was 1.95 to 1.0, which was within covenant.

        Each borrowing under the revolving credit facilities and the issuance of each letter of credit (whether under the synthetic letter of credit facility or the revolving credit facilities) is conditioned upon no default or event of default existing and the accuracy of representations and warranties. Events of default under our senior secured credit facilities include nonpayment of principal, interest or other amounts, violation of covenants, forfeiture of collateral, incorrectness of representations and warranties, occurrence of a change of control and certain other customary events of default.

        In order to amend, modify or waive any provision of either the synthetic letter of credit facility or the revolving credit facilities, the administrative agent and a majority of lenders under that facility must consent to the amendment, modification or waiver, except that each affected lender must consent to amendments affecting the principal, interest rate and maturity of the loans and certain other basic issues.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        We sold the old notes on June 30, 2004 in an unregistered private placement to two investment banks that served as the initial purchasers. The initial purchasers then resold the old notes under an offering circular dated June 17, 2004, in reliance on Rule 144A and Regulation S under the Securities Act.

        As part of this private placement, we entered into a registration rights agreement with the initial purchasers on June 30, 2004. Under the registration rights agreement, we agreed to file this registration statement. We also agreed:

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  to use our reasonable best efforts to cause this registration statement to be declared effective under the Securities Act on or before September 30, 2005;

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  to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the notes; and

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  to keep this registration statement continuously effective under the Securities Act for a period beginning after the date of completion of the exchange offer and ending on the earlier of the date 180 days after the date of completion of the exchange offer or such time as all broker-dealers no longer own any old notes.

        Under the circumstances described below, we also agreed to use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes. We agreed to keep the shelf registration statement effective until the earlier of the date two years after the shelf registration statement is declared effective under the Securities Act or the date on which there are no longer any old notes outstanding. These circumstances include:

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  if any change in law or applicable interpretations of those laws by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

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  if the exchange offer is not consummated on or prior to October 30, 2005; or

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  if any holder of the old notes is not eligible to participate in the exchange offer and notifies us in writing within 30 days following consummation of the exchange offer that it is prohibited by law or SEC policy from participating in the exchange offer, that the registration statement of which this prospectus is a part is not appropriate or available for the resale of the new notes acquired by it in the exchange offer and that the delivery of a prospectus is required, or that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours.

        If we fail to comply with specified obligations under the registration rights agreement, we must pay certain additional interest to the holders of the notes until we have cured all of such failures.

        By participating in the exchange offer, holders of the old notes will receive new notes that are freely tradeable and not subject to restrictions on transfer, subject to the exceptions described below under "Resale of New Notes."

Resale of New Notes

        We believe that the new notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by any new note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the SEC set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the SEC responding to a request for its views as to whether a particular matter complies with the federal securities laws or whether the SEC would refer the matter to the SEC's enforcement division for action. We have not obtained, and do not intend to obtain, our own no-action letter from the SEC regarding the resale of the new notes. Instead, holders will be relying on the no-action letters that the

SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

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  the holder must acquire the new notes in the ordinary course of its business for investment purposes;

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  the holder must have no arrangements or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act; and

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  the holder must not be an "affiliate," as defined in Rule 405 of the Securities Act, of ours.

        Each holder of old notes that wishes to exchange old notes for new notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:

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  cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the new notes and provide us with a signed acknowledgement of this obligation. See "Plan of Distribution." A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale of the new notes.

        Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making the exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Terms of the Exchange

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to together in this prospectus as the "exchange offer," we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date, unless extended as described in this prospectus. We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $150.0 million of new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered as soon as practicable following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum amount of old notes being tendered for exchange.

        The terms of the new notes are identical in all material respects to the terms of the old notes, except that:

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  we have registered the new notes under the Securities Act and therefore the new notes will not bear legends restricting their transfer;

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  the new notes will have a different CUSIP number than the old notes; and

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  specified rights under the exchange and registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.

        The new notes will be new securities for which there is currently no market, and we do not intend to list the new notes on any securities exchange. Although the initial purchasers of the old notes have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the new notes will exist, develop or be maintained. We have agreed to seek to have the new notes made eligible for trading on the PORTALSM Market.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under the same indenture and entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $150.0 million in aggregate principal amount of the old notes were outstanding. Old notes accepted for exchange will be retired and cancelled and not reissued.

        In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under "Description of the New Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures," we will issue the new notes in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We shall be considered to have accepted validly tendered old notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these old notes, without expense, to the tendering holder as promptly as possible after the expiration date of the exchange offer.

        Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described in the section "Fees and Expenses" below, in connection with the exchange offer.

        If we successfully complete the exchange offer, any old notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of old notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders of the old notes wishing to transfer their old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on                        , 2005. We may extend this expiration date in our sole discretion, but in no event to a date later than            , 2005. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

        We reserve the right, in our sole discretion:

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  to delay accepting any old notes;

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  to extend the exchange offer;

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  to terminate the exchange offer if, in our sole judgment, any of the conditions described below shall not have been satisfied; or

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  to amend the terms of the exchange offer in any manner.

        We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment, and extend the offer if required by law.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the New Notes

        Interest on the new notes will accrue at the rate of 11 1/4% per annum on the principal amount, payable semiannually in arrears on January 15 and July 15, commencing on January 15, 2006. In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before January 15, 2006 will be superseded by the interest that is deemed to have accrued on the new notes from July 15, 2005 through the date of the exchange.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

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  the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

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  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our judgment, would impair our ability to proceed with the exchange offer; or

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  we have not obtained any governmental approval which we, in our sole discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right, which we may assert at any time and from time to time.

        If we determine in our sole discretion that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders;

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

        Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our sole discretion to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

  •
  to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer, holders of old notes that are DTC participants may follow the procedures for book-entry transfer as set forth below under "Book-Entry Transfer" and in the letter of transmittal.

        In addition, you must comply with one of the following:

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to DTC's standard operating procedures for electronic tenders and a properly transmitted agent's message as described below; or

  •
  the exchange agent must receive any corresponding certificate or certificates representing old notes along with the letter of transmittal; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the old notes held by a holder are tendered, the tendering holder should fill in the amount of old notes being tendered in the specified box on the letter of transmittal. The entire amount of old notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "Book-Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or old notes should be sent to us or DTC. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the exchange agent.

        Any beneficial holder whose old notes are registered in the name of his or its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in such holder's name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal, as described in "—Withdrawal of Tenders" below, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution," within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to in this prospectus as an "eligible institution," unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

        By tendering, each holder represents to us, among other things, that:

  •
  the holder acquired new notes pursuant to the exchange offer in the ordinary course of its business;

  •
  the holder has no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act; and

  •
  the holder is not our "affiliate," as defined in Rule 405 under the Securities Act.

        If the holder is a broker-dealer which will receive new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities, such holder must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system, including Euroclear and Clearsteam, may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering old notes that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described under "Resale of New Notes" above are true and correct.

Guaranteed Delivery Procedures

        The following guaranteed delivery procedures are intended for holders who wish to tender their old notes but:

  •
  their old notes are not immediately available;

  •
  the holders cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or

  •
  the holders cannot complete the procedure under DTC's standard operating procedures for electronic tenders before expiration of the exchange offer.

        The conditions that must be met to tender old notes through the guaranteed delivery procedures are as follows:

  •
  the tender must be made through an eligible institution;

  •
  before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

•
setting forth the name and address of the holder, the certificate number or numbers of the old notes tendered and the principal amount of old notes tendered;

•
stating that the tender offer is being made by guaranteed delivery; and

•
guaranteeing that, within three business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the old notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent must receive the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "Exchange Agent"; or

  •
  for DTC participants, holders must comply with DTC's standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn;

  •
  be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Hand or Overnight Courier:	By Facsimile Transmission:
U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance, 2nd Floor (800) 934-6802	(651) 495-8158 (For Eligible Institutions Only) U.S. Bank National Association Attention: Specialized Finance, 2nd Floor Confirm by Telephone: (800) 934-6802

        Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.

Fees and Expenses

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will pay the exchange agent for its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however:

  •
  new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered; or

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer;

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. Upon completion of the exchange offer, specified rights under the exchange and registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if we register the old notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the requirements of the Securities Act; and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

DESCRIPTION OF THE NEW NOTES

General

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions". In this description, "we," "us" or "the Issuer" refers only to Clean Harbors, Inc. and not to any of its subsidiaries.

        We issued the old notes, and will issue the new notes, under an indenture, dated as of June 30, 2004, as supplemented and amended from time to time (the "Indenture"), among us, the Guarantors (as defined below) and U.S. Bank National Association, a national banking association, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes are registered under the Securities Act and do not contain provisions the payment of additional interest in connection with the failure to comply with the registration covenants in the registration rights agreement. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the new notes (which are sometimes referred to in this description collectively as "notes").

        The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the notes. A copy of the form of Indenture was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 6, 2004 and is available from us upon request. See also "Available Information."

        We are offering to exchange new notes in the aggregate principal amount of $150.0 million for old notes. The notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        The notes are senior secured obligations of the Issuer, ranking equal in right of payment with all existing and future Senior Debt of the Issuer, and ranking senior in right of payment to all existing and future subordinated debt of the Issuer. The notes are secured by a second-priority Lien to the extent described under "—Security." However, the proceeds of any Collateral shall be used first to pay all outstanding First-Lien Obligations until such First-Lien Obligations are paid in full. Any remaining proceeds of Collateral after the payment in full of all First-Lien Obligations shall be used to repay outstanding notes.

        At March 31, 2005, the Issuer and its Restricted Subsidiaries had approximately $90.4 million of aggregate amount of First-Lien Obligations outstanding (consisting of reimbursement obligations for letters of credit outstanding under the Credit Agreement) excluding approximately $0.8 million in unissued letters of credit and $28.8 million of unused commitments under the Credit Agreement. In addition, the Issuer and its Restricted Subsidiaries had approximately $5.6 million aggregate principal amount of Capitalized Lease Obligations outstanding as of March 31, 2005.

        The Trustee now acts as paying agent and registrar for the notes. You may present your notes for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Issuer may change any paying agent and registrar without prior notice.

        The Issuer will pay principal (and premium, if any) on the notes at the Trustee's corporate office in New York, New York. At the Issuer's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of holders.

        Any old notes that remain outstanding after completion of the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

Principal, Maturity and Interest

        We issued an aggregate principal amount of $150.0 million of old notes on June 30, 2004, and will issue up to a like principal amount of new notes pursuant to the exchange offer. The notes will mature on July 15, 2012. Additional notes may be issued under the Indenture from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" and "—Limitation on Liens." The notes and any additional notes subsequently issued will be treated as a single class for all purposes under the Indenture.

        Interest on the notes will be payable semiannually in cash on each January 15 and July 15, commencing on January 15, 2006, to the persons who are registered holders at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date. In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before January 15, 2006 will be superseded by the interest that is deemed to have accrued on the new notes from July 15, 2005 through the date of the exchange.

        The notes are not entitled to the benefit of any mandatory sinking fund.

Redemption

  Optional Redemption

        The Issuer may redeem all or any portion of the notes, on and after July 15, 2008, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2008	105.625%
2009	102.813%
2010 and thereafter	100.000%

  Optional Redemption upon Equity Offerings

        At any time, or from time to time, on or prior to July 15, 2007, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% in aggregate principal amount of the notes originally issued under the Indenture at a redemption price equal to 111.250% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the notes outstanding must equal at least 65% of the aggregate amount of the notes originally issued under the Indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, we shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

  Selection and Notice of Redemption

        If less than all of the notes are to be redeemed at any time, the Trustee will select those notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, provided that:

        (1)   notes with a principal amount of $1,000 or less may only be redeemed in full and

        (2)   if a partial redemption is made with the Net Cash Proceeds of an Asset Sale or an Equity Offering, the Trustee will select the notes or portions of the notes for redemption on a pro rata basis or on as nearly a pro rata basis as is practicable, unless the method is otherwise prohibited.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount to be redeemed. A new note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on those notes called for redemption if the Issuer has deposited with the paying agent the funds needed to pay the applicable redemption price.

Guarantees

        Each Guarantor unconditionally guarantees, on a senior secured basis, jointly and severally, to each holder of notes and the Trustee, the full and prompt performance of the Issuer's obligations under the indenture and the notes, including the payment of principal of and interest on the notes. Each Guarantee will rank equal in right of payment with all existing and future Senior Debt of the respective Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

        Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "—Certain Covenants—Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is disposed of by the Issuer, whether by merger, consolidation, sale or otherwise, and the disposition is not in violation of the provisions set forth in "—Certain Covenants—Limitation on Asset Sales," the Guarantor's Guarantee will be released. In addition, upon the designation of a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, which designation is in compliance with the indenture, such Guarantor's Guarantee will be released.

        Not all of our Subsidiaries will guarantee the notes. Our Unrestricted Subsidiaries and Foreign Restricted Subsidiaries will not be Guarantors. Our non-guarantor Subsidiaries generated approximately 17.9% of our consolidated revenues and approximately 25.8% of our EBITDA for the twelve months ended March 31, 2005 and held approximately 16.6% of our consolidated total assets as of March 31, 2005.

Security

        The Obligations under the notes and the Guarantees are secured by a second-priority Lien on certain of the assets of the Issuer and the Guarantors that are pledged from time to time by the Issuer and the Guarantors to secure the Obligations under the Credit Agreement (subject to certain exceptions specified below and in the Security Documents), whether now owned or hereafter acquired, including, without limitation, goods, inventory, equipment, real estate and fixtures located thereon, certain material leasehold interests, contracts, patents, copyrights, trademarks and other intellectual property (collectively, the "Collateral"); provided that the Collateral shall not include (A) foreign collateral of the Issuer and the Guarantors; (B) assets of the Issuer's foreign Subsidiaries; (C) any capital stock, notes, instruments, other equity interests and other securities of any Subsidiary of the Issuer; (D) accounts receivable; and (E) proceeds and products from any and all of the foregoing excluded collateral described in clauses (A) through (D) above (collectively, the "Excluded Collateral"). The Excluded Collateral may nevertheless secure the Issuer's and the Guarantors' Obligations under First-Lien Obligations. The First-Lien Obligations are secured by a first-priority Lien on the Collateral and on certain of the Excluded Collateral.

        If the notes become due and payable prior to the final stated maturity thereof for any reason or are not paid in full at the final stated maturity thereof and after any applicable grace period has expired, pursuant to the provisions of the Security Documents, the lenders under the Credit Agreement and/or their affiliates (the "Bank Lenders") will have the exclusive right to direct the Collateral Agent to foreclose (or decline to foreclose) upon, or otherwise exercise (or decline to exercise) remedies in respect of, the Collateral. In addition, neither the Trustee nor the holders of notes shall have any right to (a) enforce the lien or foreclose upon the Collateral, (b) vote in any bankruptcy or similar proceeding with respect to, or take any other actions concerning, the Collateral, (c) receive any proceeds from any sale, transfer or other disposition of the Collateral, (d) oppose any sale, transfer or other disposition of the Collateral, (e) object to any debtor-in-possession financing in any bankruptcy or similar proceeding which is provided by one or more Bank Lenders among others (including on a priming basis), (f) object to the use of cash collateral in respect of the Collateral in any bankruptcy or similar proceeding, or (g) seek or object to the Bank Lenders seeking any adequate protection or relief from the automatic stay with respect to the Collateral in any bankruptcy or similar proceeding. At such time as all First-Lien Obligations have been satisfied in full in cash in accordance with the terms thereof and all commitments under the Credit Agreement shall have terminated, the Trustee will have the right to so direct the Collateral Agent in accordance with instructions from the holders of a majority in aggregate principal amount of the notes, or in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion. At such time as all First-Lien Obligations have been paid in full in cash in accordance with the terms thereof and all commitments under the Credit Agreement shall have terminated, proceeds received by the Trustee from the sale of Collateral (whether directly received or paid over to the Trustee from the Collateral Agent) will be applied by the Trustee first to pay the expenses of any foreclosure (to the extent not already paid) and fees and other amounts then payable to the Trustee in its capacity as such under the Indenture and the Security Documents and, thereafter, to pay all Obligations owing to the holders under the Indenture and the notes.

        No appraisals of any of the Collateral have been prepared by or on behalf of the Issuer in connection with the issuance and sale of the notes. In addition, the Issuer and the Guarantors do not know and have not attempted to determine the value of the Excluded Collateral. There can be no assurance that the proceeds from the sale of the Collateral in whole or in part pursuant to the Security Documents following an Event of Default would be sufficient to satisfy payments due on the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, or at all.

        The collateral release provisions of the Indenture and the Security Documents permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "—Release of Collateral."

        To the extent that third parties enjoy Liens permitted by the Security Documents and the Indenture, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Trustee or the holders of notes to realize or foreclose on the Collateral. In addition, the ability of the holders of notes to realize on the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "—Certain Bankruptcy Limitations."

        In the case of an Asset Sale of Collateral where the consideration to be received consists in part of Capital Stock or other securities acquired by the Issuer or the Guarantors or any cash Collateral is converted into Capital Stock or other securities, such Capital Stock or other securities will no longer constitute Collateral securing the notes, but will continue to secure the First-Lien Obligations.

Security Documents

        On the Issue Date, the Collateral Agent, the administrative agent for the letter of credit facility under the Credit Agreement, the Trustee, the Issuer and the Guarantors entered into the Security Documents which provide for, among other things, the allocation of rights among the various creditors with respect to the Collateral.

        So long as First-Lien Obligations (or commitments or letters of credit in respect thereof) remain outstanding, upon the occurrence of an event of default under a Credit Agreement, which would include the occurrence of an Event of Default under the Indenture governing the notes, the Bank Lenders shall have the exclusive right to determine the circumstances and manner in which Collateral shall be disposed of or realized upon and the timing of such disposition or realization, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Lien created by the Security Documents (except as described under "—Release of Collateral") and whether to exercise remedies in respect of the Collateral following an Event of Default.

        The Indenture provides that the Issuer may not agree to any Refinancing of Indebtedness under the Credit Agreement (if a replacement Credit Agreement is to be in existence) unless, on or prior thereto, the lenders and/or a collateral agent on behalf of such lenders under the Credit Agreement (after giving effect to such Refinancing) execute appropriate replacement Security Documents to provide for a junior-priority lien in favor of the holders of notes consistent with the priorities of various creditors described herein; provided that the Issuer need not comply with this requirement to the extent that any new Indebtedness incurred in connection with such Refinancing is not secured by any of the Collateral. If requested by the lenders providing such Refinancing or any other First-Lien Obligations incurred after the Issue Date, the Trustee, on behalf of the holders of notes, shall enter into such intercreditor agreements, and shall take such other actions, as may be necessary or desirable to provide for intercreditor arrangements substantially similar to the intercreditor arrangements described in the Security Documents as in effect on the Issue Date.

Certain Bankruptcy Limitations

        The right of the Collateral Agent to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or a Guarantor prior to the Collateral Agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the Collateral. Under the Bankruptcy Law, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payment with respect to the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the Collateral.

        Under the Bankruptcy Law, a claim is a secured claim up to the value of the collateral that secures it. In most cases, interest stops accruing on the date of bankruptcy, but if the collateral's value exceeds the amount of the claim, post bankruptcy petition interest will accrue up to the value of the collateral. If, on the other hand, the amount of the claim exceeds the collateral's value, the excess constitutes an unsecured claim.

        The interest of the holders of notes in the Collateral is junior to the interest of the lenders under the Credit Agreement, who have the controlling decision making power with respect to bankruptcy decisions. In the event a bankruptcy proceeding is commenced by or against the Issuer and the Issuer enters into debtor-in-possession financings in such proceeding, the Liens on the Collateral securing the notes and the Guarantees may, without any further action or consent by the Trustee or the holders of notes, be made junior and subordinated to liens granted to secure such debtor-in-possession financings, subject to the right of the Trustee and the holders of notes to request adequate protection in connection with any such subordination. If the Collateral's value is insufficient to pay all First-Lien Obligations in full, the Obligations under the notes will constitute unsecured claims in their entirety. It is not possible to predict what recovery (if any) would be available for unsecured claims if the Issuer or a Guarantor became a debtor in a bankruptcy proceeding.

Change of Control

        The Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that we purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase. Notwithstanding the occurrence of a Change of Control, we will not be obligated to repurchase the notes under this covenant if we have exercised our right to redeem all the notes under the terms of the section titled "—Optional Redemption."

        The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, we covenant to:

        (1)   repay in full all outstanding Obligations under the Credit Agreement and terminate all related commitments; or

        (2)   obtain the requisite consents, if any, under the Credit Agreement to permit the repurchase of notes required by this covenant.

        We will first comply with the covenant in the immediately preceding sentence before we are required to repurchase notes under the provisions described below. Our failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the succeeding paragraph as a result of the prohibition in the second preceding sentence) constitutes an Event of Default described in clause (3) and not in clause (2) under "—Events of Default" below.

        Within 30 days following the date upon which the Change of Control occurred, we will send, by first-class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer must surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        If we make a Change of Control Offer, there can be no assurance that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding notes pursuant to a Change of Control Offer, we expect that we would seek third party financing to the extent we lack available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain such financing.

        The Trustee may not waive the covenant relating to a holder's right to redemption upon a Change of Control. However, the covenant and other provisions contained in the Indenture relating to our obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes. Restrictions described in the Indenture on the ability of the Issuer and our Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on our property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuer, whether favored or opposed by our management. Consummation of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that the Issuer or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of us or any of our Restricted Subsidiaries by our management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford you protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Change of Control" provisions of the Indenture by so doing.

        The definition of "Change of Control" includes, among other transactions, a disposition of "all or substantially all" of our property and assets. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether we are required to make a Change of Control Offer.

Excess Cash Flow

        (a)   Within 120 days after the end of each Excess Cash Flow Period, the Issuer will apply an amount equal to the Excess Cash Flow Amount to either:

  (1)
  prepay, repay, redeem or purchase First-Lien Obligations of the Issuer; or

  (2)
  make an offer to all holders to purchase notes pursuant to an Excess Cash Flow Offer (as defined below).

        Each offer to purchase notes pursuant to this covenant (each, an "Excess Cash Flow Offer") shall be made to each holder at the time of such offer, shall offer to purchase notes at a purchase price of 104% of their principal amount and shall remain open for a period of not less than 20 business days (or any longer period as is required by law).

        (b)   If the Issuer is required to make an Excess Cash Flow Offer pursuant to this covenant, no later than 120 days after the end of the applicable Excess Cash Flow Period, the Issuer will mail a notice of such Excess Cash Flow Offer to each holder stating:

  (1)
  that the Issuer is offering to purchase notes in an amount equal to the Excess Cash Flow Amount (determined after giving effect to any prepayments, repayments, redemptions or purchases of First-Lien Obligations of the Issuer made pursuant to paragraph (a)(1) of this covenant) at a purchase price in cash equal to 104% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant date to receive interest on the relevant interest payment date);

  (2)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (3)
  the instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a holder must follow in order to tender its notes.

        (c)   If the aggregate purchase price of the notes tendered in connection with any Excess Cash Flow Offer exceeds the Excess Cash Flow Amount allotted to their purchase, the trustee will select the notes to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the notes tendered in connection with any Excess Cash Flow Offer is less than the Excess Cash Flow Amount allotted to their purchase, the Issuer shall be permitted to use the portion of the Excess Cash Flow Amount that is not applied to the purchase of notes in connection with such Excess Cash Flow Offer for general corporate purposes or for any other purposes not prohibited by the Indenture. To the extent the Excess Cash Flow Amount for any Excess Cash Flow Period is less than $1.0 million, the Issuer may elect not to make an Excess Cash Flow Offer for such Excess Cash Flow Period and, in lieu thereof, add such Excess Cash Flow to the amount of Excess Cash Flow for the next succeeding Excess Cash Flow Period. Upon completion of an Excess Cash Flow Offer, the Excess Cash Flow Amount with respect thereto will be deemed to be reduced by the aggregate amount of such Excess Cash Flow Offer.

        (d)   The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Cash Flow Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Excess Cash Flow" provisions of the indenture by virtue thereof. The covenant and other provisions contained in the indenture relating to the Issuer's obligation to make an Excess Cash Flow Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

        The Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness

        (a)   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, we and any of our Restricted Subsidiaries that is, or upon such incurrence becomes, a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any of our Restricted Subsidiaries that is not or will not become, upon such incurrence, a Guarantor may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, our Consolidated Fixed Charge Coverage Ratio is greater than 2.25 to 1.0.

        (b)   We will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of ours or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of ours or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of ours or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

  Limitation on Restricted Payments

        We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly,

  (1)
  declare or pay any dividend or make any distribution (other than dividends or distributions payable in our Qualified Capital Stock) on or in respect of shares of our Capital Stock to holders of that Capital Stock;

  (2)
  purchase, redeem or otherwise acquire or retire for value any of our Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any of our Indebtedness that is subordinate or junior in right of payment to the notes or any Guarantee (other than Indebtedness described in clause (7) of the definition of "Permitted Indebtedness"); or

  (4)
  make any Investment (other than Permitted Investments)

        (each of the actions listed above being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

  (1)
  a Default or an Event of Default shall have occurred and be continuing; or

  (2)
  we are not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

  (3)
  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by our Board of Directors) exceeds the sum of:

  (a)
  50% of our cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) for the period (treating such period as a single accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available; plus

  (b)
  100% of the aggregate Net Cash Proceeds received by us from any Person (other than a Subsidiary of ours) from the issuance and sale subsequent to the Issue Date of our Qualified Capital Stock; plus

  (c)
  without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by us from a holder of our Capital Stock; plus

  (d)
  the amount by which our Indebtedness or that of any of our Restricted Subsidiaries is reduced on our balance sheet upon the conversion or exchange after the Issue Date of any of our Indebtedness or any Indebtedness of our Restricted Subsidiaries incurred after the Issue Date into or for Qualified Capital Stock; plus

  (e)
  without duplication, the sum of:

  (I)
  the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made after the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

  (II)
  the net cash proceeds received by us or any Restricted Subsidiary of ours from the disposition of all or any portion of such Investments (other than to a Subsidiary of ours); and

  (III)
  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment");

      provided, however, that the sum of clauses (I), (II) and (III) above will not exceed the aggregate amount of all such Investments made by us or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary after the Issue Date.

        However, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend or other distribution within 60 days after the date of declaration of that dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

  (2)
  if no Default or Event of Default shall have occurred and be continuing, the payment of regular quarterly dividends at the rate of $1.00 per share upon the Issuer's outstanding shares of Series B Preferred Stock;

  (3)
  the acquisition of any shares of our Capital Stock, either (a) solely in exchange for shares of our Qualified Capital Stock or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of ours) of shares of our Qualified Capital Stock;

  (4)
  the acquisition of any of our Indebtedness that is subordinate or junior in right of payment to the notes or a Guarantee either:

  (a)
  solely in exchange for shares of our Qualified Capital Stock, or

  (b)
  through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of ours) of:

  (i)
  shares of our Qualified Capital Stock or

  (ii)
  Refinancing Indebtedness;

  (5)
  if no Default or Event of Default shall have occurred and be continuing, repurchases by the Issuer of Common Stock of the Issuer from officers, directors and employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Issuer, in an aggregate amount not to exceed $1.0 million in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $2.0 million in any calendar year;

  (6)
  if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $5.0 million; and

  (7)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise.

        In determining the aggregate amount of Restricted Payments made after the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (3)(b), (4)(b)(i), (5) and (6) will be included in the calculation.

        Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon our latest available internal quarterly financial statements.

  Limitation on Asset Sales

        We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  we or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by our senior management or, in the case of an Asset Sale in excess of $4.0 million, our Board of Directors);

  (2)
  at least 75% of the consideration received by us or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of:

  (a)
  cash or Cash Equivalents,

    (b)
    properties and assets to be owned by us or any of our Restricted Subsidiaries and used in a Permitted Business; provided that they are concurrently with their acquisition added to the Collateral securing the notes to the extent required by the Security Documents, or

    (c)
    Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of ours; provided that the properties and assets of such Person are concurrently with the acquisition added to the Collateral securing the notes to the extent required by the Security Documents, and, in each case such consideration is received at the time of such disposition; provided that the amount of

      (i)
      any liabilities (as shown on our or such Restricted Subsidiary's most recent balance sheet) of us or such Restricted Subsidiary (other than (A) liabilities that are unsecured or secured by Liens junior to the Lien on the Collateral securing the notes and (B) liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets, and

      (ii)
      any notes or other securities received by us or any such Restricted Subsidiary from such transferee that are converted by us or such Restricted Subsidiary into cash within 30 days after such Asset Sale (to the extent of the cash received)

    shall be deemed to be cash for the purposes of this provision only; and

  (3)
  upon the consummation of an Asset Sale, we will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

  (a)
  to prepay any First-Lien Obligations and, in the case of any First-Lien Obligations under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required);

  (b)
  to make an Investment

  (i)
  in properties and assets that replace the properties and assets that were the subject of such Asset Sale, or

  (ii)
  in properties and assets that will be used by us or a Restricted Subsidiary in a Permitted Business (collectively, "Replacement Assets"); or

  (c)
  a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of the Net Cash Proceeds, we and our Restricted Subsidiaries may temporarily reduce Indebtedness that constitutes First-Lien Obligations or otherwise invest such Net Cash Proceeds in any manner not prohibited by the indenture.

        On the 366th day after an Asset Sale or such earlier date, if any, as our Board of Directors or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by us or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that amount of notes equal to the

Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        If at any time any non-cash consideration received by us or any Restricted Subsidiary of ours, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof will be applied in accordance with this covenant.

        The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the second preceding paragraph).

        In the event of the transfer of substantially all (but not all) of the property and assets of us and our Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of us and our Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of clause (3) of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of us or our Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notice of each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, we may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Asset Sale" provisions of the indenture by virtue thereof. The covenant and other provisions contained in the indenture relating to the Issuer's obligation to make a Net Proceeds Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

  Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries

        We will not, and will not cause or permit any of our Restricted Subsidiaries (other than a Restricted Subsidiary that has executed a Guarantee) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of ours to:

  (a)
  pay dividends or make any other distribution on or in respect of its Capital Stock;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to us or any other Restricted Subsidiary of ours; or

  (c)
  transfer any of its property or assets to us or any other of our Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

  (1)
  applicable law, rule, regulation, order, grant or governmental permit;

  (2)
  the Indenture and the Security Documents;

  (3)
  the Credit Agreement;

  (4)
  customary non-assignment provisions of any contract, license or lease of any of our Restricted Subsidiaries;

  (5)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (6)
  agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

  (7)
  purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

  (8)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of ours pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

  (9)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Additional Indebtedness" and "—Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by us or any Restricted Subsidiary;

  (12)
  any restriction in any agreement or instrument of a Receivables Entity governing a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity or Receivables and Related Assets;

  (13)
  any agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to us in any material respect as determined by our Board of Directors in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements referred to in such clauses; or

  (14)
  any agreement governing Indebtedness permitted to be incurred pursuant to the "Limitation on Incurrence on Additional Indebtedness" covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to us in any material respect as determined by our Board of Directors in its reasonable and good faith judgment than the provisions contained in the Credit Agreement or in the indenture as in effect on the Issue Date.

  Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

        We will not sell, and will not permit any of our Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

  (1)
  to us or a Wholly Owned Restricted Subsidiary;

  (2)
  issuance of directors' qualifying shares or sales to foreign nationals of shares of Capital Stock of our Foreign Restricted Subsidiaries, to the extent required by applicable law;

  (3)
  if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

  (4)
  the sale or issuance of Common Stock that is Qualified Capital Stock of a Restricted Subsidiary of ours, if the proceeds from such issuance and sale are applied in accordance with the "Limitation on Asset Sales" covenant.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

        We will not permit any of our Restricted Subsidiaries, directly or indirectly, to guarantee any of our Indebtedness or any Indebtedness of our Domestic Restricted Subsidiaries, unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a senior secured Guarantee of payment of the notes by such Restricted Subsidiary, and (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against us or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee so long as any notes remain outstanding.

        Notwithstanding the foregoing or the covenant set forth below under "Future Guarantors," any Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon

  (1)
  any sale, exchange or transfer, to any Person not an Affiliate of ours, of all of our and each of our Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture),

  (2)
  the release or discharge of the guarantee, if any, which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee, or

  (3)
  the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture.

  Future Guarantors

        If we organize or acquire any Domestic Restricted Subsidiary after the Issue Date (each, a "New Domestic Restricted Subsidiary") having total assets with a book value in excess of $500,000, we will cause such New Domestic Restricted Subsidiary to promptly execute and deliver to the Trustee a Guarantee.

        Thereafter, such New Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

        The following additional requirements shall apply:

  (1)
  the Issuer and the new Guarantor will cause to be filed such amendments or other instruments, if any, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such new Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

  (2)
  any Collateral owned by or transferred to the new Guarantor shall: (a) continue to constitute Collateral under the Indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by the Indenture and the Security Documents; and

  (3)
  the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such supplemental indenture and Security Documents comply with the applicable provisions of the indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.

  Limitations on Liens

        We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind against or upon any property or assets of us or any of our Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless such Lien relates to assets not constituting Collateral and:

  (1)
  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment of the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

  (2)
  in all other cases, the notes are equally and ratably secured,

except for the following Liens which are expressly permitted:

    (a)
    Liens existing as of the Issue Date;

    (b)
    Liens securing Indebtedness under the Credit Agreement permitted to be incurred pursuant to clause (2) of the definition of "Permitted Indebtedness"; provided that the holders of such Liens agree to be bound by the provisions of the Security Documents;

    (c)
    Liens securing Indebtedness constituting Senior Debt incurred in compliance with the terms of the indenture in an amount not to exceed 12% of the Consolidated Net Tangible Assets of the Issuer; provided that (i) after giving effect to the incurrence of such Senior Debt (and the application of the proceeds therefrom, including to the repayment of Indebtedness or to the acquisition of any assets) and the Lien related thereto, the Asset Coverage Ratio is greater than it was immediately prior to the incurrence of such Senior Debt and the Lien related thereto and (ii) the holders of such Liens agree to be bound by the provisions of the Security Documents;

    (d)
    Liens securing Obligations up to $10.0 million under a letter of credit facility (including, without limitation, the Credit Agreement); provided that the holders of such Liens agree to be bound by the provisions of the Security Documents;

    (e)
    Liens on Collateral securing Indebtedness incurred in compliance with the terms of the Indenture; provided that such Liens are junior in priority to the Liens securing the notes on substantially the same terms as the Liens securing the notes are junior in priority to the Liens securing the First-Lien Obligations and such Liens are granted pursuant to the Security Documents;

    (f)
    Liens securing the notes issued on the Issue Date or any Guarantee thereof;

    (g)
    Liens in favor of us or a Wholly Owned Restricted Subsidiary of ours on assets of any Restricted Subsidiary of ours; provided that such Liens are either junior in priority to the Liens securing the notes or are not secured by Collateral;

    (h)
    Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens:

    (i)
    are no less favorable to holders of the notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

    (ii)
    do not extend to or cover any property or assets of ours or any of our Restricted Subsidiaries not securing the Indebtedness so Refinanced;

    (i)
    Liens securing Indebtedness of our Restricted Subsidiaries that are not Guarantors so long as such Indebtedness is otherwise permitted under the indenture; and

    (j)
    Permitted Liens.

  Merger, Consolidation and Sale of Assets

        We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of ours to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either (a) the Issuer shall be the surviving or continuing corporation, partnership, trust or limited liability company or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and of its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (x)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the indenture on the part of the Issuer to be performed or observed, and (ii) all the obligations under the Security Documents;

  (2)
  immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

  (3)
  immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Issuer or the Surviving Entity, as the case may be, shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        Notwithstanding the foregoing, (a) the merger of the Issuer with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction shall be permitted and (b) the merger of any Restricted Subsidiary of the Issuer into the Issuer or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Issuer to the Issuer shall be permitted so long as the Issuer delivers to the trustee an officers' certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by clause (3) of this covenant.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the notes with the same effect as if such Surviving Entity had been named as such.

        The following additional conditions shall apply to each transaction described in the above paragraphs:

  (1)
  the Issuer or the relevant surviving entity, as applicable, will cause to be filed such amendments or other instruments, if any, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

  (2)
  the Collateral owned by or transferred to the Issuer or the relevant surviving entity, as applicable, shall: (a) continue to constitute Collateral under the Indenture and the Security

    Documents; and (b) not be subject to any Lien other than Liens permitted by the Indenture and the Security Documents;

  (3)
  the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as after-acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the indenture; and

  (4)
  the Issuer shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents, are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of the Indenture, that all conditions precedent in the indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the Indenture in connection with any transaction complying with the provisions of "—Limitation on Asset Sales") will not, and we will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than us or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia or the jurisdiction in which such Guarantor is organized;

  (2)
  such entity assumes (i) by supplemental indenture all of the obligations of the Guarantor on its Guarantee and (ii) the obligations of the Guarantor under the Security Documents;

  (3)
  immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

  (4)
  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, we could satisfy the provisions of clause (2) of the first paragraph of this covenant.

        Any merger or consolidation of a Guarantor with and into us (with the Issuer being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of ours need only comply with clause (4) of the first paragraph of this covenant.

  Limitations on Transactions with Affiliates

        (1)   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of our Affiliates (each an "Affiliate Transaction"), other than

  (a)
  Affiliate Transactions permitted under paragraph (2) below and

  (b)
  Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of ours or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of

$4.0 million shall be approved by our Board of Directors or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If we or any of our Restricted Subsidiaries enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, we or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to us or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

        (2)   The restrictions set forth in clause (1) shall not apply to:

  (a)
  reasonable fees and compensation paid to, and indemnity provided on behalf of officers, directors, employees or consultants of ours or any Restricted Subsidiary of ours as determined in good faith by our Board of Directors;

  (b)
  transactions exclusively between us and any of our Restricted Subsidiaries or exclusively among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

  (c)
  any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

  (d)
  transactions effected as part of a Qualified Receivables Transaction;

  (e)
  Restricted Payments and Permitted Investments permitted by the indenture;

  (f)
  the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by our Board of Directors in good faith; and

  (g)
  transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or indirectly, any Capital Stock in such Person.

  Reports to Holders

        The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, we will file a copy of the following information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will furnish to the holders of notes and to securities analysts and prospective investors, upon their written request:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K under the Exchange Act if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of us and our consolidated Subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K under the Exchange Act if we were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

        In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to us.

        In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Impairment of Security Interest

        We will not, and we will not permit any of our Restricted Subsidiaries to, take, or knowingly omit to take, any action, which action or omission would have the effect of causing a Lien to be created in favor of the Collateral Agent or the Bank Lenders (in their respective capacities as such) on any property or assets of the type that would constitute Collateral unless a Lien is created in favor of the Collateral Agent for the benefit of the Notes Secured Creditors with respect to such property or assets (which Lien in favor of the Notes Secured Creditors shall have the priority set forth in the Security Documents). Such Lien in favor of the Collateral Agent for the benefit of the Notes Secured Creditors shall at all times be in accordance with the provisions of the Indenture and the Security Documents.

Events of Default

        The following events are defined in the indenture as "Events of Default":

  (1)
  the failure to pay interest on any note when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay the principal of any note when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

  (3)
  a default by us or any of our Restricted Subsidiaries in the observance or performance of any other covenant or agreement contained in the Indenture or the Security Documents which default continues for a period of 45 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the notes;

  (4)
  the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any of our Indebtedness or the Indebtedness of any of our Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, exceeds $7.5 million or more at any time;

  (5)
  one or more judgments in an aggregate amount in excess of $7.5 million shall have been rendered against us or any of our Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgments become final and non-appealable;

  (6)
  certain events of bankruptcy affecting us or any of our Significant Subsidiaries;

  (7)
  any Guarantee made by a Significant Subsidiary ceases to be in full force and effect or any Guarantee made by a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee made by a Significant Subsidiary is found to be invalid or any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture); or

  (8)
  so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Lien of the Security Documents in accordance with the terms thereof, (a) a default by us or any Guarantor which is a Significant Subsidiary in the performance of the Security Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Lien granted to the Collateral Agent on the Collateral, in each case taken as a whole, (b) a repudiation or disaffirmation by us or any Guarantor that is a Significant Subsidiary of our or its material obligations under the Security Documents or (c) the determination in a judicial proceeding that all or any material portion of the Security Documents, taken as a whole, are unenforceable or invalid against us or any Guarantor that is a Significant Subsidiary for any reason.

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to us) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to us and the trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable or if there are any amounts of First-Lien Obligations outstanding under the Credit Agreement, it shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by us and the representative of the creditors holding First-Lien Obligations under the Credit Agreement of such Acceleration Notice (but only if such Event of Default is then continuing).

        If an Event of Default specified in clause (6) above with respect to us occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if we have paid the Trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission will affect any subsequent Default or Event of Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any notes.

        Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        Under the Indenture, we are required to provide an officers' certificate to the Trustee

  •
  promptly upon any such officer obtaining knowledge of any Default or Event of Default, describing such Default or Event of Default and the status thereof, and

  •
  annually, describing whether or not such officer knows of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Members and Stockholders

        No Affiliate, director, officer, employee, limited liability company member or stockholder of us or any Subsidiary, as such, shall have any liability for any obligations of us or any Guarantor under the notes or the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

        We may at any time elect to have our obligations and the obligations of any Guarantor discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

  (1)
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

  (2)
  our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, we may at any time elect to have our obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"). Any omission to comply with such obligations would then not constitute a Default or Event of Default with respect to the notes. If Covenant Defeasance occurs, our failure to perform these covenants will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a)
  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the execution of the Indenture, there has been a change in the applicable Federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, the Indenture, the Credit Agreement or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

  (6)
  we must deliver to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others;

  (7)
  we must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the Legal Defeasance or the Covenant Defeasance were complied with;

  (8)
  we must deliver to the Trustee an opinion of counsel to the effect that if no intervening bankruptcy of us occurs between the date of deposit and the 91st day following the date of the deposit and no holder is an insider of the Issuer, then after the 91st day following the date of the deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

  (9)
  certain other customary conditions precedent are satisfied.

        However, the opinion of counsel required by clause (2) above is not required if all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense.

Satisfaction and Discharge

        The Indenture will be discharged when:

  (1)
  either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  we have paid all other sums payable under the Indenture by us; and

  (3)
  we have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

        When the Indenture is discharged, it ceases to be of further effect except for surviving rights of registration or transfer or exchange of the notes.

Modification of the Indenture

        From time to time, we, the Guarantors and the Trustee, without the consent of the holders, may amend the Indenture and the Security Documents to cure ambiguities, defects or inconsistencies, and to add Guarantees, to release the Notes Secured Creditors' Lien with respect to Collateral in accordance with the terms and conditions of the Indenture and the Security Documents or similar provisions, so long as such change does not, in the good faith determination of our Board of Directors, adversely affect the rights of any of the holders in any material respect. In making its determination, our Board of Directors may rely on such evidence as it deems appropriate. Other modifications and amendments of the Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that the consent of each holder affected thereby is required to:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor as described under "—Redemption";

  (4)
  make any notes payable in money other than that stated in the notes;

  (5)
  make any changes in provisions of the Indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

  (6)
  modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner which adversely affects the holders;

  (7)
  amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

  (8)
  make any change in the foregoing amendment provisions which require each holder's consent or in the waiver provisions; or

  (9)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.

        In addition, without the consent of the holders of at least 75% in principal amount of the notes then outstanding, (a) no amendment may release from the Lien of the Indenture or the notes and the Security Documents all or substantially all of the Collateral otherwise than in accordance with the terms of such Security Documents and (b) no amendment to, or waiver of, the provisions of the Indenture or the Security Documents may alter the priority of the Lien securing the Collateral in any manner that adversely affects the rights of the holders of the notes.

Release of Collateral

        (a)   For so long as there are any First-Lien Obligations or commitments or letters of credit under the Credit Agreement outstanding, the Bank Lenders shall have the exclusive right and authority, whether before or after the occurrence of an event or default under a Credit Agreement or an Event of Default under the Indenture, to determine the release, sale or other disposition of the Collateral and any consent by the Bank Lenders to the release of their Lien upon any of the Collateral shall be binding upon the holders of notes and shall be deemed to be a release of the Notes Secured Creditors' Lien; provided that no release of the Notes Secured Creditors' Lien on the Collateral shall be made if (i) the Collateral to be released is not the subject of a sale or other disposition and such release is being made in connection with or in contemplation of the repayment in full of the First-Lien Obligations or (ii) all or substantially all of the properties and assets constituting the Collateral are to be released, in each case, other than in accordance with the terms of the Indenture and the Security Documents.

        (b)   At such time as all First-Lien Obligations, all commitments and letters of credit under the Credit Agreement have been satisfied in full in cash in accordance with the terms thereof and/or terminated, except as set forth in paragraphs (c) and (d) below and subject to "—Modification of the Indenture," the Trustee will have the exclusive right and authority to determine the release, sale or other disposition of the Collateral in accordance with instructions from the holders of a majority in aggregate principal amount of notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion.

        (c)   At such time as all First-Lien Obligations, all commitments and letters of credit under the Credit Agreement have been satisfied in full in cash in accordance with the terms thereof and/or terminated, we and the Guarantors shall have the right to obtain a release of items of Collateral (the "Released Interest") in connection with an Asset Sale upon compliance with the condition that we deliver to the Trustee the following:

  (1)
  an officers' certificate stating that:

  (i)
  such Asset Sale complies with the terms and conditions of the Indenture with respect to Asset Sales; and

    (ii)
    all Net Cash Proceeds from the sale of the Released Interest will be applied pursuant to the provisions of the Indenture with respect to Asset Sales;

  (2)
  all documentation necessary or reasonably requested by the Trustee to grant to the Trustee a first priority security interest in and Lien on all Collateral (other than cash or Cash Equivalents) comprising a portion of the consideration received in such Asset Sale, if any, to the extent such security interest and Lien are required by the Indenture or the Security Documents; and

  (3)
  all documentation required by the TIA, if any, prior to the release of the Collateral.

Upon compliance by the Issuer with the conditions set forth in this paragraph (c), the Trustee will instruct the Collateral Agent to release the Released Interest from the Lien in favor of the Collateral Agent for the benefit of the Notes Secured Creditors.

        (d)   If at any time pursuant to the provisions of the Indenture (including in connection with an Asset Sale comprising the sale of Capital Stock of a Guarantor), a Guarantor is released from its guarantee obligations with respect to the notes, such Guarantor shall have the right to obtain a release from the Notes Secured Creditors' Lien on any Collateral pledged by such Guarantor.

        (e)   At such time as all First-Lien Obligations and all commitments and letters of credit under the Credit Agreement have been satisfied in full in cash in accordance with the terms thereof and/or terminated, subject to the provisions of the Indenture and the Security Documents, the Issuer and the Guarantors may, without any release or consent by the Trustee or the Collateral Agent, perform a number of activities permitted by Article 9 of the Uniform Commercial Code of the relevant states in the ordinary course in respect of the Collateral, including any sale or disposition of assets not constituting an Asset Sale. Upon any such permitted sale or other disposition (other than sales or dispositions to the Issuer or a Guarantor), such assets shall be sold free and clear of Liens created by the Security Documents.

        (f)    If at any time pursuant to, and in compliance with, the provisions of the Indenture described in "—Legal Defeasance and Covenant Defeasance" the Issuer shall exercise Legal Defeasance or Covenant Defeasance, the Issuer and the Guarantors shall have the right to obtain a release from the Notes Secured Creditors' Lien on any Collateral pledged by the Issuer and the Guarantors.

Taking and Destruction

        At such time as all First-Lien Obligations and all commitments and letters of credit under the Credit Agreement have been satisfied in full in cash in accordance with the terms thereof and/or terminated, upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Issuer or any Guarantor shall be deemed Net Cash Proceeds and shall be applied in accordance with "—Certain Covenants—Limitation on Asset Sales."

Use of Trust Monies

        To the extent received by the Trustee pursuant to the provisions of the Indenture, the Security Documents or otherwise, all Trust Monies shall be held by the Trustee as a part of the Collateral securing the notes and, so long as no Event of Default has occurred and is continuing, shall, at the Issuer's direction, be (a) applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any notes at maturity or upon redemption or retirement, or to the purchase of notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture or (b) released to the extent such cash would be considered Collateral under the Security Documents following such release.

        The Trustee shall be entitled to apply any Trust Monies to cure any payment Event of Default. Trust Monies deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of the Issuer and, so long as no Default or Event of Default has occurred and is continuing, the Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

Governing Law

        The Indenture, the notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        U.S. Bank National Association is the Trustee under the Indenture and has been appointed to act as registrar and paying agent with respect to the notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        If the Trustee becomes a creditor of ours, the Indenture and the provisions of the TIA limit the rights of the Trustee to obtain payments of its claims or to realize on certain property received in respect of its claims. Subject to the TIA, the Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. You should read the Indenture for the full definition of all such terms and any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries

  (1)
  existing at the time such Person becomes a Restricted Subsidiary of ours or at the time it merges or consolidates with us or any of our Restricted Subsidiaries or

  (2)
  assumed in connection with the acquisition of assets from such Person,

in each case, not incurred by such Person in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of ours or such acquisition, merger or consolidation.

        "Affiliate" of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "controlled" shall have correlative meanings.

        "Asset Acquisition" means:

  (1)
  an Investment by us or any of our Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of us or any Restricted Subsidiary of ours, or shall be merged with or into or consolidated with us or any Restricted Subsidiary of ours; or

  (2)
  the acquisition by us or any of our Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of ours) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Coverage Ratio" means, at any date, the ratio of (i) Consolidated Net Tangible Assets of the Issuer less the aggregate principal amount of First-Lien Obligations outstanding, to (ii) the aggregate principal amount of notes outstanding.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us or any of our Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than us or a Wholly Owned Restricted Subsidiary of ours of:

  (a)
  any Capital Stock of any of our Restricted Subsidiaries (other than directors' qualifying shares); or

  (b)
  any other property or assets of ours or any of our Restricted Subsidiaries other than in the ordinary course of business.

        Notwithstanding the preceding, the following items shall not be deemed Asset Sales:

  (1)
  a transaction or series of related transactions for which we or our Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

  (2)
  the sale, lease, conveyance, disposition or other transfer of all or substantially all of our assets that is permitted under "—Merger, Consolidation and Sale of Assets";

  (3)
  disposals of equipment in connection with the reinvestment in or the replacement of its equipment and disposals of worn-out or obsolete equipment;

  (4)
  the sale or disposition of Receivables and Related Assets pursuant to a Qualified Receivables Transaction;

  (5)
  the grant in the ordinary course of business of licenses to use our or any of our Restricted Subsidiaries' patents, trademarks and similar intellectual property;

  (6)
  the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

  (7)
  the release, surrender or waiver of contract, tort or other claims of any kind as a result of settlement of any litigation or threatened litigation;

  (8)
  the granting or existence of Liens (and foreclosure thereon) not prohibited by the Indenture; and

  (9)
  any Restricted Payment permitted by the covenant described under "—Limitation on Restricted Payments" or that constitutes a Permitted Investment.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, regardless of when such right may be exercised.

        "Board of Directors" of any Person means the board of directors or equivalent governing board of such Person or any duly authorized committee thereof.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Capital Expenditure" means, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations incurred during such period) made by the Issuer or any of its Restricted Subsidiaries to acquire (including the acquisitions of Capital Stock, or all or substantially all of the assets, of a Person that becomes a Restricted Subsidiary of the Issuer permitted by the Indenture) or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs unless such repairs are required to be capitalized in accordance with GAAP) during such period computed in accordance with GAAP; provided, however, that Capital Expenditures shall not include (a) any expenditure classified as a Permitted Investment, (b) any expenditure made with the proceeds of condemnation awards or insurance, (c) any expenditure with Net Cash Proceeds from Asset Sales, to the extent such expenditures do not exceed the book value of the assets sold in such Asset Sales, and (d) any expenditure financed with the proceeds of long term Indebtedness raised specifically to finance, in whole or in part, such Capital Expenditure.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability of a Person under a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock; and

  (2)
  with respect to any other Person, any and all partnership, membership, limited liability company interests or other equity interests of such Person.

        "Cash Equivalents" means:

  (1)
  U.S. dollars and, in the case of any of our Foreign Restricted Subsidiaries, such local currencies held by them from time to time in the ordinary course of business;

  (2)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within one year from the date of acquisition;

  (3)
  marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if Moody's and S&P cease to exist, any other nationally recognized statistical rating organization designated by our Board of Directors;

  (4)
  commercial paper maturing no more than one year from the date it is created and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or, if Moody's and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by our Board of Directors;

  (5)
  time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition issued by any bank organized under the laws of the United States of

    America or any State or the District of Columbia or any foreign jurisdiction having at the date of acquisition combined capital and surplus of at least $250.0 million;

  (6)
  repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (5) above;

  (7)
  repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within ninety days from the date of acquisition; provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on February 11, 1998;

  (8)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (7) above; and

  (9)
  debt securities maturing within one year from the date of acquisition issued by any company organized under the laws of the United States of America and, at the time of acquisition, having a rating of at least A from S&P or at least A2 from Moody's or, if Moody's and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by our Board of Directors.

        "Change of Control" means the occurrence of one or more of the following:

  (1)
  any sale, lease, exchange, conveyance, disposition or other transfer, in one or a series of related transactions, of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates of such Person, other than to the Permitted Holders;

  (2)
  any approval, adoption or initiation of a plan or proposal for our liquidation or dissolution;

  (3)
  any Person or Group, together with any Affiliates, other than the Permitted Holders, shall become the Beneficial Owner or owner of record, by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock; or

  (4)
  any Person or Group, together with any Affiliates thereof, other than Permitted Holders, shall succeed in having a sufficient number of its nominees elected to our Board of Directors such that such nominees, when added to any existing director remaining on our Board of Directors after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of our Board of Directors.

        "Collateral Agent" means, initially, Credit Suisse First Boston, acting through its Cayman Islands Branch.

        "Commission" means the United States Securities and Exchange Commission.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by us or any of our Restricted Subsidiaries designed to protect us or any of our Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of our business or the business of any of our Restricted Subsidiaries.

        "Common Stock" means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock,

whether outstanding on the Issue Date or issued after the Issue Date, including all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced by the following,

  (a)
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

  (b)
  Consolidated Interest Expense, and

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP as applicable. To the extent not otherwise included in the calculation thereof, Consolidated EBITDA shall be reduced by any extraordinary or nonrecurring cash charges and increased by any extraordinary or nonrecurring cash gains for the purposes of the definition of "Excess Cash Flow."

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted

    Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  (2)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense, plus

  (2)
  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

  (a)
  any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), but excluding (x) the write-off of deferred financing costs as a result of prepayment of Indebtedness on the Issue Date described in this offering circular and (y) the amortization of deferred financing costs recorded on the Issue Date in connection with the notes and the Credit Agreement,

  (b)
  the net costs under Interest Swap Obligations,

  (c)
  all capitalized interest,

  (d)
  the interest portion of any deferred payment obligation, and

  (e)
  all fees payable in connection with the issuance of letters of credit or availability under a letter of credit facility; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

  (1)
  after-tax gains or losses from asset sales or abandonments or reserves relating thereto;

  (2)
  after-tax items classified as extraordinary or nonrecurring gains or losses;

  (3)
  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

  (4)
  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

  (5)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

  (6)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (7)
  gains or losses from the cumulative effect of any change in accounting principles occurring after the Issue Date; and

  (8)
  the write-off of deferred financing costs as a result of, and the cost of terminating interest rate swaps (if any) in connection with the prepayments of outstanding Indebtedness on the Issue Date.

        "Consolidated Net Tangible Assets" means, at any date, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP (calculated after giving pro forma effect to any acquisition of assets on such date), less all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

        "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization, accretion and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge (other than non-cash accretion of environmental liabilities required by GAAP) which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Agreement" means, collectively, (i) the Loan and Security Agreement dated as of the Issue Date, among us, certain of our Subsidiaries, the financial institutions party to such agreement in their capacities as lenders and/or issuers of letters of credit, Credit Suisse First Boston, as administrative agent for the letter of credit facility included thereunder, and Fleet Capital Corporation or its affiliate, as administrative agent for the revolving credit facility included thereunder, and certain other parties and (ii) the related documents (including, without limitation, any guarantee agreements and security documents), in each case as such agreements, other agreements and security documents may be amended (including any amendment and restatement), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or availability of letters of credit thereunder or adding Restricted Subsidiaries of ours as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements, other agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders, or issuers of letters of credit.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect us or any Restricted Subsidiary of ours against fluctuations in currency values.

        "Default" means an event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Destruction" means any damage to, loss or destruction of all or any portion of the Collateral.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of ours incorporated or otherwise organized or existing under the laws of the United States, any State or the District of Columbia.

        "Equity Offering" means a public or private sale of Qualified Capital Stock (other than on Form S-4 or S-8 or any successor Forms thereto) of the Issuer.

        "Excess Cash Flow" means, for the Issuer and its Restricted Subsidiaries, for any period, its Consolidated EBITDA for such period less the sum, without duplication, of (i) the Issuer's consolidated interest expense as determined in accordance with GAAP but excluding any amortization of original issue discount attributable to such period; (ii) all federal, state, foreign and other income taxes accrued or paid in cash (without duplication) by the Issuer and its Restricted Subsidiaries during such period; (iii) an amount equal to the Capital Expenditures made in cash during such period; and (iv) all cash spent on environmental monitoring or remediation or relating to environmental liabilities of the Issuer and its Restricted Subsidiaries.

        "Excess Cash Flow Amount" means, for any Excess Cash Flow Period, an amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period less the aggregate amount of all scheduled, mandatory and voluntary prepayments, repayments, redemptions or purchases of First-Lien Obligations or Capitalized Lease Obligations of the Issuer made by the Issuer during such Excess Cash Flow Period (other than prepayments, repayments, redemptions or purchases made with the proceeds of Indebtedness incurred to Refinance the First-Lien Obligations or Capitalized Lease Obligations prepaid, repaid, redeemed or purchased during such Excess Cash Flow Period) including any cash required to be restricted to cash collateralize letters of credit either under the Credit Agreement or otherwise.

        "Excess Cash Flow Period" means the twelve-month period ending on June 30 of each year, beginning with the twelve-month period ending June 30, 2005.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statutes.

        "fair market value" means with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined conclusively by our Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution of our Board of Directors delivered to the Trustee.

        "First-Lien Obligations" means Obligations for Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) incurred pursuant to the Credit Agreement and each other agreement under which Indebtedness of the Issuer or any of its Restricted Subsidiaries is incurred that is secured by Liens on all or a portion of the Collateral, which Liens are senior in priority to the Liens securing the notes and the Guarantees; provided that such Indebtedness is incurred in compliance with the terms of the Indenture and secured by Liens permitted to be incurred pursuant to clause (b), (c) or (d) of the covenant described under "—Certain Covenants—Limitations on Liens."

        "Foreign Restricted Subsidiary" means any of our Restricted Subsidiaries incorporated or organized in any jurisdiction outside of the United States.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "Guarantee" means the guarantee by each Guarantor of the Issuer's obligations under the Indenture.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such Person

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay or to maintain financial statement conditions or otherwise), or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

        Notwithstanding the preceding, "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means:

  (1)
  each Domestic Restricted Subsidiary (other than Northeast Casualty Risk Retention Group, Inc.) on the Issue Date;

  (2)
  each Restricted Subsidiary required to execute and deliver a Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" and "Future Guarantors" covenants; and

  (3)
  each of our Restricted Subsidiaries that in the future executes a supplemental Indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

        "Indebtedness" means with respect to any Person any indebtedness of such Person, without duplication, in respect of:

  (1)
  all Obligations for borrowed money;

  (2)
  all Obligations evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations;

  (4)
  the deferred and unpaid purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligations being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

  (8)
  all Obligations under Currency Agreements or Commodity Agreements and Interest Swap Obligations of such Person; and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes of this definition of Indebtedness, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of the covenant described above under the caption "Limitation on Incurrence of Additional Indebtedness," in determining the principal amount of any Indebtedness to be incurred by us or any Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount shall be due upon any declaration of acceleration shall be the accreted value of the Indebtedness at the date of determination.

        "Independent Financial Advisor" means a firm:

  (1)
  which does not have a direct or indirect common equity interest in us; and

  (2)
  which, in the judgment of our Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit, including a guarantee, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" does not include extensions of trade credit by, prepayment of expenses by, and receivables owing to, us and our Restricted Subsidiaries on commercially reasonable terms in accordance with our normal trade practices or those of such Restricted Subsidiary, as the case may be. For purposes of the "Limitation on Restricted Payments" covenant:

  (1)
  "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of ours at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of ours and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of ours at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of ours; and

  (2)
  the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by us or any of our Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

        If we or any Restricted Subsidiary of ours sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of ours such that, after giving effect to any such sale or disposition, such Person ceases to be a Restricted Subsidiary of ours, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of that Restricted Subsidiary not sold or disposed of.

        "Issue Date" means June 30, 2004, the date of original issuance of the notes.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

        "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by us or any of our Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

  (2)
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

  (3)
  any repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale;

  (4)
  appropriate amounts to be provided by us or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by us or such Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

  (5)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

and (b) with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' or initial purchasers' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Net Insurance Proceeds" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Issuer or any Restricted Subsidiary of the Issuer as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters); and

  (2)
  repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destruction; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by the Indenture to be prior to the Lien granted to the Collateral Agent for the benefit of the Notes Secured Creditors pursuant to the Security Documents.

        "New Domestic Restricted Subsidiary" has the meaning set forth in the "Future Guarantors" covenant.

        "Notes Secured Creditors" means, collectively, the Trustee and the holders of notes.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the business of us and our Restricted Subsidiaries as existing on the Issue Date and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

        "Permitted Holders" means (i) Alan S. McKim; (ii) the spouse and lineal descendants of Alan S. McKim; (iii) any controlled Affiliate of any of the foregoing; (iv) in the event of the incompetence or death of any of the Persons described in clause (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer owned by such Person; or (v) any trusts, general partnerships or limited partnerships created for the benefit of the Persons described in clause (i), (ii), or (iv) or any trust for the benefit of any such trust general partnership or limited partnership.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the notes issued on the Issue Date and the exchange notes and any Guarantees thereof;

  (2)
  Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) incurred pursuant to the Credit Agreement by us and our Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $135.0 million less the amount of all repayments of term debt and permanent commitment reductions under the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by the "Limitation on Asset Sales" covenant and (b) the sum of (x) 80% of the book value of our and our Restricted Subsidiaries' accounts receivable and (y) $40.0 million; provided that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under this clause (2)(b) shall be reduced dollar for dollar by the amount of Indebtedness then outstanding under clause (12) below; provided further that any Indebtedness incurred pursuant to the Credit Agreement on the Issue Date shall be deemed to be incurred under this clause (2);

  (3)
  other Indebtedness of us and our Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions therein;

  (4)
  Interest Swap Obligations of ours covering Indebtedness of us or any of our Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of ours covering Indebtedness of us or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are in a notional principal amount that does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates and are entered into for bona fide hedging purposes and not for speculation;

  (5)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of us and our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  Indebtedness of a Restricted Subsidiary of ours to us or to a Wholly Owned Restricted Subsidiary of ours for so long as such Indebtedness is held by us, a Wholly Owned Restricted Subsidiary of ours or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien held by a Person other than us, a Wholly Owned Restricted Subsidiary of ours or the lenders or collateral agent under the Credit Agreement; provided that if as of any date any Person other than us, a Wholly Owned Restricted Subsidiary of ours or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

  (7)
  Indebtedness of us to a Wholly Owned Restricted Subsidiary of ours for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of ours or the lenders or the collateral agent under the Credit Agreement and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement; provided that (a) any Indebtedness of us to any Wholly Owned Restricted Subsidiary of ours is unsecured and subordinated, pursuant to a written agreement, to our obligations under the Indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of ours owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by us;

  (8)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

  (9)
  Indebtedness of us or any of our Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

  (10)
  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of us and our Restricted Subsidiaries not to exceed $20.0 million in the aggregate at any one time outstanding;

  (11)
  Indebtedness under Commodity Agreements;

  (12)
  the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into the ordinary course of business in connection with a Qualified Receivables Transaction) to us or to any Restricted Subsidiary of ours or its assets (other than such Receivables Entity and its Receivables and Related Assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount of Indebtedness permitted to be incurred under clause (2) above to the extent set forth therein;

  (13)
  Refinancing Indebtedness; and

  (14)
  additional Indebtedness of us and our Restricted Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

        For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant,

    (a)
    in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, we shall, in our sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant,

    (b)
    accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant,

    (c)
    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

    (d)
    if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included, and

    (e)
    if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was incurred.

        "Permitted Investments" means:

  (1)
  Investments by us or any Restricted Subsidiary of ours in any Person that is or will become immediately after such Investment a Restricted Subsidiary of ours or that will merge or consolidate into us or a Restricted Subsidiary of ours; provided that such Restricted Subsidiary of ours is not restricted from making dividends or similar distributions by contract, operation of law or otherwise other than as permitted by the "Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant;

  (2)
  Investments in us by any Restricted Subsidiary of ours; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to our obligations under the notes and the Indenture;

  (3)
  Investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of us and our Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $2.0 million in the aggregate at any one time outstanding or (b) to fund purchases of our Capital Stock under any stock option plan or similar employment arrangements so long as no cash is actually advanced by us or any of our Restricted Subsidiaries to such employees and officers to fund such purchases;

  (5)
  Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of our or our Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

  (6)
  Investments in securities of trade creditors or customers received

  (a)
  pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or

  (b)
  in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

  (7)
  Investments made by us or our Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (8)
  Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of ours or at the time such Person merges or consolidates with us or any of our Restricted Subsidiaries, in either case in compliance with the Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of ours or such merger or consolidation;

  (9)
  Investments in the notes;

  (10)
  Investments in existence on the Issue Date;

  (11)
  (a) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Qualified Receivables Transaction; provided that (A) such Investment is made by a Receivables Entity and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Entity, and (b) Investments of funds in any accounts permitted or required by the arrangements governing a Qualified Receivables Transaction;

  (12)
  guarantees of Indebtedness to the extent permitted pursuant to the "Limitation on Incurrence of Additional Indebtedness," "Limitation on Issuances of Guarantees by Restricted Subsidiaries" and "Future Guarantors" covenants; and

  (13)
  additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $15.0 million at any one time outstanding.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims that are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which we or our Restricted Subsidiaries shall have set aside on their books such reserves, if any, as shall be required in conformity with

  (x)
  GAAP in the case of a Domestic Restricted Subsidiary, and

  (y)
  generally accepted accounting principles in effect from time to time in the applicable jurisdiction, in the case of a Foreign Restricted Subsidiary;

  (2)
  statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (5)
  licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of property not interfering in any material respect with the ordinary conduct of our business and that of our Restricted Subsidiaries, taken as a whole;

  (6)
  Liens securing Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that (i) in the case of Capitalized Lease Obligations, such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation and (ii) in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of ours or any Restricted Subsidiary of ours other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of such refinancing;

  (7)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (8)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (9)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of us or any of our Restricted Subsidiaries, including rights of offset and set-off;

  (10)
  Liens securing Interest Swap Obligations so long as the Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (11)
  Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing money and (b) do not materially detract from the value of the property or materially impair its use;

  (12)
  Liens by reason of judgment or decree not otherwise resulting in a Default;

  (13)
  Liens securing Indebtedness under Currency Agreements and Commodity Agreements permitted under the Indenture;

  (14)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

  (15)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Restricted Subsidiaries in the ordinary course of business;

  (16)
  Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

  (a)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours; and

  (b)
  such Liens do not extend to or cover any property or assets of ours or of any of our Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of ours or a Restricted Subsidiary of ours and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours;

  (17)
  Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts; and

  (18)
  Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Qualified Receivables Transaction.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Purchase Money Indebtedness" means Indebtedness of us and our Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by us or any of our Restricted Subsidiaries in which we or any of our Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by us or any of our Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in Receivables and Related Assets; provided that such transaction is on market terms at the time we or such Restricted Subsidiary or the Receivables Entity entered into the transaction.

        "Receivables and Related Assets" means any accounts receivable (whether existing on the Issue Date or arising thereafter) of us or any of our Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Receivables Entity" means a Wholly Owned Restricted Subsidiary of ours (or another Person in which we or any Subsidiary of ours makes an Investment and to which we or any Subsidiary of ours transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by our Board of Directors (as provided below) as a Receivables Entity:

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

  (a)
  is guaranteed by us or any Restricted Subsidiary of ours (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

  (b)
  is recourse to or obligates us or any Restricted Subsidiary of ours in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or

  (c)
  subjects any property or asset of ours or of any Restricted Subsidiary of ours (other than another Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

  (2)
  with which neither we nor any Restricted Subsidiary of ours has any material contract, agreement, arrangement or understanding other than on terms no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ours, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  with which neither we nor any Restricted Subsidiary of ours has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

        Any such designation by our Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by us or any Restricted Subsidiary of ours of (A) for purposes of clause (13) of the definition of "Permitted Indebtedness," Indebtedness incurred or existing in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (14) of the definition of "Permitted Indebtedness") or (B) for any other purpose, Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by us in connection with such Refinancing); or

  (2)
  create Indebtedness with

  (a)
  if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of "Permitted Indebtedness," a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced or

  (b)
  if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of "Permitted Indebtedness" or with the "Limitation on Incurrence of Additional Indebtedness" covenant, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the notes or a final maturity earlier than the final maturity of the notes;

provided that

  (1)
  if such Indebtedness being Refinanced is solely our Indebtedness, then such Refinancing Indebtedness shall be solely our Indebtedness and

  (2)
  if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Restricted Payment" has the meaning set forth in the "Limitation on Restricted Payments" covenant.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to us or a Restricted Subsidiary of ours of any property, whether owned by us or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "Security Documents" means, collectively:

  (1)
  the Security Agreement dated as of the Issue Date (as amended, restated, modified, supplemented, extended or replaced from time to time), among the Issuer and its domestic subsidiaries, as Assignors, and the Collateral Agent; and

  (2)
  all other security agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent in any or all of the Collateral.

        "Senior Debt" means, with respect to a Person, the notes, the Guarantees and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank on an equal basis with the notes or Guarantees, as applicable, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other Obligations.

        Notwithstanding the preceding, "Senior Debt" shall not include:

  (1)
  any Indebtedness of us to any of our Subsidiaries;

  (2)
  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of ours or any director, officer or employee of any Subsidiary of ours (including, without limitation, amounts owed for compensation);

  (3)
  Indebtedness or other liabilities to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (other than if incurred under the Credit Agreement);

  (4)
  Indebtedness represented by Disqualified Capital Stock or in respect of Capital Stock;

  (5)
  any liability for federal, state, local or other taxes owed or owing by us;

  (6)
  that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (unless the holder(s) of such obligation or their representative shall have received an officers' certificate from us to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to us; and

  (8)
  any Indebtedness or other Obligation which is, by its express terms, subordinated in right of payment to any of our other Indebtedness or other Obligation;

provided, if any Senior Debt is disallowed under Section 548 of Title 11, United States Code, or any applicable state fraudulent conveyance law, such Senior Debt shall nevertheless constitute Senior Debt of all purposes of the Indenture.

        "Series B Preferred Stock" means the Issuer's Series B Convertible Preferred Stock under the Certificate of Vote therefore in effect on the Issue Date or as thereafter amended in a manner not materially adverse to the holders of the notes.

        "Significant Subsidiary," means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X under the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (5), (6) or (7) under "—Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Subsidiary," with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person; or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

        "Taking" means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

        "Trust Monies" means all cash and Cash Equivalents received by the Trustee, net of reasonable out-of-pocket expenses and fees (including, without limitation, expenses of attorneys):

  (1)
  upon the release of Collateral, except pursuant to an Asset Sale; and

  (2)
  pursuant to the Security Documents.

        "Unrestricted Subsidiary" means (1) any Subsidiary of any Person that is designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary only if:

    (a)
    such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, us or any other Subsidiary of ours that is not a Subsidiary of the Subsidiary to be so designated;

    (b)
    either (1) we certify to the Trustee in an officers' certificate that such designation complies with the "Limitation on Restricted Payments" covenant or (2) the Subsidiary to be so designated at the time of designation has total consolidated assets of $5,000 or less; and

    (c)
    each Subsidiary to be so designated and each of its Subsidiaries has not and does not after the time of designation, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of our assets or those of any of our Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary).

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

  (1)
  immediately after giving effect to such designation, we are able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

  (1)
  the then outstanding aggregate principal amount of such Indebtedness into

  (2)
  the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material United States federal tax consequences that may be relevant to the exchange, ownership and disposition of the notes; it does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein. Unless otherwise stated, this summary deals only with the notes purchased for cash on original issue and held as capital assets (generally, property held for investment) and does not address tax considerations applicable to investors that may be subject to special tax rules including banks, thrifts, real estate investment trusts, regulated investment companies, tax exempt organizations, insurance companies, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, "straddle," "synthetic security" or "conversion transaction" for tax purposes or persons that have a "functional currency" other than the U.S. dollar. If a partnership or other entity treated as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor. Further, this summary does not discuss alternative minimum tax consequences, if any, or any state, local or foreign tax consequences to holders of the notes.

        Investors considering exchanging their old notes for new notes pursuant to the exchange offer should consult with their own tax advisors regarding the federal, state, local and foreign income, franchise, personal property and any other tax consequences that may be relevant to the exchange, ownership and disposition of the notes.

U.S. Holders of Notes

        For purposes of this summary, a "U.S. holder" means the beneficial owner of a note that for United States federal income tax purposes is:

  (1)
  a citizen or resident of the United States,

  (2)
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

  (3)
  an estate, the income of which is subject to United States federal income taxation regardless of its source, or

  (4)
  a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        Interest Income.    Payments of interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received in accordance with the holder's regular method of tax accounting.

        Sale or Exchange of Notes.    Subject to the discussion below under the "The Exchange Offer," upon the sale, exchange, redemption or other taxable disposition of a note, a holder will generally recognize taxable gain or loss equal to the difference between (A) the amount of cash proceeds and the fair market value of any property received (except to the extent that this amount is attributable to accrued interest income, which is taxable as ordinary income) and (B) the holder's adjusted tax basis in the note. A holder's adjusted tax basis in the note generally will be the initial purchase price paid therefore. The gain or loss will be long-term capital gain or loss provided that the holder's holding period for the note exceeds one year. In the case of a holder other than a corporation, the current maximum marginal United States federal income tax rate applicable to long term capital gain recognized on the sale of a note is 20%. The deductibility of capital losses is subject to certain limitations.

        The Exchange Offer.    The exchange of the old notes for new notes pursuant to the exchange offer should not constitute an exchange or other taxable disposition for United States federal income tax purposes. Therefore, a holder should have the same issue price, holding period and adjusted tax basis in the new note as in the note surrendered. In addition, each holder of notes would continue to be required to include interest on the notes in its gross income in accordance with its regular method of accounting for United States federal income tax purposes.

        Information Reporting and Backup Withholding Tax.    In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sales of the notes, and backup withholding tax may also apply to these payments. A U.S. holder will generally be subject to backup withholding unless the holder provides to us or our paying agent a correct taxpayer identification number and certain other information, certified under penalties of perjury, or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Notes

        For purposes of this summary, a "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

        The rules governing United States federal income taxation of a beneficial owner of notes that, for United States federal income tax purposes, is a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of those rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

        Interest Income.    Generally, interest income of a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that:

  (1)
  the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

  (3)
  the non-U.S. holder is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

  (4)
  either (A) the non-U.S. holder provides to us or our paying agent a properly executed IRS Form W-8BEN (or successor form), and certifies, under penalties of perjury, that it is not a United States person, or (B) the non-U.S. holder holds notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to certain non-U.S. holders that are entities rather than individuals.

        If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30% United States federal withholding tax, unless the non-U.S. holder provides to us a properly executed (1) IRS Form W-8BEN (or successor form) from the non-U.S. holder claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.

        If any interest on the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. holder (or in the case of an applicable income tax treaty, attributable to a non-U.S. holder's permanent establishment in the United States), then the income or gain will be subject to United States federal income tax at regular graduated income tax rates but will not be subject to withholding tax if the certification requirements described immediately above were satisfied. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any "effectively connected" income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by such non-U.S. holder in the United States. If a non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (or in the case of an applicable income tax treaty, attributable to its permanent establishment in the United States) also may be subject to a "branch profits tax" at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

        Sale or Exchange of Notes.     A non-U.S. holder will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, retirement or other taxable disposition of the notes unless:

  (1)
  the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (or where an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

  (2)
  in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met; or

  (3)
  the non-U.S. holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

        United States Federal Estate Tax.    The notes will not be included in the estate of a deceased non-U.S. holder for United States federal estate tax purposes if (A) interest on the notes is exempt from withholding of United States federal income tax under the portfolio interest exemption (without regard to the certification requirement), or (B) for individual non-U.S. holders, the interest on the notes was not effectively connected to a United States trade or business of the non-U.S. holder.

        Information Reporting and Backup Withholding.    Payments to a non-U.S. holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        Backup withholding generally will not apply to payments on the notes to a non-U.S. holder if such holder has complied with the applicable certification requirements described in subparagraph (4) in the "Interest Income" section above or otherwise establishes an exemption under the applicable Treasury regulations, provided the payor does not have actual knowledge or reason to know that the holder is a United States person.

        Payment of the proceeds of a sale of a note effected by the United States office of a United States or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or a non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it:

  (1)
  is a United States person;

  (2)
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  (3)
  is a controlled foreign corporation for United States federal income tax purposes; or

  (4)
  is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

        Any amount withheld under the backup withholding rules may be credited against the holder's United States federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.

        The United States federal income tax discussion set forth above is included for general information only. Holders should consult their tax advisors with respect to the tax consequences to them of the exchange, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and any proposed change in applicable laws.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such broker-dealer acquired old notes as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make available a prospectus, as amended or supplemented, meeting the requirements of the Securities Act to any broker-dealer for use in connection with those resales.

        We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers may sell new notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. A profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We will indemnify the holders of the old notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Davis, Malm & D'Agostine, P.C., Boston, Massachusetts, will pass upon the validity of the new notes and the guarantees for Clean Harbors and the Guarantors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Clean Harbors, Inc. and subsidiaries as of December 31, 2004 and 2003 and the results of our operations and our cash flows for each of the three years in the period ended December 31, 2004, included in this prospectus, have been audited by PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as stated in their report appearing herein.

EXCHANGE AGENT

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Hand or Overnight Courier:	By Facsimile Transmission:
U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance, 2nd Floor (800) 934-6802	(651) 495-8158 (For Eligible Institutions Only) U.S. Bank National Association Attention: Specialized Finance, 2nd Floor Confirm by Telephone: (800) 934-6802

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Clean Harbors, Inc.:

We have completed an integrated audit of Clean Harbors Inc.'s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Clean Harbors, Inc. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As described in Note 2 to the consolidated financial statements, the Company restated its financial statements for the years ended December 31, 2003 and 2002 to correct its accounting for self-insured workers' compensation and motor vehicle insurance claims.

        As described in Note 4(m) and Note 12 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

Internal control over financial reporting

        Also, we have audited management's assessment, included in Management's Annual Report on Internal Control Over Financial Reporting appearing on page 73, that Clean Harbors, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, because the Company did not maintain effective controls over the completeness and accuracy of its self insured workers' compensation and motor vehicle liability reserves, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit.

        We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management's assessment. As of December 31, 2004, the Company did not maintain effective controls over the completeness and accuracy of its self-insured workers' compensation and motor vehicle liability reserves and the associated provisions. Specifically, the Company did not have effective controls over estimating and monitoring self-insured workers' compensation and motor vehicle reserves. This control deficiency resulted in the restatement of the Company's consolidated financial statements for the years ended December 31, 2003 and 2002 and the restatement of the quarterly data for the fourth quarter ended December 31, 2003. Additionally, this control deficiency could result in a misstatement of workers' compensation and motor vehicle liability reserves that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2004 consolidated financial statements, and our opinion regarding the effectiveness of the Company's internal control over financial reporting does not affect our opinion on those consolidated financial statements.

        In our opinion, management's assessment that Clean Harbors, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the COSO. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, Clean Harbors, Inc. has not maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the COSO

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2005 with respect to our opinion
relating to the consolidated financial statements
and financial statement schedule and
April 29, 2005 with respect to our
opinions relating to internal control over
financial reporting

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(dollars in thousands)

	As of December 31,
	2004	(Restated) 2003
Current assets:
Cash and cash equivalents	$31,081	$6,331
Marketable securities	16,800	—
Accounts receivable, net of allowance for doubtful accounts of $3,723 and $3,572, respectively	120,886	114,429
Unbilled accounts receivable	5,377	9,476
Deferred costs	4,923	5,395
Prepaid expenses	13,407	8,582
Supplies inventories	10,318	9,018
Deferred tax asset	188	178
Properties held for sale	8,849	12,690

Total current assets	211,829	166,099

Property, plant, and equipment:
Land	13,992	14,492
Landfill assets	7,435	3,579
Buildings and improvements	90,045	84,649
Vehicles and equipment	204,227	165,687
Furniture and fixtures	2,283	2,604
Construction in progress	13,635	25,931

	331,617	296,942
Less—accumulated depreciation and amortization	151,091	130,400

	180,526	166,542

Other assets:
Restricted cash	—	88,817
Deferred financing costs	8,950	6,297
Goodwill	19,032	19,032
Permits and other intangibles, net of accumulated amortization of $22,557 and $17,630, respectively	80,463	79,811
Deferred tax asset	488	6,594
Other	3,414	6,967

	112,347	207,518

Total assets	$504,702	$540,159

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY

(dollars in thousands)

	As of December 31,
	2004	(Restated) 2003
Current liabilities:
Uncashed checks	$6,542	$5,983
Revolving credit facility	—	35,291
Current portion of capital lease obligations	1,522	1,207
Accounts payable	70,363	60,611
Accrued disposal costs	3,032	2,021
Deferred revenue	22,060	22,799
Other accrued expenses	41,054	33,857
Current portion of closure, post-closure and remedial liabilities	14,258	21,282
Income taxes payable	2,302	2,623

Total current liabilities	161,133	185,674

Other liabilities:
Closure and post-closure liabilities, less current portion of $2,930 and $6,480, respectively	22,721	19,215
Remedial liabilities, less current portion of $11,328 and $14,802, respectively	144,289	142,634
Long-term obligations, less current maturities	148,122	147,209
Capital lease obligations, less current portion	3,485	3,412
Other long-term liabilities	13,298	18,055
Accrued pension cost	616	633

Total other liabilities	332,531	331,158

Commitments and contingent liabilities
Redeemable Series C Convertible Preferred Stock, $.01 par value: authorized 25,000 shares; issued and outstanding 0 and 25,000 shares, respectively, net of issuance costs and fair value of embedded derivative	—	15,631
Stockholders' equity:
Preferred stock, $.01 par value:
Series A convertible preferred stock: authorized 894,585 shares; issued and outstanding—none	—	—
Series B convertible preferred stock: authorized 156,416 shares; issued and outstanding 70,000 and 112,000 shares, respectively (liquidation preference of $3.5 million and $5.6 million, respectively)	1	1
Common stock, $.01 par value:
Authorized 20,000,000 shares; issued and outstanding 14,327,224 and 13,911,212 shares, respectively	143	139
Additional paid-in capital	62,165	63,642
Accumulated other comprehensive income	8,667	6,452
Accumulated deficit	(59,938)	(62,538)

Total stockholders' equity	11,038	7,696

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$504,702	$540,159

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the years ended December 31,
	2004	(Restated) 2003	(Restated) 2002
Revenues	$643,219	$610,969	$350,133
Cost of revenues	464,838	453,461	252,469
Selling, general and administrative expenses	104,509	108,430	61,518
Accretion of environmental liabilities	10,394	11,114	1,199
Depreciation and amortization	24,094	26,482	15,508
Restructuring	—	(124)	750
Other acquisition costs	—	—	5,406

Income from operations	39,384	11,606	13,283
Other income (expense)	(1,345)	(94)	129
(Loss) on refinancings	(7,099)	—	(24,658)
Interest (expense), net of interest income of $692, $1,003 and $478, respectively	(22,297)	(23,724)	(13,414)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	8,643	(12,212)	(24,660)
Provision for income taxes	6,043	5,322	3,787

Income (loss) before cumulative effect of change in accounting principle	2,600	(17,534)	(28,447)
Cumulative effect of change in accounting principle, net of taxes	—	66	—

Net income (loss)	2,600	(17,600)	(28,447)
Redemption of Series C Preferred Stock, dividends on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	11,798	3,287	1,291

Net loss attributable to common shareholders	$(9,198)	$(20,887)	$(29,738)

Basic loss per share:
Loss before cumulative effect of change in accounting principle	$(0.65)	$(1.54)	$(2.44)
Cumulative effect of change in accounting principle, net of tax	—	—	—

Basic loss attributable to common shareholders	$(0.65)	$(1.54)	$(2.44)

Diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(0.65)	$(1.54)	$(2.44)
Cumulative effect of change in accounting principle, net of tax	—	—	—

Diluted loss attributable to common shareholders	$(0.65)	$(1.54)	$(2.44)

Weighted average common shares outstanding	14,099	13,553	12,189

Weighted average common shares outstanding plus potentially dilutive common shares	14,099	13,553	12,189

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2004	(Restated) 2003	(Restated) 2002
Cash flows from operating activities:
Net income (loss)	$2,600	$(17,600)	$(28,447)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24,094	26,482	15,508
Loss on refinancings	7,099	—	24,658
Allowance for doubtful accounts	1,232	2,439	842
Amortization of deferred financing costs	2,294	2,467	899
Accretion of environmental liabilities	10,394	11,114	1,199
Amortization of debt discount	77	—	388
Deferred income taxes	381	(620)	1,676
(Gain) loss on sale of fixed assets	(724)	292	24
Stock options expensed	35	29	166
(Gain) loss on embedded derivative	1,590	379	(129)
Foreign currency (gain) loss on intercompany transactions	(88)	996	—
Cumulative effect of change in accounting principle, net of taxes	—	66	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(6,058)	20,265	(9,679)
Unbilled accounts receivable	4,429	4,539	(9,695)
Deferred costs	538	(838)	(4,433)
Prepaid expenses	(4,781)	14	(5,277)
Supplies inventories	(1,261)	705	456
Other assets	3,714	(1,632)	1,025
Accounts payable	9,249	2,923	12,201
Closure, post-closure and remedial liabilities	(13,030)	(8,268)	(817)
Deferred revenue	(1,086)	(2,121)	8,693
Accrued disposal costs	910	(72)	(5,060)
Other accrued expenses	11,586	(3,387)	237
Income taxes payable	(734)	685	1,214

Net cash provided by operating activities	52,460	38,857	5,649

Cash flows from investing activities:
Acquisition of CSD assets	—	7,890	(44,217)
Additions to property, plant and equipment	(26,343)	(34,832)	(12,460)
Cost of restricted investments purchased	(4,390)	(34,881)	(60,256)
Proceeds from sales of restricted investments	93,207	6,573	792
Purchases of marketable securities	(90,725)	—	—
Sales of marketable securities	73,925	—	—
Proceeds from sale of fixed assets	2,184	2,252	402
Increase in permits	(227)	—	—

Net cash provided by (used in) investing activities	47,631	(52,998)	(115,739)

Cash flows from financing activities:
Repayments on Senior Loans	(107,209)	(7,791)	—
Issuance of Senior Secured Notes or Senior Loans	148,045	—	115,000
Net borrowings (repayments) under revolving credit facility	(35,168)	17,450	17,709
Issuance of Series C preferred stock and embedded derivative	—	—	25,000
Issuance costs of Series C preferred stock	—	—	(2,891)
Redemption of Series C preferred stock	(25,000)	—	—
Payments on long-term obligations	—	—	(21,424)
Change in uncashed checks	419	(1,312)	3,049
Proceeds from exercise of stock options	386	520	982
Dividend payments on preferred stock	(2,187)	(974)	(536)
Deferred financing costs incurred	(10,289)	(1,727)	(8,222)
Proceeds from employee stock purchase plan	487	542	274
Payments on capital leases	(1,476)	(839)	—
Issuance of Subordinated Loans	—	—	40,000
Repayment of Subordinated Notes or Subordinated Loans	(40,000)	—	(35,000)
Borrowings on Term Notes	—	—	3,200
Debt extinguishment payments	(3,420)	—	(20,048)
Cash paid in lieu of warrants	(363)	—	—

Net cash provided by (used in) financing activities	(75,775)	5,869	117,093

Increase (decrease) in cash and cash equivalents	24,316	(8,272)	7,003
Effect of exchange rate change on cash	434	921	(36)
Cash and cash equivalents, beginning of year	6,331	13,682	6,715

Cash and cash equivalents, end of year	$31,081	$6,331	$13,682

Supplemental information:
Cash payments for interest and income taxes:
Interest, net	$13,020	$19,659	$9,451
Income taxes, net	2,772	3,943	2,683
Non-cash investing and financing activities:
Stock dividend on preferred stock	$224	$224	$—
Property, plant and equipment accrued	1,309	1,943	3,366
New capital lease obligations	1,847	3,785	1,756

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(in thousands)

	Series B Preferred Stock
			Common Stock					(Restated) Retained Earnings/ (Accumulated Deficit)
						(Restated) Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)		(Restated) Total Stockholders' Equity
	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value	Additional Paid-in Capital
Balance at December 31, 2001	112	$1	11,485	$115	$64,838		$—	$(16,491)	$48,463
Net loss	—	—	—	—	—	$(28,447)	—	(28,447)	(28,447)
Foreign currency translation	—	—	—	—	—	(396)	(396)	—	(396)

Comprehensive loss	—	—	—	—	—	$(28,843)	—	—	—

Preferred stock dividends:
Series B	—	—	—	—	(448)		—	—	(448)
Series C	—	—	—	—	(462)		—	—	(462)
Exercise of warrants	—	—	281	3	(3)		—	—	—
Issuance of warrants	—	—	—	—	668		—	—	668
Stock option expense	—	—	—	—	166		—	—	166
Exercise of stock options	—	—	478	4	979		—	—	983
Employee stock purchase plan	—	—	63	1	273		—	—	274
Accretion of preferred stock discount and issuance costs	—	—	—	—	(381)		—	—	(381)

Balance at December 31, 2002	112	$1	12,307	$123	$65,630		$(396)	$(44,938)	$20,420
Net loss	—	—	—	—	—	$(17,600)	—	(17,600)	(17,600)
Foreign currency translation	—	—	—	—	—	6,848	6,848	—	6,848

Comprehensive loss	—	—	—	—	—	$(10,752)	—	—	—

Preferred stock dividends:
Series B	—	—	35	—	(224)		—	—	(224)
Series C	—	—	—	—	(1,517)		—	—	(1,517)
Exercise of warrants	—	—	1,236	12	(12)		—	—	—
Stock option expense	—	—	—	—	29		—	—	29
Exercise of stock options	—	—	247	3	517		—	—	520
Employee stock purchase plan	—	—	86	1	541		—	—	542
Accretion of preferred stock discount and issuance costs	—	—	—	—	(1,322)		—	—	(1,322)

Balance at December 31, 2003	112	$1	13,911	$139	$63,642		$6,452	$(62,538)	$7,696

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
(in thousands)

	Series B Preferred Stock
			Common Stock					(Restated) Retained Earnings/ (Accumulated Deficit)
						(Restated) Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)		(Restated) Total Stockholders' Equity
	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value	Additional Paid-in Capital
Net income	—	—	—	—	—	$2,600	—	2,600	2,600
Foreign currency translation	—	—	—	—	—	2,215	2,215	—	2,215

Comprehensive loss	—	—	—	—	—	$4,815	—	—	—

Preferred stock dividends:
Series B	—	—	28	—	(182)		—	—	(182)
Series C	—	—	—	—	(821)		—	—	(821)
Conversion of Series B preferred stock	(42)	—	127	1	(1)		—	—	—
Issuance of warrants	—	—	—	—	9,193		—	—	9,193
Stock option expense	—	—	—	—	35		—	—	35
Exercise of stock options	—	—	173	2	384		—	—	386
Employee stock purchase plan	—	—	88	1	486		—	—	487
Loss on redemption of Series C preferred stock	—	—	—	—	(9,864)		—	—	(9,864)
Accretion of preferred stock discount and issuance costs	—	—	—	—	(707)		—	—	(707)

Balance at December 31, 2004	70	$1	14,327	$143	$62,165		$8,667	$(59,938)	$11,038

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) OPERATIONS

        Clean Harbors, Inc., through its subsidiaries (collectively, the "Company"), is managed in two segments, Technical Services and Site Services, which provide a wide range of environmental services and solutions to a diversified customer base in the United States, Canada, Mexico and Puerto Rico. The Company's shares of common stock trade on the Nasdaq National Market under the symbol: CLHB. Following the acquisition described below, the Company became one of the largest providers of environmental services and the largest operator of hazardous waste treatment facilities in North America. The Company has a network of more than 100 service locations, including 48 active hazardous waste management properties. These properties include five incineration facilities, nine commercial landfills, seven wastewater treatment facilities, 20 treatment, storage and disposal facilities ("TSDFs"), and seven locations specializing in PCB management and oil storage and recycling. Some properties offer multiple capabilities. In addition, the Company has 61 service centers, satellite and support locations and has eight corporate and regional offices. These properties are located in 36 states, six Canadian provinces, Mexico and Puerto Rico.

(2) RESTATEMENT OF FINANCIAL STATEMENTS

        The Company has restated its financial statements for the years ended December 31, 2003 and 2002 to correct errors relating to estimated self-insured workers' compensation and motor vehicle liability claims.

        The Company's previous methodology for estimating its self-insured workers' compensation and motor vehicle insurance claims resulted in an understatement of its self-insured liabilities because negative trends inherent in these types of liabilities were not considered in calculating the self-insured liabilities. The new methodology is an actuarial-based method versus the specific reserve method previously used. For the years ended December 31, 2003 and 2002, the impact of the restatements resulting from correcting its self-insured liabilities on net loss and basic and diluted loss per share attributable to common shareholders is as follows (in thousands except per share amounts):

	2003	2002
Net loss as previously reported	$(17,345)	$(28,191)
Restatement adjustment to cost of revenues	(255)	(256)

Net loss as restated	$(17,600)	$(28,447)

Basic and diluted loss per share attributable to common shareholders previously reported	$(1.52)	$(2.42)
Restatement adjustment	(0.02)	(0.02)

Basic and diluted loss per share attributable to common shareholders as restated	$(1.54)	$(2.44)

        The adjustments for the years ended December 31, 2003 and 2002 did not change the amount of income tax expense previously recorded for those periods.

        For the year ended December 31, 2003, the impact on other accrued expenses resulting from the correction is as follows (in thousands):

2003
Other accrued expenses as previously reported	$32,240
Restatement adjustment	1,617

Other accrued expenses as restated	$33,857

        At December 31, 2003 and 2002, the impact of this restatement on accumulated deficit is as follows (in thousands):

	2003	2002
Accumulated deficit as previously reported	$(60,921)	$(43,576)
Restatement adjustment	(1,617)	(1,362)

Accumulated deficit as restated	$(62,538)	$(44,938)

        The restatements had no effect on net cash provided by operating activities. The primary statements and footnotes have been restated as applicable, including: Consolidated Statements of Operations; Consolidated Balance Sheets; Consolidated Statements of Cash Flows; Consolidated Statements of Stockholders' Equity; Note 4, "Significant Accounting Policies;" Note 9, "Other Accrued Expenses;" Note 16, "Income Taxes;" Note 17, "Earnings (Loss) Per Share;" Note 23, "Segment Reporting;" and Note 24, "Quarterly Data."

(3) ACQUISITION

        Effective September 7, 2002, the Company purchased from Safety-Kleen Services, Inc. (the "Seller") and certain of the Seller's domestic subsidiaries substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"). The CSD acquisition is included in the Company's results of operations since the acquisition date. The sale included the operating assets of certain of the Seller's subsidiaries in the United States and the stock of five of the Seller's subsidiaries in Canada.

        The assets of the CSD (including the assets of the CSD Canadian Subsidiaries) acquired by the Company consist primarily of 44 hazardous waste treatment and disposal facilities including, among others, 22 transportation, storage or disposal facilities (six of which have since been closed by the Company), six wastewater treatment facilities (one of which has since been closed by the Company), nine commercial landfills and four incineration facilities. Such facilities are located in 30 states, Puerto Rico, six Canadian provinces and Mexico. The most significant of such facilities include landfills in Buttonwillow, California with approximately 10.0 million cubic yards of remaining capacity, in Lambton, Ontario with approximately 8.9 million cubic yards of remaining capacity, which is the largest of the total of three hazardous waste landfills in Canada, and in Waynoka, Oklahoma with approximately 1.5 million cubic yards of remaining capacity; and incinerators in Deer Park, Texas which is the largest hazardous waste incineration facility in the United States, and in Aragonite, Utah. Additional significant facilities are the incinerators in Mercier, Quebec and Lambton, Ontario. The acquired assets do not include Safety-Kleen's Pinewood landfill in South Carolina, which Safety-Kleen had previously operated as part of the CSD.

        The primary reasons for the acquisition of the CSD assets were to broaden the Company's disposal capabilities and geographic reach, particularly in the West Coast and Southwest regions of the United States, in Canada and in Mexico, and to significantly expand the Company's network of hazardous waste disposal facilities. In addition, the Company believed that the acquisition of the CSD's hazardous waste facilities in new geographic areas would allow the Company to expand its site and industrial services which in turn could increase the utilization and profitability of the facilities. Finally, the Company believed that the acquisition would result in significant cost savings by allowing the Company to treat hazardous waste internally, for which the Company previously paid third parties to dispose of hazardous waste because the Company lacked the facilities required to dispose of the waste internally.

        In accordance with the Acquisition Agreement between the Seller and the Company dated February 22, 2002, as amended through September 6, 2002, the Company purchased the assets of the CSD for $26.6 million in net cash, and incurred direct costs related to the transaction of $9.7 million for a total purchase price of $36.3 million. In addition, the Company assumed with the transaction certain environmental liabilities valued at $184.5 million.

        The Company has allocated the total purchase price for the CSD assets based upon the estimated fair value of each asset acquired and each liability assumed. The following table shows the final allocation of the purchase price and direct costs incurred among the assets acquired, liabilities assumed, and liabilities accrued relating to the CSD assets acquired (in thousands):

Acquired Assets and Liabilities as Revised December 31, 2003
Current assets	$101,604
Property, plant and equipment	100,804
Intangible assets	72,659
Deferred taxes	5,670
Other assets	1,888
Current closure, post-closure and remedial liabilities	(9,076)
Other current liabilities	(54,749)
Closure, post-closure and remedial liabilities, long-term	(175,473)
Other long-term liabilities	(7,000)

Cost of CSD assets acquired	$36,327

Cash purchase price	$26,580
Estimated transaction costs	9,747

Cost of CSD assets acquired	$36,327

        The Company engaged an independent appraisal firm to assist in determining the fair values of the property, plant, equipment and intangible assets, which were acquired as part of the assets of the CSD. Intangible assets recorded at $72.6 million consist of $68.2 million of permits and $4.4 million of customer profile databases. The valuation for intangible assets was based on discounted cash flows from operations of the acquired facilities to which those permits and customer profile databases relate. The

Company concluded that the intangible assets acquired have finite lives and will amortize these assets over their estimated useful lives. As the fair value of the assets acquired from the CSD is higher than the purchase price paid, the Company reduced the recorded value of the fixed assets and intangible assets as of the acquisition date by $302.5 million in order to record the assets at cost as required by generally accepted accounting principles in the United States after adjusting for changes in estimates. The Company allocated $12.7 million of the purchase price to properties held for sale as discussed in Note 6.

        In connection with the acquisition of the CSD assets, the Company recorded integration liabilities of $11.9 million (after giving effect to subsequent net changes in estimates) which consisted primarily of lease costs, severance, closure, post-closure, remedial and other exit costs to close duplicative facilities and functions. Groups of employees severed and to be severed consist primarily of duplicative selling, general and administrative personnel and personnel at offices which were closed. The following table summarizes the purchase accounting liabilities recorded in connection with the acquisition of the CSD assets (dollars in thousands):

	Severance		Facilities
	Number of Employees	Liability	Number of Facilities	Liability	Other Liability	Total Liability
Original reserve established	461	$9,076	12	$3,604	$528	$13,208
Net change in estimate	—	—	—	(59)	(206)	(265)
Utilized through December 31, 2002	(238)	(4,300)	(2)	(15)	(92)	(4,407)

Balance December 31, 2002	223	4,776	10	3,530	230	8,536
Net change in estimate	93	(228)	(1)	(205)	77	(356)
Interest accretion	—	—	—	416	—	416
Utilized year ended December 31, 2003	(264)	(3,872)	—	(810)	(307)	(4,989)

Balance December 31, 2003	52	676	9	2,931	—	3,607
Net change in estimate	(41)	(246)	—	(423)	—	(669)
Interest accretion	—	—	—	221	—	221
Utilized year ended December 31, 2004	(6)	(402)	(1)	(1,021)	—	(1,423)

Balance December 31, 2004	5	$28	8	$1,708	$—	$1,736

        The balance of purchase accounting liabilities at December 31, 2004 of $1.7 million consists almost entirely of long-term closure, post-closure and remedial liabilities.

(4) SIGNIFICANT ACCOUNTING POLICIES

        The accompanying Consolidated Financial Statements of the Company reflect the application of certain significant accounting policies as described below:

  (a) Principles of Consolidation

        The accompanying consolidated statements include the accounts of Clean Harbors, Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

  (b) Revenue Recognition

        Revenues from waste processing are recognized upon treatment, landfill or incineration of the waste at a Company-owned site or when the waste is shipped to a third party for processing and disposal. Revenues from waste that is not yet completely processed and the related costs are deferred until services are completed. Revenue from cost plus, fixed fee, and fixed unit price contracts relating to site services, CleanPack® services and transportation services are recorded as costs are incurred or units are completed and include estimated fees earned according to the terms of the contracts. Revenue is recognized on contracts with retainage when services have been rendered and collectibility is reasonably assured.

  (c) Credit Concentration

        Concentration of credit risks in accounts receivable is limited due to the large number of customers comprising the Company's customer base throughout North America. The Company performs periodic credit evaluations of its customers. The Company establishes an allowance for uncollectible accounts based on the credit risk applicable to particular customers, historical trends and other relevant information.

  (d) Income Taxes

        There are two components of income tax expense, current and deferred. Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. Deferred tax expense or benefit is the result of changes between deferred tax assets and liabilities.

        A valuation allowance is established when, based on an evaluation of objective verifiable evidence, it is more likely than not that some portion or all of deferred tax assets will not be realized.

  (e) Earnings per Share ("EPS")

        Basic EPS is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all potentially dilutive common shares that were outstanding during the period.

  (f) Segment Information

        The Companies operations are managed in two segments, Technical Services and Site Services. The Company operates within the United States, Puerto Rico, Canada and Mexico and no individual customer accounts for more than 5% of revenues.

  (g) Cash and Cash Equivalents

        The Company considers all highly liquid instruments purchased with original maturities of less than three months to be cash equivalents.

        The Company's cash management program with its revolving credit lender allows maintenance of a zero balance in the U.S. bank accounts that are used to issue vendor and payroll checks. The checks are covered from availability under the revolving line of credit when the checks are presented for payment. The program can result in checks outstanding in excess of bank balances in the disbursement accounts. When checks are presented to the bank for payment, cash deposits in amounts sufficient to fund the checks are made from funds provided under the terms of the Company's revolving credit facility. Uncashed checks are checks that have been sent to either vendors or employees but have not yet been presented for payment at the Company's bank.

  (h) Marketable Securities

        Marketable securities consist primarily of auction bond securities which are readily marketable and are held for working capital purposes. Accordingly, the Company has classified its investments as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax reported as a component of stockholders' equity. The Company determines the appropriate classification of its marketable securities at the time of purchase and reevaluates such classification as of each balance sheet date.

  (i) Inventories

        Parts and supplies inventories consist primarily of supplies and repair parts, which are stated at the lower of cost or market. The Company periodically reviews its inventories for obsolete or unsaleable items and adjusts its carrying value to reflect estimated realizable values.

  (j) Property, Plant and Equipment

        Property, plant and equipment are stated at cost and include amounts capitalized under capital lease obligations. Expenditures for major renewals and improvements which extend the life or usefulness of the asset are capitalized. Items of an ordinary repair or maintenance nature, as well as major maintenance activities at incinerators, are charged directly to operating expense as incurred. During the construction and development period of an asset, the costs incurred, including applicable interest costs, are classified as construction-in-progress. Once an asset has been completed and placed in service, it is transferred to the appropriate category and depreciation commences. In addition, the Company capitalizes applicable interest costs associated with partially developed landfill sites, which are included in landfill assets. No interest was capitalized to landfill assets for the years ended December 31, 2004, 2003 or 2002.

        The Company develops software internally for its own use. Development and implementation costs are expensed until the Company has determined that the software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct costs of material and services, and payroll-related costs of employees working solely on development of the software portion of the project are capitalized. Capitalized costs of the software are amortized using the straight-line method over the remaining estimated useful lives. The Company capitalized costs for internally developed software of $0.2 million, $0.4 million, and $1.1 million for the years ended December 31, 2004, 2003, and 2002, respectively.

        Depreciation and amortization of capitalized software costs amounted to $0.5 million, $0.8 million and $0.4 million for the years ended December 31, 2004, 2003, and 2002, respectively.

        Permits consist of the value of permits acquired through acquisition and environmental cleanup costs that improve facilities, as compared with the condition of that property when originally acquired.

        Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that an impairment in the carrying value of long-lived assets be recognized when the expected future undiscounted cash flows derived from the assets are less than its carrying value. For the years ended December 31, 2004, 2003 and 2002, the Company recorded no impairment charge related to long-term assets.

        Depreciation and amortization of other property, plant and equipment is provided on a straight-line basis over their estimated useful lives, with the exception of landfill and deep injection well assets which are depreciated on a units-of-consumption basis. Leasehold improvements are capitalized and amortized over the shorter of the life of the lease or the asset.

        The Company depreciates and amortizes the cost of these assets, using the straight-line method as follows:

Asset Classification	Estimated Useful Life
Capitalized software	3 years
Buildings and improvements	5–35 years
Leasehold improvements	Shorter of lease term or 10 years
Vehicles and equipment	3–20 years
Furniture and fixtures	5–8 years

        Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is reflected in other income (expense).

  (k) Intangible Assets and Impairment Testing

        Goodwill, permits and customer profile database, as further discussed in Note 8, are stated at cost. Permits are amortized over periods ranging from 5 to 30 years. The customer profile database is amortized over five years. SFAS No. 142, "Goodwill and Other Intangible Assets," requires that ratable amortization be replaced with periodic tests of the carrying value of goodwill. The Company recorded no amortization related to goodwill for the years ended December 31, 2004, 2003 and 2002. The Company tested goodwill for impairment as of December 31, 2004, 2003 and 2002, using the criteria set forth under SFAS No. 142. For the years ended December 31, 2004, 2003 and 2002, the Company recorded no impairment charge for goodwill.

  (l) Deferred Financing Costs

        Deferred financing costs are amortized over the life of the related debt instrument. Amortization expense is included in interest expense in the statements of operations.

  (m) Closure and Post-closure Liabilities

        Effective January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires companies to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When a liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period using the Company's credit-adjusted risk-free interest rate, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 requires upon initial application that companies reflect in their balance sheet: (1) liabilities for any existing asset retirement obligations adjusted for cumulative accretion to the date of adoption of the Statement, (2) asset retirement costs capitalized as an increase to the carrying amount of the associated long-lived asset, and (3) accumulated depreciation on that capitalized cost adjusted for accumulated depreciation to the date of adoption of the Statement. The cumulative effect of initially applying SFAS No. 143 in the year ended December 31, 2003 was recorded as a change in accounting principle which requires that a cumulative effect adjustment be recorded in the statement of operations.

        The principal changes from the Company's implementation of SFAS No. 143 were: (1) a reduction in accrued landfill closure and post-closure obligations due to discounting the accruals at the Company's then credit-adjusted risk-free interest rate of 14.0% as required under SFAS No. 143, instead of discounting the accruals at the risk-free interest rate of 4.9% used under purchase accounting at December 31, 2002, (2) a reduction in accrued financial assurance for closure and post-closure care of the facilities which is now expensed in the period incurred under SFAS No. 143, and (3) reductions in the closure and post-closure obligations due to discounting at the credit-adjusted risk-free rate previously undiscounted accrued cell closure costs. These reductions were partly offset by new closure and post-closure obligations recorded for operating non-landfill facilities determined under various probability scenarios as to when operating permits might be surrendered in the future and using the credit-adjusted risk-free rate. The reduction in the value of liabilities assumed in the CSD acquisition from the implementation of SFAS No. 143 of $46.7 million resulted in a corresponding reduction in the value allocated to the assets acquired (see Note 3, "Acquisition"). The implementation also resulted in a net of tax cumulative-effect adjustment of $66 thousand recorded in the statement of operations for the year ended December 31, 2003. This adjustment was comprised of an increase to asset retirement obligations of $1.8 million and an increase to net asset retirement costs of $1.7 million.

        Closure and post-closure costs incurred are increased for inflation (1.15% and 2.0% for closure and post-closure liabilities incurred in the years ended December 31, 2004 and 2003, respectively) and discounted at the Company's credit-adjusted risk-free interest rate (12.5% and 14.0% for closure and post-closure liabilities incurred in the years ended December 31, 2004 and 2003, respectively). Under SFAS No. 143, the cost of financial assurance for the closure and post-closure care periods cannot be accrued but rather is a period cost. Under SFAS No. 143, the cost of financial assurance is considered in the determination of the credit-adjusted risk-free interest rate used to discount the closure and post-closure obligations.

  Landfill Accounting

        Landfill Accounting—The Company utilizes the life cycle method of accounting for landfill costs and the units-of-consumption method to amortize landfill construction and asset retirement costs and record closure and post-closure obligations over the estimated useful life of a landfill. Under this method, the Company includes future estimated construction and asset retirement costs, as well as costs incurred to date, in the amortization base. In addition, the Company includes probable expansion airspace that has yet to be permitted in the calculation of the total remaining useful life of the landfill.

        Landfill assets—Landfill assets include the costs of landfill site acquisition, permitting, preparation and improvement. These amounts are recorded at cost, which includes capitalized interest as applicable. Landfill assets, net of amortization, are combined with management's estimate of the costs required to complete construction of the landfill to determine the amount to be amortized over the remaining estimated useful economic life of a site. Amortization of landfill assets is recorded on a units-of-consumption basis, such that the landfill assets should be completely amortized at the date the landfill ceases accepting waste. Changes in estimated costs to complete construction are applied prospectively to the amortization rate.

        Amortization of cell construction costs and accrual of cell closure obligations—Landfills are typically comprised of a number of cells, which are constructed within a defined acreage (or footprint). The cells are typically discrete units, which require both separate construction and separate capping and closure procedures. Cell construction costs are the costs required to excavate and construct the landfill cell. These costs are typically amortized on a units-of-consumption basis, such that they are completely amortized when the specific cell ceases accepting waste. In some instances, the Company has landfills that are engineered and constructed as "progressive trenches." In progressive trench landfills, a number of contiguous cells form a progressive trench. In those instances, the Company amortizes cell construction costs over the airspace within the entire trench, such that the cell construction costs will be fully amortized at the end of the trench useful life.

        The design and construction of a landfill does not create a landfill asset retirement obligation. Rather, the asset retirement obligation for cell closure (the cost associated with capping each cell) is incurred in relatively small increments as waste is placed in the landfill. Therefore, the cost required to construct the cell cap is capitalized as an asset retirement cost and a liability of an equal amount is established, based on the discounted cash flow associated with each capping event, as airspace is consumed. Spending for cell capping is reflected as a change in liabilities within operating activities in the statement of cash flows.

        Landfill final closure and post-closure liabilities—The Company has material financial commitments for the costs associated with requirements of the United States Environmental Protection Agency (the "EPA") and the comparable regulatory agency in Canada for landfill final closure and post-closure activities. In the United States, the landfill final closure and post-closure requirements are established under the standards of the EPA, and are implemented and applied on a state by state basis. Estimates for the cost of these activities are developed by the Company's engineers, accountants and external consultants, based on an evaluation of site-specific facts and circumstances, including the Company's interpretation of current regulatory requirements and proposed regulatory changes. Such estimates may change in the future due to various circumstances including, but not limited to, permit modifications, changes in legislation or regulations, technological changes and results of environmental studies.

        Final closure costs include the costs required to cap the final cell of the landfill (if not included in cell closure) and the costs required to dismantle certain structures for landfills and other landfill improvements. In addition, final closure costs include regulation-mandated groundwater monitoring, leachate management and other costs incurred in the closure process. Post-closure costs include substantially all costs that are required to be incurred subsequent to the closure of the landfill, including, among others, groundwater monitoring and leachate management. Regulatory post-closure periods are generally 30 years after landfill closure. Final closure and post-closure obligations are discounted. Final closure and post-closure obligations are accrued on a units-of-consumption basis, such that the present value of the final closure and post-closure obligations are fully accrued at the date the landfill discontinues accepting waste.

        For landfills purchased, the Company assessed and recorded the present value of the estimated closure and post-closure liability based upon the estimated final closure and post-closure costs and the percentage of airspace consumed as of the purchase date. Thereafter, the difference between the liability recorded at the time of acquisition and the present value of total estimated final closure and post-closure costs to be incurred is accrued prospectively on a units-of-consumption basis over the estimated useful economic life of the landfill.

        Landfill capacity—Landfill capacity, which is the basis for the amortization of landfill assets and for the accrual of final closure and post-closure obligations, represents total permitted airspace plus unpermitted airspace that management believes is probable of ultimately being permitted based on established criteria. The Company applies a comprehensive set of criteria for evaluating the probability of obtaining a permit for future expansion airspace at existing sites, which provides management a sufficient basis to evaluate the likelihood of success of unpermitted expansions. Those criteria are as follows:

  •
  Personnel are actively working to obtain the permit or permit modifications (land use, state and federal) necessary for expansion of an existing landfill, and progress is being made on the project.

  •
  The Company expects to submit the application within the next year and expects to receive all necessary approvals to accept waste within the next five years.

  •
  At the time the expansion is included in the Company's estimate of the landfill's useful economic life, it is probable that the required approvals will be received within the normal application and processing time periods for approvals in the jurisdiction in which the landfill is located.

  •
  The owner of the landfill or the Company has a legal right to use or obtain land associated with the expansion plan.

  •
  There are no significant known political, technical, legal, or business restrictions or issues that could impair the success of such expansion.

  •
  A financial feasibility analysis has been completed and the results demonstrate that the expansion has a positive financial and operational impact such that management is committed to pursuing the expansion.

  •
  Additional airspace and related additional costs, including permitting, final closure and post-closure costs, have been estimated based on the conceptual design of the proposed expansion.

        Exceptions to the criteria set forth above may be approved through a landfill-specific approval process that includes approval from the Company's Chief Financial Officer and review by the Audit Committee of the Board of Directors. As of December 31, 2004, there were three unpermitted expansions included in the Company's landfill accounting model, which represents 32.4% of the Company's remaining airspace at that date. Of these expansions, two do not represent exceptions to the Company's established criteria. In March 2004, the Chief Financial Officer approved and the Audit Committee of the Board of Directors reviewed the inclusion of 7.8 million cubic yards of unpermitted airspace in highly probable airspace because it was determined that the airspace was highly probable even though the permit application will not be submitted within the next year. All of the other criteria were met for the inclusion of this airspace in highly probable airspace.

        As of December 31, 2004, the Company had 11 active landfill sites (including the Company's two non-commercial landfills), which have estimated remaining lives (based on anticipated waste volumes and remaining highly probable airspace) as follows:

			Remaining Highly Probable Airspace (cubic yards) (in thousands)
Facility Name		Remaining Lives (Years)
	Location		Permitted	Unpermitted	Total
Altair	Texas	2	63	—	63
Buttonwillow	California	44	10,018	—	10,018
Deer Park	Texas	23	587	—	587
Deer Trail	Colorado	51	513	—	513
Grassy Mountain	Utah	24	761	1,366	2,127
Kimball	Nebraska	23	483	—	483
Lambton	Ontario	51	1,061	7,847	8,908
Lone Mountain	Oklahoma	18	1,463	—	1,463
Ryley	Alberta	29	1,111	—	1,111
Sawyer	North Dakota	40	449	—	449
Westmorland	California	68	2,732	—	2,732

			19,241	9,213	28,454

        The Company had 2.9 million cubic yards of permitted, but not highly probable, airspace as of December 31, 2004. Permitted, but not highly probable, airspace is permitted airspace the Company currently does not expect to utilize; therefore, this airspace has not been included in the above table.

        The following table presents the remaining highly probable airspace from December 31, 2002 through December 31, 2004 (in thousands):

Highly Probable Airspace (cubic yards)
Remaining capacity at December 31, 2002	25,288
Addition of highly probable airspace	4,280
Consumed during 2003	(687)
Change in estimate	150

Remaining capacity at December 31, 2003	29,031
Addition of highly probable airspace	141
Consumed during 2004	(780)
Change in estimate	62

Remaining capacity at December 31, 2004	28,454

  Non-Landfill Closure and Post-Closure

        Non-landfill closure costs include costs required to dismantle and decontaminate certain structures and other costs incurred during the closure process. Post-closure costs, if required, include associated maintenance and monitoring costs and financial assurance costs as required by the closure permit. Post-closure periods are performance-based and are not generally specified in terms of years in the closure permit, but may generally range from 10 to 30 years or more.

  (n) Remedial Liabilities

        Remedial liabilities, including Superfund liabilities, include the costs of removal or containment of contaminated material, the treatment of potentially contaminated groundwater and maintenance and monitoring costs necessary to comply with regulatory requirements. SFAS No. 143 applies to asset retirement obligations that arise from normal operations. Almost all of the Company's remedial liabilities were assumed as part of the acquisition of the CSD from Safety-Kleen Corp, and the Company believes that the remedial obligations did not arise from normal operations.

  Discounting of Remedial Liabilities

        Remedial liabilities are discounted only when the timing of the payments is estimable and the amounts are determinable. The Company's experience has been that the timing of the payments is not usually estimable so, generally, remedial liabilities are not discounted. However, under purchase accounting, acquired liabilities are recorded at fair value, which requires taking into consideration inflation and discount factors. Accordingly, as of the acquisition date, the Company recorded the remedial liabilities assumed as part of the acquisition of the CSD at their fair value, which was calculated by inflating costs in current dollars using an estimate of future inflation rates as of the acquisition date until the expected time of payment, then discounted to its present value using a risk-free discount rate as of the acquisition date. Subsequent to the acquisition, discounts were and will be applied to the environmental liabilities as follows:

  •
  Remedial liabilities assumed relating to the acquisition of the CSD from Safety-Kleen are and will continue to be inflated using the inflation rate at the time of acquisition (2.4%) until the expected time of payment, then discounted at the risk-free interest rate at the time of acquisition (4.9%).

  •
  Remedial liabilities incurred subsequent to the acquisition and remedial liabilities of the Company that existed prior to the acquisition have been and will continue to be recorded at the estimated current value of the liability which is usually neither increased for inflation nor reduced for discounting.

  Claims for Recovery

        The Company records claims for recovery from third parties relating to remedial liabilities only when realization of the claim is probable. The gross remedial liability is recorded separately from the claim for recovery on the balance sheet. At December 31, 2004 and 2003, the Company had recorded no such claims.

  (o) Foreign Currency

        Foreign subsidiary balances are translated according to the provisions of SFAS No. 52, "Foreign Currency Translation." The functional currency of each foreign subsidiary is its respective local currency. Assets and liabilities are translated to U.S. dollars at the exchange rate in effect at the balance sheet date and revenue and expenses at the average exchange rate for the period. Gains and losses from the translation of the consolidated financial statements of the foreign subsidiaries into U.S. dollars are included in stockholders' equity as a component of other comprehensive income. Gains and losses resulting from foreign currency transactions are recognized in the accompanying consolidated statements of operations. Recorded balances that are denominated in a currency other than the functional currency are adjusted to the functional currency using the exchange rate at the balance sheet date.

  (p) Letters of Credit

        The Company utilizes letters of credit to provide collateral assurance to regulatory authorities that certain funds will be available for closure of Company facilities. In addition, the Company utilizes letters of credit to provide collateral for casualty insurance programs, to provide collateral for the vehicle lease line and to provide collateral for a transportation permit. As of December 31, 2004 and 2003, the Company had outstanding letters of credit amounting to $90.5 million and $87.1 million, respectively.

  (q) Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (r) Stock Options

        The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related Interpretations in accounting for its stock-based employee compensation plans. SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value method of accounting for stock options and other instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company elected to continue to apply the accounting provisions of APB Opinion No. 25 for stock options. Accordingly, no stock-based employee compensation cost is reflected in net loss attributable to common shareholders, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of the grant. Had compensation cost for the Company's stock option grants been determined based on the fair value at the grant dates, as calculated in accordance with SFAS No. 123, the Company's net loss and net loss per common share for the years ended December 31, 2004, 2003 and 2002 would approximate the following pro forma amounts as compared to the amounts reported (in thousands except for per share amounts):

		(Restated)	(Restated)
	2004	2003	2002
Net loss attributable to common shareholders	$(9,198)	$(20,887)	$(29,738)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	1,993	1,840	656

Pro forma net loss	$(11,191)	$(22,727)	$(30,394)

Loss per share:
Basic as reported	$(0.65)	$(1.54)	$(2.44)
Basic pro forma	(0.79)	(1.68)	(2.49)
Diluted as reported	(0.65)	(1.54)	(2.44)
Diluted pro forma	(0.79)	(1.68)	(2.49)

  (s) Reclassifications

        Certain reclassifications have been made in the prior years' Consolidated Financial Statements to conform to the 2004 presentation.

  (t) New Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," which was revised in December 2003 as FIN 46R. FIN 46R further explains how to identify a Variable Interest Entity ("VIE") and how to determine when a business enterprise should include the assets, liabilities, noncontrolling interest and results of the VIE in its financial statements. FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special purpose entities.

FIN 46R had no material impact on the Company's results of operations since the Company has no special purpose entities.

        In December 2003, the FASB issued a revision to SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," to improve financial statement disclosure for defined benefit plans. This statement requires additional disclosures about the assets (including plan assets by category), obligations and cash flows of defined pension plans and other defined benefit postretirement plans. It also requires reporting of various elements of pension and other postretirement benefit costs on a quarterly basis. Generally, the disclosure requirements are effective for interim periods beginning after December 15, 2003; however, information about foreign plans is effective for fiscal years ending after June 15, 2004. The Company adopted the revised SFAS No. 132 effective December 31, 2004. See Note 22 for further discussion of employee benefit plans.

        In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of Emerging Issues Task Force ("EITF") 00-21, "Revenue Arrangements with Multiple Deliverables." The issuance of SAB 104 reflects the concepts contained in EITF 00-21. The other revenue recognition concepts contained in SAB 101 remain largely unchanged. The issuance of SAB 104 did not have a material impact on the Company's results of operations, financial position or cash flows.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 amends Accounting Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current period charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's results of operations, financial position or cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. This Statement eliminates the exception and replaces it with a general exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's results of operations, financial position or cash flows.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) requires companies to report compensation cost relating to share-based payment transactions to be recognized in financial statements. That cost will be measured based upon the fair value of the equity or liability instruments issued. The disclosure requirements under SFAS 123(R) are effective for interim periods beginning after June 15, 2005. On March 29, 2005, the SEC issued SAB 107, "Share-Based Payment," that expresses the views of the SEC staff regarding the application of SFAS No. 123(R). The Company is studying the Statement and the Bulletin. The Statement will increase compensation expense starting July 1, 2005.

(5) MARKETABLE SECURITIES

        At December 31, 2004, marketable securities have been categorized as available for sale and, as a result, are stated at fair value based on quoted market prices. The Company's marketable securities available for current operations are classified as current assets. During 2004 the Company invested in auction bond securities that trade at par and reprice within 30 days. Interest income earned on investments is included in interest expense, net on the face of the statement of operations. There were no marketable securities held as of December 31, 2003.

        Marketable securities classified as current assets at December 31, 2004 include the following (in thousands):

	Cost	Market Value
Auction bond securities	$16,800	$16,800

Total	$16,800	$16,800

(6) PROPERTIES HELD FOR SALE

        As part of its plan to integrate the activities of the CSD into its operations, the Company determined that certain acquired properties were no longer needed for its operations. The Company decided to sell these acquired properties; accordingly, the acquired surplus properties were transferred to properties held for sale. In the allocation of the purchase price of the CSD acquisition, the Company valued properties held for sale at the current appraised market value less estimated selling costs. In addition, subsequent to the completion of purchase accounting, the Company identified several additional properties that were no longer needed for its operations. These properties were transferred to properties held for sale at the lower of their net book value or current appraised market value less estimated selling costs. Properties held for sale include only those properties that the Company believes can be sold within the next twelve months based on current market conditions and the asking price. The Company cannot provide assurance that the proceeds from properties held for sale will equal their carrying value.

        The following table presents the changes in properties held for sale for the years ended December 31, 2003 and 2004 (in thousands):

2003 transfers to held for sale	$12,690

Balance at December 31, 2003	12,690
2004 transfers to held for sale	509
Assets sold during 2004	(1,329)
Adjustments in estimated carrying value	(129)
Assets returned to active use	(2,892)

Balance at December 31, 2004	$8,849

        The gains on the sale of properties classified as held for sale of approximately $0.5 million for the year 2004 are classified as a reduction of selling, general and administrative expenses.

(7) RESTRICTED CASH

        At December 31, 2004 and 2003, restricted cash and cash equivalents consisted of the following (in thousands):

	2004	2003
Cash collateral for letter of credit facility	$—	$88,817

        Operators of hazardous waste handling facilities are required by federal and state regulations to provide financial assurance for closure and post-closure care of those facilities should those facilities cease operation. Closure would include the cost of removing the waste stored at the facility which ceased operating, sending such material to another site for disposal, and performing certain procedures for decontamination of the facility. The Company has placed most of the required financial assurance through Steadfast Insurance Company, which requires letters of credit as collateral to its financial assurance obligations. At December 31, 2003, the Company had a Letter of Credit Facility (the "L/C Facility") under an Agreement dated September 6, 2002 between the Company and Fleet National Bank ("Fleet"). The L/C Facility Agreement provided that Fleet would issue up to $100.0 million of letters of credit at the Company's request provided that the Company posted collateral equal to 103% of the amount of the outstanding letters of credit. As further discussed in Note 10, "Financing Arrangements," on June 30, 2004, the L/C Facility was replaced with a synthetic letter of credit facility (the "Synthetic LC Facility"). Under the Synthetic LC Facility, the Company is not required to post cash collateral. On June 30, 2004, the $88.9 million of restricted cash then on deposit was released to the Company.

(8) INTANGIBLE ASSETS

        Below is a summary of amortizable intangible assets at December 31, 2004 and 2003 (in thousands):

	2004			2003
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Permits	$98,120	$20,269	$77,851	$92,815	$16,272	$76,543
Customer Profile Database	4,900	2,288	2,612	4,626	1,358	3,268

	$103,020	$22,557	$80,463	$97,441	$17,630	$79,811

        Below is a summary of the expected amortization for intangible assets for the years ending December 31, (in thousands):

Expected Amortization
2005	$5,014
2006	4,615
2007	4,229
2008	3,584
2009	3,179
Thereafter	59,842

80,463
Goodwill no longer subject to amortization	19,032

$99,495

        Amortization expense was $4.8 million, $4.8 million, and $2.5 million, for the years 2004, 2003, and 2002, respectively.

(9) OTHER ACCRUED EXPENSES

        Other accrued expenses consist of the following (in thousands):

		(Restated)
	2004	2003
Insurance	$7,249	$8,925
Interest	8,505	1,597
Payroll and benefits	5,721	6,157
Transaction costs	28	1,211
Other items	19,551	15,967

	$41,054	$33,857

(10) FINANCING ARRANGEMENTS

        The following table is a summary of the Company's financing arrangements:

	December 31, 2004	December 31, 2003
	(in thousands)
Revolving Facility with a financial institution, bearing interest at either the U.S. or Canadian prime rate (5.25% and 4.25%, respectively, at December 31, 2004) or the Eurodollar rate (2.40% at December 31, 2004), depending on the currency of the underlying loan, plus 1.50%, collateralized by accounts receivable	$—	$—
Senior Secured Notes, bearing interest at 11.25%, collateralized by a second-priority lien on substantially all of the Company's assets within the United Sates except for accounts receivable	150,000	—
Revolving Credit Facility with a financial institution, bearing interest at LIBOR (1.17% at December 31, 2003) plus 3.50% or the U.S. or Canadian prime rate (both 4.00% at December 31, 2003) plus 0.50% at the Company's election	—	35,291
Senior Loans, bearing interest at LIBOR (1.17% at December 31, 2003) plus 7.75%	—	107,209
Subordinated Loans, bearing interest at 22.50%	—	40,000

	150,000	182,500
Less unamortized issue discount	1,878	—
Less obligations classified as current	—	35,291

Long-term obligations	$148,122	$147,209

        Prior to June 30, 2004, the Company had outstanding a $100.0 million three-year revolving credit facility (the "Revolving Credit Facility"), $115.0 million of three-year non-amortizing term loans (the "Senior Loans") and $40.0 million of five-year non-amortizing subordinated loans (the "Subordinated Loans"). In addition to such financings, the Company had established a letter of credit facility (the "L/C Facility") under which the Company could obtain up to $100.0 million of letters of credit by providing cash collateral equal to 103% of the amount of such outstanding letters of credit. On June 30, 2004, the Company's debt under the Revolving Credit Facility, the Senior Loans and the Subordinated Loans was replaced by $150.0 million of eight-year Senior Secured Notes (the "Senior Secured Notes") and a $30.0 million revolving credit facility (the "Revolving Facility") as described below. Additionally, the L/C Facility was replaced with a synthetic letter of credit facility (the "Synthetic LC Facility") whereby the Company may obtain up to $90.0 million of letters of credit as described below.

        The principal terms of the Senior Secured Notes, the Revolving Facility, and the Synthetic LC Facility are as follows:

        Senior Secured Notes.    The Senior Secured Notes were issued under an Indenture dated June 30, 2004 (the "Indenture"). The Senior Secured Notes bear interest at 11.25% and mature on July 15, 2012. The Senior Secured Notes were issued at a $2.0 million discount that resulted in an effective yield of 11.5%. Interest is payable semiannually in cash on each January 15 and July 15, commencing on January 15, 2005.

        The Senior Secured Notes are secured by a second-priority lien on all of the domestic assets of the Company and its domestic subsidiaries that secure the Company's reimbursement obligations under the Synthetic LC Facility on a first-priority basis (as described below); provided that such assets do not include any capital stock, notes, instruments, other equity interests of any of the Company's subsidiaries, accounts receivable, and certain other excluded collateral as provided in the Indenture. The Senior Secured Notes are jointly and severally guaranteed on a senior secured second-lien basis by substantially all of the Company's existing and future domestic subsidiaries. The Senior Secured Notes are not guaranteed by the Company's foreign subsidiaries.

        The Indenture provides for certain covenants, the most restrictive of which requires the Company, within 120 days after the close of each twelve-month period ending on June 30 of each year (beginning June 30, 2005) to apply an amount equal to 50% of the period's Excess Cash Flow (as defined below) to either prepay, repay, redeem or purchase its first-lien obligations under the Revolving Facility and Synthetic LC Facility or to make offers ("Excess Cash Flow Offers") to repurchase of all or part of the then outstanding Senior Secured Notes at an offering price equal to 104% of their principal amount plus accrued interest. "Excess Cash Flow" is defined in the Indenture as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") less interest expense, all taxes paid or accrued in the period, capital expenditures made in cash during the period, and all cash spent on environmental monitoring, remediation or relating to environmental liabilities of the Company.

        Excess Cash Flow for the six months ended December 31, 2004 was $9.8 million, and the Company anticipates Excess Cash Flow will be generated from operations during the six-month period ending June 30, 2005. Accordingly, the Company anticipates being required, within 120 days following June 30, 2005, to offer to repurchase Senior Secured Notes in the amount of 50% of the Excess Cash Flow generated during the twelve-month period ending June 30, 2005. However, at December 31, 2004, the Company had no outstanding first-lien obligations under its Revolving Facility or Synthetic LC Facility and the market price of the Senior Secured Notes was in excess of the 104% of principal amount at which the Company is required and permitted by the Indenture and the Credit Agreement to make Excess Cash Flow Offers for outstanding Senior Secured Notes. It therefore now appears unlikely that any holders of Senior Secured Notes would accept an Excess Cash Flow Offer made in accordance with the Indenture and the Credit Agreement unless the trading price of the Senior Secured Notes declines prior to the time in 2005 at which the Company will be required to make such an offer. To the extent the Note holders do not accept an Excess Cash Flow Offer based on the Excess Cash Flow earned through June 30, 2005, such Excess Cash Flow will not be included in the amount of Excess Cash Flow earned in subsequent periods. However, the Indenture's requirement to make Excess Cash Flow Offers in respect of Excess Cash Flow earned in subsequent twelve-month periods will remain in effect.

        The $6.3 million cost associated with the issuance of the Senior Secured Notes was recorded as a component of deferred financing costs and is being amortized to interest expense over the life of the Senior Secured Notes.

        Revolving Facility.    Both the Revolving Facility and the Synthetic LC Facility were established under a Loan and Security Agreement dated June 30, 2004 (the "Credit Agreement") among the Company, Fleet Capital Corporation as agent for the Revolving Lenders thereunder, Credit Suisse First Boston as agent for the letter of credit facility lenders (the "LC Facility Lenders") thereunder, and certain other parties. The Revolving Facility allows the Company to borrow up to $30.0 million in cash, based upon a formula of eligible accounts receivable. This total is separated into two lines of credit, namely a line for the Company and its U.S. subsidiaries equal to $24.7 million and a line for the Company's Canadian subsidiaries of $5.3 million. The Revolving Facility also allows the Company to have issued up to $10.0 million of letters of credit, with the outstanding amount of such letters of credit reducing the maximum amount of borrowings permitted under the Revolving Facility. At December 31, 2004, the Company had no borrowings and $1.2 million of letters of credit outstanding under the Revolving Facility, and the Company had approximately $28.8 million available to borrow. Amounts outstanding under the Revolving Facility bear interest at an annual rate of either the U.S. or Canadian prime rate or the Eurodollar rate (depending on the currency of the underlying loan) plus 1.50%. The Credit Agreement requires the Company to pay an unused line fee of 0.125% per annum on the unused portion of the Revolving Facility. The Revolving Facility matures on June 30, 2009.

        The Revolving Facility is secured by a first security interest in accounts receivable and a second security interest in substantially all other assets. The Revolving Facility prohibits the payment of dividends on the Company's common stock but allows the payment of dividends on the Company's Series B Preferred Stock.

        Under the Credit Agreement, the Company is required to maintain a maximum Leverage Ratio (as defined below) of no more than 2.80 to 1.0 and 2.55 to 1.0 for the four-quarter periods ended or ending December 31, 2004 and March 31, 2005, respectively. The maximum Leverage Ratio is then reduced to no more than 2.50 to 1.0 for the four-quarter periods ending June 30, 2005 through March 31, 2006, and then, in approximately equal increments, to no more than 2.30 to 1.0 for the four-quarter period ending December 31, 2008, and to no more than 2.25 to 1.0 for each succeeding quarter. The Leverage Ratio is defined as the ratio of the consolidated indebtedness of the Company to its consolidated EBITDA achieved for the latest four-quarter period. For the four-quarter period ended December 31, 2004, the Leverage Ratio was 1.81 to 1.0, which was within covenant.

        The Company is also required under the Credit Agreement to maintain a minimum Interest Coverage Ratio (as defined below) of not less than 2.40 to 1.0 and 2.65 to 1.0 for the four-quarter periods ended or ending December 31, 2004 and March 31, 2005, respectively. The minimum Interest Coverage Ratio is then increased to not less than 2.70 to 1.0 for the four-quarter periods ending June 30, 2005 through December 31, 2005, and then, in approximately equal increments, to not less than 2.85 to 1.0 for the four-quarter period ending December 31, 2007, and not less than 3.00 to 1.0 for each succeeding four-quarter period. The Interest Coverage Ratio is defined as the ratio of the Company's consolidated EBITDA to its consolidated interest expense. For the four-quarter period December 31, 2004, the Interest Coverage Ratio was 3.32 to 1.0, which was within covenant.

        The Company is also required to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 for each four-quarter period, commencing with the quarter ended December 31, 2004. For the period ended December 31, 2004, the Company's fixed charge coverage ratio was 1.74 to 1.0, which was within covenant.

        The $0.3 million cost associated with the issuance of the Revolving Facility was recorded as a component of deferred financing costs and is being amortized to interest expense over the life of the Revolving Facility.

        Synthetic LC Facility.    The Synthetic LC Facility provides that Credit Suisse First Boston (the "LC Facility Issuing Bank") will issue up to $90.0 million of letters of credit at the Company's request. The LC Facility requires that the LC Facility Lenders maintain a cash account (the "Credit-Linked

Account") to collateralize the Company's outstanding letters of credit. Should any such letter of credit be drawn in the future and the Company fail to satisfy its reimbursement obligation, the LC Facility Issuing Bank would be entitled to draw upon the appropriate portion of the $90.0 million in cash which the LC Facility Lenders under the Credit Agreement have deposited into the Credit-Linked Account. Acting through the LC Facility Agent, the LC Facility Lenders would then have the right to exercise their rights as first-priority lien holders (second-priority as to receivables) on substantially all of the assets of the Company and its domestic subsidiaries. The Company has no right, title or interest in the Credit-Linked Account established under the Credit Agreement for purposes of the Synthetic LC Facility. The Company is required to pay (i) a quarterly participation fee at the annual rate of 5.35% on the average daily balance in the Credit-Linked Account and (ii) a quarterly fronting fee at the annual rate of 0.30% of the average daily aggregate amount of letters of credit outstanding under the Synthetic LC Facility. At December 31, 2004, letters of credit outstanding under the Synthetic LC facility were $89.4 million. The term of the Synthetic LC Facility will expire on June 30, 2009.

        The $3.1 million cost associated with the issuance of the Synthetic LC Facility was recorded as a component of deferred financing costs and is being amortized to interest expense over the life of the Synthetic LC Facility.

        The principal terms of the Revolving Credit Facility, the Senior Loans, the Subordinated Loans, and the L/C Facility outstanding at December 31, 2003 were as follows:

        Revolving Credit Facility.    The Revolving Credit Facility was established under a Loan and Security Agreement dated September 6, 2002, as subsequently amended (the "Revolving Credit Agreement") between the Company and Congress Financial Corporation (New England) as Lender and as Agent for the other Lenders thereunder. The Revolving Credit Facility allowed the Company to borrow up to $100.0 million in cash and letters of credit, based upon a formula of eligible accounts receivable. This total was separated into two lines of credit, namely a line for the Company's Canadian Subsidiaries of $20.0 million in Canadian dollars and a line for the Company and its U.S. subsidiaries equal to $100.0 million in U.S. dollars less the then conversion value of the Canadian line. Letters of credit outstanding at any one time under the Revolving Credit Facility could not exceed $20.0 million. At December 31, 2003, letters of credit outstanding were $1.2 million and the Company had approximately $39.8 million available to borrow. This consisted of borrowing availability in the U.S. of approximately $30.6 million and availability in Canada of approximately $9.2 million (USD). The Revolving Credit Agreement, as most recently amended, allowed for up to 80% of the outstanding balance of the loans to bear interest at an annual rate of LIBOR plus 3.50%, with the balance at either U.S. or Canadian prime (as appropriate) plus 0.50%. The Revolving Credit Agreement required the Company to pay an unused line fee of 0.25% per annum on the unused portion of the revolving credit. The Company's obligations under the Revolving Credit Facility were secured by a first security interest in the Company's accounts receivable and a second security interest in substantially all of the Company's other assets (exclusive of real estate, rolling stock and cash collateral provided by the Company to the issuer of the letters of credit under the L/C Facility).

        For the first and second quarters of 2003, the Company violated a loan covenant under the Revolving Credit Facility which was cured by amending the Loan and Security Agreement dated September 6, 2002 (the "Loan and Security Agreement") with the Second Amendment to the Loan and Security Agreement (the "Second Amendment") and the Third Amendment to the Loan and Security Agreement (the "Third Amendment").

        In exchange for the lenders waiving the violation of the loan covenant for the first and second quarters of 2003 and resetting the loan covenants for future periods, the Second Amendment and Third Amendment required the Company to pay amendment fees that totaled approximately $0.4 million and the Third Amendment increased the interest rate from that of the Loan and Security Agreement from LIBOR plus 3.00% to LIBOR plus 3.50%, or from the U.S. prime rate to the prime rate plus 0.50% for U.S. based prime rate loans. For prime rate based borrowings in Canada, the Third Amendment increased the interest rate from that of the Loan and Security Agreement from the Canadian prime rate to the Canadian prime rate plus 0.50%. The increases in the interest rates under the Third Amendment became effective as of August 1, 2003.

        Senior Loans and Subordinated Loans.    The Senior Loans and the Subordinated Loans were issued under a Financing Agreement dated September 6, 2002 (the "Financing Agreement"). As explained below, at December 31, 2003 the Senior Loans bore interest at LIBOR plus 7.75% and the Subordinated Loans bore at 22.5%. The Senior Loans and the Subordinated Loans were secured by a first security or mortgage interest in substantially all of the Company's assets, except for second security interests in the Company's accounts receivable in which the Agent under the Revolving Credit Facility had a first security interest and the cash collateral provided by the Company to the issuer of letters of credit under the L/C Facility in which such issuer had a first security interest.

        For the first and second quarters of 2003, the Company violated certain of the loan covenants under the Senior Loans and Subordinated Loans which was cured by amending the Financing Agreement dated September 6, 2002 (the "Financing Agreement") with the First Amendment to Financing Agreement (the "First Financing Amendment") and the Second Amendment to Financing Agreement (the "Second Financing Amendment").

        In exchange for the lenders waiving the violation of the loan covenants for the first and second quarters of 2003 and resetting the loan covenants for future periods, the First Financing Amendment and Second Financing Amendment required the Company to pay amendment fees totaling approximately $1.0 million. The Second Financing Amendment increased the interest rates from those of the Financing Agreement for Senior and Subordinated Loans from LIBOR plus 7.25% to LIBOR plus 7.75% and from 22.0% to 22.5%, respectively.

        In October 2003, the Financing Agreement was further modified by the Third Amendment to Financing Agreement (the "Third Financing Amendment"). The Third Financing Amendment redefined the fixed charge coverage ratio for the fiscal quarters ending September 30, 2003 through June 30, 2004 to exclude from capital expenditures the effect of correcting certain non-cash errors that had been made through application of purchase accounting in the preparation of the consolidated statements of cash flows for the six months ended June 30, 2003. Those corrections are described in Amendment No. 1 on Form 10-Q/A as filed on November 14, 2003 to the Company's previously filed reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

        L/C Facility.    The L/C Facility was established under a Letter of Credit Facility Agreement dated September 6, 2002 (the "L/C Facility Agreement") between the Company and Fleet National Bank ("Fleet"). The L/C Facility Agreement provided that Fleet will issue up to $100.0 million of letters of credit at the Company's request provided that the Company posted cash collateral equal to 103% of the amount of the outstanding letters of credit (with the Company paying Fleet's customary charges for the issuance of such letters of credit plus an annual fee equal to 0.3% of the outstanding amount thereof). At December 31, 2003, letters of credit outstanding were $85.9 million.

(11) LEGAL PROCEEDINGS

  General Environmental Matters

        The Company's waste management services are continuously regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. This ongoing regulation results in the Company frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved in such proceedings generally relate to applications for permits and licenses by the Company and conformity with legal requirements, alleged violations of existing permits and licenses or requirements to clean up contaminated sites. At December 31, 2004, the Company was involved in various proceedings, the principal of which are described below, relating primarily to activities at or shipments from the Company's waste treatment, storage and disposal facilities.

  Legal Proceedings Related to Acquisition of CSD Assets

        Effective September 7, 2002 (the "Closing Date"), the Company purchased from Safety-Kleen Services, Inc. and certain of its domestic subsidiaries (collectively, the "Sellers") substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"). The Company purchased the CSD assets pursuant to a sale order (the "Sale Order") issued by the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which had jurisdiction over the Chapter 11 proceedings involving the Sellers, and the Company therefore took title to the CSD assets without assumption of any liability (including pending or threatened litigation) of the Sellers except as expressly provided in the Sale Order. However, under the Sale Order (which incorporated by reference certain provisions of the Acquisition Agreement between the Company and Safety-Kleen Services, Inc.), the Company became subject to certain legal proceedings involving the CSD assets for three reasons as described below. As of December 31, 2004, the Company had reserves of $35.4 million (substantially all of which the Company had established as part of the purchase price for the CSD assets) relating to the Company's estimated potential liabilities in connection with such legal proceedings which were then pending. The Company periodically adjusts the aggregate amount of such reserves when such potential liabilities are paid or otherwise discharged or additional relevant information becomes available to the Company.

        The first reason for the Company becoming subject to certain legal proceedings in connection with the acquisition of the CSD assets is that, as part of the CSD assets, the Company acquired all of the outstanding capital stock of certain Canadian subsidiaries (the "CSD Canadian Subsidiaries") formerly owned by the Sellers (which subsidiaries were not part of the Sellers' bankruptcy proceedings), and the Company therefore became subject to the legal proceedings (which include the Ville Mercier Legal Proceedings described below) in which the Canadian Subsidiaries were then involved. The second reason is that, on the Closing Date for the CSD assets, there were ongoing legal proceedings (which include the FUSRAP Legal Proceedings described below) which directly involved certain of the CSD assets of which the Company became the owner and operator. While the Company did not agree to be responsible for damages or other liabilities of the Sellers relating to such proceedings, these proceedings might nevertheless affect the future operation of those CSD assets. The third reason is that, as part of the purchase price for the CSD assets, the Company agreed with the Sellers that the Company would indemnify the Sellers against certain current and future liabilities of the Sellers under applicable federal and state environmental laws including, in particular, the Sellers' share of certain cleanup costs payable to governmental entities under the federal Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Act") or analogous state Superfund laws. As described below, the Company and the Sellers are not in complete agreement at this time as to the scope of the Company's indemnity obligations under the Sale Order and the Acquisition Agreement with respect to certain Superfund liabilities of the Sellers.

        The principal legal proceedings related to the Company's acquisition of the CSD assets are as follows. While, as described below, the Company has established reserves for certain of these matters, there can be no guarantee that any ultimate liability the Company incurs for any of these matters will not exceed (or be less than) the amount of the current reserves or that the Company will not incur other material expenditures.

        Ville Mercier Legal Proceedings.    One of the CSD Canadian Subsidiaries (the "Mercier Subsidiary") owns and operates a hazardous waste incinerator in Ville Mercier, Quebec (the "Mercier Facility"). A property owned by the Mercier Subsidiary adjacent to the current Mercier Facility is now contaminated as a result of actions dating back to 1968, when the Quebec government issued to the unrelated company which then owned the Mercier Facility two permits to dump organic liquids into lagoons on the property. By 1972, groundwater contamination had been identified, and the Quebec government provided an alternate water supply to the municipality of Ville Mercier.

        In 1999, Ville Mercier and three neighboring municipalities filed separate legal proceedings against the Mercier Subsidiary and certain related companies together with certain former officers and directors, as well as against the Government of Quebec. The lawsuits assert that the defendants are jointly and severally responsible for the contamination of groundwater in the region, which the plaintiffs claim was caused by contamination from the former Ville Mercier lagoons and which they claim caused each municipality to incur additional costs to supply drinking water for their citizens since the 1970's and early 1980's. The four municipalities claim a total of $1.6 million (CDN) as damages for additional costs to obtain drinking water supplies and seek an injunctive order to obligate the defendants to remediate the groundwater in the region. The Quebec Government also sued the Mercier Subsidiary to recover approximately $17.4 million (CDN) of alleged past costs for constructing and operating a treatment system and providing alternative drinking water supplies. The Mercier Subsidiary continues to assert that it has no responsibility for the groundwater contamination in the region.

        Because the continuation of such proceedings by the Mercier Subsidiary, which the Company now owns, would require the Company to incur legal and other costs and the risks inherent in any such litigation, the Company, as part of its integration plan for the CSD assets, decided to vigorously review options which will allow the Company to establish harmonious relations with the local communities, resolve the adversarial situation with the Provincial government and spare continued legal costs. Based upon the Company's review of likely settlement possibilities, the Company now anticipates that as part of any such settlement it will likely agree to assume at least partial responsibility for remediation of certain environmental contamination and certain prior costs. At December 31, 2004, the Company had accrued $10.6 million for remedial liabilities and associated legal costs relating to the Ville Mercier Legal Proceedings.

        FUSRAP Legal Proceedings.    As part of the CSD assets, the Company acquired a hazardous waste landfill in Buttonwillow, California (the "Buttonwillow Landfill"). During 1998 and 1999, the Seller's subsidiary which then owned the Buttonwillow Landfill (the "Buttonwillow Seller") accepted and disposed in the Buttonwillow Landfill certain construction debris (the "FUSRAP Wastes") that originated at a site in New York that was part of the federal Formerly Utilized Sites Remedial Action Program ("FUSRAP"). FUSRAP was created in the mid-1970s in an attempt to manage various sites around the country contaminated with residual radioactivity from activities conducted by the Atomic Energy Commission and the United States military during World War II. The FUSRAP Wastes are primarily construction and demolition debris exhibiting low-activity residual radioactivity that were shipped to the Buttonwillow Landfill by the U.S. Army Corps of Engineers.

        The California Department of Health Services ("DHS") claimed in a letter to the Buttonwillow Seller delivered in 1999 that the Buttonwillow Seller did not lawfully accept the FUSRAP Wastes under applicable California law and regulations. Both DHS and the California Department of Toxic Substances Control ("DTSC") filed claims in the Sellers' bankruptcy proceedings preserving the right of those agencies to claim penalties for damages against the Buttonwillow Seller and possibly seeking to compel removal of the FUSRAP Wastes from the Buttonwillow Landfill. However, aside from the letter to the Buttonwillow Seller and the filing of the proofs of claim in the Sellers' bankruptcy proceedings, the California agencies have not commenced any enforcement proceedings relating to the Buttonwillow Landfill. Both the Company and the Sellers believe that the FUSRAP Wastes were properly, safely and lawfully disposed of at the Buttonwillow Landfill under all applicable laws and regulations, and the Company would vigorously resist any efforts to require that such wastes be removed if either of the California agencies should in the future initiate any enforcement action for this purpose. The Company now estimates that the cost of removing the FUSRAP Wastes from the Buttonwillow Landfill would be approximately $6.9 million. However, the Company has not accrued any costs of removing the FUSRAP Wastes because the Company believes that, in the event the California agencies were in the future to initiate any enforcement action, only a remote possibility exists that a final order would be issued requiring the Company to remove such wastes.

        In November 2003, a California non-profit corporation allegedly acting under the California Unfair Business Practices Act added the Company (as the current owner of the Buttonwillow Landfill) as a defendant to a lawsuit which that corporation had originally brought in 2000 against certain of the Sellers in the California Superior Court for the County of Los Angeles. That lawsuit sought, among other matters, an order requiring the named defendants (including the Company) to remove the FUSRAP Wastes from the Buttonwillow Landfill and to dispose of this material at a facility licensed for disposal of radioactive waste. The Company filed a motion for summary adjudication and while the motion was pending, on December 23, 2004, the Company settled the lawsuit brought by that non-profit corporation through payment by the Company of a substantially reduced percentage of the legal fees incurred by that corporation and the execution of releases by all parties to the lawsuit, and the lawsuit was dismissed by the Court with prejudice.

        Indemnification of Certain CSD Superfund Liabilities.    The Company's agreement with the Sellers under the Acquisition Agreement and the Sale Order to indemnify the Sellers against certain cleanup costs payable to governmental entities under federal and state Superfund laws now relate primarily to

(i) two properties included in the CSD assets which are either now subject or proposed to become subject to Superfund proceedings, (ii) certain potential liabilities which the Sellers might incur in the future in connection with an incinerator formerly operated by Marine Shale Processors, Inc. to which the Sellers shipped hazardous wastes, and (iii) 35 active Superfund sites owned by third parties where the Sellers have been designated as Potentially Responsible Parties ("PRPs"). As described below, there are also four other Superfund sites owned by third parties where the Sellers have been named as PRPs or potential PRPs and for which the Sellers have sent demands for indemnity to the Company since September 2004. In the case of the two properties referenced above which were included in the CSD assets, the Company is potentially directly liable for cleanup costs under applicable environmental laws because of the Company's ownership and operation of such properties since the Closing Date. In the case of Marine Shale Processors and the 35 other third-party sites referenced above, the Company does not have direct liability for cleanup costs but may have an obligation to indemnify the Sellers, to the extent provided in the Acquisition Agreement and the Sale Order, against the Sellers' share of such cleanup costs which are payable to governmental entities.

        Federal and state Superfund laws generally impose strict, and in certain circumstances, joint and several liability for the costs of cleaning up Superfund sites not only upon the owners and operators of such sites, but also upon persons or entities which in the past have either generated or shipped hazardous wastes which are present on such sites. The Superfund laws also provide for liability for damages to natural resources caused by hazardous substances at such sites. Accordingly, the Superfund laws encourage PRPs to agree to share in specified percentages of the aggregate cleanup costs for Superfund sites by entering into consent decrees, settlement agreements or similar arrangements. Non-settling PRPs may be liable for any shortfalls in government cost recovery and may be liable to other PRPs for equitable contribution. Under the Superfund laws, a settling PRP's financial liability could increase if the other settling PRPs were to become insolvent or if additional or more severe contamination were discovered at the relevant site. In estimating the amount of those Sellers' liabilities at those Superfund sites where one or more of the Sellers has been designated as a PRP and as to which the Company believes that it has potential liability under the Acquisition Agreement and the Sale Order, the Company therefore reviewed any existing consent decrees, settlement agreements or similar arrangements with respect to those sites, the Sellers' negotiated volumetric share of liability (where applicable), the Company's prior knowledge of the relevant sites, and the Company's general experience in dealing with the cleanup of Superfund sites.

        Properties Included in CSD Assets.    The CSD assets acquired by the Company include an active service center located at 2549 North New York Street in Wichita, Kansas (the "Wichita Property"). The Wichita Property is one of several properties located within the boundaries of a 1,400 acre state-designated Superfund site in an old industrial section of Wichita known as the North Industrial Corridor Site. Along with numerous other PRPs, the Sellers executed a consent decree relating to such site with the EPA, and the Company is continuing its ongoing remediation program for the Wichita Property in accordance with that consent decree. Also included within the CSD assets acquired by the Company are rights under an indemnification agreement between the Sellers and a prior owner of the Wichita Property which the Company anticipates but cannot guarantee will be available to reimburse certain such cleanup costs.

        The CSD assets also include a former hazardous waste incinerator and landfill in Baton Rouge, Louisiana ("BR Facility") currently undergoing remediation pursuant to an order issued by the

Louisiana Department of Environmental Quality. In December 2003, the Company received an information request from the federal EPA pursuant to the Superfund Act concerning the Devil's Swamp Lake Site ("Devil's Swamp") in East Baton Rouge Parish, Louisiana. On March 8, 2004, the EPA proposed to list Devil's Swamp on the National Priorities List for further investigations and possible remediation. Devil's Swamp includes a lake located downstream of an outfall ditch where wastewaters and stormwaters have been discharged from the BR Facility, as well as extensive swamplands adjacent to it. Contaminants of concern cited by the EPA as a basis for listing the site include substances of the kind found in wastewaters discharged from the BR Facility in past operations. While the Company's ongoing corrective actions at the BR Facility may be sufficient to address the EPA's concerns, there can be no assurance that additional action will not be required and that the Company will not incur material costs. The Company cannot now estimate its potential liability for Devil's Swamp; accordingly, the Company has accrued no liability for remediation of Devil's Swamp beyond what was already accrued pertaining to the ongoing corrective actions and amounts sufficient to cover certain projected legal fees and related expenses.

        Marine Shale Processors.    Beginning in the mid-1980's and continuing until July 1996, Marine Shale Processors, Inc., located in Amelia, Louisiana ("Marine Shale"), operated a kiln which incinerated waste producing a vitrified aggregate as a by-product. Marine Shale contended that its operation recycled waste into a useful product, i.e., vitrified aggregate, and therefore was exempt from regulation under the Resource Conservation Recovery Act ("RCRA") and permitting requirements as a hazardous waste incinerator under applicable federal and state environmental laws. The EPA contended that Marine Shale was a "sham-recycler" subject to the regulation and permitting requirements as a hazardous waste incinerator under RCRA, that its vitrified aggregate by-product was a hazardous waste, and that Marine Shale's continued operation without required permits was illegal. Litigation between the EPA and Marine Shale began in 1990 and continued until July 1996 when the U.S. Fifth Circuit Court of Appeals ordered Marine Shale to shutdown its operations. During the course of its operation, Marine Shale produced thousands of tons of aggregate, some of which was sold as fill material at various locations in the vicinity of Amelia, Louisiana, but most of which was stockpiled on the premises of the Marine Shale facility. Almost all of this aggregate has since been moved to a nearby site owned by an affiliate of Marine Shale, known as Recycling Park, Inc. In accordance with a court order authorizing the movement of this material to this off-site location, all of the materials located at Recycling Park, Inc. comply with the land disposal restrictions of RCRA. Approximately 7,000 tons of aggregate remain on the Marine Shale site. Moreover, as a result of past operations, soil and groundwater contamination may exist on the Marine Shale facility and the Recycling Park, Inc. site.

        Although the Sellers never held an equity interest in Marine Shale, the Sellers were among the largest customers of Marine Shale in terms of overall incineration revenue. If the EPA or the Louisiana Department of Environmental Quality ("LDEQ") were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, the Sellers could potentially be exposed to liability for cleanup costs as PRPs and, in such event, the Sellers could assert that the Company would be obligated to indemnify the Sellers for such costs payable to governmental entities in accordance with the Company's agreement described above. Based on a plan to settle obligations that was established at the time of the acquisition, the Company obtained more complete information as to the potential status of the Marine Shale facility and the Recycling Park, Inc. site as a Superfund site or sites, the potential costs associated with possible removal and disposal of some or all of the vitrified aggregate and closure and remediation of the Marine Shale facility and the Recycling Park, Inc. site, and the respective shares of other identified potential PRPs on a volumetric basis. Accordingly, the Company determined in the third quarter of 2003 that the remedial liabilities and associated legal costs were then probable and estimable and recorded liabilities for the Company's estimate of the Sellers' proportionate share of environmental cleanup costs potentially payable to governmental entities under federal and/or state Superfund laws. At December 31, 2004, the Company had accrued $13.7 million of reserves relating to potential cleanup costs for the Marine Shale facility and the Recycling Park, Inc. site.

        On December 24, 2003, the Sellers' plan of reorganization became effective under chapter 11 of the Bankruptcy Code. If the EPA or the LDEQ were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, the Sellers might assert that they are not responsible for potential cleanup costs associated with such site or sites, and the Company might assert that under the Sale Order the Company is not obligated to pay or reimburse cleanup and related costs associated with such site or sites. The Company cannot now provide assurances with respect to any such matters which, in the event the EPA or the LDEQ were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund or sites, would need to be resolved by future events, negotiations and, if required, legal proceedings.

        Third Party Superfund Sites.    Prior to the Closing Date, the Sellers had generated or shipped hazardous wastes which are present on an aggregate of 35 sites owned by third parties which have been designated as federal or state Superfund sites and at which the Sellers, along with other parties, had been designated as PRPs. Under the Acquisition Agreement and the Sale Order, the Company agreed with the Sellers that the Company would indemnify the Sellers against the Sellers' share of the cleanup costs payable to governmental entities in connection with those 35 sites, which were listed in Exhibit A to the Sale Order (the "Listed Third Party Sites"). At 29 of the Listed Third Party Sites, the Sellers had addressed, prior to the Company's acquisition of the CSD assets in September 2002, the Sellers' cleanup obligations to the federal and state governments and to other PRPs by entering into consent decrees or other settlement agreements or by participating in ongoing settlement discussions or site studies and, in accordance therewith, the PRP group is generally performing or has agreed to perform the site remediation program with government oversight. With respect to one of those 29 Listed Third Party Sites, certain developments have occurred since the Company's purchase of the CSD assets as described in the following paragraph. Of the six remaining Listed Third Party Sites, the Company on behalf of the Sellers is contesting with the governmental entities and PRP groups involved liability at two sites, has settled the Sellers' liability at one site, confirmed that the Sellers were ultimately not named as PRPs at one site, and plans to fund participation by the Sellers as settling PRPs at three sites. With respect to the 35 Listed Third Party Sites, the Company had reserves of $20.2 million at December 31, 2004.

        With respect to one (the "Helen Kramer Landfill Site") of the 35 Listed Third Party Sites, the Sellers had entered (prior to the Sellers commencing their bankruptcy proceeding in June 2000) into settlement agreements with certain members of the PRP group which agreed to perform the cleanup of that site in accordance with a consent decree with governmental entities, in return for which the Sellers received a conditional release from such governmental entities. Following the Sellers' commencement of their bankruptcy proceeding, the Sellers failed to satisfy their payment obligations to those PRPs under those settlement agreements. In November 2003, certain of those PRPs made a demand directly on the Company for the Sellers' share of the cleanup costs incurred by the PRPs with respect to the

Helen Kramer Landfill Site. However, at a hearing in the Bankruptcy Court on January 6, 2004 on a motion by those PRPs seeking an order that the Company was liable to such PRPs under the terms of the Sale Order, the Bankruptcy Court declined to hear the motion on the ground that those PRPs (which are not governmental entities) have no right to seek direct payment from the Company for any portion of the cleanup costs which they have incurred in connection with that site. The Company also understands that, when the Sellers' plan of reorganization became effective in December 2003, the Sellers were discharged from their obligations to those PRPs for that site, and the Sellers have never made an indemnity request upon the Company for any obligations relating to that site. The PRPs have indicated their intention to pursue additional recourse against the Company, but the Company filed in February 2005 a complaint with the Bankruptcy Court seeking sanctions against the PRPs for contempt of the injunction in the Sale Order against those PRPs' efforts to proceed directly against the Company, and that matter is still pending.

        By letters to the Company dated September 22 and 28, 2004, and January 22 and 28, 2005, the Sellers identified, in addition to the 35 Listed Third Party Sites, four additional sites owned by third parties which the EPA or a state environmental agency has designated as a Superfund site or potential Superfund site and at which one or more of the Sellers have been named as a PRP or potential PRP. In those letters, the Sellers asserted that the Company has an obligation to indemnify the Sellers for their share of the potential cleanup costs associated with such four additional sites. The Company has responded to such letters from the Sellers by stating that, under the Sale Order, the Company has no obligation to reimburse the Sellers for any cleanup and related costs (if any) which the Sellers may incur in connection with such four additional sites. The Company intends to assist the Sellers in providing information now in the Company's possession with respect to such four additional sites and to participate in negotiations with the government agencies and PRP groups involved. In addition, at one of those four additional sites, the Company may have some liability independently of the Sellers' involvement with that site, and the Company may also have certain defense and indemnity rights under contractual agreements for prior acquisitions relating to that site. Accordingly, the Company is now investigating that site further. However, the Company now believes that it has no liabilities with respect to the potential cleanup of those four additional sites that are both probable and estimable at this time, and the Company has therefore not established any reserves for any potential liabilities of the Sellers or the Company in connection therewith.

        Inactive Third Party Superfund Sites.    In addition to the Superfund sites owned by third parties described in the preceding paragraphs, the Sellers have also been identified as PRPs at several other federal or state Superfund sites owned by third parties that the Company believes are now inactive with respect to the Sellers. The inactive sites generally involve the shipment by the Sellers of a de minimis amount of wastes to such sites and prior consent decrees, settlement agreements or similar arrangements providing for minimal payment obligations by the Sellers. De minimis agreements generally are intended to settle all claims for small PRPs and such agreements have limited "re-opener" provisions. At certain other inactive sites, the Sellers have disclaimed any liability by advising the governmental entities involved that the Sellers had not shipped any wastes to those sites. The Company has not established reserves for any of the inactive sites because the Company believes that the Sellers' cleanup liabilities with respect to those sites have already been resolved and that, under the Sale Order, the Company would not be responsible for such liabilities in any event.

  Other Legal Proceedings Related to CSD Assets

        In addition to the legal proceedings related to the acquisition of the CSD assets described above, one lawsuit has been filed against the Company subsequent to the acquisition based in part upon allegations relating to the Company's current ownership and operation of a former CSD facility. In December 2003, a lawsuit was filed in the 18th Judicial District Court in Iberville Parish, Louisiana, against the Company's subsidiary which acquired and now operates a deep injection well facility near Plaquemine, Louisiana. This lawsuit was brought under the citizen suit provisions of the Louisiana Environmental Quality Act. The lawsuit alleges that the facility is in violation of state law by disposing of hazardous waste into an underground injection well that the plaintiffs allege is located within the banks or boundaries of a body of surface water within the jurisdiction of the State of Louisiana. The lawsuit also focuses on a "new area of concern" at the facility which the plaintiffs allege is a source of contamination which will require environmental remediation and/or restoration. The lawsuit also alleges that the Company's former facility manager made false representations and failed to disclose material information to the regulators about the site after the Company acquired it in September 2002. The plaintiffs seek an order declaring the injection well to be located within the banks or boundaries of a body of surface water under state law, payment of civil penalties, and an additional penalty of $1.0 million for damages to the environment, plus interest. The plaintiffs also seek an order requiring the facility to remove all waste disposed of since September of 2002, and in general, to conduct an investigation into and remediate the alleged contamination at the facility, as well as damages for alleged personal injuries and property damage, natural resources damages, costs of litigation, and attorney's fees. Although, as described above, this lawsuit was originally brought only against the Company's subsidiary which acquired and operates the Plaquemine facility, the plaintiffs sent on February 23, 2005 a written notice to the Louisiana Department of Environmental Quality indicating their intent to file a new citizens' suit to seek similar remedies against Clean Harbors, Inc. and Clean Harbors Environmental Services, Inc.

        The Company believes this lawsuit is without merit, and is vigorously defending against the claims made. The Company further believes that, since its acquisition by the Company, the Plaquemine facility has been and now is in full compliance with its operating permits and all applicable state laws, and that any alleged contamination in the "new area of concern" complained of by the plaintiffs was and is already being addressed under the corrective action provisions of its RCRA operating permit. In addition, the Company believes that many of the plaintiffs' claims relate to actions or omissions allegedly taken or caused by third parties that formerly owned and/or operated, or generated or shipped waste to, the Plaquemine facility for which the Company has no legal responsibility under the Sale Order. Although the Company has established reserves to cover its estimated legal costs to be incurred in connection with this proceeding, this lawsuit is in its preliminary stages and the Company is therefore unable to estimate any other potential liability relating to the lawsuit.

  Legal Proceedings Not Related to CSD Assets

        In addition to the legal proceedings in which the Company became involved as a result of its acquisition of the CSD assets, the Company is, or in the case of certain recently resolved proceedings was, also involved in certain legal proceedings which have arisen for other reasons. The principal such legal proceedings include certain federal securities class action litigation (which was dismissed on November 30, 2004 as described below), certain Superfund proceedings relating to sites owned by third parties where the Company (or a predecessor) has been named a PRP, certain regulatory proceedings, and litigation involving the former holders of the Company's subordinated notes.

        Federal Securities Class Action Litigation.    On November 18, 2003, an individual plaintiff who purchased 1,700 shares of the Company's common stock filed a purported class action suit in the United States District Court for the District of Massachusetts against the Company and a current and former officer of the Company. The plaintiff alleged violation of the Securities Exchange Act of 1934 and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and sought certification of a class that would consist of all purchasers of the Company's stock between November 19, 2002 and August 14, 2003. Principally, the complaint alleged that in connection with certain of the Company's public announcements the Company failed to disclose adverse information with respect to the impact of the acquisition of the CSD assets on the Company and that certain financial projections included in those announcements, particularly the guidance issued with respect to anticipated EBITDA for 2003, were overstated and made without reasonable basis. Subsequently, three additional plaintiffs who purchased 300, 16,500 and 1,500 shares of the Company's common stock, respectively, filed complaints in the same court containing essentially the same allegations and seeking the same class certification.

        The Company believes that at all times during the purported class period the Company and the two other defendants conducted themselves in compliance with relevant securities laws and that the guidance as to anticipated EBITDA and other forward-looking statements contained in the Company's public announcements are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. On November 30, 2004, all of the lawsuits described in the preceding paragraph were voluntarily dismissed with prejudice by the lead counsel for the plaintiffs. The cases were never certified as a class action, and the plaintiffs voluntarily dismissed their cases by means of a voluntary stipulation of dismissal with prejudice, without financial consideration and with mutual release of all claims.

        Superfund Sites Not Related to CSD Acquisition.    The Company has been named as a PRP at 28 sites that are not related to the CSD acquisition. Fourteen of these sites involve two subsidiaries which the Company acquired from ChemWaste, a former subsidiary of Waste Management, Inc. As part of that acquisition, ChemWaste agreed to indemnify the Company with respect to any liability of those two subsidiaries for waste disposed of before the Company acquired them. Accordingly, Waste Management is paying all costs of defending those two Company subsidiaries in those 14 cases, including legal fees and settlement costs.

        The Company's subsidiary which owns the Bristol, Connecticut facility is involved in one of the 28 Superfund sites. As part of the acquisition of that facility, the seller and its now parent company, Cemex, S.A., agreed to indemnify the Company with respect to any liability for waste disposed of before the Company acquired the facility, which would include any liability arising from Superfund sites.

        Eleven of the 28 Superfund sites involve subsidiaries acquired by the Company which had been designated as PRPs with respect to such sites prior to acquisition of such subsidiaries by the Company. Some of these sites have been settled, and the Company believes its ultimate liability with respect to the remaining such sites will not be material to the Company's result of operations, cash flow from operations or financial position.

        As of December 31, 2004, the Company had reserves of $0.2 million for cleanup of Superfund sites not related to the CSD acquisition at which either the Company or a predecessor has been named as a PRP. However, there can be no guarantee that the Company's ultimate liabilities for these sites will not materially exceed this amount or that indemnities applicable to any of these sites will be available to pay all or a portion of related costs.

  EPA Enforcement Actions

        Kimball Facility.    On April 2, 2003, Region VII of the U.S. Environmental Protection Agency ("EPA Region VII") in Kansas City, Kansas, served a Complaint, Compliance Order and Notice of Opportunity for Hearing ("CCO") on the Company's subsidiary which operates an incineration facility in Kimball, Nebraska. The CCO stems from an inspection of the Kimball facility between April 8 and 10, 2002. Thereafter, EPA Region VII issued a Notice of Violation ("NOV") for certain alleged violations of RCRA. The Company responded to the NOV by letter and contested the allegations. After extensive settlement negotiations, on February 23, 2004, the Company and EPA Region VII executed a Consent Agreement and Final Order that included a Supplemental Environmental Project ("SEP"). The Company will be required to perform and account for the SEP in accordance with the EPA's SEP Policy. The SEP will involve cleaning out chemicals from high school laboratories, art departments and other campus locations, with all such work to be performed by the Company's own trained field chemists. The SEP will also include the proper packaging, labeling, manifesting, transportation, and ultimately disposal, recycling or re-use of these chemicals at the hazardous waste treatment, storage and disposal facilities owned and operated by the Company's subsidiaries, in lieu of the payment of any further civil penalties. The Company will have two years to complete the performance of the SEP, and any remaining amounts then still owed and outstanding will have to be paid in cash at that time, as calculated pursuant to a sliding scale formula that reduces the amount of cash that will be owed as more of the environmental services are rendered over the two-year period. At December 31, 2004, the Company had accrued $132 thousand for its SEP liability.

        Chicago Facility.    By letter dated January 16, 2004, Region V of the EPA ("EPA Region V") in Chicago, Illinois notified the Company that EPA Region V believes the Company's Chicago, Illinois facility may be in violation of the National Emission Standard for Benzene Waste Operations Subpart FF regulations promulgated under the Clean Air Act and that EPA Region V may seek injunctive relief and civil penalties for these alleged violations. The alleged violations pertain to total annual benzene quantity determinations and reporting, provisions of individual waste stream identification and emissions control information, and treatment and control requirements for the benzene waste streams. EPA Region V is seeking a fine of $325 thousand. The Company believes that its Chicago facility complies in all material respects with these regulations and has engaged in ongoing settlement discussions with EPA Region V to resolve the issues described in the letter from EPA Region V without litigation. The Company believes that the cost of resolving this matter will not be material to the Company's results of operations or financial position.

  State and Provincial Enforcement Actions

        Chicago Facility.    On February 12, 2004, the Company's subsidiary which owns the Chicago facility was notified by the Illinois Attorney General's Office that an enforcement action was being initiated against such facility. The enforcement action alleges that the Chicago facility has violated its operating permit, certain Illinois Pollution Control Board regulations, and allegedly applicable provisions of the National Emission Standards for Hazardous Air Pollutants ("NESHAPs"). The Illinois Attorney General's Office announced that it was seeking $170 thousand in penalties. Legal and compliance representatives of the Company have held discussions with the Illinois Attorney General's Office and the Illinois Environmental Protection Agency, and anticipate that a Supplemental Environmental Project will be negotiated that will substantially reduce the cash component of the penalty in exchange for agreeing to the installation of equipment upgrades at the facility designed to address and control air emissions from operations. These negotiations are ongoing, and although significant progress has been made, there can be no assurance that a settlement can be reached or that the penalty will be reduced.

        London, Ontario Facility.    Clean Harbors Environmental Services Inc., and one of the Company's Canadian subsidiaries, Clean Harbors Canada, Inc., received a summons alleging a number of regulatory offenses under the Ontario Occupational Health and Safety Act as a result of a fire in October 2003 at a Clean Harbors Canada, Inc., waste transfer facility in London, Ontario. A worker at the facility received serious injuries as a result of the fire. The initial appearance on this matter occurred on November 22, 2004. The Company has not yet determined whether to defend the charges or attempt to negotiate a settlement. The Company has not accrued any liability associated with this matter because any potential liability is not now estimable.

  Contingency

        Litigation Involving Former Holders of Subordinated Notes.    On April 30, 2001, the Company issued to John Hancock Life Insurance Company, Special Value Bond Fund, LLC, the Bill and Melinda Gates Foundation, and certain other institutional lenders (collectively, the "Lenders") $35 million of 16% Senior Subordinated Notes due 2008 (the "Subordinated Notes") as part of the Company's refinancing of all its then outstanding indebtedness. Under the Securities Purchase Agreement dated as of April 12, 2001, between the Company and the Lenders (the "Purchase Agreement"), the Company was also required to pay a $350 thousand closing fee and issue to the Lenders warrants for an aggregate of 1,519,020 shares of the Company's common stock (the "Warrants") exercisable at any time prior to April 30, 2008 at an exercise price of $.01 per share. The Purchase Agreement contained covenants limiting (with certain exceptions) the Company's ability to acquire other businesses or incur additional indebtedness without the consent of a majority in interest of the Lenders. The Purchase Agreement also provided that, if the Company should elect to prepay the Subordinated Notes prior to maturity, the Company would be obligated to pay a prepayment penalty which, in the case of a prepayment prior to April 30, 2004, would include a so-called "Make Whole Amount" computed using a discount rate 2.5% above the then current yield on United States government securities of equal maturity to the Subordinated Notes. The Purchase Agreement also provided that, if the Company should default on any of the terms of the Purchase Agreement including the covenants described above, the Lenders would have the right to call the Subordinated Notes for payment at an amount equal to the principal, accrued interest and the so-called "Make Whole Amount" then in effect.

        During several months prior to the Company's acquisition of the CSD assets effective September 7, 2002, the Company sought the Lenders' cooperation with respect to such acquisition and to include the Lenders in a refinancing of the Company's outstanding debt (which might involve leaving the Subordinated Notes outstanding or refinancing them). The Lenders, however, ultimately refused to provide any such cooperation. The Company thus notified the Lenders that it was proceeding with the acquisition of the CSD assets, which would be a violation of certain covenants in the Purchase Agreement, and the Lenders then called the Subordinated Notes for payment, including principal, interest and the "Make Whole Amount" of $16,991,129, an amount equal to 48.5% of the principal amount of the Subordinated Notes. In response to the Lenders' demand, the Company immediately paid in full the amount demanded, while notifying the Lenders that it was paying the "Make Whole Amount" under protest. It is the Company's position that if the payment to the Lenders is not deemed to be voluntary and the 48.5% "Make Whole Amount" is deemed unconscionable, the "Make-Whole Amount" is likely to be held unenforceable under Massachusetts case law.

        Shortly after the closing of the acquisition of the CSD assets, the Company wrote to the Lenders demanding a return of the prepayment penalty, in response to which, on September 27, 2002, the Lenders filed a complaint in the Norfolk Superior Court asking the Court to determine the prepayment penalty to be valid and enforceable. On October 1, 2002, the Company filed a complaint in the Business Litigation Session of the Suffolk Superior Court seeking a declaratory judgment that the "Make Whole Amount" is an unenforceable penalty and seeking an order for the return of the amount paid as a penalty, less the Lenders' actual damages (if any), plus interest and costs. In the case of certain of the Lenders, the Company also seeks a judgment that those Lenders' receipt of their share of the "Make Whole Amount," the closing payment and the fair value of the Warrants constitutes a violation of applicable Massachusetts usury laws. The Company filed a motion seeking to consolidate both legal proceedings in the Business Litigation Session of the Suffolk Superior Court, which motion was granted. Discovery in the proceedings was completed and all parties served and filed motions for summary judgment. On March 15, 2004, the Court granted summary judgment for the Lenders ruling that the "Make Whole Amount" was enforceable, and on May 15, 2004 the court ordered the Company pay $323 thousand to the Lenders for legal and expert cost reimbursement. The Company has appealed the Court's rulings, and the Lenders have cross-appealed as to the amount of legal and expert cost reimbursement. The Appeals Court heard the appeals on March 5, 2005, but a decision by the Court is not expected for several months. The Company has not accrued the Lenders' legal and expert costs because, based on the advice of legal counsel, the Company now believes that such payment is not probable.

(12) CLOSURE AND POST-CLOSURE LIABILITIES

        The Company records environmental-related accruals for closure and post-closure obligations at both its landfill and non-landfill operations. See Note 4 for further discussion of the Company's methodology for estimating and recording these accruals.

        Reserves for closure and post-closure obligations are as follows (in thousands):

	2004	2003
Landfill facilities:
Cell closure	$14,959	$13,744
Facility closure	1,726	1,713
Post-closure	2,203	2,246

	18,888	17,703

Non-landfill retirement liability:
Facility closure	6,763	7,992

	25,651	25,695
Less obligation classified as current	2,930	6,480

Long-term closure and post-closure liability	$22,721	$19,215

        All of the landfill facilities included in the table above are active as of December 31, 2004.

        Anticipated payments (based on current estimated costs) and anticipated timing of necessary regulatory approvals to commence work on closure and post-closure activities for each of the next five years and thereafter are as follows (in thousands):

Year ending December 31,
2005		$3,097
2006		3,347
2007		5,188
2008		7,207
2009		3,411
Thereafter		205,570

Undiscounted closure and post-closure liabilities		227,820
Less:	Reserves to be provided (including discount of $120.1 million) over remaining site lives	(202,169)

Present value of closure and post-closure liabilities		$25,651

        The changes to closure and post-closure liabilities for the year ended December 31, 2004 are as follows (in thousands):

	December 31, 2003	New Asset Retirement Obligations	Accretion	Changes in Estimate Charged to Statement of Operations	Other Changes in Estimates	Currency Translation, Reclassifications and Other	Payments	December 31, 2004
Landfill retirement liability	$17,703	$958	$2,460	$(1,069)	$(1,157)	$43	$(50)	$18,888
Non-landfill retirement liability	7,992	—	902	(928)	(8)	6	(1,201)	6,763

Total	$25,695	$958	$3,362	$(1,997)	$(1,165)	$49	$(1,251)	$25,651

        The changes to closure and post-closure liabilities for the year ended December 31, 2003 are as follows (in thousands):

	December 31, 2003	Cumulative Effect of Changes in Accounting for Asset Retirement Obligations	Purchase Accounting Adjustment Due to Change in Accounting for Asset Retirement Obligations	Other Purchase Accounting Adjustments	New Asset Retirement Obligations	Accretion and Other Charges to Expense	Decrease Due to Increase in Highly Probable Airspace and other Changes in Estimates	Currency Translation, Reclassifications and Other	Payments	December 31, 2003
Landfill retirement liability	$60,765	$(79)	$(38,794)	$2,851	$1,004	$3,476	$(11,596)	$127	$(51)	$17,703
Non-landfill retirement liability	—	1,381	8,489	761	—	1,042	49	(1,045)	(2,685)	7,992

Total	$60,765	$1,302	$(30,305)	$3,612	$1,004	$4,518	$(11,547)	$(918)	$(2,736)	$25,695

        The Company adopted SFAS No. 143 as of January 1, 2003. The following table presents the liability for asset retirement obligations calculated on a pro forma basis as of December 31, 2002 as if the Statement had been previously adopted. The pro forma amounts of the liabilities were calculated using the same assumptions as were used upon the adoption of the Standard (amounts in thousands):

Pro Forma December 31, 2002
Landfill facilities	$24,748
Non-landfill facilities	8,871

Total	$33,619

        The following table shows the adjustment to restated net loss and basic and diluted loss per share as if SFAS No. 143 was adopted as of January 1, 2002 (in thousands except for per share amounts):

(Restated)
2002
Restated net loss	$(28,447)
Accretion of closure and post-closure liabilities, net of tax	155

Adjusted net loss	$(28,292)

Basic loss per share:
Restated loss attributable to common shareholders	$(2.44)
Accretion of closure and post-closure liabilities, net of tax	0.01

Adjusted restated loss attributable to common shareholders	$(2.43)

Diluted loss per share:
Restated loss attributable to common shareholders	$(2.44)
Accretion of closure and post-closure liabilities, net of tax	0.01

Adjusted restated loss attributable to common shareholders	$(2.43)

(13) REMEDIAL LIABILITIES

        Remedial liabilities are obligations to investigate, alleviate or eliminate the effects of a release (or threat of a release) of hazardous substances into the environment and may also include corrective action under RCRA. The Company's operating subsidiaries' remediation obligations can be further characterized as Legal, Superfund, Long-term Maintenance and One-Time Projects. Legal liabilities are typically comprised of litigation matters that can involve certain aspects of environmental cleanup and can include third party claims for property damage or bodily injury allegedly arising from or caused by exposure to hazardous substances originating from Company activities or operations, or in certain cases, from the actions or inactions of other persons or companies. Superfund liabilities are typically claims alleging that the Company is a potentially responsible party and/or is potentially liable for environmental response, removal, remediation and cleanup costs at/or from either an owned or third party site. As described in Note 11, "Legal Proceedings," Superfund liabilities also include certain Superfund liabilities to governmental entities for which the Company is potentially liable to reimburse the Sellers in connection with the Company's 2002 acquisition of the CSD assets from Safety-Kleen Corp. Long-term Maintenance includes the costs of groundwater monitoring, treatment system operations, permit fees and facility maintenance for discontinued operations. One-Time Projects include the costs necessary to comply with regulatory requirements for the removal or treatment of contaminated materials.

        SFAS No. 143 applies to asset retirement obligations that arise from ordinary business operations. The Company became subject to almost all of its remedial liabilities as part of the acquisition of the CSD from Safety-Kleen Corp., and the Company believes that most of the remedial obligations did not arise from normal operations. Remedial liabilities to which the Company became subject in connection with the acquisition of the CSD assets have been and will continue to be inflated using the inflation rate at the time of acquisition (2.4%) until the expected time of payment, then discounted at the risk-free interest rate at the time of acquisition (4.9%). Remedial liabilities incurred subsequent to the acquisition and remedial liabilities that existed prior to the acquisition have been and will continue to be recorded at the estimated current value of the liability, which is usually neither increased for inflation nor reduced for discounting.

        The Company records environmental-related accruals for remedial obligations at both its landfill and non-landfill operations. See Note 4 for further discussion of the Company's methodology for estimating and recording these accruals.

        Reserves for remedial obligations are as follows (in thousands):

	2004	2003
Remedial liabilities for landfill sites	$4,985	$5,525
Remedial liabilities for discontinued facilities not now used in active conduct of the Company's business	95,116	97,535
Remedial liabilities (including Superfund) for non-landfill open sites	55,516	54,376

	155,617	157,436
Less obligation classified as current	11,328	14,802

Long-term remedial liability	$144,289	$142,634

        Anticipated payments (based on current estimated costs) and anticipated timing of necessary regulatory approvals to commence work on remedial activities for each of the next five years and thereafter are as follows (in thousands):

Year ending December 31,
2005	$11,328
2006	11,351
2007	16,970
2008	16,490
2009	12,185
Thereafter	133,535

Undiscounted remedial liabilities	201,859
Less: Discount	(46,242)

Present value of remedial liabilities	$155,617

        The anticipated payments for Long-term Maintenance range from $4.5 million to $6.9 million per year over the next five years. Spending on One-Time Projects for the next five years ranges from $1.1 million to $8.2 million per year with an average expected payment of $5.0 million per year. Legal and Superfund liabilities payments are expected to be between $1.7 million and $2.8 million per year for the next five years with the exception of 2009 where spending is anticipated to be $6.4 million primarily because of one case. These estimates are managed on a daily basis, reviewed at least quarterly, and adjusted as additional information becomes available.

        The changes to remedial liabilities for the year ended December 31, 2004 are as follows (in thousands):

	December 31, 2003	Accretion	Changes in Estimate Charged to Statement of Operations	Other Changes in Estimate	Currency Translation, Reclassifications and Other	Payments	December 31, 2004
Remedial liabilities for landfill sites	$5,525	$225	$(420)	$—	$140	$(485)	$4,985
Remedial liabilities for discontinued facilities not now used in the active conduct of the Company's business	97,535	4,390	(841)	392	196	(6,556)	95,116
Remedial liabilities (including Superfund) for non-landfill open sites	54,376	2,417	(29)	—	765	(2,013)	55,516

Total	$157,436	$7,032	$(1,290)	$392	$1,101	$(9,054)	$155,617

        The changes to remedial liabilities for the year ended December 31, 2003 are as follows (in thousands):

	December 31, 2002	Cumulative Effect of Changes in Accounting for Asset Retirement Obligations	Purchase Accounting Adjustment Due to Change in Accounting for Asset Retirement Obligations	Other Purchase Accounting Adjustments	Accretion and Other Charges to Expense	Currency Translation, Reclassifications and Other	Payments	December 31, 2003
Remedial liabilities for landfill sites	$4,519	$—	$—	$662	$230	$358	$(244)	$5,525
Remedial liabilities for discontinued facilities not now used in the active conduct of the Company's business	104,899	537	(16,363)	6,003	3,804	2,228	(3,573)	97,535
Remedial liabilities (including Superfund) for non-landfill open sites	34,428	—	(16)	18,059	2,347	978	(1,420)	54,376

Total	$143,846	$537	$(16,379)	$24,724	$6,381	$3,564	$(5,237)	$157,436

        Estimation of Certain Preacquisition Contingencies—SFAS No. 5, "Accounting for Contingencies," requires that an estimated loss from a loss contingency be accrued and recorded as a liability if it is both probable and estimable, but the Statement does not permit a company acquiring assets to record as part of the purchase price those assumed liabilities which are not both probable and estimable. As described in Note 11, "Legal Proceedings," under the headings "Ville Mercier Legal Proceedings" and

"Marine Shale Processors," as of December 31, 2002 the Company was unable to estimate the amount of potential remedial liabilities in connection with the facility and sites which are the subject of these proceedings, but, as part of the integration plan of the CSD acquisition, the Company committed to obtaining the data required so that the Company could record such potential liabilities as adjustments to the purchase price. Sufficient additional information on these proceedings was obtained prior to the first anniversary to allow the Company to record these potential liabilities as adjustments to the purchase price for the CSD assets in accordance with generally accepted accounting principles in the United States. Accordingly, additional discounted environmental liabilities were recorded as part of the purchase price in the quarter ended September 30, 2003. At December 31, 2004, the Company had recorded reserves of $13.7 million and $10.6 million relating to Marine Shale Processors and the Ville Mercier Legal Proceedings, respectively.

        Remedial liabilities, including Superfund liabilities—As described in the tables above under "Reserves for remedial obligations," the Company had as of December 31, 2004 a total of $155.6 million of estimated liabilities for remediation of environmental contamination, of which $5.0 million related to the Company's landfills and $150.6 million related to non-landfill facilities (including Superfund sites owned by third parties). The Company periodically evaluates potential remedial liabilities at sites that it owns or operates or to which the Company or the Sellers of the CSD assets (or the respective predecessors of the Company or the Sellers) transported or disposed of waste, including 56 Superfund sites as of December 31, 2004. The Company periodically reviews and evaluates sites requiring remediation, including Superfund sites, giving consideration to the nature (i.e., owner, operator, arranger, transporter or generator) and the extent (i.e., amount and nature of waste hauled to the location, number of years of site operations or other relevant factors) of the Company's (or the Sellers') alleged connection with the site, the extent (if any) to which the Company believes it may have an obligation to the Sellers to indemnify cleanup costs in connection with the site, the regulatory context surrounding the site, the accuracy and strength of evidence connecting the Company (or the Sellers) to the location, the number, connection and financial ability of other named and unnamed PRPs and the nature and estimated cost of the likely remedy. Where the Company concludes that it is probable that a liability has been incurred, provision is made, based upon management's judgment and prior experience, for the Company's best estimate of the liability.

        Remediation liabilities are inherently difficult to estimate. Estimating remedial liabilities requires that the existing environmental contamination be understood. There is a risk that the actual quantities of contaminates differ from the results of the site investigation, and there is a risk that contaminants exist that have not been identified by the site investigation. In addition, the amount of remedial liabilities recorded is dependent on the remedial method selected. There is a risk that funds will be expended on a remedial solution that is not successful, which could result in the additional incremental costs of an alternative solution. Such estimates, which are subject to change, are subsequently revised if and when additional information becomes available.

        In connection with the Company's acquisition of the CSD assets, the Company performed extensive due diligence, including hiring third-party engineers and attorneys to estimate accurately the aggregate liability for remedial liabilities to which the Company became potentially liable as a result of the acquisition. Those remedial liabilities relate to the active and discontinued hazardous waste treatment and disposal facilities which the Company acquired as part of the CSD assets and 35 Superfund sites owned by third parties for which the Company agreed to indemnify certain remedial liabilities owed or potentially owed by the Sellers and payable to governmental entities. In the case of each such facility and site, the Company's estimate of remediation liabilities involved an analysis of such factors as: (i) the nature and extent of environmental contamination (if any), (ii) the terms of applicable permits and agreements with regulatory authorities as to cleanup procedures and whether modifications to such permits and agreements will likely need to be negotiated, (iii) the cost of performing anticipated cleanup activities based upon current technology, and (iv) in the case of Superfund and other sites where other parties will also be responsible for a portion of the cleanup costs, the likely allocation of such costs and the ability of such other parties to pay their share. Based upon the Company's analysis of each of the above factors in light of currently available facts and legal interpretations, existing technology, and presently enacted laws and regulations, the Company estimates that its aggregate liabilities as of December 31, 2004 (as calculated in accordance with generally accepted accounting principles in the United States) for future remediation relating to all of its owned or leased facilities and the Superfund sites for which the Company has current or potential liability is approximately $155.6 million. The Company also estimates that it is "reasonably possible" as that term is defined in SFAS No. 5 ("more than remote but less than likely"), that the amount of such total liabilities could be up to $22.3 million greater than such $155.6 million. Future changes in either available technology or applicable laws or regulations could affect such estimates of environmental liabilities. Since the Company's satisfaction of the liabilities will occur over many years and in some cases over periods of 30 years or more, the Company cannot now reasonably predict the nature or extent of future changes in either available technology or applicable laws or regulations and the impact that those changes, if any, might have on the current estimates of environmental liabilities.

        The following tables show, respectively, (i) the amounts of such estimated liabilities associated with the types of facilities and sites involved and (ii) the amounts of such estimated liabilities associated with each facility or site which represents at least 5% of the total and with all other facilities and sites as a group.

        Estimates Based on Type of Facility or Site (dollars in thousands):

Type of Facility or Site	Discounted Remedial Liability	% of Total	Discounted Reasonably Possible Additional Losses
Facilities now used in active conduct of the Company's business (14 facilities)	$38,490	24.7%	$7,534
Discontinued CSD facilities not now used in active conduct of the Company's business but acquired because assumption of remedial liabilities for such facilities was part of the purchase price for CSD assets (18 facilities)	94,939	61.0	11,471
Superfund sites owned by third parties on which wastes generated or shipped by the Sellers (or their predecessors) are present (19 sites)	20,180	13.0	1,863
Sites for which the Company had liabilities prior to the acquisition of CSD assets (3 Superfund sites and 6 other sites)	2,008	1.3	1,475

Total	$155,617	100.0%	$22,343

        Estimates Based on Amount of Potential Liability (dollars in thousands):

Location	Type of Facility or Site	Discounted Remedial Liability	% of Total	Discounted Reasonably Possible Additional Losses
Baton Rouge, LA	Closed incinerator and landfill	$38,552	24.8%	$5,391
Bridgeport, NJ	Closed incinerator	27,657	17.8	3,345
Marine Shale Processors	Potential third party Superfund site	13,739	8.8	1,379
Mercier, Quebec	Open incineration facility and legal proceedings	11,325	7.3	1,163
Roebuck, SC	Closed incinerator	10,438	6.7	832
Various	All other incinerators, landfills, wastewater treatment facilities and service centers (35 facilities)	47,271	30.4	9,556
Various	All other Superfund sites (each representing less than 5% of total liabilities) owned by third parties on which wastes generated or shipped by either the Company or the Sellers (or their predecessors) are present (21 sites)	6,635	4.2	677

Total		$155,617	100.0%	$22,343

        Revisions to remedial reserve requirements may result in upward or downward adjustments to income from operations in any given period. The Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. It is reasonably possible that legal, technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities and/or the revision of currently recorded liabilities that could be material. The impact of such future events cannot be estimated at the current time.

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying amounts of cash and cash equivalents, and restricted cash and cash equivalents approximate fair value. The fair value of the marketable securities, which consist of auction rate securities, is par value, at which they trade. The fair value of the Senior Secured Notes is based on quoted market price. The Company borrowings at variable interest rates approximate fair value because the interest rates are based on floating rates identified by reference to market rates. The fair values of the Company's Subordinated Loans could not be determined, since there was no active market in these securities. At December 31, 2004 and 2003, the estimated fair values of the Company's financial instruments are as follows (in thousands):

	Carrying Amount	Fair Value
December 31, 2004
Cash and cash equivalents	$31,081	$31,081
Marketable securities	16,800	16,800
Senior Secured Notes	150,000	159,516
December 31, 2003
Cash and cash equivalents	$6,331	$6,331
Restricted cash and cash equivalents	88,817	88,817
Subordinated Loans for which no quoted market prices were available	40,000	—
Borrowings at variable rates	142,500	142,500

        See Notes 4, 7 and 10 for further discussion on restricted cash and cash equivalents.

(15) COMMITMENTS AND CONTINGENCIES

        Leases.    The Company leases facilities, service centers and personal property under certain operating leases. Some of these lease agreements contain an escalation clause for increased taxes and operating expenses and are renewable at the option of the Company. The Company also leases certain equipment under capital lease obligations, which consists primarily of rolling stock and laboratory equipment. Lease terms range from two to seven years. The following is a summary of future minimum payments under capital and operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2004 (in thousands):

Year	Total Capital Leases	Total Operating Leases
2005	$1,872	$9,104
2006	1,707	5,955
2007	1,178	4,024
2008	817	2,896
2009	138	2,251
Thereafter	10	1,297

Total minimum lease payments	5,722	$25,527

Less: imputed interest at interest rates ranging from 1.67% to 35.9%	715

Present value of future minimum lease payments	$5,007

Total capital lease obligations	$5,007
Less: current portion of capital lease obligations	1,522

Long-term capital lease obligations	$3,485

        During the years 2004, 2003 and 2002, rent expense was approximately $32.3 million, $30.0 million, and $17.9 million, respectively.

        Other Contingencies.    The Company is subject to various regulatory requirements, including the procurement of requisite licenses and permits at its facilities. These licenses and permits, without which the Company's operations would be adversely affected, are subject to periodic renewal. The Company anticipates that, once a license or permit is issued with respect to a facility, the license or permit will be renewed at the end of its term if the facility's operations are in compliance with the applicable regulatory requirements.

        Under the Company's insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract. It is the policy of the Company to retain a significant portion of certain expected losses related primarily to workers' compensation, health insurance, comprehensive general, environmental impairment and vehicle liability. Provisions for losses expected under these programs are recorded based upon the Company's estimates of the aggregate liability for claims. The deductible per occurrence for the workers' compensation, general liability and vehicle liability is $0.5 million. The deductible per occurrence for the environmental impairments is $1.0 million. At December 31, 2004 and 2003, the Company had accrued $4.4 million and $4.4 million as restated, respectively, for its self-insurance liabilities. Actual expenditures in future periods can differ materially from accruals based on estimates.

        Gain Contingency.    In 2003, the Company filed an insurance claim in the amount of $4.5 million for reimbursement of costs incurred and lost profits relating to a fire that occurred at a then CSD-owned facility that the Company acquired as part of the acquisition of the CSD assets from Safety-Kleen Corp. The Company recorded $1.2 million as a receivable for out-of-pocket costs, and the Company determined that the $3.3 million of the claim related to lost profits was a gain contingency.

As of December 31, 2004, the Company had $1.2 million recorded as a receivable for out-of-pocket costs. The Company will record the portion of the claim that represents lost profits as a component of other income if or when a settlement is reached with the insurance company.

(16) INCOME TAXES

        The domestic and foreign components of income (loss) before provision for income taxes and cumulative effect of change in accounting principle are as follows (in thousands):

	For the Year Ended December 31,
		(Restated)	(Restated)
	2004	2003	2002
Domestic	$(4,906)	$(27,602)	$(31,854)
Foreign	13,549	15,390	7,194

Total	$8,643	$(12,212)	$(24,660)

        The provision for income taxes consists of the following (in thousands):

	For the Year Ended December 31,
	2004	2003	2002
Current:
Federal	$(124)	$—	$(545)
State	50	185	610
Foreign	5,944	5,701	2,047

Total	5,870	5,886	2,112

Deferred
Federal	—	—	488
State	—	—	564
Foreign	173	(564)	623

Total	173	(564)	1,675

Net provision for income taxes	$6,043	$5,322	$3,787

        The effective income tax rate varies from the amount computed using the statutory federal income tax rate as follows:

	For the Year Ended December 31,
		(Restated)	(Restated)
	2004	2003	2002
Book income at statutory rate	$2,939	$(4,152)	$(8,384)
State income taxes, net of federal benefit	(304)	148	556
Foreign rate differential	1,349	330	202
Foreign income inclusion	4,529	3,378	2,446
Adjustment of prior year's estimated attributes	645	(362)	(456)
Change in federal valuation allowance	1,034	5,632	8,934
Other	609	348	489
Tax credits, net	(4,758)	—	—

Net provision for income taxes.	$6,043	$5,322	$3,787

        The components of the total net deferred tax assets and liabilities at December 31, 2004 and 2003 were as follows (in thousands):

	2004	(Restated) 2003
Deferred tax assets:
Workers compensation accrual	$1,753	$1,775
Provision for doubtful accounts	1,144	1,228
Closure, post-closure and remedial liabilities	45,072	47,771
Accrued expenses	2,250	1,497
Accrued compensation	10	446
Net operating loss carryforwards	17,661	23,706
Tax credit carryforwards	12,525	1,660

Total deferred tax asset	80,415	78,083

Deferred tax liabilities:
Property, plant and equipment	(11,198)	(14,951)
Permits and customer databases	(28,623)	(20,384)
Miscellaneous	(204)	(3,139)

Total deferred tax liability	(40,025)	(38,474)

Total net deferred tax asset before valuation allowance	40,390	39,609

Less valuation allowance	(39,714)	(32,837)

Net deferred tax asset	$676	$6,772

        The Company has U.S. federal net operating loss carryovers of approximately $45.2 million at December 31, 2004 which begin to expire in 2012. The Company has federal tax credit carryovers of approximately $1.4 million at December 31, 2004 which begin to expire in 2007 and foreign tax credit carryovers of approximately $11.1 million which begin to expire in 2012.

        In the first quarter of 2004, the Company recorded a benefit of approximately $0.1 million as the result of a favorable resolution of a federal alternative minimum tax net operating loss carryback claim.

        In the fourth quarter of 2002, the Company recorded a benefit of approximately $0.7 million as a result of the favorable resolution of a federal alternative minimum tax net operating loss carryback claim.

        In the third quarter of 2002, the Company established a $16.9 million valuation allowance on the deferred tax assets recorded in connection with the acquisition of the CSD assets. The valuation allowance was subsequently reduced to $4.4 million in 2003 as a result of adjustments to the deferred tax assets recorded in the acquisition. In the third quarter of 2002, the Company established a valuation allowance against its existing net deferred tax assets position of $1.1 million in recognition of the difficulty posed in projecting future profits in view of the acquisition. All reductions to the valuation allowance associated with the CSD acquisition in the future will be recorded as a decrease to acquisition-related intangible assets, rather than a tax provision benefit as the net deferred tax assets were fully reserved at the time of the related business combination.

        The Company provides for U.S. taxes on all of its foreign earnings as the foreign earnings are not considered to be permanently invested outside the U.S.

        The Company maintains a full valuation allowance against its U.S. deferred tax assets, calculated in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires that a valuation allowance be established or maintained when it is "more likely than not" that all or a portion of the deferred tax asset will not be realized.

        The American Jobs Creation Act of 2004 (the "Act") was enacted on October 24, 2004. The Act makes a number of changes to the income tax laws such as a new reduction for qualifying domestic production activities and the ability to repatriate permanent reinvested foreign earnings at an effective tax rate of 5.25%. The Company is currently reviewing the provisions of the Act and its impact cannot be quantified at this time; however, it is not anticipated that the Act will have a material impact on the Company's income tax provision.

(17) EARNINGS (LOSS) PER SHARE

        The following is a reconciliation of basic and diluted earnings (loss) per share computations (in thousands except for per share amounts):

	Year Ended 2004
	Loss (Numerator)	Shares (Denominator)	Loss Per Share
Income before cumulative effect of change in accounting principle	$2,600
Redemption of Series C Preferred Stock, dividends on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	(11,798)

Basic and diluted loss available to common shareholders before cumulative effect of change in accounting principle	(9,198)	14,099	$(0.65)
Cumulative effect of change in accounting principle, net of tax	—	14,099	—

Basic and diluted loss attributable to common shareholders	$(9,198)	14,099	$(0.65)

	Year Ended 2003
	(Restated) Loss (Numerator)	Shares (Denominator)	(Restated) Loss Per Share
Loss before cumulative effect of change in accounting principle	$(17,534)
Dividends on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	3,287

Basic and diluted loss available to common shareholders before cumulative effect of change in accounting principle	(20,821)	13,553	$(1.54)
Cumulative effect of change in accounting principle, net of tax	(66)	13,553	—

Basic and diluted loss attributable to common shareholders	$(20,887)	13,553	$(1.54)

	Year Ended 2002
	(Restated) Loss (Numerator)	Shares (Denominator)	(Restated) Loss Per Share
Loss before cumulative effect of change in accounting principle	$(28,447)
Dividends on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	1,291

Basic and diluted loss available to common shareholders before cumulative effect of change in accounting principle	(29,738)	12,189	$(2.44)
Cumulative effect of change in accounting principle, net of tax	—	12,189	—

Basic and diluted loss attributable to common shareholders	$(29,738)	12,189	$(2.44)

        Because the effects would be anti-dilutive for the periods presented, the above computation of diluted income (loss) per share excludes the following: (i) for the year ended December 31, 2004, the effect of 2.8 million warrants outstanding issued on June 30, 2004 relating to the redemption of the

Series C Preferred Stock; (ii) the assumed conversion of the Series C Preferred Stock into 3.3 million and 2.4 million shares of common stock for the years ended December 31, 2003 and 2002, respectively; (iii) the assumed exercise of the warrants issued in conjunction with the $35.0 million of Subordinated Notes in 2001 into 1.2 million shares of common stock for the year ended December 31, 2002; (iv) the assumed exercise of 1.6 million, 1.8 million and 1.2 million stock options for the years ended December 31, 2004, 2003 and 2002, respectively; and (v) the assumed conversion of the Series B Preferred Stock into 0.2 million common shares for the year ended December 31, 2004 and into 0.3 million common shares for the years ended December 31, 2003 and 2002.

(18) REDEEMABLE SERIES C PREFERRED STOCK

        Prior to June 30, 2004, the Company had outstanding 25,000 shares of Series C Convertible Preferred Stock, $0.01 par value ("Series C Preferred Stock"). The Series C Preferred Stock was entitled to receive dividends at an annual rate of 6.0% (such dividends were paid in cash through March 2003 and thereafter accrued and compounded through the redemption date). The Company issued the Series C Preferred Stock for $25.0 million on September 10, 2002, and incurred $2.9 million of issuance costs. The Company determined that the Series C Preferred Stock should be recorded on the Company's financial statements as though the Series C Preferred Stock consisted of two components, namely: (i) non-convertible redeemable preferred stock (the "Host Contract") with a 6.0% annual dividend and (ii) an embedded derivative (the "Embedded Derivative") which reflected the right of the holders of the Series C Preferred Stock to convert into the Company's common stock on the terms set forth in the Series C Preferred Stock. The Series C Preferred Stock reported on the Company's consolidated balance sheet consisted only of the value of the Host Contract (less the issuance costs) plus the amount of accretion in the value of the Host Contract which had been recorded through the balance sheet date with regard to the discount which was originally recorded for the Host Contract, plus the amount of accretion for issuance costs and accrued dividends. Such discount and issuance costs were being accreted over the life of the Series C Preferred Stock, with such accretion being recorded as a reduction in additional paid-in-capital. During the period from January 1 through June 30, 2004, the Company recorded accretion on the discount and issuance costs of the Series C Preferred Stock of $0.7 million. For the six-month period ended December 31, 2004, no accretion was recorded because of the redemption of the Series C Preferred Stock on June 30, 2004. For the year ended December 31, 2003, the amount of accretion recorded as a reduction to additional paid-in capital was $1.3 million. For the year ended December 31, 2002, the Company recorded in Other Long-term Liabilities the fair value of the Embedded Derivative and periodically marked that value to market. As of December 31, 2003, the market value of the embedded derivative was determined to be $9.6 million, and the Company recorded $0.4 million of Other Expense during 2003 to adjust the carrying value of the Embedded Derivative to fair value. As noted below, on June 30, 2004 the Company redeemed the Series C Preferred Stock. At that time, the market value of the Embedded Derivative was determined to be $11.2 million and the Company recorded other expense of $1.6 million through June 30, 2004 to reflect such adjustment.

        On June 30, 2004, the Company redeemed the Series C Preferred Stock for $25.0 million in cash and paid accrued dividends of $2.0 million. The difference between the $25.0 million paid and the carrying amount of the Series C Preferred Stock of $17.2 million on June 30, 2004 was charged to additional paid-in capital. In addition, the Company issued warrants to purchase 2.8 million shares of the Company's common stock, and the Company paid $0.4 million of cash in lieu of warrants for certain other conversion rights of the holders of the Series C Preferred Stock. The warrants issued are exercisable at $8.00 per common share and expire on September 10, 2009. The Company settled the $11.2 million Embedded Derivative liability through the issuance of the 2.8 million warrants (which the Company valued using the Black-Scholes option pricing model at $9.2 million) together with the $0.4 million of cash that was paid in lieu of warrants, which resulted in a gain on the settlement of the Embedded Derivative of $1.6 million. The gain on the settlement of the Embedded Derivative was recorded as a reduction to refinancing-related expenses. The value of the warrants issued of $9.2 million was credited to additional paid-in capital. Because of the redemption of the Series C Preferred Stock on June 30, 2004, the Company will not be required to make mark-to-market adjustments to the Company's reported income (loss) associated with the Embedded Derivative for any period subsequent to June 30, 2004.

(19) STOCKHOLDERS' EQUITY

  (a) Limitations on Access to Public Capital Markets

        As described in Note 3, "Acquisition," effective September 7, 2002, the Company purchased from Safety-Kleen Services, Inc. (the "Seller") and certain of the Seller's domestic subsidiaries substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"). Regulations of the SEC require the filing of audited financial statements of the acquired company if determined to be a material acquisition. Safety-Kleen publicly disclosed that it had material deficiencies in many of its financial systems, processes and related internal controls. The Seller agreed in the Acquisition Agreement to provide the Company audited balance sheets for the CSD as of the end of each of the CSD's three fiscal years in the period ended August 31, 2001, and the Company filed these balance sheets as part of the Form 8-K filed by the Company with the SEC on September 25, 2002. However, due to Safety-Kleen's material internal control deficiencies, Safety-Kleen's auditors advised Safety-Kleen that they were not able to provide auditors' reports with respect to the CSD's statements of operations and cash flows for such three fiscal years. Additionally, Safety-Kleen's pre-existing deficiencies in financial systems, processes, and related internal controls led the Company to believe that the historical unaudited financial statements of the CSD may not be reliable or accurate. The Company received a "no-action letter" from the SEC staff with respect to the Company's inability to file audited statements of operations and cash flows for the CSD or a pro forma statement of operations based thereon. However, until the Company is able to file audited statements of operations and cash flows reflecting combined operations following the Company's acquisition of the CSD assets for at least three years (or such lesser period as the SEC staff may permit in the future), the Company will not be able to file registration statements for public securities offerings (except for offerings involving employee benefit plans and secondary offerings by holders of warrants and other securities). This could prevent the Company from being able to access the public capital markets until audited financial statements for the year ended December 31, 2005 are filed, but it does not prevent the Company from obtaining financing through other sources such as private equity or debt placements and bank loans.

  (b) Stock Option Plans

        In 1992 the Company adopted an equity incentive plan, which provides for a variety of incentive awards, including stock options ("1992 Plan"), and in 2000, the Company adopted a stock incentive plan, which provides for awards in the form of incentive stock options, non-qualified stock options and restricted stock ("2000 Plan"). In 2002, the Company amended the 2000 Plan by increasing the awards that can be issued under the 2000 Plan from 0.8 million shares to 1.5 million shares. As of December 31, 2004, all awards under the 1992 and 2000 Plans were in the form of non-qualified stock options. These options generally become exercisable up to five years from the date of grant, subject to certain employment requirements, and terminate ten years from the date of grant. As of December 31, 2004, the Company had reserved 207,581 shares of common stock for issuance under the 2000 Plan, exclusive of shares previously issued or reserved for options previously granted under the 2000 Plan. The 1992 Plan expired on March 15, 2002, but there were outstanding on December 31, 2004 options for an aggregate of 401,265 shares which shall remain in effect until such options are either exercised or expire in accordance with their terms. In addition, on December 31, 2004, there were outstanding options for an aggregate of 31,750 shares under the Company's 1987 Equity Incentive Plan which had expired in 1997.

        Under the terms of the 2000 Plan, as amended, options may be granted to purchase shares of common stock at an exercise price less than the fair market value on the date of grant. No compensation expense related to stock option grants to employees was recorded in 2004, 2003 or 2002, as the option exercise prices were equal to, or greater than, the fair market value on the date of grant.

        During 2004, 2003 and 2002, the Company granted options to non-employees of the Company, and in accordance with SFAS No. 123 "Accounting for Stock Based Compensation," recorded expense of $35 thousand, $29 thousand and $166 thousand related to those options for the years ended December 31, 2004, 2003 and 2002, respectively.

        Activity under the Plans for the three years ended December 31, 2004 is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2001	1,526,882	$2.18
Granted at fair value	193,800	8.14
Forfeited	(50,020)	3.08
Exercised	(478,144)	2.06

Outstanding at December 31, 2002	1,192,518	3.17
Granted at fair value	967,042	12.54
Forfeited	(154,685)	11.23
Exercised	(246,965)	2.10

Outstanding at December 31, 2003	1,757,910	7.76
Granted at fair value	77,833	6.70
Forfeited	(27,310)	8.61
Exercised	(172,665)	2.26

Outstanding at December 31, 2004	1,635,768	$8.28

        Summarized information about stock options outstanding at December 31, 2004 is as follows:

				Exercisable
		Weighted Average Remaining Contractual Life
Range of Exercise Prices	Number of Options Outstanding		Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$1.44–1.75	17,000	2.76	$1.53	17,000	$1.53
1.81	101,415	3.32	1.81	101,415	1.81
1.88–2.06	110,900	4.06	1.98	90,600	1.97
2.13–2.42	139,778	3.05	2.22	102,778	2.24
2.50	100,650	5.15	2.50	59,950	2.50
2.61–2.88	14,000	2.06	2.65	13,000	2.63
3.26–3.86	106,800	6.99	3.38	50,000	3.36
5.73–6.46	94,300	8.00	6.05	39,300	6.25
7.52–8.08	21,833	5.25	7.85	6,000	7.89
9.07–9.91	95,667	7.78	9.56	32,778	9.65
10.37–10.78	119,000	7.20	10.55	39,000	10.57
11.22–11.70	20,000	7.86	11.58	15,000	11.70
12.98	694,425	8.14	12.98	139,685	12.98

        Options exercisable at December 31, 2004, 2003, and 2002 were 706,506, 559,007, and 586,999, respectively. The weighted average exercise prices for the exercisable options at December 31, 2004, 2003, and 2002 were $5.63, $2.88, and $2.39, respectively.

        The fair value of each option granted during 2004, 2003, and 2002 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2004	2003	2002
Dividend yield	none	none	none
Expected volatility	85.0%	85.0%	88.2%
Risk-free interest rate	3.4%	3.0%	4.3%
Expected life	3.7	4.9	5.9

        Weighted average fair value of options granted at fair value during:

2004	$5.16

2003	$8.55

2002	$5.98

        There were no options granted at greater than fair value in the periods presented.

  (c) Employee Stock Purchase Plan

        In May of 1995, the Company's stockholders approved an Employee Stock Purchase Plan (the "ESPP"), which is a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, through which employees of the Company are given the opportunity to purchase shares of common stock. According to the ESPP, a total of one million shares of common stock have been reserved for offering to employees, in quarterly offerings of 50,000 shares each plus any shares not issued in any previous quarter, commencing on July 1, 1995 and on the first day of each quarter thereafter. As of December 31, 2004, an aggregate of 132,480 shares remained available for future issuance under the ESPP. Employees who elect to participate in an offering may utilize up to 10% of their payroll for the purchase of common stock at 85% of the closing price of the stock on the first day of such quarterly offering or, if lower, 85% of the closing price on the last day of the offering. During the years ended December 31, 2004, 2003 and 2002, monies were withheld from employees for the purchase of 64,760, 105,537, and 53,937, shares, respectively, of common stock under the ESPP. The weighted average per share fair value of the purchase rights granted under the ESPP during 2004, 2003 and 2002 were $2.81, $1.93, and $2.61, respectively.

  (d) Warrants

        In connection with the issuance on April 30, 2001 of Subordinated Notes (that were repaid in September 2002), the Company issued warrants to purchase 1,519,020 shares of common stock exercisable at $0.01 per share and expiring on April 30, 2008. The proceeds from the issuance of the Subordinated Notes and warrants were allocated based on the relative fair value of the warrants and Subordinated Notes. During the year ended December 31, 2002, warrants for 281,212 shares were exercised, 892 warrants were cancelled upon net exercise, and 1,236,916 warrants remained outstanding at December 31, 2002. During the year ended December 31, 2003, warrants for 1,236,010 shares were exercised, 906 warrants were cancelled upon net exercise, and no warrants remained outstanding at December 31, 2003.

        As further described in Note 18, "Redeemable Series C Preferred Stock," on June 30, 2004, the Company issued warrants to purchase 2.8 million shares of the Company's common stock and the Company paid $0.4 million of cash in lieu of warrants for certain other conversion rights of the holders of the Series C Preferred Stock. The warrants issued are exercisable at $8.00 per common share and expire on September 10, 2009. As of December 31, 2004, there were 2,775,000 warrants outstanding. On February 11, 2005, warrants for 717,060 shares were exercised in a cashless exercise that resulted in the issuance of 420,571 shares of common stock. In connection with the cashless exercise, warrants for 296,489 shares were cancelled. As of February 11, 2005, warrants for 2,057,940 shares remained outstanding.

  (e) Series B Preferred Stock

        On February 16, 1993, the Company issued 112,000 shares of Series B Convertible Preferred Stock, $0.01 par value ("Series B Preferred Stock"), for the acquisition of its Spring Grove facility. The liquidation value of each share of Series B Preferred Stock is the liquidation preference of $50.00 plus unpaid dividends. Series B Preferred Stock may be converted by the holder into common stock at a conversion rate which, as of December 31, 2004, was equal to $16.45 per share and is subject to customary antidilution adjustments. There is no expiration date associated with the conversion option. The Company has the option to redeem the Series B Preferred Stock at the liquidation preference plus any accrued dividends with no redemption premium. Each share of Series B Preferred Stock entitles its holder to receive a cumulative annual cash dividend of $4.00 per share, or at the election of the Company, a common stock dividend of equivalent value. On October 19, 2004, 42,000 shares of

Series B Preferred Stock were converted into 127,680 shares of common stock. As of December 31, 2004, the Company had 70,000 shares of Series B Preferred Stock outstanding.

        Dividends on the Series B Preferred Stock are payable on the 15th day of January, April, July and October, at the rate of $1.00 per share, per quarter. Due to loan covenant restrictions, the Company paid the third and fourth quarter 2003 and the first and second quarter 2004 dividends in equivalent value of common stock. Dividends for other quarters included in the years ended December 31, 2004, 2003 and 2002, were paid in cash.

(20) RESTRUCTURING

        For the year ended December 31, 2002, the Company recorded a restructuring charge of $750,000 related to the acquisition of the assets of the CSD. The restructuring charge consisted of $250,000 for severance for individuals that were employees of the Company prior to the acquisition, and $500,000 of costs associated with the decision to close parts of facilities and sales offices that were operated by the Company prior to the acquisition and that became duplicative due to facilities and sales offices acquired as part of the CSD assets. The Company is in the process of completing the restructuring. The following table summarizes the activity from the acquisition date through December 31, 2004 (dollars in thousands):

	Severance		Locations
	Number of Employees	Costs	Number of Locations	Costs	Total
Accrued Restructuring Costs	20	$250	9	$500	$750
Utilized from acquisition through December 31, 2002	(14)	(183)	(7)	(128)	(311)

Balance December 31, 2002	6	67	2	372	439
Change in estimate	(6)	(67)	—	(57)	(124)
Utilized year ended December 31, 2003	—	—	—	(81)	(81)

Balance December 31, 2003	—	—	2	234	234
Change in estimate	—	—	—	(22)	(22)
Utilized year ended December 31, 2004	—	—	(2)	(43)	(43)

Balance December 31, 2004	—	$—	—	$169	$169

(21) LOSS ON REFINANCINGS

        As further discussed in Notes 10 and 18, the Company previously had outstanding a $100.0 million three-year revolving credit facility (the "Revolving Credit Facility"), $115.0 million of three-year non-amortizing term loans (the "Senior Loans"), $40.0 million of five-year non-amortizing subordinated loans (the "Subordinated Loans"), Series C Convertible Preferred Stock, $0.01 par value (the "Series C Preferred Stock") and the related embedded derivative (the "Embedded Derivative") which reflected the right of the holders of the Series C Preferred Stock to convert into the Company's common stock on the terms set forth in the Series C Preferred Stock. As described in Note 10, on June 30, 2004, the Company repaid the Revolving Credit Facility, the Senior Loans and the Subordinated Loans, redeemed the Series C Convertible Preferred Stock and settled the related Embedded Derivative liability. The Company recorded refinancing expenses, net of $7.1 million during the three-month period ended June 30, 2004. Such expenses consisted of write-off of deferred financing costs of $5.3 million, prepayment penalties of $3.1 million and other expenses of $0.3 million. These expenses were partially offset by the gain on the settlement of the Embedded Derivative of $1.6 million.

        Prior to the purchase of the CSD assets as discussed in Notes 3, 4, and 11, the Company had outstanding prior to September 10, 2002, $35.0 million of 16% Senior Subordinated Notes ("Subordinated Notes") and $9.6 million of 10.75% economic development revenue bonds ("Bonds"). The total cost of the extinguishment of that debt of approximately $24.7 million was recorded in 2002 and consisted of: (1) a "Make Whole Amount" for the Subordinated Notes of approximately $17.0 million, (2) the defeasance costs on the Bonds of approximately $3.1 million, and (3) the write-off of deferred financing costs for both the Subordinated Notes and the Bonds of approximately $4.6 million, of which approximately $2.4 million represented a write-off of the then unamortized debt issue discount based on the fair value of warrants issued in connection with the Subordinated Notes on April 30, 2001. The Company recorded this loss in the financial statements for the period ended September 30, 2002. As described in Note 11 under "Litigation Involving Former Holders of Subordinated Notes," the Company has initiated litigation against the former holders of the Subordinated Notes seeking to recover the "Make Whole Amount" as an unenforceable penalty under Massachusetts case law.

(22) EMPLOYEE BENEFIT PLANS

        As part of the acquisition of the Canadian subsidiaries of the CSD from Safety-Kleen, the Company assumed responsibility for a defined benefit plan that covers 31 active non-supervisory Canadian employees. The following table presents the net periodic pension cost for the years ended December 31, (in thousands):

	2004	2003	2002
Service cost	$100	$80	$56
Interest cost	256	236	69
Expected return on fair value of assets	(266)	(285)	(108)
Net amortization and deferral	—	57	(56)

Net periodic pension cost	$90	$88	$(39)

        Weighted average assumptions used to determine net pension cost during the period:

	2004	2003	2002
Discount rate	5.50%	5.75%	6.0%
Expected return on fair value of assets	7.00%	7.00%	7.0%
Rate of compensation increase	4.68%	4.17%	3.9%

        The long-term rate-of-return-on-assets assumption was determined using a building-block method, which integrates historical inflation, real risk-free rates and risk premiums for the different asset categories forming the plan fund. A weighted average of the above result and the historical return of the plan's fund is then calculated. The current asset mix is assumed to remain constant and a 1% adjustment for investment and custodial fees is taken into account. Unless the result so obtained is significantly different from the previous year assumption, the long-term rate-of-return-on-assets assumption remains unchanged.

        The accumulated benefit obligation was $5.0 million and $4.5 million at December 31, 2004 and 2003, respectively.

        The following table sets forth the changes in benefit obligations, plan assets and the net pension liability accrued on the Company's consolidated balance sheets at December 31, (in thousands):

	2004	2003
Change in benefit obligations:
Benefit obligation at the beginning of year	$4,505	$3,495
Service cost	100	80
Interest cost	256	236
Employee contributions	29	24
Actuarial loss	42	36
Benefits paid	(191)	(161)
Currency translation	351	795

Benefit obligation at end of year	$5,092	$4,505

	2004	2003
Change in plan assets:
Fair value of plan assets at beginning of year	$3,826	$2,876
Actual return on plan assets	345	285
Employer contributions	149	140
Employee contributions	29	23
Benefits paid	(191)	(161)
Currency translation	309	663

Fair value of plan assets at end of year	$4,467	$3,826

	2004	2003
Amount underfunded	$(625)	$(679)
Unrecognized net actuarial loss	8	46
Unrecognized prior service cost	—	—
Currency translation	1	—

Pension liability accrued	$(616)	$(633)

        Weighted average assumptions used to determine pension benefit obligations at year end:

	2004	2003	2002
Discount rate	5.50%	5.75%	6.0%
Rate of compensation increase	4.68%	4.17%	3.9%

        The Company's investment policy targets a 30% to 65% allocation to equity securities, a 25% to 55% allocation to debt securities, and a 0% to 25% allocation to cash. The asset mix is frequently reviewed by the fund manager by examining the domestic and international macroeconomic factors and relative valuation levels of equity versus fixed income markets as well as internal forecasts of interest rate trends. The objective is to add value through longer-term asset mix positioning rather than short-term trading. The portfolio's volatility is kept to a minimum by implementing only incremental asset mix changes. It is believed that this investment policy fits the long-term nature of pension obligations.

        The Company's weighted average asset allocations at December 31, 2004 and 2003 are as follows:

	2004	2003
Equity securities	51%	49%
Debt securities	39%	42%
Cash and cash equivalents	10%	9%

Total	100%	100%

        The Company expects to contribute $161 thousand to this pension plan in 2005.

        Benefit payments including those amounts to be paid out of corporate assets and reflecting future expected service as appropriate, are expected to be paid as follows (in thousands):

2004
2005	$234
2006	236
2007	267
2008	275
2009	281
2010–2014	1,604

        The Company has a profit-sharing plan under Section 401(k) of the Internal Revenue Code covering substantially all U.S. employees. The plan allows employees to make contributions up to a specified percentage of their compensation. The Company makes discretionary partial matching contributions dependent on meeting profit targets established annually by the Board of Directors. The Company recognized income of $7 thousand for the plan in 2004 and expensed $438 thousand and $315 thousand for the plan in 2003 and 2002, respectively.

(23) SEGMENT REPORTING

        Segment information has been prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Performance of the segments is evaluated on several factors, of which the primary financial measure is operating income before interest, taxes, depreciation, amortization, restructuring, non-recurring severance charges, other non-recurring refinancing-related expenses, (gain) loss on disposal of assets held for sale, other (income) expense, and loss of refinancings ("EBITDA Contribution"). Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers. In general, SFAS No. 131 requires that business entities report selected information about operating segments in a manner consistent with that used for internal management reporting.

        The Company has two reportable segments: Technical Services and Site Services.

        Technical Services include:

  •
  treatment and disposal of industrial wastes, which includes physical treatment, resource recovery and fuels blending, incineration, landfills, wastewater treatment, lab chemical disposal and explosives management;

  •
  collection, transportation and logistics management;

  •
  categorization, specialized repackaging, treatment and disposal of laboratory chemicals and household hazardous wastes, which are referred to as CleanPack® services; and

  •
  Apollo Onsite Services, which provide customized environmental programs at customer sites.

        These services are provided through a network of service centers where a fleet of trucks, rail or other transport is dispatched to pick up customers' waste either on a pre-determined schedule or on demand, and then to deliver waste to a permitted facility. From the service centers, chemists can also be dispatched to a customer location for the collection of chemical waste for disposal.

        Site Services provide highly skilled experts utilizing specialty equipment and resources to perform services, such as industrial maintenance, surface remediation, groundwater restoration, site and facility decontamination, emergency response, site remediation, PCB disposal, oil disposal, analytical testing services, information management services and personnel training. The Company offers outsourcing services for customer environmental management programs as well, and provides analytical testing services, information management and personnel training services.

        The Company markets these services through its sales organizations and, in many instances, services in one area of the business support or lead to work in other service lines. Expenses associated with the sales organizations are allocated based on external revenues by segment.

        The following table presents information used by management by reported segment. Revenues from Technical and Site Services consist principally of external revenue from customers. Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers. Corporate Items revenues consist of revenues for miscellaneous services that are not part of a reportable segment. The Company does not allocate interest expense, income taxes, depreciation, amortization, accretion of environmental liabilities, non-recurring severance charges, other non-recurring refinancing-related expenses, (gain) loss on disposal of assets held for sale, other (income) expense, and loss on refinancings to segments. Certain reporting units have been reclassified to conform to the current year presentation (in thousands):

	For the Year Ended December 31,
	2004	(Restated) 2003	(Restated) 2002
Revenues:
Technical Services	$444,617	$422,777	$220,085
Site Services	198,609	187,742	128,873
Corporate Items	(7)	450	1,175

Total	643,219	610,969	350,133

Cost of Revenues:
Technical Services	297,926	290,882	144,730
Site Services	159,042	148,196	101,773
Corporate Items	7,870	14,383	5,966

Total	464,838	453,461	252,469

Selling, General & Administrative Expenses:
Technical Services	48,748	48,585	26,627
Site Services	18,449	16,999	11,734
Corporate Items	36,440	41,472	23,157

Total	103,637	107,056	61,518

EBITDA:
Technical Services	97,943	83,310	48,728
Site Services	21,118	22,547	15,366
Corporate Items	(44,317)	(55,405)	(27,948)

Combined EBITDA Contribution	74,744	50,452	36,146

Reconciliation to Consolidated Statements of Operations:
Depreciation and amortization	24,094	26,482	15,508
Accretion of environmental liabilities	10,394	11,114	1,199
Restructuring and non-recurring severance charges	25	1,250	750
Other non-recurring refinancing-related expenses	1,326	—	—
Gain on disposal of assets held for sale	(479)	—	—
Other acquisition costs	—	—	5,406

Income from operations	39,384	11,606	13,283
Other (income) expense	1,345	94	(129)
Loss on refinancings	7,099	—	24,658
Interest expense, net	22,297	23,724	13,414

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	$8,643	$(12,212)	$(24,660)

  Revenue, property, plant and equipment and intangible assets outside of the United States

        For the year ended December 31, 2004, the Company derived approximately $557.8 million or 86.7% of revenues from customers located in the United States and Puerto Rico, approximately $84.7 million or 13.2% of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico. For the year ended December 31, 2003, the Company derived approximately $540.7 million or 88.5% of revenues from customers located in the United States and Puerto Rico, approximately $70.3 million or 11.5% of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico. Prior to the acquisition of the CSD assets effective September 7, 2002, the Company derived substantially all of its revenues from environmental services provided to customers located in the United States and Puerto Rico. Following the acquisition of the CSD assets, the Company derived approximately $32.6 million or 9.3% of 2002 revenues from customers located in Canada.

        As of December 31, 2004, the Company had property, plant and equipment, net of depreciation and amortization of approximately $180.5 million, and permits and other intangible assets of $99.5 million. Of these totals, approximately $23.5 million or 13.0% of long-lived assets and $25.2 million or 25.3% of permits and other intangible assets were in Canada, with the balance being in the United States and Puerto Rico (except for insignificant assets in Mexico).

        The following table presents assets by reported segment and in the aggregate (in thousands):

	As of December 31,
	2004	2003	2002
Property, plant & equipment, net
Technical Services	$153,733	$138,467	$143,022
Site Services	10,475	12,215	16,911
Corporate or other assets	16,318	15,860	21,741

	$180,526	$166,542	$181,674

Intangible assets:
Technical Services
Goodwill	$18,884	$18,884	$18,884
Permits, net	77,419	76,214	90,381
Customer profile database, net	2,591	3,242	4,903

	98,894	98,340	114,168

Site Services
Goodwill	148	148	148
Permits, net	433	329	364
Customer profile database, net	20	26	46

	601	503	558

	$99,495	$98,843	$114,726

(24) QUARTERLY DATA (UNAUDITED)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands except per share amounts)
2004
Revenues	$142,757	$161,631	$162,650	$176,181
Cost of revenues	107,460	115,842	116,835	124,701
Income from operations	4,100	9,364	11,239	14,681
Other income (expense)	5,287	(6,635)	(85)	88
(Loss) on refinancing	—	(7,099)	—	—
Net income (loss)	2,817	(12,127)	4,441	7,469
Basic earnings (loss) per share	0.14	(1.63)	0.31	0.52
Diluted loss per share	(0.08)	(1.63)	0.25	0.42
	Revised First Quarter	Second Quarter	Third Quarter	(Restated) Fourth Quarter
	(in thousands except per share amounts)
2003
Revenues	$142,305	$172,035	$151,085	$145,544
Cost of revenues	106,614	131,797	108,687	106,363
Income (loss) from operations	(655)	280	6,456	5,525
Other income (expense)	17	162	8,755	(9,028)
Cumulative effect of change in accounting principle, net of income taxes	66	—	—	—
Net income (loss)	(7,202)	(6,799)	7,417	(11,016)
Basic earnings (loss) per share	(0.60)	(0.57)	0.48	(0.85)
Diluted loss per share	(0.60)	(0.57)	(0.09)	(0.85)

        As further discussed in Note 2, "Restatement of Financial Statements" and in connection with the preparation of its financial statements for the year ended December 31, 2004, the Company concluded that its previous methodology for estimating its self-insured workers compensation and motor vehicle insurance claims resulted in an understatement of its self-insured liabilities. The correction of the errors resulted in a charge to earnings in the fourth quarter of 2004 of $157 thousand or $(0.01) per basic and diluted share. The Company corrected the error for 2003 by restating the fourth quarter, which resulted in an increase in the previously reported cost of revenues of $255 thousand or a decrease of $0.01 per basic and diluted share.

        As further discussed in Note 21, "Loss on Refinancings," in the second quarter of 2004, the Company refinanced its then outstanding debt, redeemed its then outstanding Series C Preferred Stock and settled the related Embedded Derivative liability that resulted in net refinancing costs of $7.1 million.

        As further discussed in Note 18, "Redeemable Series C Preferred Stock," the Company had outstanding prior to June 30, 2004, 25,000 shares of Series C Convertible Preferred Stock which consisted of two components, namely, the Host Contract and an Embedded Derivative which reflected the right of the holders of the Series C Preferred Stock to convert into the Company's common stock on the terms set forth in the Series C Preferred Stock. The value of the Embedded Derivative was periodically marked to market which resulted in the inclusion of the following gains (losses) as a component of other income (expense):

Quarter Ended	Amount
(in thousands)
2004
First	$5,287
Second	(6,877)
2003
First	$17
Second	429
Third	8,748
Fourth	(9,573)

        Earnings per share are computed independently for each of the quarters presented. Due to this, the 2004 quarterly basic and diluted earnings (loss) per share and the 2003 quarterly diluted loss per share do not equal the total computed for the year.

        The Company revised results for the first quarter of 2003 to reflect an increase of $58 thousand in previously reported cumulative effect of change in accounting principle, net of taxes. This change did not result in a change from previously reported basic and diluted loss per share of $(0.60).

(25) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

        As further described in Note 10, "Financing Arrangements," on June 30, 2004, $150.0 million of Senior Secured Notes were issued by the parent company, Clean Harbors, Inc., and were guaranteed by all of the parent's material subsidiaries organized in the United States. The notes are not guaranteed by the Company's Canadian and Mexican subsidiaries. The following presents condensed consolidating financial statements for the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries, respectively.

        In addition, as part of the refinancing of the Company's debt, one of the parent's Canadian subsidiaries made a $91.7 million (U.S.) investment in the preferred stock of one of the parent's domestic subsidiaries and issued, in partial payment for such investment, a promissory note for $89.4 million (U.S.) payable to one of the parent's domestic subsidiaries. The dividend rate on such preferred stock is 11.125% per annum and the interest rate on such promissory note is 11.0% per annum. The effect of this transaction was to increase stockholders' equity of a U.S. guarantor subsidiary, to increase interest income of a U.S. guarantor subsidiary, to increase debt of a foreign non-guarantor subsidiary, and to increase interest expense of a foreign non-guarantor subsidiary.

'

        Following is the condensed consolidating balance sheet at December 31, 2004 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$76	$20,984	$—	$10,021	$—	$31,081
Marketable securities	10,000	6,800	—	—	—	16,800
Accounts receivable, net	9	100,547	—	20,330	—	120,886
Unbilled accounts receivable	—	2,817	—	2,560	—	5,377
Intercompany receivables	17,139	—	8	6,050	(23,197)	—
Deferred costs	—	3,965	—	958	—	4,923
Prepaid expenses	2,951	9,957	—	499	—	13,407
Supplies inventories	—	9,656	—	662	—	10,318
Properties held for sale	—	8,849	—	—	—	8,849
Property, plant and equipment, net	—	156,905	—	23,621	—	180,526
Deferred financing costs	8,935	—	—	15	—	8,950
Goodwill, net	—	19,032	—	—	—	19,032
Permits and other intangibles, net	—	55,236	—	25,227	—	80,463
Investments in subsidiaries	133,504	44,385	—	91,654	(269,543)	—
Deferred tax asset	—	—	—	676	—	676
Intercompany note receivable	—	99,717	—	3,701	(103,418)	—
Other assets	—	1,560	—	1,854	—	3,414

Total assets	$172,614	$540,410	$8	$187,828	$(396,158)	$504,702

Liabilities and Stockholders' Equity:
Uncashed checks	$—	$4,769	$—	$1,773	$—	$6,542
Accounts payable	—	57,716	—	12,647	—	70,363
Accrued disposal costs	—	1,630	—	1,402	—	3,032
Deferred revenue	—	17,236	—	4,824	—	22,060
Other accrued expenses	8,675	28,890	—	3,489	—	41,054
Income taxes payable	1,078	310	—	914	—	2,302
Intercompany payables	—	23,197	—	—	(23,197)	—
Closure, post-closure and remedial liabilities	—	166,211	—	15,057	—	181,268
Long-term obligations	148,122	—	—	—	—	148,122
Capital lease obligations	—	4,160	—	847	—	5,007
Other long-term liabilities	—	—	—	13,298	—	13,298
Intercompany note payable	3,701	—	—	99,717	(103,418)	—
Accrued pension cost	—	—	—	616	—	616

Total liabilities	161,576	304,119	—	154,584	(126,615)	493,664
Stockholders' Equity:
Series B convertible preferred stock	1	—	—	—	—	1
Common stock	143	—	—	2,236	(2,236)	143
Additional paid-in capital	62,165	206,787	—	4,049	(210,836)	62,165
Accumulated other comprehensive income	8,667	14,473	—	(1,632)	(12,841)	8,667
Retained earnings (deficit)	(59,938)	15,031	8	28,591	(43,630)	(59,938)

Total stockholders' equity	11,038	236,291	8	33,244	(269,543)	11,038

Total liabilities and stockholders' equity	$172,614	$540,410	$8	$187,828	$(396,158)	$504,702

        Following is the condensed consolidating balance sheet at December 31, 2003 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	(Restated) Total
Assets:
Cash and cash equivalents	$—	$5,313	$14	$1,004	$—	$6,331
Accounts receivable, net	—	97,255	—	17,174	—	114,429
Unbilled accounts receivable	—	7,030	—	2,446	—	9,476
Intercompany receivables	2,056	—	305	213	(2,574)	—
Deferred costs	—	4,587	—	808	—	5,395
Prepaid expenses	1,597	6,699	—	286	—	8,582
Supplies inventories	—	8,522	—	496	—	9,018
Properties held for sale	—	12,690	—	—	—	12,690
Property, plant and equipment, net	—	150,755	—	15,787	—	166,542
Restricted cash and cash equivalents	88,817	—	—	—	—	88,817
Deferred financing costs	6,277	—	—	20	—	6,297
Goodwill, net	—	19,032	—	—	—	19,032
Permits and other intangibles, net	—	58,840	—	20,971	—	79,811
Investments in subsidiaries	116,767	—	—	—	(116,767)	—
Intercompany note receivable	—	—	—	24,209	(24,209)	—
Deferred tax asset	—	—	—	6,772	—	6,772
Other assets	—	5,045	—	1,922	—	6,967

Total assets	$215,514	$375,768	$319	$92,108	$(143,550)	$540,159

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity:
Uncashed checks	$—	$5,139	$—	$844	$—	$5,983
Revolving credit facility	33,493	—	—	1,798	—	35,291
Accounts payable	—	50,813	—	9,798	—	60,611
Accrued disposal costs	—	1,492	—	529	—	2,021
Deferred revenue	—	18,644	—	4,155	—	22,799
Other accrued expenses	1,710	29,250	17	2,880	—	33,857
Income taxes payable	203	221	—	2,199	—	2,623
Intercompany payables	—	2,574	—	—	(2,574)	—
Closure, post-closure and remedial liabilities	—	169,191	—	13,940	—	183,131
Long-term obligations	147,209	—	—	—	—	147,209
Capital lease obligations	—	4,167	—	452	—	4,619
Other long-term liabilities	9,572	—	—	8,483	—	18,055
Intercompany note payable	—	24,209	—	—	(24,209)	—
Accrued pension cost	—	—	—	633	—	633

Total liabilities	192,187	305,700	17	45,711	(26,783)	516,832
Redeemable Series C Convertible Preferred Stock	15,631	—	—	—	—	15,631
Stockholders' Equity:
Series B convertible preferred stock	1	—	—	—	—	1
Common stock	139	—	300	—	(300)	139
Additional paid-in capital	63,642	90,413	—	24,987	(115,400)	63,642
Accumulated other comprehensive income	6,452	—	—	6,452	(6,452)	6,452
Retained earnings (deficit)	(62,538)	(20,345)	2	14,958	5,385	(62,538)

Total stockholders' equity	7,696	70,068	302	46,397	(116,767)	7,696

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$215,514	$375,768	$319	$92,108	$(143,550)	$540,159

        Following is the consolidating statement of operations for the year ended December 31, 2004 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$530,124	$61	$129,056	$(16,022)	$643,219
Cost of revenues	—	395,727	12	85,072	(15,973)	464,838
Selling, general and administrative expenses	35	82,980	43	21,500	(49)	104,509
Accretion of environmental liabilities	—	9,702	—	692	—	10,394
Depreciation and amortization	—	21,086	—	3,008	—	24,094

Income (loss) from operations	(35)	20,629	6	18,784	—	39,384
Other income (expense)	(1,590)	245	—	—	—	(1,345)
Equity in earnings of subsidiaries	35,761	7,843	—	—	(43,604)	—
(Loss) on refinancing	(7,099)	—	—	—	—	(7,099)
Intercompany dividend income (expense)	—	—	—	5,411	(5,411)	—
Intercompany interest income (expense)	—	5,223	—	(5,223)	—	—
Interest (expense), net	(23,475)	1,478	—	(300)	—	(22,297)

Income (loss) before provision for income taxes	3,562	35,418	6	18,672	(49,015)	8,643
Provision for income taxes	962	42	—	5,039	—	6,043

Net income (loss)	$2,600	$35,376	$6	$13,633	$(49,015)	$2,600

        Following is the consolidating statement of operations for the year ended December 31, 2003 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	(Restated) Total
Revenues	$—	$509,266	$50	$116,393	$(14,740)	$610,969
Cost of revenues	—	393,334	8	74,804	(14,685)	453,461
Selling, general and administrative expenses	314	86,852	54	21,265	(55)	108,430
Accretion of environmental liabilities	—	10,558	—	556	—	11,114
Depreciation and amortization	—	22,401	—	4,081	—	26,482
Restructuring	—	(124)	—	—	—	(124)

Income (loss) from operations	(314)	(3,755)	(12)	15,687	—	11,606
Other income (expense)	(94)	—	—	—	—	(94)
Equity in earnings of subsidiaries	4,982	—	—	—	(4,982)	—
Interest (expense), net	(22,167)	(1,301)	—	(256)	—	(23,724)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	(17,593)	(5,056)	(12)	15,431	(4,982)	(12,212)
Provision for income taxes	7	182	(4)	5,137	—	5,322

Income (loss) before cumulative effect of change in accounting principle	(17,600)	(5,238)	(8)	10,294	(4,982)	(17,534)
Cumulative effect of change in accounting principle, net of tax	—	169	—	(103)	—	66

Net income (loss)	$(17,600)	$(5,407)	$(8)	$10,397	$(4,982)	$(17,600)

        Following is the consolidating statement of operations for the year ended December 31, 2002 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	(Restated) Total
Revenues	$—	$317,311	$50	$35,926	$(3,154)	$350,133
Cost of revenues	—	232,835	3	22,738	(3,107)	252,469
Selling, general and administrative expenses	166	56,335	47	5,017	(47)	61,518
Accretion of environmental liabilities	—	1,147	—	52	—	1,199
Depreciation and amortization	—	14,621	—	887	—	15,508
Restructuring	—	750	—	—	—	750
Other acquisition costs	—	5,406	—	—	—	5,406

Income from operations	(166)	6,217	—	7,232	—	13,283
Other income (expense)	129	—	—	—	—	129
(Loss) on refinancing	(21,266)	(3,392)	—	—	—	(24,658)
Equity in earnings of subsidiaries	6,037	—	—	—	(6,037)	—
Interest (expense), net	(13,231)	(182)	—	(1)	—	(13,414)

Income (loss) before provision for income taxes	(28,497)	2,643	—	7,231	(6,037)	(24,660)
Provision for income taxes	(50)	1,167	—	2,670	—	3,787

Net income (loss)	$(28,447)	$1,476	$—	$4,561	$(6,037)	$(28,447)

        Following is the condensed consolidating statement of cash flows for the year ended December 31, 2004 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash (used in) provided by operating activities	$30,062	$51,040	$(14)	$14,976	$(43,604)	$52,460

Cash flows from investing activities:
Additions to property, plant and equipment	—	(21,017)	—	(5,326)	—	(26,343)
Cost of restricted investments purchased	(4,390)	—	—	—	—	(4,390)
Proceeds from sales of restricted investments	93,207	—	—	—	—	93,207
Purchases of marketable securities	(80,925)	(9,800)	—	—	—	(90,725)
Sales of marketable securities	70,925	3,000	—	—	—	73,925
Proceeds from sale of fixed assets	—	2,184	—	—	—	2,184
Increase in permits	—	(227)	—	—	—	(227)
Investment in subsidiaries	(35,761)	(7,843)	—	(90,320)	133,924	—

Net cash (used in) provided by investing activities	43,056	(33,703)	—	(95,646)	133,924	47,631

Cash flows from financing activities:
Repayments on Senior Loans	(107,209)	—	—	—	—	(107,209)
Issuance of Senior Secured Notes	148,045	—	—	—	—	148,045
Net repayments under revolving credit facility	(33,492)	—	—	(1,676)	—	(35,168)
Redemption of Series C Preferred Stock	(25,000)	—	—	—	—	(25,000)
Change in uncashed checks	—	(370)	—	789	—	419
Proceeds from exercise of stock options	386	—	—	—	—	386
Dividend payments on preferred stock	(2,187)	—	—	—	—	(2,187)
Deferred financing costs incurred	(10,289)	—	—	—	—	(10,289)
Proceeds from employee stock purchase plan	487	—	—	—	—	487
Payments of capital leases	—	(1,296)	—	(180)	—	(1,476)
Repayment of Subordinated Loans	(40,000)	—	—	—	—	(40,000)
Intercompany note	—	(90,320)	—	90,320	—	—
Issuance of preferred stock	—	90,320	—	—	(90,320)	—
Debt extinguishment payments	(3,420)	—	—	—	—	(3,420)
Cash paid in lieu of warrants	(363)	—	—	—	—	(363)

Net cash (used in) provided by financing activities	(73,042)	(1,666)	—	89,253	(90,320)	(75,775)

Increase (decrease) in cash and cash equivalents	76	15,671	(14)	8,583	—	24,316
Effect of exchange rate change on cash	—	—	—	434	—	434
Cash and cash equivalents, beginning of year	—	5,313	14	1,004	—	6,331

Cash and cash equivalents, end of year	$76	$20,984	$—	$10,021	$—	$31,081

        Following is the condensed consolidating statement of cash flows for the year ended December 31, 2003 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash (used in) provided by operating activities	$19,279	$6,447	$(8)	$18,121	$(4,982)	$38,857

Cash flows from investing activities:
Acquisition of CSD assets	7,890	—	—	—	—	7,890
Additions to property, plant and equipment	—	(32,186)	—	(2,646)	—	(34,832)
Cost of restricted investments purchased	(34,881)	—	—	—	—	(34,881)
Investment in subsidiaries	(4,982)	—	—	—	4,982	—
Proceeds from sales of restricted investments	6,317	256	—	—	—	6,573
Proceeds from sale of fixed assets	—	2,239	—	13	—	2,252

Net cash (used in) provided by investing activities	(25,656)	(29,691)	—	(2,633)	4,982	(52,998)

Cash flows from financing activities:
Repayments on Senior Loans	(7,791)	—	—	—	—	(7,791)
Net borrowings under revolving credit facility	15,784	—	—	1,666	—	17,450
Intercompany notes	—	24,209	—	(24,209)	—	—
Change in uncashed checks	—	(2,094)	—	782	—	(1,312)
Proceeds from exercise of stock options	520	—	—	—	—	520
Dividend payments on preferred stock	(974)	—	—	—	—	(974)
Deferred financing costs incurred	(1,704)	—	—	(23)	—	(1,727)
Proceeds from employee stock purchase plan	542	—	—	—	—	542
Payments on capital leases	—	(789)	—	(50)	—	(839)

Net cash (used in) provided by financing activities	6,377	21,326	—	(21,834)	—	5,869

Decrease in cash and cash equivalents	—	(1,918)	(8)	(6,346)	—	(8,272)
Effect of exchange rate change on cash	—	—	—	921	—	921
Cash and cash equivalents, beginning of year	—	7,231	22	6,429	—	13,682

Cash and cash equivalents, end of year	$—	$5,313	$14	$1,004	$—	$6,331

        Following is the condensed consolidating statement of cash flows for the year ended December 31, 2002 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash (used in) provided by operating activities	$(13,421)	$15,692	$(1)	$9,416	$(6,037)	$5,649

Cash flows from investing activities:
Acquisition of CSD assets	(34,330)	(7,415)	—	(2,472)	—	(44,217)
Additions to property, plant and equipment	—	(11,981)	—	(479)	—	(12,460)
Cost of restricted investments purchased	(60,256)	—	—	—	—	(60,256)
Investment in subsidiaries	(6,037)	—	—	—	6,037	—
Proceeds from sales of restricted investments	—	792	—	—	—	792
Proceeds from sale of fixed assets	—	402	—	—	—	402

Net cash (used in) provided by investing activities	(100,623)	(18,202)	—	(2,951)	6,037	(115,739)

Cash flows from financing activities:
Issuance of Senior Loans	115,000	—	—	—	—	115,000
Net borrowings under revolving credit facility	17,709	—	—	—	—	17,709
Issuance of preferred stock and embedded derivative	25,000	—	—	—	—	25,000
Issuance costs of preferred stock	(2,891)	—	—	—	—	(2,891)
Payments on long-term obligations	(21,424)	—	—	—	—	(21,424)
Change in uncashed checks	—	3,049	—	—	—	3,049
Proceeds from exercise of stock options	982	—	—	—	—	982
Dividend payments on preferred stock	(536)	—	—	—	—	(536)
Deferred financing costs incurred	(8,222)	—	—	—	—	(8,222)
Proceeds from employee stock purchase plan	274	—	—	—	—	274
Issuance of Subordinated Loans	40,000	—	—	—	—	40,000
Repayment of Subordinated Notes	(35,000)	—	—	—	—	(35,000)
Borrowings on Term Notes	3,200	—	—	—	—	3,200
Debt extinguishment payments	(20,048)	—	—	—	—	(20,048)

Net cash provided by financing activities	114,044	3,049	—	—	—	117,093

Increase (decrease) in cash and cash equivalents	—	539	(1)	6,465	—	7,003
Effect of exchange rate change on cash	—	—	—	(36)	—	(36)
Cash and cash equivalents, beginning of year	—	6,692	23	—	—	6,715

Cash and cash equivalents, end of year	$—	$7,231	$22	$6,429	$—	$13,682

CLEAN HARBORS, INC. AND SUBSIDIARIES

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

For the Three Years Ended December 31, 2004

(in thousands)

Allowance for Doubtful Accounts	Balance Beginning Of Period	Additions Charged to Operating Expense	Deductions From Reserves(a)	Balance End of Period
2002	1,698	842	152	2,388
2003	2,388	2,439	1,255	3,572
2004	3,572	1,232	1,081	3,723

(a)
Amounts deemed uncollectible, net of recoveries.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

ASSETS
Unaudited
(in thousands)

March 31, 2005
Current assets:
Cash and cash equivalents	$46,034
Marketable securities	—
Accounts receivable, net of allowance for doubtful accounts of $3,318	119,574
Unbilled accounts receivable	7,824
Deferred costs	4,361
Prepaid expenses	14,126
Supplies inventories	10,752
Deferred tax asset	187
Properties held for sale	8,554

Total current assets	211,412

Property, plant, and equipment:
Land	13,985
Landfill assets	7,705
Buildings and improvements	91,516
Vehicles and equipment	207,970
Furniture and fixtures	2,283
Construction in progress	12,694

336,153
Less—accumulated depreciation and amortization	156,862

179,291

Other assets:
Deferred financing costs	8,668
Goodwill	19,032
Permits and other intangibles, net of accumulated depreciation of $23,985	79,678
Deferred tax asset	486
Other	3,629

111,493

Total assets	$502,196

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY
Unaudited
(dollars in thousands)

March 31, 2005
Current liabilities:
Uncashed checks	$5,592
Current portion of capital lease obligations	1,622
Accounts payable	70,714
Accrued disposal costs	3,091
Deferred revenue	19,535
Other accrued expenses	39,987
Current portion of closure, post-closure and remedial liabilities	15,340
Income taxes payable	511

Total current liabilities	156,392

Other liabilities:
Closure and post-closure liabilities, less current portion of $3,216	23,275
Remedial liabilities, less current portion of $12,124	139,654
Long-term obligations, less current maturities	148,163
Capital lease obligations, less current portion	3,973
Other long-term liabilities	13,232
Accrued pension cost	597

Total other liabilities	328,894

Commitments and contingent liabilities
Redeemable Series C Convertible Preferred Stock, $.01 par value: authorized 25,000 shares; issued and outstanding—none	—
Stockholders' equity:
Preferred stock, $.01 par value:
Series A convertible preferred stock; Authorized 894,585 shares; issued and outstanding—none	—
Series B convertible preferred stock; Authorized 154,416 shares; issued and outstanding 70,000 shares (liquidation preference of $3.5 million)	1
Common stock, $.01 par value:
Authorized 20,000,000 shares; issued and outstanding 14,993,345	150
Additional paid-in capital	63,606
Accumulated other comprehensive income	8,250
Accumulated deficit	(55,097)

Total stockholders' equity	16,910

Total liabilities and stockholders' equity	$502,196

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenues	$164,966	$142,757
Cost of revenues	120,547	107,460
Selling, general and administrative expenses	24,361	23,204
Accretion of environmental liabilities	2,634	2,588
Depreciation and amortization	7,209	5,405

Income from operations	10,215	4,100
Other income	619	5,287
Interest (expense), net of interest income of $223 and $270, respectively	(5,961)	(5,358)

Income before provision for income taxes	4,873	4,029
Provision for income taxes	32	1,212

Net income	4,841	2,817
Dividends and accretion on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	70	855

Net income attributable to common shareholders	$4,771	$1,962

Earnings (loss) per share:
Basic earnings attributable to common shareholders	$0.33	$0.14

Diluted earnings (loss) attributable to common shareholders	$0.27	$(0.08)

Weighted average common shares outstanding	14,602	13,960

Weighted average common shares outstanding plus potentially dilutive common shares	18,072	16,392

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(in thousands)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$4,841	$2,817
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,209	5,405
Allowance for doubtful accounts	(273)	145
Amortization of deferred financing costs	368	753
Accretion of environmental liabilities	2,634	2,588
Amortization of debt discount	41	—
Gain on sale of fixed assets	(31)	(244)
Gain on embedded derivative	—	(5,287)
Foreign currency gain on intercompany transactions	(213)	(54)
Changes in assets and liabilities:
Accounts receivable	1,493	4,531
Unbilled accounts receivable	(2,461)	3,376
Deferred costs	556	(95)
Prepaid expenses	(721)	(2,794)
Supplies inventories	(440)	(230)
Other assets	(223)	265
Accounts payable	245	(5,050)
Closure, post-closure and remedial liabilities	(5,789)	(3,037)
Deferred revenue	(2,497)	785
Accrued disposal costs	64	345
Other accrued expenses	(1,111)	102
Income taxes payable	(1,749)	1,768

Net cash provided by operating activities	1,943	6,089

Cash flows from investing activities:
Additions to property, plant and equipment	(3,186)	(6,088)
Increase in permits	(768)	—
Purchases of restricted investments	—	(208)
Sales of marketable securities	16,800	—
Proceeds from sales of fixed assets	326	574

Net cash provided by (used in) investing activities	13,172	(5,722)

Cash flows from financing activities:
Repayments on Senior Loans	—	(574)
Net repayments under revolving credit facility	—	(190)
Change in uncashed checks	(938)	67
Proceeds from exercise of stock options	1,391	111
Deferred financing costs incurred	(86)	(826)
Proceeds from employee stock purchase plan	127	127
Dividend payments on preferred stock	(70)	—
Payments on capital leases	(477)	(369)

Net cash used in financing activities	(53)	(1,654)

Increase (decrease) in cash and cash equivalents	15,062	(1,287)
Effect of exchange rate change on cash	(109)	(28)
Cash and cash equivalents, beginning of period	31,081	6,331

Cash and cash equivalents, end of period	$46,034	$5,016

Supplemental information:
Non cash investing and financing activities:
Stock dividend on preferred stock	$—	$112
New capital lease obligations	$1,068	$1,239

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
Unaudited
(in thousands)

	Series B Preferred Stock
			Common Stock
								Retained Earnings/ (Accumulated Deficit)
	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value	Additional Paid-in Capital	Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)		Total Stockholders' Equity
Balance at December 31, 2004	70	$1	14,327	$143	$62,165	—	$8,667	$(59,938)	$11,038
Net income	—	—	—	—	—	$4,841	—	4,841	4,841
Foreign currency translation	—	—	—	—	—	(417)	(417)	—	(417)

Comprehensive loss	—	—	—	—	—	$4,424	—	—	—

Series B preferred stock dividends	—	—	—	—	(70)		—	—	(70)
Exercise of warrants	—	—	420	4	(4)		—	—	—
Exercise of stock options	—	—	233	2	1,389		—	—	1,391
Employee stock purchase plan	—	—	13	1	126		—	—	127

Balance at March 31, 2005	70	$1	14,993	$150	$63,606		$8,250	$(55,097)	$16,910

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Basis of Presentation

        The accompanying consolidated interim financial statements include the accounts of Clean Harbors, Inc. and its wholly-owned subsidiaries (collectively, "Clean Harbors" or the "Company") and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of management, include all adjustments which, except as described elsewhere herein, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results for interim periods are not necessarily indicative of results for the entire year. The financial statements presented herein should be read in connection with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. These estimates and assumptions will also affect the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ materially based on any changes in the estimates and assumptions that the Company uses in the preparation of its financial statements. Additionally, the estimates and assumptions used in determining landfill airspace amortization rates per cubic yard, capping, closure and post-closure liabilities as well as environmental remediation liabilities require significant engineering and accounting input. The Company reviews these estimates and assumptions on an ongoing basis. In many circumstances, the ultimate outcome of these estimates and assumptions may not be known for decades into the future. Actual results could differ materially from these estimates and assumptions due to changes in environmental-related regulations or future operational plans, and the inherent imprecision associated with estimating matters so far into the future. See "Management's Discussion and Analysis" in this report.

        Certain reclassifications have been made in the prior period's Consolidated Financial Statements to conform to the presentation for the period ended March 31, 2005.

(2) Acquisition

        As more fully described in the Form 10-K for the year ended December 31, 2004, the Company purchased from Safety-Kleen Services, Inc. (the "Seller") and certain of the Seller's domestic subsidiaries substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"), effective September 7, 2002. The sale included the operating assets of certain of the Seller's subsidiaries in the United States and the stock of five of the Seller's subsidiaries in Canada.

        In accordance with the Acquisition Agreement between the Seller and the Company dated February 22, 2002, as amended through September 6, 2002, the Company purchased the assets of the CSD for $26.6 million in net cash, and incurred direct costs related to the transaction of $9.7 million for a total purchase price of $36.3 million. In addition, the Company assumed with the transaction certain environmental liabilities valued at $184.5 million.

(3) Significant Accounting Policies

  (a) New Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) requires companies to report compensation cost relating to share-based payment transactions to be recognized in financial statements. That cost will be measured based upon the fair value of the equity or liability instruments issued. On March 29, 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 107, "Share-Based Payment," that expresses the views of the SEC staff regarding the application of SFAS No. 123(R). The Company is studying the Statement and the Bulletin. The Statement will increase compensation expense starting January 1, 2006.

        In March 2005, the FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, "Accounting for Assets Retirements Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and or method of settlement are conditional on a future event that may or may not be within the control of the entity. Furthermore, the uncertainty about the timing and or method of settlement of a conditional asset retirement obligations should be factored into the measurement of the liability when sufficient information exists. FIN 47 clarifies that an entity is required to recognize the liability for the fair value of a conditional asset when incurred if the liability's fair value can be reasonably estimated. The Company is studying FIN 47 and has not determined what effect, if any, FIN 47 will have on the Company's results of operations, financial condition or cash flows. The Company will implement FIN 47 effective January 1, 2006.

  (b) Stock Options

        The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related Interpretations in accounting for its stock-based employee compensation plans. SFAS No. 123, "Accounting for Stock-Based Compensation" defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company has elected to continue to apply the accounting provisions of APB Opinion No. 25 for stock options. Accordingly, no stock-based employee compensation cost is reflected in net income, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. Had compensation cost for the Company's stock option grants been determined based on the fair value at the grant dates, as calculated in accordance with SFAS No. 123, the Company's net income attributable to common shareholders and earnings (loss) per common share for the quarters ended March 31, 2005 and 2004, would approximate the pro forma amounts as compared to the amounts reported (dollars in thousands except for per share amounts):

	Three Months Ended March 31,
	2005	2004
Net income attributable to common shareholders	$4,771	$1,962
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards net of related tax effects	481	512

Pro forma net income attributable to common shareholders	$4,290	$1,450

Earnings (loss) per share:
Basic as reported	$0.33	$0.14
Basic pro forma	0.29	0.10
Diluted as reported	0.27	(0.08)
Diluted pro forma	0.24	(0.11)

(4) Marketable Securities

        As of December 31, 2004, the Company held $16.8 million in marketable securities. During the three-month period ended March 31, 2005, the Company liquidated these securities realizing no gain or loss.

(5) Properties Held For Sale

        As part of its plan to integrate the activities of the CSD into its operation, the Company determined that certain acquired properties were no longer needed for its operations. The Company decided to sell these acquired properties; accordingly, the acquired surplus properties were transferred to properties held for sale. In the allocation of the purchase price of the CSD acquisition, the Company valued properties held for sale at the current appraised market value less estimated selling costs. In addition, subsequent to the completion of purchase accounting, the Company identified several additional properties that were no longer needed for its operations. These properties were transferred to properties held for sale at the lower of their net book value or current appraised market value less estimated selling costs. Properties held for sale include only those properties that the Company believes can be sold within the next twelve months based on current market conditions and the asking price. The Company cannot provide assurance that such sales will be completed within that period or that the proceeds from properties held for sale will equal their carrying value.

        During the three-month period ended March 31, 2005, the Company sold one of the properties for $0.3 million, net of selling costs. The sale resulted in a $5,000 gain.

(6) Financing Arrangements

        The following table is a summary of the Company's financing arrangements:

	March 31, 2005	December 31, 2004
	(in thousands)
Revolving Facility with a financial institution, bearing interest at either the U.S. or Canadian prime rate (5.75% and 4.25%, respectively, at March 31, 2005) or the Eurodollar rate (2.86% at March 31, 2005), depending on the currency of the underlying loan, plus 1.50%, collateralized by accounts receivable	$—	$—
Senior Secured Notes, bearing interest at 11.25%, collateralized by a second-priority lien on substantially all of the Company's assets within the United Sates except for accounts receivable	150,000	150,000

	150,000	150,000
Less unamortized issue discount	1,837	1,878
Less obligations classified as current	—	—

Long-term obligations	$148,163	$148,122

        As described in the Annual Report on Form 10-K for the year ended December 31, 2004, the Company has outstanding a $30.0 million revolving credit facility (the "Revolving Facility") and $150.0 of eight-year Senior Secured Notes (the "Senior Secured Notes"). In addition to such financings, the Company has established a synthetic letter of credit facility (the "Synthetic LC Facility") whereby the Company may obtain up to $90.0 million of letters of credit as described below.

        The principal terms of the Senior Secured Notes, the Revolving Facility, and the Synthetic LC Facility are as follows:

        Senior Secured Notes.    The Senior Secured Notes were issued under an Indenture dated June 30, 2004 (the "Indenture"). The Senior Secured Notes bear interest at 11.25% and mature on July 15, 2012. The Senior Secured Notes were issued at a $2.0 million discount that resulted in an effective yield of 11.5%. Interest is payable semiannually in cash on each January 15 and July 15.

        The Indenture provides for certain covenants, the most restrictive of which requires the Company, within 120 days after the close of each twelve-month period ending on June 30 of each year (beginning June 30, 2005) to apply an amount equal to 50% of the period's Excess Cash Flow (as defined below) to either prepay, repay, redeem or purchase its first-lien obligations under the Revolving Facility and Synthetic LC Facility or to make offers ("Excess Cash Flow Offers") to repurchase of all or part of the then outstanding Senior Secured Notes at an offering price equal to 104% of their principal amount plus accrued interest. "Excess Cash Flow" is defined in the Indenture as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") less interest expense, all taxes paid or accrued in the period, capital expenditures made in cash during the period, and all cash spent on environmental monitoring, remediation or relating to environmental liabilities of the Company.

        Excess Cash Flow for the nine months ended March 31, 2005 was $18.1 million, and the Company anticipates Excess Cash Flow will be generated from operations during the three-month period ending June 30, 2005. Accordingly, the Company anticipates being required, within 120 days following June 30, 2005, to offer to repurchase Senior Secured Notes in the amount of 50% of the Excess Cash Flow generated during the twelve-month period ending June 30, 2005. However, at March 31, 2005, the Company had no outstanding first-lien obligations under its Revolving Facility or Synthetic LC Facility and, during the quarter ended March 31, 2005, the market price of the Senior Secured Notes was consistently in excess of the 104% of principal amount at which the Company is required and permitted by the Indenture and the Credit Agreement to make Excess Cash Flow Offers for outstanding Senior Secured Notes. It therefore now appears unlikely that any holders of Senior Secured Notes would accept an Excess Cash Flow Offer made in accordance with the Indenture and the Credit Agreement unless the trading price of the Senior Secured Notes declines prior to the time in 2005 at which the Company will be required to make such an offer. To the extent the Note holders do not accept an Excess Cash Flow Offer based on the Excess Cash Flow earned through June 30, 2005, such Excess Cash Flow will not be included in the amount of Excess Cash Flow earned in subsequent periods. However, the Indenture's requirement to make Excess Cash Flow Offers in respect of Excess Cash Flow earned in subsequent twelve-month periods will remain in effect.

        Revolving Facility.    Both the Revolving Facility and the Synthetic LC Facility were established under a Loan and Security Agreement dated June 30, 2004 (the "Credit Agreement") among the Company, Fleet Capital Corporation as agent for the Revolving Lenders thereunder, Credit Suisse First Boston as agent for the letter of credit facility lenders (the "LC Facility Lenders") thereunder, and certain other parties. The Revolving Facility allows the Company to borrow up to $30.0 million in cash, based upon a formula of eligible accounts receivable. This total is separated into two lines of credit, namely a line for the Company and its U.S. subsidiaries equal to $24.7 million and a line for the Company's Canadian subsidiaries of $5.3 million. The Revolving Facility also allows the Company to have issued up to $10.0 million of letters of credit, with the outstanding amount of such letters of credit reducing the maximum amount of borrowings permitted under the Revolving Facility. At March 31, 2005, the Company had no borrowings and $1.2 million of letters of credit outstanding under the Revolving Facility, and the Company had approximately $28.8 million available to borrow. Amounts outstanding under the Revolving Facility bear interest at an annual rate of either the U.S. or Canadian prime rate or the Eurodollar rate (depending on the currency of the underlying loan) plus 1.50%. The Credit Agreement requires the Company to pay an unused line fee of 0.125% per annum on the unused portion of the Revolving Facility. The Revolving Facility matures on June 30, 2009.

        Under the Credit Agreement, the Company is required to maintain a maximum Leverage Ratio (as defined below) of no more than 2.55 to 1.0 for the four-quarter period ended March 31, 2005. The maximum Leverage Ratio is then reduced to no more than 2.50 to 1.0 for the four-quarter periods ending June 30, 2005 through March 31, 2006, and then, in approximately equal increments, to no more than 2.30 to 1.0 for the four-quarter period ending December 31, 2008, and to no more than 2.25 to 1.0 for each succeeding quarter. The Leverage Ratio is defined as the ratio of the consolidated indebtedness of the Company to its consolidated EBITDA achieved for the latest four-quarter period. For the four-quarter period ended March 31, 2005, the Leverage Ratio was 1.64 to 1.0, which was within covenant.

        The Company is also required under the Credit Agreement to maintain a minimum Interest Coverage Ratio (as defined below) of not less than 2.65 to 1.0 for the four-quarter period ended March 31, 2005. The minimum Interest Coverage Ratio is then increased to not less than 2.70 to 1.0 for the four-quarter periods ending June 30, 2005 through December 31, 2005, and then, in approximately equal increments, to not less than 2.85 to 1.0 for the four-quarter period ending

December 31, 2007, and not less than 3.00 to 1.0 for each succeeding four-quarter period. The Interest Coverage Ratio is defined as the ratio of the Company's consolidated EBITDA to its consolidated interest expense. For the four-quarter period ended March 31, 2005, the Interest Coverage Ratio was 3.60 to 1.0, which was within covenant.

        The Company is also under the Credit Agreement required to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 for each four-quarter period. For the period ended March 31, 2005, the Company's fixed charge coverage ratio was 1.95 to 1.0, which was within covenant.

        Synthetic LC Facility.    The Synthetic LC Facility provides that Credit Suisse First Boston (the "LC Facility Issuing Bank") will issue up to $90.0 million of letters of credit at the Company's request. The LC Facility requires that the LC Facility Lenders maintain a cash account (the "Credit-Linked Account") to collateralize the Company's outstanding letters of credit. Should any such letter of credit be drawn in the future and the Company fail to satisfy its reimbursement obligation, the LC Facility Issuing Bank would be entitled to draw upon the appropriate portion of the $90.0 million in cash which the LC Facility Lenders under the Credit Agreement have deposited into the Credit-Linked Account. Acting through the LC Facility Agent, the LC Facility Lenders would then have the right to exercise their rights as first-priority lien holders (second-priority as to receivables) on substantially all of the assets of the Company and its domestic subsidiaries. The Company has no right, title or interest in the Credit-Linked Account established under the Credit Agreement for purposes of the Synthetic LC Facility. The Company is required to pay (i) a quarterly participation fee at the annual rate of 5.35% on the average daily balance in the Credit-Linked Account and (ii) a quarterly fronting fee at the annual rate of 0.30% of the average daily aggregate amount of letters of credit outstanding under the Synthetic LC Facility. At March 31, 2005, letters of credit outstanding under the Synthetic LC facility were $89.2 million. The term of the Synthetic LC Facility will expire on June 30, 2009.

(7) Legal Proceedings

  General Environmental Matters

        The Company's waste management services are continuously regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. This ongoing regulation results in the Company frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved in such proceedings generally relate to applications for permits and licenses by the Company and conformity with legal requirements, alleged violations of existing permits and licenses or requirements to clean up contaminated sites. At March 31, 2005, the Company was involved in various proceedings, the principal of which are described below, relating primarily to activities at or shipments from the Company's waste treatment, storage and disposal facilities.

  Legal Proceedings Related to Acquisition of CSD Assets

        Effective September 7, 2002 (the "Closing Date"), the Company purchased from Safety-Kleen Services, Inc. and certain of its domestic subsidiaries (collectively, the "Sellers") substantially all of the assets of the Chemical Services Division (the "CSD") of Safety-Kleen Corp. ("Safety-Kleen"). The Company purchased the CSD assets pursuant to a sale order (the "Sale Order") issued by the

Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which had jurisdiction over the Chapter 11 proceedings involving the Sellers, and the Company therefore took title to the CSD assets without assumption of any liability (including pending or threatened litigation) of the Sellers except as expressly provided in the Sale Order. However, under the Sale Order (which incorporated by reference certain provisions of the Acquisition Agreement between the Company and Safety-Kleen Services, Inc.), the Company became subject to certain legal proceedings involving the CSD assets for three reasons as described below. As of March 31, 2005, the Company had reserves of $33.3 million (substantially all of which the Company had established as part of the purchase price for the CSD assets) relating to the Company's estimated potential liabilities in connection with such legal proceedings which were then pending. The Company periodically adjusts the aggregate amount of such reserves when such potential liabilities are paid or otherwise discharged or additional relevant information becomes available to the Company.

        The first reason for the Company becoming subject to certain legal proceedings in connection with the acquisition of the CSD assets is that, as part of the CSD assets, the Company acquired all of the outstanding capital stock of certain Canadian subsidiaries (the "CSD Canadian Subsidiaries") formerly owned by the Sellers (which subsidiaries were not part of the Sellers' bankruptcy proceedings), and the Company therefore became subject to the legal proceedings (which include the Ville Mercier Legal Proceedings described below) in which the Canadian Subsidiaries were then involved. The second reason is that, on the Closing Date for the CSD assets, there were ongoing legal proceedings (which include the FUSRAP Legal Proceedings described below) which directly involved certain of the CSD assets of which the Company became the owner and operator. While the Company did not agree to be responsible for damages or other liabilities of the Sellers relating to such proceedings, these proceedings might nevertheless affect the future operation of those CSD assets. The third reason is that, as part of the purchase price for the CSD assets, the Company agreed with the Sellers that the Company would indemnify the Sellers against certain current and future liabilities of the Sellers under applicable federal and state environmental laws including, in particular, the Sellers' share of certain cleanup costs payable to governmental entities under the federal Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Act") or analogous state Superfund laws. As described below, the Company and the Sellers are not in complete agreement at this time as to the scope of the Company's indemnity obligations under the Sale Order and the Acquisition Agreement with respect to certain Superfund liabilities of the Sellers.

        The principal legal proceedings related to the Company's acquisition of the CSD assets are as follows. While, as described below, the Company has established reserves for certain of these matters, there can be no guarantee that any ultimate liability the Company incurs for any of these matters will not exceed (or be less than) the amount of the current reserves or that the Company will not incur other material expenditures.

        Ville Mercier Legal Proceedings.    One of the CSD Canadian Subsidiaries (the "Mercier Subsidiary") owns and operates a hazardous waste incinerator in Ville Mercier, Quebec (the "Mercier Facility"). A property owned by the Mercier Subsidiary adjacent to the current Mercier Facility is now contaminated as a result of actions dating back to 1968, when the Quebec government issued to the unrelated company which then owned the Mercier Facility two permits to dump organic liquids into lagoons on the property. By 1972, groundwater contamination had been identified, and the Quebec government provided an alternate water supply to the municipality of Ville Mercier.

        In 1999, Ville Mercier and three neighboring municipalities filed separate legal proceedings against the Mercier Subsidiary and certain related companies together with certain former officers and directors, as well as against the Government of Quebec. The lawsuits assert that the defendants are jointly and severally responsible for the contamination of groundwater in the region, which the plaintiffs claim was caused by contamination from the former Ville Mercier lagoons and which they claim caused each municipality to incur additional costs to supply drinking water for their citizens since the 1970's and early 1980's. The four municipalities claim a total of $1.6 million (CDN) as damages for additional costs to obtain drinking water supplies and seek an injunctive order to obligate the defendants to remediate the groundwater in the region. The Quebec Government also sued the Mercier Subsidiary to recover approximately $17.4 million (CDN) of alleged past costs for constructing and operating a treatment system and providing alternative drinking water supplies. The Mercier Subsidiary continues to assert that it has no responsibility for the groundwater contamination in the region.

        Because the continuation of such proceedings by the Mercier Subsidiary, which the Company now owns, would require the Company to incur legal and other costs and the risks inherent in any such litigation, the Company, as part of its integration plan for the CSD assets, decided to vigorously review options which will allow the Company to establish harmonious relations with the local communities, resolve the adversarial situation with the Provincial government and spare continued legal costs. Based upon the Company's review of likely settlement possibilities, the Company now anticipates that as part of any such settlement it will likely agree to assume at least partial responsibility for remediation of certain environmental contamination and certain prior costs. At March 31, 2005, the Company had accrued $10.7 million for remedial liabilities and associated legal costs relating to the Ville Mercier Legal Proceedings.

        FUSRAP Legal Proceedings.    As part of the CSD assets, the Company acquired a hazardous waste landfill in Buttonwillow, California (the "Buttonwillow Landfill"). During 1998 and 1999, the Seller's subsidiary which then owned the Buttonwillow Landfill (the "Buttonwillow Seller") accepted and disposed in the Buttonwillow Landfill certain construction debris (the "FUSRAP Wastes") that originated at a site in New York that was part of the federal Formerly Utilized Sites Remedial Action Program ("FUSRAP"). FUSRAP was created in the mid-1970s in an attempt to manage various sites around the country contaminated with residual radioactivity from activities conducted by the Atomic Energy Commission and the United States military during World War II. The FUSRAP Wastes are primarily construction and demolition debris exhibiting low-activity residual radioactivity that were shipped to the Buttonwillow Landfill by the U.S. Army Corps of Engineers.

        The California Department of Health Services ("DHS") claimed in a letter to the Buttonwillow Seller delivered in 1999 that the Buttonwillow Seller did not lawfully accept the FUSRAP Wastes under applicable California law and regulations. Both DHS and the California Department of Toxic Substances Control ("DTSC") filed claims in the Sellers' bankruptcy proceedings preserving the right of those agencies to claim penalties for damages against the Buttonwillow Seller and possibly seeking to compel removal of the FUSRAP Wastes from the Buttonwillow Landfill. However, aside from the letter to the Buttonwillow Seller and the filing of the proofs of claim in the Sellers' bankruptcy proceedings, the California agencies have not commenced any enforcement proceedings relating to the Buttonwillow Landfill. Both the Company and the Sellers believe that the FUSRAP Wastes were properly, safely and lawfully disposed of at the Buttonwillow Landfill under all applicable laws and regulations, and the

Company would vigorously resist any efforts to require that such wastes be removed if either of the California agencies should in the future initiate any enforcement action for this purpose. The Company now estimates that the cost of removing the FUSRAP Wastes from the Buttonwillow Landfill would be approximately $6.9 million. However, the Company has not accrued any costs of removing the FUSRAP Wastes because the Company believes that, in the event the California agencies were in the future to initiate any enforcement action, only a remote possibility exists that a final order would be issued requiring the Company to remove such wastes.

        Indemnification of Certain CSD Superfund Liabilities.    The Company's agreement with the Sellers under the Acquisition Agreement and the Sale Order to indemnify the Sellers against certain cleanup costs payable to governmental entities under federal and state Superfund laws now relate primarily to (i) two properties included in the CSD assets which are either now subject or proposed to become subject to Superfund proceedings, (ii) certain potential liabilities which the Sellers might incur in the future in connection with an incinerator formerly operated by Marine Shale Processors, Inc. to which the Sellers shipped hazardous wastes, and (iii) 35 active Superfund sites owned by third parties where the Sellers have been designated as Potentially Responsible Parties ("PRPs"). As described below, there are also four other Superfund sites owned by third parties where the Sellers have been named as PRPs or potential PRPs and for which the Sellers have sent demands for indemnity to the Company since September 2004. In the case of the two properties referenced above which were included in the CSD assets, the Company is potentially directly liable for cleanup costs under applicable environmental laws because of the Company's ownership and operation of such properties since the Closing Date. In the case of Marine Shale Processors and the 35 other third-party sites referenced above, the Company does not have direct liability for cleanup costs but may have an obligation to indemnify the Sellers, to the extent provided in the Acquisition Agreement and the Sale Order, against the Sellers' share of such cleanup costs which are payable to governmental entities.

        Federal and state Superfund laws generally impose strict, and in certain circumstances, joint and several liability for the costs of cleaning up Superfund sites not only upon the owners and operators of such sites, but also upon persons or entities which in the past have either generated or shipped hazardous wastes which are present on such sites. The Superfund laws also provide for liability for damages to natural resources caused by hazardous substances at such sites. Accordingly, the Superfund laws encourage PRPs to agree to share in specified percentages of the aggregate cleanup costs for Superfund sites by entering into consent decrees, settlement agreements or similar arrangements. Non-settling PRPs may be liable for any shortfalls in government cost recovery and may be liable to other PRPs for equitable contribution. Under the Superfund laws, a settling PRP's financial liability could increase if the other settling PRPs were to become insolvent or if additional or more severe contamination were discovered at the relevant site. In estimating the amount of those Sellers' liabilities at those Superfund sites where one or more of the Sellers has been designated as a PRP and as to which the Company believes that it has potential liability under the Acquisition Agreement and the Sale Order, the Company therefore reviewed any existing consent decrees, settlement agreements or similar arrangements with respect to those sites, the Sellers' negotiated volumetric share of liability (where applicable), the Company's prior knowledge of the relevant sites, and the Company's general experience in dealing with the cleanup of Superfund sites.

        Properties Included in CSD Assets.    The CSD assets acquired by the Company include an active service center located at 2549 North New York Street in Wichita, Kansas (the "Wichita Property"). The

Wichita Property is one of several properties located within the boundaries of a 1,400 acre state-designated Superfund site in an old industrial section of Wichita known as the North Industrial Corridor Site. Along with numerous other PRPs, the Sellers executed a consent decree relating to such site with the EPA, and the Company is continuing its ongoing remediation program for the Wichita Property in accordance with that consent decree. Also included within the CSD assets acquired by the Company are rights under an indemnification agreement between the Sellers and a prior owner of the Wichita Property which the Company anticipates but cannot guarantee will be available to reimburse certain such cleanup costs.

        The CSD assets also include a former hazardous waste incinerator and landfill in Baton Rouge, Louisiana ("BR Facility") currently undergoing remediation pursuant to an order issued by the Louisiana Department of Environmental Quality. In December 2003, the Company received an information request from the federal EPA pursuant to the Superfund Act concerning the Devil's Swamp Lake Site ("Devil's Swamp") in East Baton Rouge Parish, Louisiana. On March 8, 2004, the EPA proposed to list Devil's Swamp on the National Priorities List for further investigations and possible remediation. Devil's Swamp includes a lake located downstream of an outfall ditch where wastewaters and stormwaters have been discharged from the BR Facility, as well as extensive swamplands adjacent to it. Contaminants of concern cited by the EPA as a basis for listing the site include substances of the kind found in wastewaters discharged from the BR Facility in past operations. While the Company's ongoing corrective actions at the BR Facility may be sufficient to address the EPA's concerns, there can be no assurance that additional action will not be required and that the Company will not incur material costs. The Company cannot now estimate its potential liability for Devil's Swamp; accordingly, the Company has accrued no liability for remediation of Devil's Swamp beyond what was already accrued pertaining to the ongoing corrective actions and amounts sufficient to cover certain projected legal fees and related expenses.

        Marine Shale Processors.    Beginning in the mid-1980s and continuing until July 1996, Marine Shale Processors, Inc., located in Amelia, Louisiana ("Marine Shale"), operated a kiln which incinerated waste producing a vitrified aggregate as a by-product. Marine Shale contended that its operation recycled waste into a useful product, i.e., vitrified aggregate, and therefore was exempt from regulation under the Resource Conservation Recovery Act ("RCRA") and permitting requirements as a hazardous waste incinerator under applicable federal and state environmental laws. The EPA contended that Marine Shale was a "sham-recycler" subject to the regulation and permitting requirements as a hazardous waste incinerator under RCRA, that its vitrified aggregate by-product was a hazardous waste, and that Marine Shale's continued operation without required permits was illegal. Litigation between the EPA and Marine Shale began in 1990 and continued until July 1996 when the U.S. Fifth Circuit Court of Appeals ordered Marine Shale to shutdown its operations. During the course of its operation, Marine Shale produced thousands of tons of aggregate, some of which was sold as fill material at various locations in the vicinity of Amelia, Louisiana, but most of which was stockpiled on the premises of the Marine Shale facility. Almost all of this aggregate has since been moved to a nearby site owned by an affiliate of Marine Shale, known as Recycling Park, Inc. In accordance with a court order authorizing the movement of this material to this off-site location, all of the materials located at Recycling Park, Inc. comply with the land disposal restrictions of RCRA. Approximately 7,000 tons of aggregate remain on the Marine Shale site. Moreover, as a result of past operations, soil and groundwater contamination may exist on the Marine Shale facility and the Recycling Park, Inc. site.

        Although the Sellers never held an equity interest in Marine Shale, the Sellers were among the largest customers of Marine Shale in terms of overall incineration revenue. If the EPA or the Louisiana Department of Environmental Quality ("LDEQ") were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, the Sellers could potentially be exposed to liability for cleanup costs as PRPs and, in such event, the Sellers could assert that the Company would be obligated to indemnify the Sellers for such costs payable to governmental entities in accordance with the Company's agreement described above. Based on a plan to settle obligations that was established at the time of the acquisition, the Company obtained more complete information as to the potential status of the Marine Shale facility and the Recycling Park, Inc. site as a Superfund site or sites, the potential costs associated with possible removal and disposal of some or all of the vitrified aggregate and closure and remediation of the Marine Shale facility and the Recycling Park, Inc. site, and the respective shares of other identified potential PRPs on a volumetric basis. Accordingly, the Company determined in the third quarter of 2003 that the remedial liabilities and associated legal costs were then probable and estimable and recorded liabilities for the Company's estimate of the Sellers' proportionate share of environmental cleanup costs potentially payable to governmental entities under federal and/or state Superfund laws. At March 31, 2005, the Company had accrued $13.9 million of reserves relating to potential cleanup costs for the Marine Shale facility and the Recycling Park, Inc. site.

        On December 24, 2003, the Sellers' plan of reorganization became effective under chapter 11 of the Bankruptcy Code. If the EPA or the LDEQ were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, the Sellers might assert that they are not responsible for potential cleanup costs associated with such site or sites, and the Company might assert that under the Sale Order the Company is not obligated to pay or reimburse cleanup and related costs associated with such site or sites. The Company cannot now provide assurances with respect to any such matters which, in the event the EPA or the LDEQ were in the future to designate the Marine Shale facility and/or the Recycling Park, Inc. site as a Superfund site or sites, would need to be resolved by future events, negotiations and, if required, legal proceedings.

        Third Party Superfund Sites.    Prior to the Closing Date, the Sellers had generated or shipped hazardous wastes which are present on an aggregate of 35 sites owned by third parties which have been designated as federal or state Superfund sites and at which the Sellers, along with other parties, had been designated as PRPs. Under the Acquisition Agreement and the Sale Order, the Company agreed with the Sellers that the Company would indemnify the Sellers against the Sellers' share of the cleanup costs payable to governmental entities in connection with those 35 sites, which were listed in Exhibit A to the Sale Order (the "Listed Third Party Sites"). At 29 of the Listed Third Party Sites, the Sellers had addressed, prior to the Company's acquisition of the CSD assets in September 2002, the Sellers' cleanup obligations to the federal and state governments and to other PRPs by entering into consent decrees or other settlement agreements or by participating in ongoing settlement discussions or site studies and, in accordance therewith, the PRP group is generally performing or has agreed to perform the site remediation program with government oversight. With respect to one of those 29 Listed Third Party Sites, certain developments have occurred since the Company's purchase of the CSD assets as described in the following two paragraphs. Of the six remaining Listed Third Party Sites, the Company on behalf of the Sellers is contesting with the governmental entities and PRP groups involved liability at two sites, has settled the Sellers' liability at one site, confirmed that the Sellers were ultimately not named as PRPs at one site, and plans to fund participation by the Sellers as settling PRPs at three sites. With respect to the 35 Listed Third Party Sites, the Company had reserves of $18.4 million at March 31, 2005.

        With respect to one of those 35 sites (the "Helen Kramer Landfill Site"), the Sellers had entered (prior to the Sellers commencing their bankruptcy proceeding in June 2000) into settlement agreements with certain members of the PRP group which agreed to perform the cleanup of that site in accordance with a consent decree with governmental entities, in return for which the Sellers received a conditional release from such governmental entities. Following the Sellers' commencement of their bankruptcy proceeding, the Sellers failed to satisfy their payment obligations to those PRPs under those settlement agreements.

        In November 2003, certain of those PRPs made a demand directly on the Company for the Sellers' share of the cleanup costs incurred by the PRPs with respect to the Helen Kramer Landfill Site. However, at a hearing in the Bankruptcy Court on January 6, 2004 on a motion by those PRPs seeking an order that the Company was liable to such PRPs under the terms of the Sale Order, the Bankruptcy Court declined to hear the motion on the ground that those PRPs (which are not governmental entities) have no right to seek direct payment from the Company for any portion of the cleanup costs which they have incurred in connection with that site. The Company's legal counsel has advised that, when the Sellers' plan of reorganization became effective in December 2003, the Sellers likely were discharged from their obligations to those PRPs for that site, and the Sellers have never made an indemnity request upon the Company for any obligations relating to that site. The PRPs have indicated their intention to pursue additional recourse against the Company, but the Company filed in February 2005 a complaint with the Bankruptcy Court seeking sanctions against the PRPs for contempt of the injunction in the Sale Order against those PRPs' efforts to proceed directly against the Company, and that matter is still pending. On April 20, 2005, the Company's counsel advised that the Company's exposure to liability for the Sellers' obligations with respect to the Helen Kramer Landfill Site are no longer "probable," and the Company therefore reversed a $1.9 million reserve which the Company had established with respect to those potential liabilities in connection with the Company's acquisition of the CSD assets. The reversal of the $1.9 million reserve was recorded to selling, general and administrative expenses.

        By letters to the Company dated September 22 and 28, 2004, and January 22 and 28, 2005, the Sellers identified, in addition to the 35 Listed Third Party Sites, four additional sites owned by third parties which the EPA or a state environmental agency has designated as a Superfund site or potential Superfund site and at which one or more of the Sellers have been named as a PRP or potential PRP. In those letters, the Sellers asserted that the Company has an obligation to indemnify the Sellers for their share of the potential cleanup costs associated with such four additional sites. The Company has responded to such letters from the Sellers by stating that, under the Sale Order, the Company has no obligation to reimburse the Sellers for any cleanup and related costs (if any) which the Sellers may incur in connection with such four additional sites. The Company intends to assist the Sellers in providing information now in the Company's possession with respect to such four additional sites and to participate in negotiations with the government agencies and PRP groups involved. In addition, at one of those four additional sites, the Company may have some liability independently of the Sellers' involvement with that site, and the Company may also have certain defense and indemnity rights under contractual agreements for prior acquisitions relating to that site. Accordingly, the Company is now investigating that site further. However, the Company now believes that it has no liabilities with respect to the potential cleanup of those four additional sites that are both probable and estimable at this time, and the Company has therefore not established any reserves for any potential liabilities of the Sellers or the Company in connection therewith.

        Inactive Third Party Superfund Sites.    In addition to the Superfund sites owned by third parties described in the preceding paragraphs, the Sellers have also been identified as PRPs at several other federal or state Superfund sites owned by third parties that the Company believes are now inactive with respect to the Sellers. The inactive sites generally involve the shipment by the Sellers of a de minimis amount of wastes to such sites and prior consent decrees, settlement agreements or similar arrangements providing for minimal payment obligations by the Sellers. De minimis agreements generally are intended to settle all claims for small PRPs and such agreements have limited "re-opener" provisions. At certain other inactive sites, the Sellers have disclaimed any liability by advising the governmental entities involved that the Sellers had not shipped any wastes to those sites. The Company has not established reserves for any of the inactive sites because the Company believes that the Sellers' cleanup liabilities with respect to those sites have already been resolved and that, under the Sale Order, the Company would not be responsible for such liabilities in any event.

  Other Legal Proceedings Related to CSD Assets

        In addition to the legal proceedings related to the acquisition of the CSD assets described above, two lawsuits have been filed against the Company subsequent to the acquisition based in part upon allegations relating to the Company's current ownership and operation of a former CSD facility. In December 2003, a lawsuit was filed in the 18th Judicial District Court in Iberville Parish, Louisiana, against Clean Harbors Plaquemine, LLC., the Company's subsidiary which acquired and now operates a deep injection well facility near Plaquemine, Louisiana. This lawsuit was brought under the citizen suit provisions of the Louisiana Environmental Quality Act. The lawsuit alleges that the facility is in violation of state law by disposing of hazardous waste into an underground injection well that the plaintiffs allege is located within the banks or boundaries of a body of surface water within the jurisdiction of the State of Louisiana. The lawsuit also focuses on a "new area of concern" at the facility which the plaintiffs allege is a source of contamination which will require environmental remediation and/or restoration. The lawsuit also alleges that the Company's former facility manager made false representations and failed to disclose material information to the regulators about the site after the Company acquired it in September 2002. The plaintiffs seek an order declaring the injection well to be located within the banks or boundaries of a body of surface water under state law, payment of civil penalties, and an additional penalty of $1.0 million for damages to the environment, plus interest. The plaintiffs also seek an order requiring the facility to remove all waste disposed of since September of 2002, and in general, to conduct an investigation into and remediate the alleged contamination at the facility, as well as damages for alleged personal injuries and property damage, natural resources damages, costs of litigation, and attorney's fees. On January 14, 2005, the state district court judge granted the plaintiffs' petition for a preliminary (or temporary) injunction restraining the subsidiary from disposing of hazardous waste in the injection well. On January 18, 2005 (the next day the court was again open for business) the subsidiary filed a motion seeking to stay the preliminary injunction, which the same judge granted. The legal effect of the stay order was to allow the facility to continue normal business operations and to continue injecting hazardous waste, pending an appeal. In accordance with the stay order that was granted in favor of the subsidiary, the subsidiary has appealed the court's initial ruling granting the preliminary (or temporary) injunction to the Louisiana First Circuit Court of Appeal in Baton Rouge, and that appeal is presently pending.

        The Company believes this lawsuit is without merit, and is vigorously defending against the claims made. The Company further believes that, since its acquisition by the Company, the Plaquemine facility has been and now is in full compliance with its operating permits and all applicable state laws, and that any alleged contamination in the "new area of concern" complained of by the plaintiffs was and is already being addressed under the corrective action provisions of its RCRA operating permit. In addition, the Company believes that many of the plaintiffs' claims relate to actions or omissions allegedly taken or caused by third parties that formerly owned and/or operated, or generated or shipped waste to, the Plaquemine facility for which the Company has no legal responsibility under the Sale Order. Although the Company has established reserves to cover its estimated legal costs to be incurred in connection with this proceeding, this lawsuit is in its preliminary stages and the Company is therefore unable to estimate any other potential liability relating to the lawsuit.

        In February 2005 this same group of plaintiffs sent notice to the Louisiana Department of Environmental Quality that they intended to file a second citizen suit. In April 2005, the second citizen suit petition was filed naming Clean Harbors, Inc. ("CHI"), Clean Harbors Environmental Services, Inc. ("CHESI"), and an employee of CHESI as defendants. The second citizen suit alleges that CHI, CHESI and the CHESI employee are liable for conduct based upon claims that are substantially similar in nature to those filed against Clean Harbors Plaquemine, LLC in the original citizen suit. The second suit also alleges that CHI and CHESI are liable for certain aspects of the operations of Clean Harbors Plaquemine, LLC under the lawsuit's so-called "Single Business Entity Doctrine."

        The Company continues to vigorously defend against all of these claims, and views the new claims and citizen suit to be as baseless and without merit as the original citizen suit.

  Legal Proceedings Not Related to CSD Assets

        In addition to the legal proceedings in which the Company became involved as a result of its acquisition of the CSD assets, the Company is also involved in certain legal proceedings which have arisen for other reasons. The principal such legal proceedings include certain Superfund proceedings relating to sites owned by third parties where the Company (or a predecessor) has been named a PRP, certain regulatory proceedings, and litigation involving the former holders of the Company's subordinated notes.

  Superfund Sites Not Related to CSD Acquisition

        The Company has been named as a PRP at 28 sites that are not related to the CSD acquisition. Fourteen of these sites involve two subsidiaries which the Company acquired from ChemWaste, a former subsidiary of Waste Management, Inc. As part of that acquisition, ChemWaste agreed to indemnify the Company with respect to any liability of those two subsidiaries for waste disposed of before the Company acquired them. Accordingly, Waste Management is paying all costs of defending those two Company subsidiaries in those 14 cases, including legal fees and settlement costs.

        The Company's subsidiary which owns the Bristol, Connecticut facility is involved in one of the 28 Superfund sites. As part of the acquisition of that facility, the seller and its now parent company, Cemex, S.A., agreed to indemnify the Company with respect to any liability for waste disposed of before the Company acquired the facility, which would include any liability arising from Superfund sites.

        Eleven of the 28 Superfund sites involve subsidiaries acquired by the Company which had been designated as PRPs with respect to such sites prior to acquisition of such subsidiaries by the Company. Some of these sites have been settled, and the Company believes its ultimate liability with respect to the remaining such sites will not be material to the Company's result of operations, cash flow from operations or financial position.

        As of March 31, 2005, the Company had reserves of $0.2 million for cleanup of Superfund sites not related to the CSD acquisition at which either the Company or a predecessor has been named as a PRP. However, there can be no guarantee that the Company's ultimate liabilities for these sites will not materially exceed this amount or that indemnities applicable to any of these sites will be available to pay all or a portion of related costs.

  EPA Enforcement Actions

        Kimball Facility.    On April 2, 2003, Region VII of the U.S. Environmental Protection Agency ("EPA Region VII") in Kansas City, Kansas, served a Complaint, Compliance Order and Notice of Opportunity for Hearing ("CCO") on the Company's subsidiary which operates an incineration facility in Kimball, Nebraska. The CCO stems from an inspection of the Kimball facility between April 8 and 10, 2002. Thereafter, EPA Region VII issued a Notice of Violation ("NOV") for certain alleged violations of RCRA. The Company responded to the NOV by letter and contested the allegations. After extensive settlement negotiations, on February 23, 2004, the Company and EPA Region VII executed a Consent Agreement and Final Order that included a Supplemental Environmental Project ("SEP"). The Company will be required to perform and account for the SEP in accordance with the EPA's SEP Policy. The SEP will involve cleaning out chemicals from high school laboratories, art departments and other campus locations, with all such work to be performed by the Company's own trained field chemists. The SEP will also include the proper packaging, labeling, manifesting, transportation, and ultimately disposal, recycling or re-use of these chemicals at the hazardous waste treatment, storage and disposal facilities owned and operated by the Company's subsidiaries, in lieu of the payment of any further civil penalties. The Company will have two years to complete the performance of the SEP, and any remaining amounts then still owed and outstanding will have to be paid in cash at that time, as calculated pursuant to a sliding scale formula that reduces the amount of cash that will be owed as more of the environmental services are rendered over the two-year period. At March 31, 2005, the Company had accrued $132 thousand for its SEP liability.

        Chicago Facility.    By letter dated January 16, 2004, Region V of the EPA ("EPA Region V") in Chicago, Illinois notified the Company that EPA Region V believes the Company's Chicago, Illinois facility may be in violation of the National Emission Standard for Benzene Waste Operations Subpart FF regulations promulgated under the Clean Air Act and that EPA Region V may seek injunctive relief and civil penalties for these alleged violations. The alleged violations pertain to total annual benzene quantity determinations and reporting, provisions of individual waste stream identification and emissions control information, and treatment and control requirements for the benzene waste streams. EPA Region V is seeking a fine of $325 thousand. The Company believes that its Chicago facility complies in all material respects with these regulations and has engaged in ongoing settlement discussions with EPA Region V to resolve the issues described in the letter from EPA Region V without litigation. The Company believes that the cost of resolving this matter will not be material to the Company's results of operations or financial position.

  State and Provincial Enforcement Actions

        Chicago Facility.    On February 12, 2004, the Company's subsidiary which owns the Chicago facility was notified by the Illinois Attorney General's Office that an enforcement action was being initiated against such facility. The enforcement action alleges that the Chicago facility has violated its operating permit, certain Illinois Pollution Control Board regulations, and allegedly applicable provisions of the National Emission Standards for Hazardous Air Pollutants ("NESHAPs"). The Illinois Attorney General's Office announced that it was seeking $170 thousand in penalties. Legal and compliance representatives of the Company have held discussions with the Illinois Attorney General's Office and the Illinois Environmental Protection Agency, and anticipate that a Supplemental Environmental Project will be negotiated that will substantially reduce the cash component of the penalty in exchange for agreeing to the installation of equipment upgrades at the facility designed to address and control air emissions from operations. These negotiations are ongoing, and although significant progress has been made, there can be no assurance that a settlement can be reached or that the penalty will be reduced.

        Aragonite, Utah Facility.    In February 2005, the Utah Department of Environmental Quality ("DEQ") issued a Notice of Violation and Compliance Order ("NOVCO") No. 0405013 against the Clean Harbors Aragonite, LLC incinerator, transfer station and storage facility located near Aragonite, Utah ("CH Aragonite"). The NOVCO pertains to hazardous waste compliance inspections conducted from October 2003 through September 2004 at CH Aragonite. CH Aragonite filed a detailed and comprehensive response to the NOVCO in April 2005. Although no penalty has yet been imposed by the Utah DEQ, legal counsel for the Company deemed it advisable to disclose the issuance of this NOVCO in compliance with SEC Regulations, and CH Aragonite's in-house legal and environmental compliance representatives are continuing to negotiate towards an amicable resolution of the matter. At present, an exact amount, if any, of the potential fine that may be assessed cannot be determined. CH Aragonite has reserved its legal rights to an administrative hearing in the unlikely event that a settlement cannot be reached, and has accrued an amount sufficient to cover its estimated exposure to a potential penalty based upon an internal calculation thereof. The Company believes that the liability can be settled for less than $150 thousand.

        London, Ontario Facility.    Clean Harbors Environmental Services Inc., and one of the Company's Canadian subsidiaries, Clean Harbors Canada, Inc., received a summons alleging a number of regulatory offenses under the Ontario Occupational Health and Safety Act as a result of a fire in October 2003 at a Clean Harbors Canada, Inc., waste transfer facility in London, Ontario. A worker at the facility received serious injuries as a result of the fire. The initial appearance on this matter occurred on November 22, 2004. The Company has not yet determined whether to defend the charges or attempt to negotiate a settlement. The Company has not accrued any liability associated with this matter because any potential liability is not now estimable.

  Contingency

        Litigation Involving Former Holders of Subordinated Notes.    On April 30, 2001, the Company issued to John Hancock Life Insurance Company, Special Value Bond Fund, LLC, the Bill and Melinda Gates Foundation, and certain other institutional lenders (collectively, the "Lenders") $35.0 million of 16% Senior Subordinated Notes due 2008 (the "Subordinated Notes") as part of the Company's refinancing of all its then outstanding indebtedness. Under the Securities Purchase Agreement dated as of April 12, 2001, between the Company and the Lenders (the "Purchase Agreement"), the Company was also required to pay a $350 thousand closing fee and issue to the Lenders warrants for an aggregate of 1,519,020 shares of the Company's common stock (the "Warrants") exercisable at any time prior to April 30, 2008 at an exercise price of $.01 per share. The Purchase Agreement contained covenants limiting (with certain exceptions) the Company's ability to acquire other businesses or incur additional indebtedness without the consent of a majority in interest of the Lenders. The Purchase Agreement also provided that, if the Company should elect to prepay the Subordinated Notes prior to maturity, the Company would be obligated to pay a prepayment penalty which, in the case of a prepayment prior to April 30, 2004, would include a so-called "Make Whole Amount" computed using a discount rate 2.5% above the then current yield on United States government securities of equal maturity to the Subordinated Notes. The Purchase Agreement also provided that, if the Company should default on any of the terms of the Purchase Agreement including the covenants described above, the Lenders would have the right to call the Subordinated Notes for payment at an amount equal to the principal, accrued interest and the so-called "Make Whole Amount" then in effect.

        During several months prior to the Company's acquisition of the CSD assets effective September 7, 2002, the Company sought the Lenders' cooperation with respect to such acquisition and to include the Lenders in a refinancing of the Company's outstanding debt (which might involve leaving the Subordinated Notes outstanding or refinancing them). The Lenders, however, ultimately refused to provide any such cooperation. The Company thus notified the Lenders that it was proceeding with the acquisition of the CSD assets, which would be a violation of certain covenants in the Purchase Agreement, and the Lenders then called the Subordinated Notes for payment, including principal, interest and the "Make Whole Amount" of $16,991,129, an amount equal to 48.5% of the principal amount of the Subordinated Notes. In response to the Lenders' demand, the Company immediately paid in full the amount demanded, while notifying the Lenders that it was paying the "Make Whole Amount" under protest. It is the Company's position that if the payment to the Lenders is not deemed to be voluntary and the 48.5% "Make Whole Amount" is deemed unconscionable, the "Make-Whole Amount" is likely to be held unenforceable under Massachusetts case law.

        Shortly after the closing of the acquisition of the CSD assets, the Company wrote to the Lenders demanding a return of the prepayment penalty, in response to which, on September 27, 2002, the Lenders filed a complaint in the Norfolk Superior Court asking the Court to determine the prepayment penalty to be valid and enforceable. On October 1, 2002, the Company filed a complaint in the Business Litigation Session of the Suffolk Superior Court seeking a declaratory judgment that the "Make Whole Amount" is an unenforceable penalty and seeking an order for the return of the amount paid as a penalty, less the Lenders' actual damages (if any), plus interest and costs. In the case of certain of the Lenders, the Company also seeks a judgment that those Lenders' receipt of their share of the "Make Whole Amount," the closing payment and the fair value of the Warrants constitutes a violation of applicable Massachusetts usury laws. The Company filed a motion seeking to consolidate both legal proceedings in the Business Litigation Session of the Suffolk Superior Court, which motion was granted. Discovery in the proceedings was completed and all parties served and filed motions for summary judgment. On March 15, 2004, the Court granted summary judgment for the Lenders ruling that the "Make Whole Amount" was enforceable, and on May 15, 2004 the court ordered the Company pay $323 thousand to the Lenders for legal and expert cost reimbursement. The Company has appealed the Court's rulings, and the Lenders have cross-appealed as to the amount of legal and expert cost reimbursement. The Appeals Court heard the appeals on March 5, 2005, but a decision by the Court is not expected for several months. The Company has not accrued the Lenders' legal and expert costs because, based on the advice of legal counsel, the Company now believes that such payment is not probable.

(8) Closure and Post-closure Liabilities

        The changes to closure and post-closure liabilities for the quarter ended March 31, 2005 are as follows (in thousands):

	December 31, 2004	New Asset Retirement Obligations	Accretion	Changes in Estimate Charged to Statement of Operations	Currency Translation, Reclassi- fications and Other	Payments	March 31, 2005
Landfill retirement liability	$18,888	$249	$671	$—	$(3)	$(5)	$19,800
Non-landfill retirement liability	6,763	—	210	48	—	(330)	6,691

Total	$25,651	$249	$881	$48	$(3)	$(335)	$26,491

        The following table presents the change in remaining highly probable airspace from December 31, 2004 through March 31, 2005 (in thousands):

Highly Probable Airspace (Cubic Yards)
Remaining capacity at December 31, 2004	28,454
Consumed during three months ended March 31, 2005	(145)

Remaining capacity at March 31, 2005	28,309

        Asset retirement obligations incurred in 2005 are being discounted at the credit-adjusted risk-free rate of 10.25% and inflated at a rate of 2.16%.

(9) Remedial Liabilities

        The changes to remedial liabilities for the quarter ended March 31, 2005 are as follows (in thousands):

	December 31, 2004	Accretion	Beneficial Changes in Estimate Recorded to Statement of Operations	Currency Translation, Reclassi- fications and Other	Payments	March 31, 2005
Remedial liabilities for landfill sites	$4,985	$54	$(22)	$(10)	$(81)	$4,926
Remedial liabilities for discontinued sites not now used in the active conduct of the Company's business	95,116	1,083	(1,018)	(23)	(817)	94,341
Remedial liabilities (including Superfund) for non-landfill operations	55,516	616	(3,052)	(15)	(554)	52,511

Total	$155,617	$1,753	$(4,092)	$(48)	$(1,452)	$151,778

        Included in the $3.1 million reduction in estimate for non-landfill operations is the $1.9 million reversal of the Helen Kramer landfill site reserve as described in Footnote 7, "Legal Proceedings."

(10) Other Income

        For the quarter ended March 31, 2005, other income of $0.6 million consisted almost entirely of a $0.6 million gain relating to the settlement of an insurance claim.

        As described in the Annual Report on Form 10-K for the year ended December 31, 2004, the Company issued $25.0 million of Series C Preferred Stock on September 10, 2002. The Company determined that the Series C Preferred Stock should be recorded on the Company's financial statements as though the Series C Preferred Stock consisted of two components, namely (i) a non-convertible redeemable preferred stock (the "Host Contract") with a 6% annual dividend, and (ii) an embedded derivative (the "Embedded Derivative") which reflected the right of the holders of the Series C Preferred Stock to convert into the Company's common stock on the terms set forth in the Series C Preferred Stock. The Company recorded in other long-term liabilities the $9.3 million initial fair value of the Embedded Derivative and periodically marked that value to market. As of March 31, 2004, the market value of the Embedded Derivative was determined to be $4.3 million and the Company recorded $5.3 million of other income during the first quarter of 2004 to reflect such adjustment. On June 30, 2004, the Company redeemed the Series C Preferred Stock and settled the Embedded Derivative liability. The settlement of the Embedded Derivative liability will result in no additional other income (expense) being recorded in future periods related to the Embedded Derivative.

(11) Income Taxes

        SFAS 109, "Accounting for Income Taxes," requires that a valuation allowance be established when, based on an evaluation of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, at March 31, 2005 and December 31, 2004, the Company continued to maintain a full valuation allowance against the Company's net U.S. deferred tax assets. The actual realization of the net operating loss carryforwards and other tax assets depend on having future taxable income of the appropriate character prior to their expiration. The Company will continue to re-evaluate the need for this valuation allowance in light of all available evidence including projections of future operating results.

(12) Earnings (Loss) Per Share

        The following is a calculation of basic and diluted income (loss) per share (in thousands except for per share amounts):

	Three Months Ended March 31, 2005
	Income (Numerator)	Shares (Denominator)	Share Per
Net income	$4,841
Less preferred stock dividends	(70)

Basic earnings attributable to common shareholders	$4,771	14,602	$0.33

Net income	$4,841

Diluted earnings attributable to common shareholders	$4,841	18,072	$0.27

	Three Months Ended March 31, 2004
	Income (Numerator)	Shares (Denominator)	Per Share
Income before cumulative effect of change in accounting principle	$2,817
Less preferred stock dividends and accretion	(855)

Basic earnings attributable to common shareholders before change in accounting principle	1,962	13,960	$0.14
Cumulative effect of change in accounting principle, net of tax	—	13,960	—

Basic earnings attributable to common shareholders	$1,962	13,960	$0.14

Income before cumulative effect of change in accounting principle	$2,817
Less Series B Preferred dividends	(112)
Less gain on embedded derivative adjusted for proportion of common shares issuable (1)	(3,935)	2,432

Loss for purposes of calculating dilutive loss	$(1,230)	16,392	$(0.08)

(1)
At March 31, 2004, the Company's Series C Preferred Stock was convertible into more common shares than allowed under the rules and regulations of the NASDAQ Stock Market. Because of this limitation, only that proportion of the gain on the value of the embedded derivative of shares issuable under the NASDAQ rules to the total shares of the Company's common stock that the Series C Preferred Stock plus accrued dividends were then convertible into was included in the calculation of diluted earnings per share for the quarter.

        Because the effects would be anti-dilutive for the periods presented, the above computations of diluted earnings (loss) per share exclude the assumed exercise of 1.8 million stock options for the period ended March 31, 2004 and the assumed conversion of the Series B Preferred Stock into 0.3 million common shares for the period ended March 31, 2004.

(13) Stockholders' Equity

        On February 11, 2005, the Company issued an aggregate of 420,571 shares of its common stock. The shares were issued upon cashless exercise of warrants for an aggregate of 717,060 shares with an exercise price of $8.00 per share. In connection with the cashless exercise, the warrant holders surrendered their rights under the warrants for the balance of an aggregate of 296,489 shares of common stock. Other than the surrender of such rights under the warrants, the warrant holders paid no consideration in connection with the issuance, and the Company received no proceeds from the issuance.

        Dividends on the Company's Series B Convertible Preferred Stock are payable on the 15th day of January, April, July and October, at the rate of $1.00 per share, per quarter. Under the terms of the Series B Preferred Stock, the Company can elect to pay dividends in cash or in common stock with a market value equal to the amount of the dividends payable. The dividend due on January 15, 2005 was paid in cash. However, because of loan covenant restrictions then in place, the Company issued 12,531 shares of its common stock in payment of the January 15, 2004 dividend requirement.

(14) Segment Reporting

        Segment information has been prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Performance of the segments is evaluated on several factors, of which the primary financial measure is operating income before interest, taxes, depreciation, amortization, restructuring, non-recurring severance charges, (gain) loss on disposal of assets held for sale, and other (income) expense ("EBITDA Contribution"). Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers. In general, SFAS No. 131 requires that business entities report selected information about operating segments in a manner consistent with that used for internal management reporting.

        The Company has two reportable segments: Technical Services and Site Services.

        Technical Services include:

  •
  treatment and disposal of industrial wastes, which includes physical treatment, resource recovery and fuels blending, incineration, landfills, wastewater treatment, lab chemical disposal and explosives management;

  •
  collection, transportation and logistics management;

  •
  categorization, specialized repackaging, treatment and disposal of laboratory chemicals and household hazardous wastes, which are referred to as CleanPack® services; and

  •
  Apollo Onsite Services, which provide customized environmental programs at customer sites.

        These services are provided through a network of service centers where a fleet of trucks, rail or other transport is dispatched to pick up customers' waste either on a pre-determined schedule or on demand, and then to deliver waste to a permitted facility. From the service centers, chemists can also be dispatched to a customer location for the collection of chemical waste for disposal.

        Site Services provide highly skilled experts utilizing specialty equipment and resources to perform services, such as industrial maintenance, surface remediation, groundwater restoration, site and facility decontamination, emergency response, site remediation, PCB disposal, oil disposal, analytical testing services, information management services and personnel training. The Company offers outsourcing services for customer environmental management programs as well, and provides analytical testing services, information management and personnel training services.

        The Company markets these services through its sales organizations and, in many instances, services in one area of the business support or lead to work in other service lines. Expenses associated with the sales organizations are allocated based on external revenues by segment.

        The following table presents information used by management by reported segment. Revenues from Technical and Site Services consist principally of external revenue from customers. Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers. Corporate Items revenues consist of revenues for miscellaneous services that are not part of a reportable segment. The Company does not allocate interest expense, income taxes, depreciation, amortization, accretion of environmental liabilities, non-recurring severance charges, (gain) loss on disposal of assets held for sale, and other (income) expense to segments. Certain reporting units have been reclassified to conform to the current year presentation.

	For the Three Months Ended March 31,
	2005	2004
Revenue:
Technical Services	$106,496	$101,104
Site Services	58,292	41,759
Corporate Items	178	(106)

Total	164,966	142,757

Cost of Revenues:
Technical Services	75,831	72,324
Site Services	45,223	34,762
Corporate Items	(507)	374

Total	120,547	107,460

Selling, General & Administrative Expenses:
Technical Services	12,074	11,337
Site Services	5,422	4,182
Corporate Items	6,865	7,913

Total	24,361	23,432

EBITDA:
Technical Services	18,591	17,443
Site Services	7,647	2,815
Corporate Items	(6,180)	(8,393)

Total	20,058	11,865

Reconciliation to Consolidated Statement of Operations
Accretion of environmental liabilities	2,634	2,588
Depreciation and amortization	7,209	5,405
Gain on sale of fixed assets	—	(244)
Non-recurring severance	—	16

Income from operations	10,215	4,100
Other income	(619)	(5,287)
Interest expense, net	5,961	5,358

Income before provision for income taxes	$4,873	$4,029

(15) Guarantor and Non-Guarantor Subsidiaries

        As further described in Note 6, "Financing Arrangements," the Senior Secured Notes were issued by the parent company, Clean Harbors, Inc., and were guaranteed by all of the parent's material subsidiaries organized in the United States. The Notes are not guaranteed by the Company's Canadian and Mexican subsidiaries. The following presents condensed consolidating financial statements for the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries, respectively.

        In addition, as part of the refinancing of the Company's debt in June 2004, one of the parent's Canadian subsidiaries made a $91.7 million (U.S.) investment in the preferred stock of one of the parent's domestic subsidiaries and issued, in partial payment for such investment, a promissory note for $89.4 million (U.S.) payable to one of the parent's domestic subsidiaries. The dividend rate on such preferred stock is 11.125% per annum and the interest rate on such promissory note is 11.0% per annum. The effect of this transaction was to increase stockholders' equity of a U.S. guarantor subsidiary, to increase interest income of a U.S. guarantor subsidiary, to increase debt of a foreign non-guarantor subsidiary, and to increase interest expense of a foreign non-guarantor subsidiary.

        Following is the condensed consolidating balance sheet at March 31, 2005 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$10,128	$30,224	$5,682	$—	$46,034
Accounts receivable, net	609	100,194	18,771	—	119,574
Unbilled accounts receivable	—	5,179	2,645	—	7,824
Intercompany receivables	5,390	—	1,254	(6,644)	—
Deferred costs	—	3,522	839	—	4,361
Prepaid expenses	4,215	9,358	553	—	14,126
Supplies inventories	—	10,168	584	—	10,752
Properties held for sale	—	8,554	—	—	8,554
Property, plant and equipment, net	—	156,034	23,257	—	179,291
Deferred financing costs	8,654	—	14	—	8,668
Goodwill, net	—	19,032	—	—	19,032
Permits and other intangibles, net	—	55,037	24,641	—	79,678
Investments in subsidiaries	143,489	36,274	91,654	(271,417)	—
Deferred tax asset	—	—	673	—	673
Intercompany note receivable	—	99,223	3,701	(102,924)	—
Other assets	—	1,431	2,198	—	3,629

Total assets	$172,485	$534,230	$176,466	$(380,985)	$502,196

Liabilities and Stockholders' Equity:
Uncashed checks	$—	$4,141	$1,451	$—	$5,592
Accounts payable	—	59,227	11,487	—	70,714
Accrued disposal costs	—	1,634	1,457	—	3,091
Deferred revenue	—	15,312	4,223	—	19,535
Other accrued expenses	3,660	33,149	3,178	—	39,987
Income taxes payable	51	247	213	—	511
Intercompany payables	—	6,644	—	(6,644)	—
Closure, post-closure and remedial liabilities	—	162,956	15,313	—	178,269
Long-term obligations	148,163	—	—	—	148,163
Capital lease obligations	—	4,779	816	—	5,595
Other long-term liabilities	—	—	13,232	—	13,232
Intercompany note payable	3,701	—	99,223	(102,924)	—
Accrued pension cost	—	—	597	—	597

Total liabilities	155,575	288,089	151,190	(109,568)	485,286
Stockholders' Equity:
Series B convertible preferred stock	1	—	—	—	1
Common stock	150	—	2,236	(2,236)	150
Additional paid-in capital	63,606	203,997	4,049	(208,046)	63,606
Accumulated other comprehensive income	8,250	14,057	(1,552)	(12,505)	8,250
Retained earnings (deficit)	(55,097)	28,087	20,543	(48,630)	(55,097)

Total stockholders' equity	16,910	246,141	25,276	(271,417)	16,910

Total liabilities and stockholders' equity	$172,485	$534,230	$176,466	$(380,985)	$502,196

        Following is the condensed consolidating balance sheet at December 31, 2004 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$76	$20,984	$—	$10,021	$—	$31,081
Marketable securities	10,000	6,800	—	—	—	16,800
Accounts receivable, net	9	100,547	—	20,330	—	120,886
Unbilled accounts receivable	—	2,817	—	2,560	—	5,377
Intercompany receivables	17,139	—	8	6,050	(23,197)	—
Deferred costs	—	3,965	—	958	—	4,923
Prepaid expenses	2,951	9,957	—	499	—	13,407
Supplies inventories	—	9,656	—	662	—	10,318
Properties held for sale	—	8,849	—	—	—	8,849
Property, plant and equipment, net	—	156,905	—	23,621	—	180,526
Deferred financing costs	8,935	—	—	15	—	8,950
Goodwill, net	—	19,032	—	—	—	19,032
Permits and other intangibles, net	—	55,236	—	25,227	—	80,463
Investments in subsidiaries	133,504	44,385	—	91,654	(269,543)	—
Deferred tax asset	—	—	—	676	—	676
Intercompany note receivable	—	99,717	—	3,701	(103,418)	—
Other assets	—	1,560	—	1,854	—	3,414

Total assets	$172,614	$540,410	$8	$187,828	$(396,158)	$504,702

Liabilities and Stockholders' Equity:
Uncashed checks	$—	$4,769	$—	$1,773	$—	$6,542
Accounts payable	—	57,716	—	12,647	—	70,363
Accrued disposal costs	—	1,630	—	1,402	—	3,032
Deferred revenue	—	17,236	—	4,824	—	22,060
Other accrued expenses	8,675	28,890	—	3,489	—	41,054
Income taxes payable	1,078	310	—	914	—	2,302
Intercompany payables	—	23,197	—	—	(23,197)	—
Closure, post-closure and remedial liabilities	—	166,211	—	15,057	—	181,268
Long-term obligations	148,122	—	—	—	—	148,122
Capital lease obligations	—	4,160	—	847	—	5,007
Other long-term liabilities	—	—	—	13,298	—	13,298
Intercompany note payable	3,701	—	—	99,717	(103,418)	—
Accrued pension cost	—	—	—	616	—	616

Total liabilities	161,576	304,119	—	154,584	(126,615)	493,664
Stockholders' Equity:
Series B convertible preferred stock	1	—	—	—	—	1
Common stock	143	—	—	2,236	(2,236)	143
Additional paid-in capital	62,165	206,787	—	4,049	(210,836)	62,165
Accumulated other comprehensive income	8,667	14,473	—	(1,632)	(12,841)	8,667
Retained earnings (deficit)	(59,938)	15,031	8	28,591	(43,630)	(59,938)

Total stockholders' equity	11,038	236,291	8	33,244	(269,543)	11,038

Total liabilities and stockholders' equity	$172,614	$540,410	$8	$187,828	$(396,158)	$504,702

        Following is the consolidating statement of operations for the three months ended March 31, 2005 (in thousands):

	Clean Harbors ,Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$138,596	$29,573	$(3,203)	$164,966
Cost of revenues	—	102,222	21,528	(3,203)	120,547
Selling, general and administrative expenses	—	19,621	4,740	—	24,361
Accretion of environmental liabilities	—	2,440	194	—	2,634
Depreciation and amortization	—	5,909	1,300	—	7,209

Income from operations	—	8,404	1,811	—	10,215
Other income (expense)	588	31	—	—	619
Interest income (expense)	(5,871)	(70)	(20)	—	(5,961)
Equity in earnings of subsidiaries	10,408	2,077	—	(12,485)	—
Intercompany dividend income (expense)	—	—	2,789	(2,789)	—
Intercompany interest income (expense)	—	2,690	(2,690)	—	—

Income (loss) before provision for income taxes	5,125	13,132	1,890	(15,274)	4,873
Provision for income taxes	284	76	(328)	—	32

Net income (loss)	$4,841	$13,056	$2,218	$(15,274)	$4,841

        Following is the consolidating statement of operations for the three months ended March 31, 2004 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$121,271	$—	$24,310	$(2,824)	$142,757
Cost of revenues	—	95,094	4	15,186	(2,824)	107,460
Selling, general and administrative expenses	—	18,440	—	4,764	—	23,204
Accretion of environmental liabilities	—	2,417	—	171	—	2,588
Depreciation and amortization	—	4,764	—	641	—	5,405

Income (loss) from operations	—	556	(4)	3,548	—	4,100
Other income (expense)	5,287	—	—	—	—	5,287
Interest income (expense)	(5,023)	(257)	—	(78)	—	(5,358)
Equity in earnings of subsidiaries	2,432	—	—	—	(2,432)	—

Income (loss) before provision for income taxes	2,696	299	(4)	3,470	(2,432)	4,029
Provision for income taxes	(121)	76	—	1,257	—	1,212

Net income (loss)	$2,817	$223	$(4)	$2,213	$(2,432)	$2,817

        Following is the condensed consolidating statement of cash flows for the three months ended March 31, 2005 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash (used in) provided by operating activities	$9,098	$3,967	$1,363	$(12,485)	$1,943

Cash flows from investing activities:
Additions to property, plant and equipment	—	(2,698)	(488)	—	(3,186)
Increase in permits	—	(768)	—	—	(768)
Sales of marketable securities	10,000	6,800	—	—	16,800
Proceeds from sale of fixed assets	—	326	—	—	326
Proceeds from (payment of) return of capital	—	10,265	(10,265)	—	—
Investment in subsidiaries	(10,408)	(2,077)	—	12,485	—

Net cash (used in) provided by investing activities	(408)	11,848	(10,753)	12,485	13,172

Cash flows from financing activities:
Change in uncashed checks	—	(627)	(311)	—	(938)
Proceeds from exercise of stock options	1,391	—	—	—	1,391
Dividend payments on preferred stock	(70)	—	—	—	(70)
Deferred financing costs incurred	(86)	—	—	—	(86)
Proceeds from employee stock purchase plan	127	—	—	—	127
Payments of capital leases	—	(426)	(51)	—	(477)
Dividends (paid) received	—	(5,522)	5,522	—	—

Net cash (used in) provided by financing activities	1,362	(6,575)	5,160	—	(53)

Increase (decrease) in cash and cash equivalents	10,052	9,240	(4,230)	—	15,062
Effect of exchange rate change on cash	—	—	(109)	—	(109)
Cash and cash equivalents, beginning of period	76	20,984	10,021	—	31,081

Cash and cash equivalents, end of period	$10,128	$30,224	$5,682	$—	$46,034

        Following is the condensed consolidating statement of cash flows for the three months ended March 31, 2004 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Domestic Non-Guarantor Subsidiary	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash (used in) provided by operating activities	$6,773	$3,623	$(13)	$(1,862)	$(2,432)	$6,089

Cash flows from investing activities:
Additions to property, plant and equipment	—	(5,034)	—	(1,054)	—	(6,088)
Purchases of restricted investments	(208)	—	—	—	—	(208)
Proceeds from sale of fixed assets	—	574	—	—	—	574
Investment in subsidiaries	(2,432)	—	—	—	2,432	—

Net cash (used in) provided by investing activities	(2,640)	(4,460)	—	(1,054)	2,432	(5,722)

Cash flows from financing activities:
Repayments on Senior Notes	(574)	—	—	—	—	(574)
Net borrowings (repayments) under revolving credit facility	(2,971)	—	—	2,781	—	(190)
Change in uncashed checks	—	(365)	—	432	—	67
Proceeds from exercise of stock options	111	—	—	—	—	111
Deferred financing costs incurred	(826)	—	—	—	—	(826)
Proceeds from employee stock purchase plan	127	—	—	—	—	127
Payments on capital leases	—	(306)	—	(63)	—	(369)

Net cash (used in) provided by financing activities	(4,133)	(671)	—	3,150	—	(1,654)

Increase (decrease) in cash and cash equivalents	—	(1,508)	(13)	234	—	(1,287)
Effect of exchange rate change on cash	—	—	—	(28)	—	(28)
Cash and cash equivalents, beginning of period	—	5,313	14	1,004	—	6,331

Cash and cash equivalents, end of period	$—	$3,805	$1	$1,210	$—	$5,016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Sections 8.51 and 8.52 of the Massachusetts Business Corporation Act, as amended, give Massachusetts corporations the power to indemnify each of their present and former officers or directors under certain circumstances if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation. In its Restated Articles of Organization and By-Laws, the Registrant provides for such indemnification of its officers and directors to the extent permitted by law. Reference is made to Article 6 of the Registrant's Restated Articles of Organization filed as Exhibit 3.1A to the Registrant's Report on Form 8-K dated May 18, 2005, and Article VII of the Registrant's Amended and Restated By-Laws filed as Exhibits 3.4B to the Registrant's Report on Form 8-K dated April 4, 2005, and incorporated herein by reference, for the applicable provisions regarding the indemnification of directors and officers.

        The Registrant also maintains director and officer liability insurance which provides for protection of its directors and officers against liabilities and costs which they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended.

Item 21.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
3.1A	Restated Articles of Organization of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.1A to the Registrant's Report on Form 8-K dated May 18, 2005 (file 0-16379)).
3.4B	Amended and Restated By-Laws of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.4B to the Registrant's Report on Form 8-K dated April 4, 2005 (file 0-16379)).
4.1	Indenture, dated as of June 30, 2004, by and among Clean Harbors, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 11 1/4% Senior Secured Notes due 2012, including the form of 11 1/4% Senior Secured Note (incorporated by reference to Exhibit 4.32 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (file 0-16379)).
4.2	Security Agreement dated as of June 30, 2004 among Clean Harbors, Inc., various subsidiaries of Clean Harbors, Inc., U.S. Bank National Association as Trustee for the Second Lien Note Creditors and Credit Suisse First Boston as Collateral Agent and LC Facility Administrative Agent (incorporated by reference to Exhibit 4.29 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (file 0-16379)).
4.3	Registration Rights Agreement dated as of June 30, 2004 by and among Credit Suisse First Boston LLC, Goldman Sachs & Co., and Clean Harbors, Inc. and the subsidiaries of Clean Harbors, Inc. party thereto (incorporated by reference to Exhibit 4.31 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (file 0-16379)).
5.1*	Opinion of Davis, Malm & D'Agostine, P.C.

10.1	Loan and Security Agreement dated as of June 30, 2004 by and among Credit Suisse First Boston as Administrative Agent under the LC Facility, Fleet Capital Corporation as Administrative Agent and Sole Arranger under the Revolving Facility, Goldman Sachs Credit Partners L.P. as Syndication Agent under the LC Facility, Credit Suisse First Boston as Documentation Agent under the LC Facility, Credit Suisse First Boston and Goldman Sachs Credit Partners L.P. as Joint Lead Arrangers and Joint Lead Bookrunners under the LC Facility, the other financial institutions party thereto from time to time as Lenders, Clean Harbors, Inc. and the subsidiaries of Clean Harbors, Inc. party thereto as Borrowers and the Guarantors named therein as Guarantors (incorporated by reference to Exhibit 4.28 to the Registrant's Form 10-Q Quarterly Report for the Quarterly Period ended June 30, 2004 (File 0-16379)).
10.2	Amendment No.1 to Loan and Security Agreement dated as of July 20, 2004 by and among Credit Suisse First Boston as Administrative Agent under the LC Facility, Fleet Capital Corporation as Administrative Agent and Sole Arranger under the Revolving Facility, Goldman Sachs Credit Partners L.P. as Syndication Agent under the LC Facility, Credit Suisse First Boston as Documentation Agent under the LC Facility, Credit Suisse First Boston and Goldman Sachs Credit Partners L.P. as Joint Lead Arrangers and Joint Lead Bookrunners under the LC Facility, the other financial institutions party thereto from time to time as Lenders, Clean Harbors, Inc. and the subsidiaries of Clean Harbors, inc. party thereto as Borrowers and the Guarantors named therein as Guarantors (incorporated by reference to Exhibit 4.28A to the Registrant's Form 10-Q Quarterly Report for the Quarterly Period ended June 30, 2004 (File 0-16379)).
12.1†	Statement regarding computation of ratio of earnings to fixed charges.
23.1†	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Davis, Malm & D'Agostine, P.C. (to be included in Exhibit 5.1).
24†	Powers of Attorney (See pages II-5 through II-15 of this registration statement).
25.1†	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, on Form T-1, relating to the 11 1/4% Senior Secured Notes due 2012.
99.1†	Form of Letter of Transmittal.
99.2†	Form of Notice of Guaranteed Delivery.
99.3†	Form of Letter to Registered Holders and DTC Participants.
99.4†	Form of Letter to Clients.
99.5†	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*
To be filed by Amendment.

†
Filed herewith.

(b)
Financial Statement Schedules

    Schedule II—Valuation and Qualifying Accounts for the Three Years Ended December 31, 2004. All other schedules are omitted because they are not applicable, not required, or because the required information is included in the financial statements or notes thereto

Item 22.    Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The undersigned Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts on this 27th day of June, 2005.

Clean Harbors, Inc.
By:	/s/ ALAN S. MCKIM Alan S. McKim Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Clean Harbors, Inc., hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Clean Harbors, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ALAN S. MCKIM Alan S. McKim	Chairman of the Board Of Directors, President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Treasurer, Controller and Chief Financial and Accounting Officer	June 27, 2005
/s/ JOHN D. BARR John D. Barr	Director	June 27, 2005
/s/ JOHN P. DEVILLARS John P. DeVillars	Director	June 27, 2005
/s/ DANIEL J. MCCARTHY Daniel J. McCarthy	Director	June 27, 2005
/s/ JOHN T. PRESTON John T. Preston	Director	June 27, 2005

/s/ ANDREA ROBERTSON Andrea Robertson	Director	June 27, 2005
/s/ THOMAS J. SHIELDS Thomas J. Shields	Director	June 27, 2005
/s/ LORNE R. WAXLAX Lorne R. Waxlax	Director	June 27, 2005

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts,
on this 27th day of June, 2005.

Altair Disposal Services, LLC
Baton Rouge Disposal, LLC
Bridgeport Disposal, LLC
Clean Harbors Andover, LLC
Clean Harbors Antioch, LLC
Clean Harbors Aragonite, LLC
Clean Harbors Arizona, LLC
Clean Harbors Baton Rouge, LLC
Clean Harbors BDT, LLC
Clean Harbors Buttonwillow, LLC
Clean Harbors Chattanooga, LLC
Clean Harbors Coffeyville, LLC
Clean Harbors Colfax, LLC
Clean Harbors Deer Trail, LLC
Clean Harbors Florida, LLC
Clean Harbors Grassy Mountain, LLC
Clean Harbors Kansas, LLC
Clean Harbors Laurel, LLC
Clean Harbors Lone Mountain, LLC
Clean Harbors Los Angeles, LLC
Clean Harbors of Texas, LLC
Clean Harbors Pecatonica, LLC
Clean Harbors Plaquemine, LLC
Clean Harbors PPM, LLC
Clean Harbors Reidsville, LLC
Clean Harbors San Jose, LLC
Clean Harbors Tennessee, LLC
Clean Harbors Westmorland, LLC
Clean Harbors White Castle, LLC
Crowley Disposal, LLC
Disposal Properties, LLC
GSX Disposal, LLC
Hilliard Disposal, LLC
Northeast Casualty Real Property, LLC
Roebuck Disposal, LLC
Sawyer Disposal Services, LLC
Service Chemical, LLC
Tulsa Disposal, LLC
By:	/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of each of the Guarantor Registrants listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable each of said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC GERSTENBERG Eric Gerstenberg	President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan	Manager	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Manager	June 27, 2005
/s/ WILLIAM J. GEARY William J. Geary	Manager	June 27, 2005

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts,
on this 27th day of June, 2005.

CH International Holdings, Inc.
By:	/s/ JERRY E. CORRELL Jerry E. Correll, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the Guarantor Registrant listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JERRY E. CORRELL Jerry E. Correll	President and Chief Executive Officer	June 27, 2005
/s/ JERRY E. CORRELL Jerry E. Correll	Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ ALAN S. MCKIM Alan S. McKim	Director	June 27, 2005

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on this 27th day of June, 2005.

Clean Harbors Disposal Services, Inc.
Clean Harbors Lone Star Corp.
Clean Harbors (Mexico), Inc.
Clean Harbors of Baltimore, Inc.
Clean Harbors of Braintree, Inc.
Clean Harbors of Connecticut, Inc.
Clean Harbors of Natick, Inc.
Clean Harbors Services, Inc.
Spring Grove Resource Recovery, Inc.
By:	/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the Guarantor Registrants listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC D. GERSTENBERG Eric D. Gerstenberg	President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ ALAN S. MCKIM Alan S. McKim	Director	June 27, 2005

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on this 27th day of June, 2005.

Clean Harbors Environmental Services, Inc.
By:	/s/ ALAN S. MCKIM Alan S. McKim, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of the Guarantor Registrant listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. MCKIM Alan S. McKim	President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ ALAN S. MCKIM Alan S. McKim	Director	June 27, 2005

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on this 27th day of June, 2005.

Clean Harbors Kingston Facility Corporation Murphy's Waste Oil Service, Inc.
By:	/s/ GENE COOKSON Gene Cookson, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and director of each of the Guarantor Registrants listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GENE COOKSON Gene Cookson	President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ ALAN S. MCKIM Alan S. McKim	Director	June 27, 2005

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on this 27th day of June, 2005.

Harbor Management Consultants, Inc.
By:	/s/ ALAN S. MCKIM Alan S. McKim, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and director of the Guarantor Registrant listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. MCKIM Alan S. McKim	President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ ALAN S. MCKIM Alan S. McKim	Director	June 27, 2005

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on this 27th day of June, 2005.

Clean Harbors LaPorte, L.P. Harbor Industrial Services Texas, L.P.
By:	Clean Harbors of Texas LLC, as General Partner
By:	/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of the General Partner of each of the Guarantor Registrants listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg	President and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Manager, Treasurer and Chief Financial and Accounting Officer	June 27, 2005
/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan	Manager	June 27, 2005
/s/ WILLIAM J. GEARY William J. Geary	Manager	June 27, 2005

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on this 27th day of June, 2005.

Clean Harbors Financial Services Company
By:	/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan, Trustee
By:	/S/ CARL d. PASCHETAG Carl d. Paschetag, Trustee

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned trustees and officers of the Guarantor Registrant listed above, hereby severally constitute and appoint Carl d. Paschetag, Stephen H. Moynihan and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan	Trustee and Chief Executive Officer	June 27, 2005
/S/ CARL d. PASCHETAG Carl d. Paschetag	Trustee and Chief Financial and Accounting Officer	June 27, 2005

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Registrant Guarantors
TABLE OF CONTENTS
AVAILABLE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
INDUSTRY AND MARKET DATA
SUMMARY
The Exchange Offer
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  CONTROLS AND PROCEDURES
BUSINESS
LEGAL PROCEEDINGS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF REVOLVING CREDIT AND SYNTHETIC LETTER OF CREDIT FACILITIES
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXCHANGE AGENT
  ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS ASSETS (dollars in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (dollars in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share amounts)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CLEAN HARBORS, INC. AND SUBSIDIARIES SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS For the Three Years Ended December 31, 2004 (in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET ASSETS Unaudited (in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET LIABILITIES AND STOCKHOLDERS' EQUITY Unaudited (dollars in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited (in thousands except per share amounts)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY Unaudited (in thousands)
CLEAN HARBORS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
REGISTRANT SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
GUARANTOR REGISTRANT SIGNATURE
SIGNATURES AND POWER OF ATTORNEY